AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 1994
                                                            REGISTRATION NO. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                          UNION PLANTERS CORPORATION
            (Exact name of registrant as specified in its charter)


                     TENNESSEE                                    6712                              62-0859007
          (State or other jurisdiction of                  (Primary Standard                     (I.R.S. Employer
           incorporation or organization)                      Industrial                      Identification No.)
                                                      Classification Code Number)

                          7130 GOODLETT FARMS PARKWAY
                           MEMPHIS, TENNESSEE 38018
                                (901) 383-6000
             (Address, including zip code, and telephone number of
                   registrant's principal executive offices)

                            GARY A. SIMANSON, ESQ.
               ASSISTANT SECRETARY AND ASSOCIATE GENERAL COUNSEL
                          UNION PLANTERS CORPORATION
                          7130 GOODLETT FARMS PARKWAY
                           MEMPHIS, TENNESSEE  38018
                                (901) 383-6590
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


                                  Copies to:

        MARION S. BOYD, JR., ESQ.                       JOHN F. BREYER, JR., ESQ.
              McDonnell Boyd                                 Breyer & Aguggia
           The Crescent Center                             601 13th Street, N.W.
      6075 Poplar Avenue, Suite 650                          Suite 1120 South
        Memphis, Tennessee  38119                         Washington, D.C. 20005


        APPROXIMATE DATE OF THE COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED               PROPOSED
       TITLE OF EACH                                                 MAXIMUM               MAXIMUM
          CLASS OF                                                  OFFERING              AGGREGATE
      SECURITIES TO BE                       AMOUNT TO BE             PRICE                OFFERING           AMOUNT OF
         REGISTERED                           REGISTERED           PER UNIT(1)             PRICE(2)        REGISTRATION FEE
         ----------                           ----------           -----------             --------        ----------------
Common Stock (par value
$5.00 per share) including
rights to purchase shares
of Series A Preferred Stock                    2,240,906             $28.76              $64,448,456          $22,223.61

        (1) This Registration Statement covers the maximum number of shares of the common stock of the Registrant which is expected to be issued in connection with the reorganization described herein (the "Reorganization").

        (2) Estimated solely for purposes of calculating the registration fee and based, pursuant to Rules 457(c) and (f) under the Securities Act of 1933, on the average of the high and low per share bid prices of BNF BANCORP, INC. common stock as reported on the American Stock Exchange on May 27, 1994.

                          UNION PLANTERS CORPORATION
                 CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B)
                 OF REGULATION S-K SHOWING THE LOCATION IN THE
     PROXY STATEMENT/PROSPECTUS OF THE RESPONSE TO THE ITEMS OF PART I OF
                            FORM S-4 TO PROSPECTUS


ITEM CAPTION                                                PROSPECTUS CAPTION OR LOCATION
- ------------                                                ------------------------------
A.  INFORMATION ABOUT THE TRANSACTION

1.       Forepart of Registration Statement
         and Outside Front Cover Page of
         Prospectus                                         Facing Page, Cross Reference Sheet and Outside Front
                                                            Cover Page

2.       Inside Front and Outside Back Cover
         Pages of Prospectus                                Inside Front Cover and TABLE OF CONTENTS

3.       Risk Factors, Ratio of Earnings
         to Fixed Charges and Other
         Information                                        SUMMARY

4.       Terms of the Transaction                           SUMMARY and APPROVAL OF THE REORGANIZATION

5.       Pro Forma Financial Information                    SUMMARY

6.       Material Contracts with the
         Company Being Acquired                             *

7.       Additional Information Required
         for Reoffering by Persons and
         Parties Deemed to be Underwriters                  APPROVAL OF THE REORGANIZATION

8.       Interests of Named Experts and
         Counsel                                            EXPERTS and VALIDITY OF UPC COMMON STOCK

9.       Disclosure of Commission Position
         on Indemnification for Securities
         Act Liabilities                                    *

B.  INFORMATION ABOUT THE REGISTRANT

10.      Information with Respect to S-3
         Registrants                                        SUMMARY, APPROVAL OF THE REORGANIZATION, DESCRIPTION OF UPC COMMON AND
                                                            PREFERRED STOCK and INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

11.      Incorporation of Certain
         Information by Reference                           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

12.      Information with Respect to S-2
         or S-3 Registrants                                 *

ITEM CAPTION                                                PROSPECTUS CAPTION OR LOCATION
- ------------                                                ------------------------------
13.      Incorporation of Certain
         Information by Reference                           *

14.      Information with Respect to
         Registrants Other Than S-3 or
         S-2 Registrants                                    *

C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.      Information with Respect to
         S-3 Companies                                      *

16.      Information with Respect to S-2
         or S-3 Companies                                   SUMMARY, APPROVAL OF THE REORGANIZATION, and BNF BANCORP, INC.'S ANNUAL
                                                            REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q (APPENDIX A)

17.      Information with Respect to
         Companies Other Than S-2 or
         S-3 Companies                                      *

D.  VOTING AND MANAGEMENT INFORMATION

18.      Information if Proxies, Consents or
         Authorizations are to be Solicited                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE, THE SPECIAL MEETING and
                                                            APPROVAL OF THE REORGANIZATION

19.      Information if Proxies, Consents
         or Authorizations are not to be
         Solicited or in an Exchange Offer                  *


*        Omitted because the item is inapplicable.

                        [BNF BANCORP, INC. LETTERHEAD]


                                 *    * , 1994



Dear Stockholder:

        We invite you to attend the Special Meeting of Stockholders ("Special Meeting") of BNF BANCORP, INC. ("BNF") to be held at BNF's main office, 255
Grant Street, S.E., Decatur, Alabama, on        *       ,    *     * , 1994 at
*   *.m., Central Daylight Time.

        At the meeting, you will have the opportunity to consider and vote upon the Agreement and Plan of Reorganization dated as of January 27, 1994 between Union Planters Corporation ("UPC"), BFC Acquisition Company, Inc. (a wholly-owned subsidiary of UPC, "Interim"), BNF and its subsidiary, BANKFIRST, a federal savings bank ("BANKFIRST"), including the Plan of Merger and a related letter agreement annexed thereto as Exhibits A and B, respectively (collectively, the "Reorganization Agreement"), and the acquisition by UPC of sole ownership and control of BNF pursuant thereto (the "Reorganization"). Upon the consummation of the Reorganization, each outstanding share of BNF Common Stock would be converted exclusively into the right to receive in exchange therefor (i) a number of whole shares of UPC Common Stock based on the average closing price per share of UPC Common Stock on the New York Stock Exchange for the 10 trading days immediately preceding the closing date of the Reorganization ("Current Market Price") and (ii) a cash payment in settlement of any remaining fractional share of UPC Common Stock. If the Current Market Price of UPC Common Stock is greater than or equal to $24.00, the exchange ratio (i.e., the number of shares of UPC Common Stock to be received in exchange for each share of BNF Common Stock) will be 1.078. If the Current Market Price is less than $24.00, then BNF will have the right to either: (i) consummate the Reorganization at the same exchange ratio of 1.078 or (ii) terminate the Reorganization Agreement; provided, however, that in the event BNF should so terminate the Reorganization Agreement, UPC will have the right to reinstate the Reorganization Agreement and the Reorganization by increasing the exchange ratio to $25.87 divided by the Current Market Price. If the Reorganization had been closed on June * , 1994, the Current Market Price would have been $ * per share, such that the value of the UPC Common Stock entitled to be received in exchange for each outstanding share of BNF Common Stock would have been approximately equal to $ * . Following the Reorganization, UPC would own all of the outstanding shares of BNF Common Stock. Consummation of the Reorganization is conditioned upon, among other things, stockholder approval of the Reorganization Agreement and the Reorganization.

        The consideration to be received by BNF's stockholders pursuant to the Reorganization Agreement was negotiated by your Board of Directors in light of various factors, including BNF's recent operating results, current financial condition and perceived future prospects. RP Financial Inc., BNF's financial advisor, has advised your Board of Directors that in its opinion the consideration to be received by BNF's stockholders in the Reorganization is fair to the stockholders of BNF from a financial point of view.

        At the Special Meeting, the stockholders of BNF may be asked to approve the adjournment of the Special Meeting in the event there are not sufficient votes cast in person or by proxy at the Special Meeting to approve the Reorganization Agreement. Your Board of Directors has approved the Reorganization Agreement and believes that the Reorganization is in the best interest of BNF and its stockholders. Accordingly, your Board of Directors unanimously recommends that you VOTE "FOR" APPROVAL of the Reorganization Agreement and the Reorganization and adjournment of the Special Meeting, if necessary.

        If any other matters are properly brought before the Special Meeting, the persons named in the accompanying Proxy Card will vote the shares represented by such proxy upon such matters as determined by a majority of BNF's Board of Directors. You are urged to read the accompanying Proxy Statement/Prospectus, which provides detailed information concerning the Reorganization and related matters.

         ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Special Meeting.

                                        Sincerely,


                                        [SIGNATURE]

                                        William D. Powell
                                        President and Chief Executive Officer

          PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME

                               BNF BANCORP, INC.
                            255 GRANT STREET, S.E.
                                 P.O. BOX 1429
                            DECATUR, ALABAMA 35602
                                (205) 353-2530

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON    *     *, 1994



        NOTICE IS HEREBY GIVEN THAT the Special Meeting of Stockholders ("Special Meeting") of BNF BANCORP, INC. ("BNF") will be held at the main
office of BNF, 255 Grant Street, S.E., Decatur, Alabama, on    *   ,   *    * ,
1994 at    *  *.m., Central Daylight Time.  A Proxy Card and a Proxy
Statement/Prospectus accompany this Notice.

         The Special Meeting is for the purpose of considering and acting upon:

                 1. The approval of the Agreement and Plan of Reorganization dated as of January 27, 1994 between Union Planters Corporation ("UPC"), BFC Acquisition Company, Inc., BNF and its subsidiary, BANKFIRST, a federal savings bank, including the Plan of Merger and a related letter agreement annexed thereto as Exhibits A and B, respectively (collectively, the "Reorganization Agreement"), and the acquisition by UPC of sole ownership and control of BNF pursuant thereto (the "Reorganization"); and

                 2. The transaction of such other matters as may properly come before the Special Meeting or any adjournments thereof, including the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event sufficient votes have not been cast to approve the various proposals.

         The Board of Directors of BNF is not aware of any other business to come before the Special Meeting.

        Any action may be taken on any one of the foregoing proposals at the Special Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Special Meeting may be adjourned.
Stockholders of record at the close of business on       *     , 1994 are the
stockholders entitled to notice of and to vote at the Special Meeting and any adjournments thereof. Stockholders of BNF are not entitled to dissenter's or appraisal rights under the Delaware Code.

        You are requested to complete and sign the accompanying Proxy Card which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope. The proxy will not be used if you attend and vote at the Special Meeting in person.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        [SIGNATURE]

                                        Miles A. Wright
                                        Secretary
Decatur, Alabama
    *    , 1994

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE BNF THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE ACCOMPANIES THESE MATERIALS FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

          PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME

PROXY STATEMENT/PROSPECTUS

                               BNF BANCORP, INC.
                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS
                                *     * , 1994

                          UNION PLANTERS CORPORATION
                                  PROSPECTUS
                    UP TO 2,240,906 SHARES OF COMMON STOCK
                           PAR VALUE $5.00 PER SHARE

        This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of BNF BANCORP, INC. ("BNF") to be used at the Special Meeting of Stockholders of BNF ("Special Meeting") which will be held at the main office of BNF, 255 Grant Street, S.E., Decatur,
Alabama, on   *  ,    *   * , 1994 at   *   *.m., Central Daylight Time.  This
Proxy Statement/Prospectus and the accompanying Notice of the Special Meeting of Stockholders and Proxy Card are first being mailed to stockholders of BNF on
or about   *   *, 1994.

        At the Special Meeting, holders of record of the common stock of BNF
("BNF Common Stock") as of the close of business on    *     * , 1994 (the
"voting record date") will consider and vote upon (i) the approval of the Agreement and Plan of Reorganization dated as of January 27, 1994 between Union Planters Corporation ("UPC"), BFC Acquisition Company, Inc. ("Interim"), BNF and BANKFIRST, a federal savings bank ("BANKFIRST"), including the Plan of Merger and a related letter agreement annexed thereto as Exhibits A and B, respectively (collectively, the "Reorganization Agreement"), and the acquisition by UPC of sole ownership and control of BNF pursuant thereto (the "Reorganization"); and (ii) such other matters as may properly come before the Special Meeting or any adjournments thereof.

        Pursuant to the Reorganization Agreement, upon the consummation of the Reorganization, each outstanding share of BNF Common Stock would be converted exclusively into the right to receive in exchange therefor (i) a number of whole shares of the common stock of UPC ("UPC Common Stock") based on the average closing price per share of UPC Common Stock on the New York Stock Exchange ("NYSE") for the 10 trading days immediately preceding the closing date of the Reorganization ("Current Market Price") and (ii) a cash payment in settlement of any remaining fractional share of UPC Common Stock. If the Current Market Price is greater than or equal to $24.00, the exchange ratio (i.e., the number of shares of UPC Common Stock to be received in exchange for each share of BNF Common Stock) will be 1.078. If the Current Market Price of UPC Common Stock is less than $24.00, then BNF will have the right to either:
(i) consummate the Reorganization at the same exchange ratio of 1.078 or (ii) terminate the Reorganization Agreement; provided, however, that in the event BNF should so terminate the Reorganization Agreement, UPC will have the right to reinstate the Reorganization Agreement and the Reorganization by increasing the exchange ratio to $25.87 divided by the Current Market Price. If the Reorganization had been closed on June * , 1994, the Current Market Price would
have been $  *   per share, such that the value of the UPC Common Stock
entitled to be received in exchange for each outstanding share of BNF Common Stock would have been approximately equal to $ * . Following the Reorganization, UPC would own all of the outstanding shares of BNF Common Stock. Consummation of the Reorganization is conditioned upon, among other things, the approval of the Reorganization Agreement at the Special Meeting.

        The consideration to be received by BNF's stockholders pursuant to the Reorganization Agreement was negotiated by your Board of Directors in light of various factors, including BNF's recent operating results, current financial condition and perceived future prospects. RP Financial, Inc. ("RP Financial"), BNF's financial advisor, has advised your Board of Directors that in its opinion the consideration to be received by BNF's stockholders in the Reorganization is fair to the stockholders of BNF from a financial point of view. THE BOARD OF DIRECTORS OF BNF BELIEVES THAT THE REORGANIZATION IS IN THE BEST INTEREST OF BNF'S STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT BNF'S STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE REORGANIZATION AGREEMENT AND THE REORGANIZATION.

        UPC has filed a Registration Statement with the Securities and Exchange Commission ("Commission") with respect to the shares of its Common Stock, par value $5.00 per share, to be issued pursuant to the Reorganization Agreement. See "Available Information." This Proxy Statement/Prospectus also constitutes a prospectus of UPC with respect to the offering of shares of UPC Common Stock pursuant to the Reorganization Agreement.

        Shares of the outstanding UPC Common Stock are now, and the UPC Common Stock to be issued in connection with the Reorganization will be, listed for trading on the NYSE under the symbol "UPC." The last reported sale price of UPC
Common Stock on the NYSE on    *   , 1994, was $  *   per share.  Shares of the
outstanding BNF Common Stock are listed for trading on the American Stock Exchange ("AMEX") under the symbol "BNF." The last reported sale price of BNF
Common Stock on the AMEX on   *  , 1994, was $  *   per share.

        BNF's principal executive office is located at 255 Grant Street, S.E., Decatur, Alabama 35601, and its telephone number is (205) 353-2530. UPC's principal executive office is located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number is (901) 383-6000.

        This Proxy Statement/Prospectus does not cover any resales of the UPC Common Stock offered hereby to be received by any stockholders deemed to be affiliates of BNF or UPC upon the consummation of the Reorganization. No person is authorized to make use of this Proxy Statement/Prospectus in connection with such resales, although such stock may be traded without the use of this Proxy Statement/Prospectus by former stockholders of BNF who are not deemed to be affiliates of BNF or UPC.

        All information contained in this Proxy Statement/Prospectus pertaining to UPC and its subsidiaries has been supplied by UPC, and all information pertaining to BNF or BANKFIRST has been supplied by BNF.


THE SHARES OF UPC COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

THE SHARES OF UPC COMMON STOCK OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE OFFICE OF THE COMPTROLLER OF THE CURRENCY, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE OFFICE OF THE COMPTROLLER OF THE CURRENCY, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS   *   * , 1994

                             AVAILABLE INFORMATION

        UPC and BNF are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at regional offices of the Commission located at Room 1228, 75 Park Place, New York, New York 10007 and 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information concerning UPC can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Reports, proxy statements and other information concerning BNF can be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006. UPC has filed with the Commission a Registration Statement (No. 33-_____) on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of UPC Common Stock to be issued pursuant to the Reorganization Agreement. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Certain items were omitted in accordance with the rules and regulations of the Commission.

        For further information regarding UPC and the UPC Common Stock offered by this Proxy Statement/Prospectus, reference is made to the complete Registration Statement, including all amendments thereto and the schedules and exhibits and other documents filed or deemed filed as a part thereof. Statements contained herein concerning provisions of documents are necessarily summaries of the documents, and each statement is qualified in its entirety by reference to any copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        UPC. The following documents previously filed by UPC with the Commission (Commission File No. 0-6919) pursuant to the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus:

                 1. UPC's Annual Report on Form 10-K for the year ended December 31, 1993;

                 2. UPC's Quarterly Report on Form 10-Q for the three months ended March 31, 1994;

                 3. UPC's Current Report on Form 8-K dated January 19, 1989, filed on February 1, 1989, in connection with UPC's designation and authorization of its Series A Preferred Stock;

                 4. UPC's Current Reports on Form 8-K dated February 8, 1994, April 14, 1994, April 15, 1994, April 28, 1994,
                          May 18, 1994 and May 19, 1994; and

                 5. The description of UPC Common Stock contained in UPC's Registration Statement under Section 12(b) of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

        UPC's Annual Report on Form 10-K for the year ended December 31, 1993 incorporates by reference specific portions of UPC's Annual Report to Shareholders for that year (the "UPC Annual Report to Shareholders"), but does not incorporate other portions of the UPC Annual Report to Shareholders. The portion of the UPC Annual Report to Shareholders captioned "Letter to Shareholders" and other portions of the UPC Annual Report to Shareholders not specifically incorporated into UPC's Annual Report on Form 10-K are not incorporated herein and are not a part of the Registration Statement.

        All documents filed by UPC with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the termination of the offering of the shares of UPC Common Stock offered hereby shall be incorporated herein by reference and shall become a part hereof from and after the time such documents are filed. Any statement contained herein or in a document incorporated herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently-filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

        ON THE WRITTEN OR ORAL REQUEST OF EACH PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPC WILL PROVIDE, WITHOUT CHARGE, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN OR TELEPHONE REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO GARY A. SIMANSON, ASSISTANT SECRETARY AND ASSOCIATE GENERAL COUNSEL, UNION PLANTERS CORPORATION, P.O. BOX 387, MEMPHIS, TENNESSEE 38147,
(901) 383-6590.

        BNF. The following documents previously filed by BNF with the Commission (Commission File No. 1-10743) pursuant to the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus:

                 1. BNF's Annual Report on Form 10-K for the year ended September 30, 1993; and

                 2. BNF's Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 1993 and March 31, 1994.

                 3. The information furnished in BNF's 1993 Annual Report to Shareholders with respect to its (i) industry segments, classes of products and services, operations and revenues; (ii) the market price of and dividends on BNF's common equity and related stockholder matters; (iii) its selected financial data and any supplementary financial information;
                          (iv) BNF's management's discussion and analysis of financial condition and results of operations.

        COPIES OF BNF'S ANNUAL REPORT ON FORM 10-K (INCLUDING ITS ANNUAL REPORT TO STOCKHOLDERS) FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1993 AND ITS QUARTERLY REPORT ON FORM 10-Q FOR THE THREE- AND SIX-MONTH PERIODS ENDED MARCH 31, 1994 INCORPORATED HEREIN BY REFERENCE WITH RESPECT TO BNF ARE INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS AS APPENDIX "A". UPON WRITTEN OR ORAL REQUEST OF EACH PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, BNF WILL PROVIDE WITHOUT CHARGE, A COPY OF ANY AND ALL OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN OR TELEPHONE REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MILES A. WRIGHT, SECRETARY, BNF BANCORP, INC., 255 GRANT STREET, S.E., P.O. BOX 1429, DECATUR, ALABAMA 35602,
(205)353-2530.

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UPC OR BNF SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                                                TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
Available Information                                                                                        ii
Incorporation of Certain Documents by Reference                                                              ii
Summary                                                                                                       1
  The Special Meeting                                                                                         1
  Parties to the Reorganization                                                                               1
  The Reorganization                                                                                          3
  Market Prices of Common Stock; Dividends                                                                    6
  Selected Consolidated Financial Data                                                                        7
  Recent Developments Affecting UPC                                                                          11
  Recent Developments Affecting BNF                                                                          12
  Equivalent and Pro Forma Per Share Data                                                                    12
  Pro Forma Consolidated Financial Information                                                               14
The Special Meeting                                                                                          20
  General                                                                                                    20
  Votes Required                                                                                             20
  Stockholders' Appraisal Rights                                                                             21
  Recommendation                                                                                             21
  Other Matters                                                                                              21
  Miscellaneous                                                                                              21
  Transactions with Management                                                                               21
Approval of the Reorganization                                                                               23
  Background of the Reorganization                                                                           23
  Reasons for the Reorganization and Recommendations of the Boards of Directors of BNF and UPC               24
  Fairness Opinion of RP Financial, Inc.                                                                     25
  Terms of the Reorganization                                                                                28
  Effective Date and Effective Time of the Reorganization                                                    29
  Surrender of Certificates                                                                                  29
  Conditions to Consummation of the Reorganization                                                           30
  Regulatory Approvals                                                                                       32
  Conduct of Business Pending the Reorganization                                                             32
  Payment of Dividends                                                                                       33
  Waiver and Amendment; Termination                                                                          33
  Limitation on Negotiations                                                                                 34
  Management After the Reorganization                                                                        34
  Executive Compensation                                                                                     35
  Voting Securities and Principal Holders Thereof                                                            36
  Interests of Certain Persons in the Reorganization                                                         37
  Comparison of Stockholder Rights                                                                           38
  Certain Regulatory Considerations                                                                          40
  Certain Federal Income Tax Consequences                                                                    44
  Accounting Treatment                                                                                       45
  Expenses                                                                                                   45
  Resales of UPC Common Stock                                                                                45
Description of UPC Common and Preferred Stock                                                                45
  UPC Common Stock                                                                                           46
  Preferred Stock of UPC                                                                                     46
  Certain Provisions That May Have an Anti-Takeover Effect                                                   47
Validity of UPC Common Stock                                                                                 49
Experts                                                                                                      49
Forms 10-K and 10-Q                                                                                          49

Index to Appendices
  Appendix A                                                                                              A-1
       A - 1 --    Annual Report on Form 10-K of BNF BANCORP, INC. for the year ended
                   September 30, 1993
       A - 2 --    Quarterly Report on Form 10-Q of BNF BANCORP, INC. for the period ended March 31, 1994
  Appendix B --    Agreement and Plan of Reorganization, along with the Plan of Merger
                   and a related letter agreement annexed thereto as Exhibits A and B, respectively       B-1
  Appendix C --    Fairness Opinion of RP Financial, Inc.                                                 C-1

                                    SUMMARY

        The following summary is not intended to be a complete description of all material facts regarding UPC, BNF and the matters to be considered at the Special Meeting and is qualified in all respects by the information appearing elsewhere or incorporated by reference in this Proxy Statement/Prospectus, the Appendices hereto and the documents referred to herein.


THE SPECIAL MEETING

        General. The Special Meeting will be held on  * ,  * , 1994 at   *
*.m., Central Daylight Time, at the main office of BNF, 255 Grant Street, S.E., Decatur, Alabama. At the Special Meeting, holders of record of BNF Common Stock as of the close of business on the voting record date, * , 1994, will consider and vote upon (i) the approval of the Reorganization Agreement and the Reorganization; and (ii) and such other matters as may properly come before the Special Meeting or any adjournments thereof. Stockholders of record at the close of business on the voting record date will be entitled to one vote for each share then so held. The presence, in person or by proxy, of a majority of the total number of outstanding shares of BNF Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. For additional information, see "The Special Meeting."

        Vote Required. The affirmative votes of the holders of at least a majority of the outstanding shares of BNF Common Stock entitled to vote at the Special Meeting are required for BNF's stockholders to approve the Reorganization Agreement and the Reorganization. Each share of BNF Common Stock outstanding at the close of business on the voting record date and entitled to vote at the Special Meeting is entitled to one vote on each matter to be considered at the Special Meeting. BNF's directors and executive officers, and their affiliates, are expected to vote substantially all of the 180,747 shares, or 9.59%, of the outstanding BNF Common Stock beneficially owned by them as of the voting record date and entitled to vote at the Special Meeting "FOR" approval of the Reorganization Agreement and the Reorganization. As of the voting record date, 1,784,193 shares of BNF Common Stock were outstanding and entitled to vote.

PARTIES TO THE REORGANIZATION

        UPC. Union Planters Corporation ("UPC") is a multi-state bank holding company and savings and loan holding company headquartered in Memphis, Tennessee. At March 31, 1994, UPC had total consolidated assets of approximately $6.7 billion, deposits of approximately $5.6 billion and shareholders' equity of approximately $513 million. As of that date, UPC was the third largest independent bank holding company headquartered in Tennessee as measured by consolidated deposits. Management's emphasis in recent years has been to improve asset quality and maintain capital well in excess of regulatory minimums. At March 31, 1994, UPC's ratio of nonperforming loans to total loans was .79% and nonperforming assets to loans and foreclosed property was .93%. UPC's allowance for losses on loans to total loans at such date was 2.82% and UPC's allowance for losses on loans to nonperforming loans was 358.26%. Also at such date, UPC's Tier 1 risk-based capital, total risk-based capital and leverage ratios were 14.91%, 18.48% and 7.22%, respectively.

        UPC conducts its business activities through its lead bank subsidiary, Union Planters National Bank ("UPNB"), and through 35 community banks and three savings and loan subsidiaries (collectively the "Community Banks") located in Tennessee, Arkansas, Mississippi, Alabama and Kentucky. UPNB was founded in 1869 and operates 93 branches throughout Tennessee with a presence in each of Memphis, Nashville, Knoxville and Chattanooga, the major metropolitan markets in Tennessee. At March 31, 1994, UPNB had total consolidated assets of approximately $3.4 billion. UPNB provides a diversified range of financial services in the communities in which it operates, including consumer, commercial and corporate lending, retail banking and mortgage banking. To enhance fee income, UPNB also is engaged in mortgage servicing, investment management and trust services, the issuance and servicing of credit and debit cards and the origination, packaging and securitization of the government-guaranteed portions of Small Business Administration (SBA) loans.

        In addition to UPNB, UPC, through the Community Banks, operates 149 branches and had at March 31, 1994, total combined assets of approximately $3.3 billion ($2.2 billion in Tennessee, $497 million in Mississippi, $458 million in Arkansas, $121 million in Kentucky, and $27 million in Alabama). All of the Community Banks have been acquired by UPC since 1986, generally are located in nonmetropolitan towns and communities and provide banking services and loan products to such communities, with an emphasis on one-to-four-family residential mortgages and consumer and small commercial lending. Of the 38 Community Banks, 21 have the largest deposit share and eight have the second largest deposit share in their respective markets based on June 30, 1993 information, providing UPC with a strong competitive position in those markets.

        UPC believes that the Community Banks provide additional diversification of the funding and revenue sources for UPC, and UPC intends to continue expansion of the Community Banks. UPC believes that its strategy of permitting the Community Banks to retain their names and boards of directors as well as substantial autonomy in their day-to-day operations enables UPC to be an attractive acquirer of community banking organizations and permits such institutions to continue to grow within their markets without disruption. UPC controls risk through centralized loan review and audit functions as well as close monitoring of the financial performance of each Community Bank. UPC also implements its asset and liability management strategy on a consolidated basis and effects all trades for the investment portfolios of the Community Banks. UPC seeks economies in the Community Banks through consolidation of administrative and operational processes and is currently in the process of converting all of the Community Banks to a common data processing system. This system conversion should be completed by year-end 1994 and should permit UPC to realize significant cost savings upon full implementation.

        UPC expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions in the major markets of Tennessee and through the acquisition of community banks that have a significant local market share, primarily in communities located in Tennessee and contiguous states. Future acquisitions may entail the payment by UPC of consideration in excess of the book value of the underlying assets being acquired, may result in the issuance of additional shares of UPC capital stock or the incurrence of additional indebtedness by UPC, and could have a dilutive effect on the per share earnings or book value of the UPC Common Stock. For information with respect to acquisitions that have been consummated recently or that are currently pending, see "Recent Developments Affecting UPC."

        UPC's corporate office is located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number is (901) 383-6000.

        Additional information about UPC is included in documents incorporated by reference in this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference."

        BNF. BNF BANCORP, INC., formerly BANCFIRST Corporation ("BNF"), was formed in November 1990 as a Delaware corporation at the direction of BANKFIRST for the purpose of becoming a holding company for BANKFIRST. BANKFIRST was chartered by the State of Alabama in 1912 as North Alabama Building and Loan Association and converted to a federal savings and loan charter in 1940. In 1985 BANKFIRST converted to a federal mutual savings bank and on December 29, 1986, BANKFIRST converted to a federal stock savings bank. BANKFIRST conducts its business through six full service offices located in Decatur, Athens, Hartselle and Moulton, Alabama.

        BNF, through BANKFIRST, is primarily engaged in the business of obtaining funds in the form of savings deposits and investing such funds in residential mortgage loans and various types of commercial real estate, consumer and other loans, and investment securities.

        BNF's corporate office is located at 255 Grant Street, S.E., Decatur, Alabama 35601, and its telephone number is (205) 353-2530.

        Additional information about BNF is included in documents incorporated by reference in this Proxy Statement/ Prospectus and attached hereto as collective Appendix A. See "Incorporation of Certain Documents by Reference."

        Interim. BFC Acquisition Company, Inc. ("Interim") was organized by UPC solely to effectuate the Reorganization. At the Effective Time of the Reorganization (as defined below), Interim will, pursuant to the terms of the Reorganization Agreement, merge with and into BNF, with BNF surviving the Reorganization as a wholly- owned subsidiary of UPC and continuing to operate under the name BNF BANCORP, INC.

THE REORGANIZATION

        Reasons for the Reorganization and Recommendation of the Board of Directors of BNF. The Board of Directors of BNF considered the Reorganization and the terms of the Reorganization Agreement, including the consideration to be received by BNF's stockholders in the Reorganization, in light of economic, financial, legal and market factors and concluded that the Reorganization would be in the best interests of BNF and its stockholders. The terms of the Reorganization Agreement are the result of arms' length negotiations between BNF and UPC, as well as consultations between BNF and its financial advisor and special legal counsel. Among the factors considered by BNF's Board of Directors were the historical operating results, current financial condition, business and management and future financial and other prospects of BNF and UPC and the advice of RP Financial as to the fairness to BNF's stockholders, from a financial point of view, of the consideration to be received by the stockholders of BNF in the Reorganization. Also considered were the relative size and geographic market areas of BNF and UPC. BNF's Board of Directors believes that the Reorganization will afford BNF's stockholders the benefit of UPC's larger market capitalization and the more liquid market for UPC Common Stock and will offer enhanced opportunities for BANKFIRST to meet the needs of banking customers and other members of the North Central Alabama communities served by BANKFIRST. BNF's Board of Directors also believes that BANKFIRST will be in an enhanced competitive position with respect to other financial institutions in its market area after the Reorganization.

        THE BOARD OF DIRECTORS OF BNF UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF BNF COMMON STOCK VOTE "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT AND THE REORGANIZATION.

        Fairness Opinion of RP Financial. BNF has retained RP Financial as its financial advisor in connection with the Reorganization and requested that RP Financial render its opinion with respect to the fairness to BNF stockholders of the consideration to be received by them in the Reorganization. RP Financial rendered written opinions to BNF's Board of Directors to the effect that, as of
January 27, 1994 and    *   , 1994, the consideration to be received by BNF's
stockholders in the Reorganization was fair, from a financial point of view, to such stockholders. The fairness opinion sets forth a description of assumptions made and matters considered by RP Financial, and contains certain limitations and qualifications. A copy of the fairness opinion is attached as Appendix C hereto, and the description set forth herein is qualified in its entirety by reference to the opinion.

        For additional information, see "Approval of The Reorganization -- Fairness Opinion of RP Financial, Inc." herein and the fairness opinion of RP Financial attached as Appendix C hereto.

        Terms of the Reorganization. Pursuant to the Reorganization Agreement, upon the consummation of the Reorganization, each outstanding share of BNF Common Stock would be converted exclusively into the right to receive in exchange therefor (i) a number of whole shares of UPC Common Stock based upon the Current Market Price (the average closing price per share of UPC Common Stock on the NYSE for the 10 trading days next preceding the closing date of the Reorganization) and (ii) a cash payment in settlement of any fractional share of UPC Common Stock remaining after aggregating all of the shares and fractional shares to which the BNF stockholder is entitled, and each outstanding option to purchase BNF Common Stock under BNF's stock option plan would continue outstanding as an option to purchase, in place of each share of BNF Common Stock, the number of shares (after aggregation, rounded to the nearest whole share) of UPC Common Stock that would have been received by the option holder in connection with the Reorganization assuming the option had been exercised immediately before the Effective Time of the Reorganization, on the same terms and conditions except for appropriate pro rata adjustments to the option price per share, such that the aggregate option price would remain the same. If the Current Market Price of UPC Common Stock is greater than or equal to $24.00, the exchange ratio (i.e., the number of shares of UPC Common Stock to be received in exchange for each share of BNF Common Stock) will be
1.078. If the Current Market Price is less than $24.00, BNF will have the right to either (i) consummate the Reorganization at the same exchange ratio of 1.078 or (ii) terminate the Reorganization Agreement; provided, however, that in the event BNF should so terminate the Reorganization Agreement, UPC shall have the right to reinstate the Reorganization Agreement and the Reorganization by increasing the exchange ratio to $25.87 divided by the Current Market Price. If the Reorganization had been closed on May * , 1994, the Current Market Price of UPC Common Stock would have been $ * per share, such that the value of the UPC Common Stock entitled to be received in exchange for each outstanding share of BNF Common Stock would have been approximately equal to $ * .

        Effective Time. The Reorganization will become effective at the time a Certificate of Merger along with the executed Plan of Merger are filed with the Delaware Secretary of State in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), or on such later date and at such later time as the Plan of Merger may specify (the "Effective Time of the Reorganization"). Assuming the timely receipt of all regulatory approvals, the expiration of all statutory waiting periods and the satisfaction or waiver of all conditions to closing in the Reorganization Agreement, it is intended by the parties to the Reorganization Agreement that the Certificate of Merger along with the Plan of Merger will be filed so as to become effective during the third quarter of 1994. The effective date of the Reorganization will be the day on which the Effective Time of the Reorganization occurs (the "Effective Date of the Reorganization"). The parties to the Reorganization Agreement intend to close the transactions contemplated therein approximately one day prior to the effectiveness of the Reorganization (the "Closing Date"). Holders of record of BNF Common Stock immediately prior to the Effective Time of the Reorganization will be entitled to receive the consideration for the Reorganization pursuant to the Reorganization Agreement.

        Conditions; Regulatory Approvals. Consummation of the Reorganization is subject to various conditions, including receipt of the approval of BNF's stockholders, receipt of all necessary regulatory approvals and satisfaction of customary contractual closing conditions.

        The regulatory approvals and consents necessary to consummate the transactions contemplated by the Reorganization Agreement include the prior approvals of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Office of Thrift Supervision (the "OTS") and the Alabama State Banking Department (the "Alabama Department"). Applications for such approvals have been submitted to each of the respective regulatory agencies. Approval was received from the Federal Reserve on April 21, 1994. Applications remain pending with the OTS and the Alabama Department. There can be no assurance as to when or if such approvals will be received. See "Approval of the Reorganization -- Conditions to Consummation of the Reorganization," "-- Regulatory Approvals," "- - Conduct of Business Pending the Reorganization" and "-- Certain Regulatory Considerations."

        Waiver and Amendment; Termination. Prior to the Effective Date of the Reorganization, any condition to consummation of the Reorganization (to the extent permitted by law) may be amended, modified or waived by the party benefitted by the provision by an agreement in writing which is approved by the Boards of Directors of UPC and BNF; provided, however, that no such amendment may be effected after approval by the BNF stockholders of the Reorganization Agreement without such stockholders' approval if the effect of such amendment would be to change the amount or type of consideration to be paid in the Reorganization to the holders of record of BNF Common Stock (the "BNF Record Holders").

        The Reorganization Agreement is subject to termination by UPC and/or BNF at any time prior to the Effective Date of the Reorganization upon the occurrence of certain events. See "Approval of the Reorganization --Waiver and Amendment; Termination."

        Limitation on Negotiations. BNF and BANKFIRST are prohibited from instituting, soliciting or knowingly encouraging certain individuals or entities concerning any "Acquisition Proposal" (defined generally as any agreement or proposal pursuant to which any entity other than UPC would acquire, directly or indirectly, BNF ownership or the right to vote 10% of the outstanding BNF Common Stock, or a significant portion of the assets or earning power of BNF). In the event BNF were to enter into a letter of intent or agreement with respect to an Acquisition Proposal not solicited by BNF's Board of Directors, or in the event such Acquisition Proposal were the result of a hostile takeover of BNF, BNF or the acquiror would be required to pay liquidated damages to UPC upon consummation of the transaction contemplated by such Acquisition Proposal in the amount of $3,500,000. Such sum would be payable immediately in the event that BNF were to enter into a letter of intent or agreement with respect to an Acquisition Proposal solicited by the BNF Board. The limitation will remain in effect until October 1, 1994 unless before that date either the Reorganization is consummated or the Reorganization Agreement is terminated, or the Reorganization is not consummated under specified circumstances. See "Approval of the Reorganization -- Limitation on Negotiations."

        Management After the Reorganization. At the Effective Time of the Reorganization, the persons who are serving as directors and officers of BNF immediately prior thereto shall continue to be the directors and officers of BNF as the surviving corporation and will hold office as provided in the charter and bylaws of BNF unless and until their successors shall have been duly elected or appointed and qualified. See "Approval of the Reorganization -- Management After the Reorganization."

        Interests of Certain Persons in the Reorganization. In connection with the Reorganization, Messrs. William D. Powell, President and Chief Executive Officer, and C. Raymond Duncan, Senior Vice President and Treasurer, of BNF and BANKFIRST will receive payments of $389,774 and $230,765, respectively, in settlement of the terms of their current employment agreements with BNF and BANKFIRST. Upon the consummation of the Reorganization, Messrs. Powell and Duncan will enter into new employments agreements with BNF, BANKFIRST, and UPC. Further, in consideration of the anticipated termination of the BANKFIRST Pension Plan following the consummation of the Reorganization, Messrs. Powell and Duncan will enter into supplemental retirement income agreements with BNF and BANKFIRST to provide for the restoration of benefits otherwise payable under the Pension Plan if the plan were continued until each individual attained age 65. The Reorganization Agreement also provides that, for a period of six years following the consummation of the Reorganization, UPC will indemnify the current directors, officers, and employees of BNF and BANKFIRST against claims arising out of certain acts or omissions occurring prior to the Effective Time of the Reorganization. See "Approval of the Reorganization - - Interests of Certain Persons in the Reorganization."

        Comparison of Stockholder Rights. Upon consummation of the Reorganization, holders of BNF's Common Stock, whose rights are presently governed by Delaware corporate law and BNF's Certificate of Incorporation and Bylaws, and indirectly by applicable OTS regulations and BANKFIRST's Certificate of Incorporation and Bylaws, will become shareholders of UPC, a Tennessee corporation. Accordingly, their rights will be governed by Tennessee corporate law and the Charter and Bylaws of UPC, and indirectly by the regulations of the Federal Reserve and other federal banking regulatory agencies. Certain differences arise from differences between the Charter and Bylaws of UPC and BNF. See "Approval of the Reorganization -- Comparison of Stockholder Rights."

        Provisions That May Have an Anti-Takeover Effect. Certain provisions of UPC's Charter and Bylaws, and certain provisions of Tennessee law, may have an anti-takeover effect in that they could prevent, discourage or delay a change in control of UPC. See "Approval of the Reorganization -- Certain Provisions That May Have an Anti-Takeover Effect."

        Certain Federal Income Tax Consequences. It is intended that for federal income tax purposes the Reorganization will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and accordingly, for federal income tax purposes, BNF stockholders will not recognize gain or loss (if any) upon the receipt of UPC Common Stock in the Reorganization in exchange for their shares of BNF Common Stock. BNF stockholders may recognize gain or loss by reason of receiving cash in lieu of a fractional share. See "Approval of the Reorganization -- Certain Federal Income Tax Consequences."

        Accounting Treatment. The Reorganization is expected to be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP") as described in Accounting Principles Board Opinion No. 16 and the interpretations thereof.

MARKET PRICES OF COMMON STOCK; DIVIDENDS

        UPC Common Stock. The UPC Common Stock is listed and traded on the NYSE (symbol: UPC). The following table sets forth for the calendar year periods indicated the high and low closing sale prices of the UPC Common Stock on the NYSE and the cash dividends declared per share for the periods indicated:

                                                                               Price Range                        Cash Dividends
                                                                    ---------------------------------                Declared
                                                                      High                      Low                  Per Share
                                                                    --------                  -------           ------------------
 1994
   First Quarter                                                     $26.25                   $23.13                   $.21
   Second Quarter through May 27, 1994                                28.13                    24.75                    .21
                                                                                                                       ----
          Total                                                                                                        $.42
                                                                                                                       ====

 1993
   First Quarter                                                     $29.13                   $22.50                   $.18
   Second Quarter                                                     29.25                    22.63                    .18
   Third Quarter                                                      30.00                    25.00                    .18
   Fourth Quarter                                                     28.75                    23.63                    .18
                                                                                                                       ----
          Total                                                                                                        $.72
                                                                                                                       ====

 1992
   First Quarter                                                     $15.50                   $13.75                   $.15
   Second Quarter                                                     20.13                    14.63                    .15
   Third Quarter                                                      20.75                    17.50                    .15
   Fourth Quarter                                                     24.75                    17.75                    .15
                                                                                                                       ----
          Total                                                                                                        $.60
                                                                                                                       ====

        The last reported sale price of UPC Common Stock on the NYSE as of May 27, 1994, which was the last practicable date prior to the mailing of this Proxy Statement/Prospectus, was $28.13 per share.

        BNF Common Stock. The BNF Common Stock is listed and traded on the AMEX (symbol: BNF). The following table sets forth for the fiscal year periods indicated the high and low closing prices of the BNF Common Stock on the AMEX and the cash dividends declared per share for the periods indicated:

                                                                               PRICE RANGE                        CASH DIVIDENDS
                                                                    ---------------------------------                DECLARED
                                                                      HIGH                      LOW                  PER SHARE
                                                                    --------                  -------           ------------------
 1994
   First Quarter                                                     $20.88                   $17.38                   $.16
   Second Quarter                                                     27.75                    23.25                    .16
   Third Quarter through May 27, 1994                                 29.13                    25.25                     --
                                                                                                                      -----
             Total                                                                                                     $.32
                                                                                                                       ====

 1993
   First Quarter                                                     $15.63                   $13.00                   $.15
   Second Quarter                                                     19.25                    15.00                    .15
   Third Quarter                                                      19.00                    16.25                    .16
   Fourth Quarter                                                     21.38                    17.75                    .16
                                                                                                                       ----
             Total                                                                                                     $ 62
                                                                                                                       ====

 1992
   First Quarter                                                     $10.63                   $ 9.50                   $.13
   Second Quarter                                                     12.88                    10.63                    .15
   Third Quarter                                                      14.63                    12.00                    .15
   Fourth Quarter                                                     15.50                    12.63                    .15
                                                                                                                       ----
             Total                                                                                                     $.58
                                                                                                                       ====

        The last reported sale price of BNF Common Stock on the AMEX as of May 27, 1994, which was the last practicable date prior to the mailing of this Proxy Statement/Prospectus, was $28.75 per share.

SELECTED CONSOLIDATED FINANCIAL DATA

        The following tables present for UPC and BNF, on an historical basis, selected consolidated financial data. The information for BNF has been derived from the consolidated financial statements of BNF, including the financial statements of BNF incorporated by reference in this Proxy Statement/Prospectus (including those appearing in Appendix A to this Proxy Statement/Prospectus), and should be read in conjunction therewith and with the notes thereto. See "Appendix A -- BNF BANCORP, INC. and Subsidiary Consolidated Financial Statements." The information for UPC has been derived from the financial statements of UPC, including the financial statements of UPC incorporated by reference in this Proxy Statement/Prospectus, and should be read in conjunction therewith and with the notes thereto. See "Incorporation of Certain Documents by Reference." Historical results are not necessarily indicative of results to be expected for any future period. In the opinion of the managements of UPC and BNF, all adjustments necessary to arrive at a fair statement of results of operations of the respective companies have been included.

                   UPC SELECTED CONSOLIDATED FINANCIAL DATA

                                                 THREE MONTHS ENDED
                                                      MARCH 31,             YEARS ENDED DECEMBER 31,
                                               ------------------ --------------------------------------------------
                                                 1994      1993     1993       1992      1991       1990      1989
                                               --------  -------- --------   --------  --------   --------  --------
                                                            (Dollars in thousands, except per share data)
INCOME STATEMENT DATA
  Net interest income                          $58,893   $57,581  $232,667   $189,453   $152,015  $133,018 $121,995
  Provision for losses on loans                     --      2823     9,689     18,557     24,835    19,166   49,229
  Profits and commissions from
      trading activities                         1,489     1,633     8,720     10,168     14,707    24,268   36,700
  Investment securities gains (losses)             100       880     4,581     13,246      3,344      (341)  (1,294)
  Other noninterest income                      18,325    17,273    73,436     61,543     53,099    47,375   43,281
  Noninterest expense                           54,234    54,637   224,480    199,218    164,771   160,805  177,833
  Earnings (loss) before income taxes,
      extraordinary item, and accounting
      changes                                   24,573    19,907    85,235     56,635     33,559    24,349  (26,380)
  Applicable income taxes (benefit)              7,233     6,413    23,967     15,196      6,051     1,639   (4,111)
  Earnings (loss) before extraordinary
      item and accounting changes               17,340    13,494    61,268     41,439     27,508    22,710  (22,269)
  Extraordinary item-defeasance of debt,
      net of taxes                                  --        --    (3,206)        --         --        --       --
  Accounting changes, net of taxes                  --     5,001     5,001         --         --        --       --
  Net earnings (loss)                           17,340    18,495    63,063     41,439     27,508    22,710  (22,269)

PER COMMON SHARE DATA
  Primary
    Earnings (loss) before extraordinary
      item and accounting changes              $  0.70   $  0.60   $  2.69     $  2.10   $  1.59  $   1.20  $ (1.19)
    Extraordinary item-defeasance of debt,
      net of taxes                                  --        --     (0.16)         --        --       --        --
    Accounting changes, net of taxes                --      0.25      0.25          --        --       --        --
    Net earnings (loss)                           0.70      0.85      2.78        2.10      1.59      1.20    (1.19)
  Fully diluted
    Earnings (loss) before extraordinary
      item and accounting changes                 0.65      0.57      2.49        2.02      1.58      1.20    (1.19)
    Extraordinary item-defeasance of debt,
      net of taxes                                  --        --     (0.13)         --        --        --       --
    Accounting changes, net of taxes                --      0.21      0.21          --        --        --       --
    Net earnings (loss)                           0.65      0.78      2.57        2.02      1.58      1.20    (1.19)
  Cash dividends                                  0.21      0.18      0.72        0.60      0.48      0.48     0.48
  Book value                                     19.00     17.28     18.96       16.34     14.99     13.61    12.46
  Book value assuming conversion of
    convertible preferred stock                  19.08     17.63     19.06       16.84     14.95     13.60    12.46

(continued on the following page)

                                       UPC SELECTED CONSOLIDATED FINANCIAL DATA (CONTINUED)


                                                    THREE MONTHS ENDED
                                                          MARCH 31,                  YEARS ENDED DECEMBER 31,
                                                 -----------------------     -------------------------------------
                                                   1994           1993         1993          1992           1991
                                                 --------       --------     --------      --------       --------

BALANCE SHEET DATA (AT PERIOD END)
  Total assets                                  $6,724,780     $6,212,882   $6,318,186    $5,262,184     $3,786,839
  Loans, net of unearned income                  3,092,638      2,750,538    2,935,215     2,231,839      1,912,914
  Allowance for losses on loans                     87,099         79,674       80,442        64,290         47,934
  Investment securities                          2,807,917      2,722,881    2,617,053     2,198,103      1,147,803
  Deposits                                       5,611,897      5,332,991    5,251,366     4,450,176      3,211,261
  Long-term debt
    Parent Company                                 114,750         74,292      114,729        74,292         38,163
    Subsidiary Banks                               171,821         12,111      160,501         2,864          3,922
  Total shareholders' equity                       513,414        427,215      477,300       356,211        269,446
  Average assets                                 6,710,244      6,060,439    6,249,339     4,742,832      3,839,744
  Average shareholders' equity                     511,791        411,264      446,994       329,492        247,859
  Average shares outstanding (in thousands)
    Primary                                         21,636         19,198       19,622        16,765         16,632
    Fully diluted                                   26,117         23,009       23,852        19,609         16,986
PROFITABILITY AND CAPITAL RATIOS (4)
  Before extraordinary item and accounting
    changes
    Return on average assets                          1.05%          0.90%        0.98%         0.87%          0.72%
    Return on average common equity                  15.44          14.61        15.18         13.65          11.18
  Net earnings
    Return on average assets                          1.05%          1.24%        1.01%         0.87%          0.72%
    Return on average common equity                  15.44          20.93        15.70         13.65          11.18
  Net interest income (taxable-equivalent)
    to average earning assets                         4.13           4.42         4.30          4.57           4.59
  Loans/deposits                                     55.11          51.58        55.89         50.15          59.57
  Equity/assets (period end)                          7.63           6.88         7.55          6.77           7.12
  Average shareholders' equity/
    average total assets                              7.63           6.79         7.15          6.95           6.46
  Tier 1 capital to risk-weighted assets(1)          14.91          13.33        14.85         13.81          12.19
  Total capital to risk-weighted assets(1)           18.48          15.65        18.59         16.33          14.93
  Leverage ratio(1)                                   7.22           6.72         7.10          6.85           6.94
ASSET QUALITY RATIOS (4)
  Allowance/period end loans                          2.82%          2.90%        2.74%         2.88%          2.51%
  Nonperforming loans/total loans(2)                  0.79           1.51         0.76          1.70           1.37
  Allowance/nonperforming loans                     358.26         191.48       362.83        168.97         182.98
  Nonperforming assets/loans and foreclosed
  properties(3)                                       0.93           1.82         0.92          1.99           1.90
  Provision/average loans                               NM           0.43         0.35          0.86           1.23
  Net charge-offs/average loans                      (0.14)          0.42         0.37          0.83           1.38



                                                YEARS ENDED DECEMBER 31,
                                                ------------------------
                                                   1990           1989
                                                 --------       -------

BALANCE SHEET DATA (AT PERIOD END)
  Total assets                                  $4,004,710     $4,002,614
  Loans, net of unearned income                  2,129,083      1,995,383
  Allowance for losses on loans                     50,921         46,871
  Investment securities                          1,155,266      1,019,759
  Deposits                                       3,341,840      3,129,567
  Long-term debt
    Parent Company                                  44,662         34,500
    Subsidiary Banks                                 4,103         39,021
  Total shareholders' equity                       237,035        240,591
  Average assets                                 4,053,820      3,988,348
  Average shareholders' equity                     243,783        265,233
  Average shares outstanding (in thousands)
    Primary                                         18,641         18,761
    Fully diluted                                   18,981         18,761
PROFITABILITY AND CAPITAL RATIOS (4)
  Before extraordinary item and accounting
    changes
    Return on average assets                          0.56%            NM%
    Return on average common equity                   9.34             NM
  Net earnings
    Return on average assets                          0.56%            NM%
    Return on average common equity                   9.34             NM
  Net interest income (taxable-equivalent)
    to average earning assets                         3.97           3.77
  Loans/deposits                                     63.71          63.76
  Equity/assets (period end)                          5.92           6.01
  Average shareholders' equity/
    average total assets                              6.01           6.65
  Tier 1 capital to risk-weighted assets(1)           9.57             NA
  Total capital to risk-weighted assets(1)           12.17             NA
  Leverage ratio(1)                                   5.71           5.76
ASSET QUALITY RATIOS (4)
  Allowance/period end loans                          2.39%          2.35%
  Nonperforming loans/total loans(2)                  0.98           0.88
  Allowance/nonperforming loans                     244.77         267.65
  Nonperforming assets/loans and foreclosed
  properties(3)                                       1.62           1.26
  Provision/average loans                             0.93           2.50
  Net charge-offs/average loans                       1.10           2.25

(1) The risk-based capital ratios are based upon capital guidelines prescribed by federal bank regulatory authorities. Under those guidelines, the required minimum Tier 1 and total capital to risk-weighted assets ratios are 4% and 8%, respectively. The required minimum leverage ratio of Tier
     1 capital to total adjusted assets is 3% to 5%.
(2)  Nonperforming loans include loans on nonaccrual status and restructured loans.
(3)  Nonperforming assets include nonperforming loans and foreclosed properties.
(4)  Interim period ratios have been annualized where applicable.
NA- Not Available       NM- Not Meaningful

                                        BNF SELECTED CONSOLIDATED FINANCIAL DATA

                                              AS OF OR FOR THE
                                             THREE MONTHS ENDED         AS OF OR FOR THE
                                                   MARCH 31,            YEARS ENDED SEPTEMBER 30,
                                             ------------------------------------------------------------------------
                                               1994          1993       1993        1992      1991        1990          1989
                                             --------      --------   --------    --------   -------    --------      --------
                                                              (Dollars in thousands, except per share data)
BALANCE SHEET DATA:
  Loans and mortgage-backed securities
   outstanding                              $  244,545    $  225,490 $  228,607  $  225,983 $  208,125  $  181,260    $  178,825
  Cash and investments (including interest-
     bearing deposits)                          26,005        28,807     25,243      26,122     23,333      33,454        48,867
  Assets                                       278,962       261,890    267,110     260,171    239,776     221,709       235,349
  Deposits                                     225,935       215,419    217,771     213,828    213,495     197,277       210,151
  Stockholders' equity                          30,646        28,309     29,892      26,798     24,283      22,551        22,311
NUMBER OF:
  Real estate loans outstanding                  2,179         2,174      2,517       2,353      2,519       2,760         2,910
  Savings accounts                              25,501        25,179     25,304      25,176     25,787      26,316        27,500
  Total customer service facilities                  6             6          6           6          6           7             8
  Full-service facilities                            6             6          6           6          6           7             7
OPERATING DATA:
  Interest income                           $    4,682    $    4,945 $   19,991  $   21,245 $   21,318  $   21,092    $   21,500
  Interest expense                               2,157         2,133      8,688      10,937     13,522      14,747        15,750
  Net interest income                            2,525         2,812     11,303      10,308      7,796       6,345         5,750
  Provision for loan losses                         --            22        150         608        426          58            47
  Non-interest income                              319           331      1,261       1,319      1,045         928         1,185
  Non-interest expense                           1,609         1,496      5,860       5,396      4,753       4,607         4,514
  Income before income tax expense and
    extraordinary item                           1,235         1,625      6,554       5,623      3,662       2,608         2,374
  Income tax expense                               453           597      2,467       2,240      1,276         902           858
    Net income                                     782         1,028      4,087       3,383      2,386       1,706         1,516
PER COMMON SHARE DATA:
  Shares outstanding                         1,784,193     1,773,718  1,784,193   1,773,718  1,752,726   1,749,576     1,749,576
  Earnings per share                        $     0.42    $     0.56 $     2.23  $     1.88 $     1.34$       0.95$         0.83
  Dividends per share                             0.16          0.15       0.62       0.567      0.467       0.833            --
OTHER DATA (1):
  Return on assets                                1.12%         1.58%      1.54%       1.34%      1.04%        .75%          .64%
  Return on equity                                9.88         14.58      14.16       13.08      10.02        7.62          6.97
  Average equity to average assets               11.35         10.83      10.90       10.22      10.36        9.81          9.24
  Dividend payout ratio                          36.45         27.63      26.96       29.65      34.24       85.46            --
  Interest rate spread                            3.45          4.24       4.12        3.86       2.98        2.32          2.00
  Net yield on interest-earning assets            3.76          4.52       4.44        4.24       3.52        2.82          2.53

- -----------------------
(1) Interim period ratios have been annualized.


                                                    UNION PLANTERS CORPORATION
                                             PRO FORMA SELECTED FINANCIAL INFORMATION
                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                               THREE MONTHS ENDED
                                                                                                 MARCH 31,1994
                                                                                           -------------------------
                                                                                                         EARNINGS
                                                      MARCH 31, 1994                                      (LOSS)
                                     ---------------------------------------------------                  BEFORE
                                      UPC SHARES                                                       EXTRAORDINARY
                                      OUTSTANDING                              TOTAL                    ITEMS AND
                                      OR TO BE       TOTAL       TOTAL     SHAREHOLDERS'    TOTAL       ACCOUNTING
                                       ISSUED       ASSETS      DEPOSITS      EQUITY       REVENUES(1)   CHANGES
                                      -----------   ------      --------   ------------    -------    -------------
UPC                                  21,522,749   $6,724,780  $5,611,897     $513,414      $78,807      $17,340
Consummated acquisitions                227,768      138,022     131,266        4,326        1,444           23
                                     ----------  ----------- -----------     --------      -------      -------
    Pro forma total                  21,750,517    6,862,802   5,743,163      517,740       80,251      17,363
BNF(2)                                2,054,000      278,962     225,935       30,646        2,844         782
                                     ----------  ----------- -----------     --------      -------      -------
    Pro forma total                  23,804,517    7,141,764   5,969,098      548,386       83,095      18,145
Other pending acquisitions            1,571,000      223,232     183,931       27,820        2,500         663
                                     ----------  ----------- -----------     --------      -------      -------
    Pro forma Consolidated           25,375,517  $7,364,996   $6,153,029     $576,206      $85,595     $18,808
                                     ==========  ==========   ===========    ========      =======     =======


                                                      TWELVE MONTHS ENDED DECEMBER 31,
                                   ---------------------------------------------------------------------
                                               1993                                1992
                                   ================================     ================================
                                                        EARNINGS                             EARNINGS
                                                        (LOSS)                                (LOSS)
                                                        BEFORE                                BEFORE
                                                      EXTRAORDINARY                        EXTRAORDINARY
                                                        ITEMS AND                            ITEMS AND
                                       TOTAL           ACCOUNTING         TOTAL            ACCOUNTING
                                     REVENUES(1)        CHANGES         REVENUES(1)          CHANGES
                                     ----------       -------------     -----------      ---------------
UPC                                   $319,404          $61,268            274,410           $41,439
Consummated acquisitions                25,511           (1,509)                --                --
                                       -------           ------            -------            ------
    Pro forma total                    344,915           59,759            274,410            41,439
BNF(2)                                  12,355            4,096             12,256             3,584
                                       -------           ------            -------            ------
    Pro forma total                    357,270           63,855            286,666            45,023
Other pending acquisitions              11,314            2,842                 --                --
                                       -------           ------            -------            ------
    Pro forma Consolidated            $368,584          $66,697           $286,666           $45,023
                                       =======           ======            =======            ======

                                                              1991
                                                ----------------------------------
                                                                      EARNINGS
                                                                       (LOSS)
                                                                       BEFORE
                                                                    EXTRAORDINARY
                                                                     ITEMS AND
                                                  TOTAL             ACCOUNTING
                                                REVENUES(1)           CHANGES
                                                -----------       ---------------
UPC                                                $223,165            $27,508
Consummated acquisitions                                 --                 --
                                                    -------             ------
    Pro forma total                                 223,165             27,508
BNF(2)                                                9,389              2,626
                                                    -------             ------
    Pro forma total                                 232,554             30,134
Other pending acquisitions                               --                 --
                                                    -------             ------
    Pro forma Consolidated                         $232,554            $30,134
                                                    =======             ======

(1)     Total revenues include net interest income plus noninterest income.
(2) Financial information for BNF has been converted to a calendar year basis.

RECENT DEVELOPMENTS AFFECTING UPC.

         Recently Completed Acquisitions. Since March 31, 1994, UPC has completed the acquisitions of the following institutions (collectively, the "Recently Completed Acquisitions"):

                                                                                                        METHOD OF
INSTITUTION                                                ASSET SIZE              CONSIDERATION        ACCOUNTING
- -----------                                                ----------              -------------        ----------
                                                         (In Millions)
Clin-Ark Bankshares, Inc.
   and its subsidiary,
   First National Bank,                                                           227,768 shares        Pooling of
   Clinton, Van Buren County, Arkansas                       $  53               UPC Common Stock       Interests

Tennessee Bancorp, Inc.
   and its subsidiary, Tennessee National
   Bank, Columbia, Maury County,
   Tennessee (1)                                                93              $13.5 Million Cash      Purchase
                                                             -----

                 Total                                        $146
                                                              ====

- ---------------------------
(1) Merged into UPNB.

        Pending Acquisitions. Consistent with UPC's acquisition strategy, UPC has entered into definitive agreements to acquire the following financial institutions in addition to BNF (collectively, the "Pending Acquisitions") which management considers probable of consummation and which are expected to be closed by the end of the third quarter of 1994:

                                                                                           CONSIDERATION
                                                                                           -------------
INSTITUTION                                                   ASSET SIZE               VALUE         TYPE
- -----------                                                   ----------               -----         ----
                                                                          (In Millions)
Liberty Bancshares, Inc.
    and its subsidiary Liberty                                                                   UPC Common Stock
    Federal Savings Bank,                                                                        (Approximately
    Paris, Tennessee                                                 $180                $34     1,221,000 shares)

Earle Bankshares, Inc.
    and its subsidiary,
    First Southern Bank,                                                                         UPC Common Stock
    Earle, Arkansas                                                    43                 10     (Approximately 350,000 shares)
                                                                     ----                ---

    Totals                                                           $223                $43
                                                                     ====                ===


        If the Reorganization, the Pending Acquisitions and the Recently Completed Acquisitions had been consummated at March 31, 1994, UPC's consolidated total assets would have increased by approximately $700 million to approximately $7.4 billion, and UPC's consolidated total deposits would have increased by approximately $600 million to approximately $6.2 billion, based upon March 31, 1994, pro forma financial information. See "Pro Forma Consolidated Financial Information" and the related pro forma financial information in UPC's Current Reports on Form 8-K dated May 19, 1994, and the historical financial information included in UPC's 1993 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q, for the period ended March 31, 1994 incorporated by reference. See "Incorporation of Certain Documents by Reference."

RECENT DEVELOPMENTS AFFECTING BNF

        BANKFIRST is currently in the process of purchasing a Kroger Superstore branch office from BANKALABAMA, Huntsville, Alabama. This Kroger Superstore is located at the intersections of Alabama Highway 67 and U.S. Highway 31 in Decatur, Alabama. This transaction will consist of BANKFIRST acquiring approximately $600,000 in deposit liabilities for approximately 1.67% of the deposit base, and purchasing approximately $107,000 in fixed assets and approximately $200,000 in consumer loans. This transaction will require approval from the OTS Regional Office in Atlanta, Georgia and will not require BNF stockholder approval. An application for approval from the OTS was filed by BANKFIRST on April 29, 1994 and is still pending.

EQUIVALENT AND PRO FORMA PER SHARE DATA

        The following table presents selected comparative unaudited per share data for (i) UPC Common Stock and BNF Common Stock on an historical basis; (ii) UPC Common Stock on a pro forma basis for the Reorganization only and for the Reorganization, all Recently Completed Acquisitions and the Pending Acquisitions; and (iii) BNF Common Stock on an equivalent pro forma basis for the Reorganization only and for the Reorganization, all Recently Completed Acquisitions and the Pending Acquisitions, for the periods indicated. These data are not necessarily indicative of the results of the future operations of either entity or the actual results that would have occurred had the Reorganization been consummated January 1, 1993. The information is derived from, and should be read in conjunction with the consolidated historical financial statements of UPC (including related notes thereto) which are incorporated by reference, the consolidated historical financial statements of BNF incorporated by reference and the unaudited pro forma consolidated financial statements and related notes in UPC's Current Report on Form 8-K dated April 15, 1994, incorporated by reference. See "Incorporation of Certain Documents by Reference" and Appendix A.

                                                                                     AS OF AND FOR
                                                                                     THE TWELVE
                                                THREE                                MONTHS ENDED
                                             MONTHS ENDED                             DECEMBER 31,
                                              MARCH 31,          ------------------------------------------------------
                                                1994(1)                 1993(1)          1992             1991
                                      -------------------------- ------------------   ------------     ----------------
BOOK VALUE PER COMMON SHARE
  UPC                                           $19.00                 $18.96           $16.34           $14.99
  UPC pro forma (BNF only)                       18.64                  18.61            16.02            14.67
  UPC pro forma (all Recently Completed
    and Pending Acquisitions)                    18.59                  18.14               NA               NA
  BNF                                            17.18                  17.56            15.53            14.19
  BNF equivalent pro forma (BNF only)            20.09                  20.06            17.27            15.81
  BNF equivalent pro forma (all Recently
    Completed and Pending Acquisitions)(2)       20.04                  19.55               NA               NA

CASH DIVIDENDS PER COMMON SHARE
  UPC                                              .21                    .72              .60              .48
  UPC pro forma                                    .21                    .72              .60              .48
  BNF                                              .16                    .62              .57              .47
  BNF equivalent pro forma                         .23                    .78              .65              .52

EARNINGS BEFORE EXTRAORDINARY ITEMS AND
   ACCOUNTING CHANGES
  UPC
    Primary                                        .70                   2.69             2.10             1.59
    Fully diluted                                  .65                   2.49             2.02             1.58
  UPC pro forma (BNF only)
    Primary                                        .67                   2.62             2.06             1.56
    Fully diluted                                  .63                   2.45             2.00             1.55
  UPC pro forma (all Recently Completed and
    Pending Acquisitions)(2)
    Primary                                        .74                   2.27               NA               NA
    Fully diluted                                  .68                   2.16               NA               NA
  BNF
    Primary                                        .42                   2.23             1.99             1.47
    Fully diluted                                  .42                   2.23             1.99             1.47
  BNF equivalent pro forma (BNF only)
    Primary                                        .72                   2.82             2.22             1.68
    Fully diluted                                  .68                   2.64             2.16             1.67
  BNF equivalent pro forma (all Recently
    Completed and Pending Acquisitions)(2)
    Primary                                        .80                   2.45               NA               NA
    Fully diluted                                  .73                   2.33               NA               NA

- --------------------------
(1) The equivalent pro forma per share data for BNF are computed by multiplying UPC's pro forma share information by 1.078.
(2) See also, "Recent Developments Affecting UPC -- Recently Completed Acquisitions" and "-- Pending Acquisitions."
NA--Not Applicable

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        The following tables contain unaudited, consolidated, pro forma, condensed financial information showing a statement of earnings for the three months ended March 31, 1994 and for the years ended December 31, 1993, 1992, and 1991, and a balance sheet at March 31, 1994, for (i) UPC; (ii) UPC, Recently Completed Acquisitions and the Reorganization; and (iii) UPC, Recently Completed Acquisitions, the Pending Acquisitions and the Reorganization. The unaudited pro forma financial information reflects each transaction using either the pooling of interests or purchase methods of accounting in accordance with the accounting requirements applicable to each respective transaction. The unaudited pro forma financial information should be read in conjunction with the historical financial statements of UPC and BNF and in conjunction with the information presented in UPC's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 and UPC's Current Reports on Form 8-K dated February 8, 1994, April 14, 1994, May 18, 1994 and May 19, 1994 and BNF's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994. Pro forma results are not necessarily indicative of future operating results. See "Incorporation of Certain Documents by Reference."


                                    UNION PLANTERS CORPORATION AND SUBSIDIARIES
                                  UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                             (DOLLARS IN THOUSANDS)


                                                                         MARCH 31, 1994
                                                -------------------------------------------------------------
                                                                                             UPC, Recently
                                                                                               Completed
                                                                       UPC, Recently         Acquisitions,
                                                                  Completed Acquisitions         Pending
                                                      UPC                 and BNF         Acquisitions and BNF
                                                ---------------   ---------------------   --------------------
 Assets
   Cash and due from banks                         $  278,116            $  286,226            $  292,525
   Interest-bearing deposits at financial
     institutions                                       9,898                10,572                11,228
   Federal funds sold and securities
     purchased under agreements to resell             105,818                92,713               116,713
   Trading account securities, at market              157,171               157,171               157,171
   Loans held for resale                               20,223                21,382                21,382
   Investment securities
     Available for sale                             2,259,419             2,369,054             2,398,145
     Held to maturity                                 548,498               588,253               605,174
   Loans, net of unearned income                    3,092,638             3,343,685             3,484,515
     Less:
       Allowance for losses on loans                  (87,099)              (89,506)              (91,164)
                                                   ----------            ----------            ----------

         Net loans                                  3,005,539             3,254,179             3,393,351

   Premises and equipment                             145,528               153,938               157,144
   Accrued interest receivable                         55,093                58,296                59,415
   Goodwill and other intangibles                      40,341                51,368                51,368
   Other assets                                        99,136                98,612               101,380
                                                   ----------            ----------            ----------

         Total assets                              $6,724,780            $7,141,764            $7,364,996
                                                   ==========            ==========            ==========

 Liabilities and shareholders' equity
   Deposits
     Noninterest-bearing                           $  815,335            $  830,012            $  830,012
     Other interest-bearing                         4,796,562             5,139,086             5,323,017
                                                   ----------            ----------            ----------

         Total Deposits                             5,611,897             5,969,098             6,153,029

   Short-term borrowings                              234,235               234,235               234,567
   Federal Home Loan Bank advances                    169,410               190,010               199,595
   Long-term debt                                     117,161               117,161               117,161
   Accrued interest, expenses, and taxes               50,591                52,982                54,058
   Other Liabilities                                   28,072                29,892                30,380
                                                   ----------            ----------            ----------

         Total liabilities                          6,211,366             6,593,378             6,788,790
                                                   ----------            ----------            ----------

   Shareholders' equity
     Preferred stock
       Convertible                                     87,298                87,298                87,298
       Nonconvertible                                  17,250                17,250                17,250
     Common stock                                     107,614               119,025               126,880
     Additional paid-in capital                        85,560                86,712                87,962
     Net unrealized gain (loss) - available for           103                  (345)                   90
       sale securities
     Retained earnings                                215,589               238,446               256,726
                                                   ----------            ----------            ----------

         Total shareholders' equity                   513,414               548,386               576,206
                                                   ----------            ----------            ----------

         Total liabilities and                     $6,724,780            $7,141,764            $7,364,996
           shareholders' equity                    ==========            ==========            ==========




                          UNION PLANTERS CORPORATION AND SUBSIDIARIES
                     UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF EARNINGS
                          (Dollars In Thousands Except Per Share Data)


                                                            Three Months Ended March 31, 1994
                                                 ------------------------------------------------------
                                                                                             UPC, Recently
                                                                        UPC, Recently         Completed
                                                                          Completed          Acquisitions,
                                                                      Acquisitions and    Pending Aquisitions
                                                          UPC                BNF                and BNF
                                                      -----------    ------------------  -------------------
 Interest income
   Interest and fees on loans                            $ 63,792           $ 68,990            $ 72,094
   Interest on investment securities                       33,923             36,122              36,754
   Interest on deposits at financial                          122                127                 135
     institutions
   Interest on federal funds sold and
     securities                                               861                680                 735
     purchased under agreements to resell
   Interest on trading account securities                   1,759              1,759               1,759
   Interest on loans held for resale                          581                581                 581
                                                          -------            -------             -------

         Total interest income                            101,038            108,259             112,058
                                                          -------            -------             -------

 Interest expense
   Interest on deposits                                    36,622             39,756              41,312
   Interest on short-term borrowings                        1,884              1,891               1,892
   Interest on Federal Home Loan Bank
     advances and long-term debt                            3,639              3,879               3,996
                                                          -------           --------             -------

         Total interest expense                            42,145             45,526              47,200
                                                          -------            -------             -------

         Net interest income                               58,893             62,733              64,858

 Provision for losses on loans                                 --                160                 187
                                                          -------            -------             -------

         Net interest income after provision
           for losses on loans                             58,893             62,573              64,671
                                                          -------            -------             -------

 Noninterest income
   Service charges on deposit accounts                      7,515              7,748               7,994
   Profits and commissions from trading                     1,489              1,489               1,489
      activities
   Investment securities gains                                100                118                 149
   Other income                                            10,810             11,007              11,105
                                                          -------            -------             -------

         Total noninterest income                          19,914             20,362              20,737
                                                          -------            -------             -------

 Noninterest expense
   Salaries and employee benefits                          24,521             25,723              26,490
   Net occupancy expense                                    4,298              4,506               4,695
   Equipment expense                                        4,339              4,462               4,501
   Other expense                                           21,076             22,289              22,726
                                                          -------           --------             -------

         Total noninterest expense                         54,234             56,980              58,412
                                                          -------           --------             -------

         Earnings before income taxes,
            extraordinary item, and accounting changes     24,573             25,955              26,996


 Applicable income taxes                                    7,233              7,810               8,188
                                                          -------           --------             -------

         Earnings before extraordinary item
           and accounting changes                        $ 17,340           $ 18,145            $ 18,808
                                                         ========           ========             =======
 Earnings per common share
   Primary                                               $   0.70           $   0.67            $   0.65
   Fully diluted                                             0.65               0.62                0.61
 Average common shares outstanding (in
 thousands)
   Primary                                                 21,636             23,917              25,488
   Fully diluted                                           26,117             28,499              30,070


                               UNION PLANTERS CORPORATION AND SUBSIDIARIES
                         UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF EARNINGS
                             (Dollars In Thousands Except Per Share Data)

                                                             Year Ended December 31, 1993
                                                 -------------------------------------------------------
                                                                                           UPC, Recently
                                                                                               Completed
                                                                       UPC, Recently       Acquisitions,
                                                                           Completed             Pending
                                                                    Acquisitions and        Acquisitions
                                                         UPC                  BNF(1)              BNF(1)
                                                       -------                ------              ------
 Interest income
   Interest and fees on loans                            $241,072           $284,962            $298,967
   Interest on investment securities                      140,473            159,487             161,482
   Interest on deposits at financial                        1,634              1,749               1,842
     institutions
   Interest on federal funds sold and
     securities purchased under agreements to resell        4,602              4,427               5,092
   Interest on trading account securities                   6,194              6,194               6,194
   Interest on loans held for resale                        3,239              3,239               3,239
                                                          -------           --------            --------

         Total interest income                            397,214            460,058             476,816
                                                          -------            -------             -------

 Interest expense
   Interest on deposits                                   146,800            173,623             180,519
   Interest on short-term borrowings                        6,287              6,571               6,571
   Interest on Federal Home Loan Bank
     advances and long-term debt                           11,460             12,373              12,491
                                                          -------            -------            --------

         Total interest expense                           164,547            192,567             199,581
                                                          -------            -------             -------

         Net interest income                              232,667            267,491             277,235

 Provision for losses on loans                              9,689             14,146              14,405
                                                          -------           --------            --------

         Net interest income after provision
           for losses on loans                            222,978            253,345             262,830
                                                          -------            -------             -------

 Noninterest income
   Service charges on deposit accounts                     28,721             31,620              32,297
   Profits and commissions from trading                     8,720              8,771               8,771
     activities
   Investment securities gains (losses)                     4,581              5,077               5,099
   Other income                                            44,715             44,311              45,182
                                                          -------           --------            --------

         Total noninterest income                          86,737             89,779              91,349
                                                          -------           --------            --------

 Noninterest expense
   Salaries and employee benefits                          98,920            110,933             113,905
   Net occupancy expense                                   15,909             18,921              19,500
   Equipment expense                                       15,735             16,504              16,504
   Other expense                                           93,916            105,687             108,576
                                                          -------            -------             -------

         Total noninterest expense                        224,480            252,045             258,485
                                                          -------            -------             -------

         Earnings before income taxes,
           extraordinary item, and accounting changes      85,235             91,079              95,694


 Applicable income taxes                                   23,967             27,224              28,997
                                                          -------           --------            --------

         Earnings before extraordinary item
           and accounting changes                        $ 61,268           $ 63,855            $ 66,697
                                                          =======           ========            ========
 Earnings per common share
   Primary                                               $   2.69              $2.30               $2.27
   Fully diluted                                             2.49               2.18                2.16
 Average common shares outstanding (in
    thousands)
   Primary                                                 19,622             23,873              25,444
   Fully diluted                                           23,852             28,470              30,042

(1) Financial information with respect to BNF has been converted to a calendar year basis.


                          UNION PLANTERS CORPORATION AND SUBSIDIARIES
                    UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF EARNINGS
                         (Dollars In Thousands Except Per Share Data)


                                                                         Year Ended  December 31, 1992
                                                                  --------------------------------------------
                                                                      UPC                      UPC AND BNF(1)
                                                                  ----------                   --------------
 Interest Income
   Interest and fees on loans                                       $198,197                         $213,909
   Interest on investment securities                                 122,287                          129,508
   Interest on deposits at financial                                   3,999                            3,999
     institutions
   Interest on federal funds sold and
     securities purchased under agreements to resell                   4,280                            4,280
   Interest on trading account securities                              6,648                            6,648
   Interest on loans held for resale                                   3,457                            3,457
                                                                     -------                          -------

         Total interest income                                       338,868                          361,801
                                                                     -------                          -------

 Interest expense
   Interest on deposits                                              137,605                          147,132
   Interest on short-term borrowings                                   6,942                            6,942
   Interest on Federal Home Loan Bank
     advances and long-term debt                                       4,868                            5,489
                                                                    --------                         --------

         Total interest expense                                      149,415                          159,563
                                                                     -------                          -------

         Net interest income                                         189,453                          202,238

 Provision for losses on loans                                        18,557                           19,194
                                                                    --------                         --------

         Net interest income after
           provision for losses on loans                             170,896                          183,044
                                                                     -------                          -------

 Noninterest income
   Service charges on deposit accounts                                20,843                           21,335
   Profits and commissions from trading                               10,168                           10,168
     activities
   Investment securities gains                                        13,246                           13,363
   Other income                                                       40,700                           39,562
                                                                     -------                          -------

         Total noninterest income                                     84,957                           84,428
                                                                     -------                          -------

 Noninterest expense
   Salaries and employee benefits                                     74,772                           77,245
   Net occupancy expense                                              13,136                           14,097
   Equipment expense                                                  12,225                           12,225
   Other expense                                                      99,085                          101,271
                                                                     -------                          -------

         Total noninterest expense                                   199,218                          204,838
                                                                     -------                          -------

         Earnings before income taxes,
            extraordinary item, and accounting changes                56,635                           62,634


 Applicable income taxes                                              15,196                           17,611
                                                                     -------                         --------

         Earnings before extraordinary
            items and accounting changes                           $  41,439                        $  45,023
                                                                    ========                         ========


 Earnings per common share
   Primary                                                          $   2.10                       $     2.06
   Fully diluted                                                        2.02                             2.00
 Average common shares outstanding (in
   thousands)
   Primary                                                            16,765                           18,819
   Fully diluted                                                      19,609                           21,663

(1) Financial information with respect to BNF has been converted to a calendar year basis.


                           UNION PLANTERS CORPORATION AND SUBSIDIARIES
                     UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF EARNINGS
                          (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                          Year Ended December 31, 1991
                                                                   ------------------------------------------
                                                                      UPC                      UPC AND BNF(1)
                                                                   ---------                   --------------
 Interest Income
   Interest and fees on loans                                       $213,222                         $229,207
   Interest on investment securities                                  92,607                           99,693
   Interest on deposits at financial                                   7,525                            7,525
    institutions
   Interest on federal funds sold and
    securities purchased under agreements to resell                    6,606                            6,606
   Interest on trading account securities                              5,419                            5,419
   Interest on loans held for resale                                   4,671                            4,671
                                                                    --------                         --------

         Total interest income                                       330,050                          353,121
                                                                     -------                          -------

 Interest expense
   Interest on deposits                                              160,252                          173,295
   Interest on short-term borrowings                                  12,809                           12,809
   Interest on Federal Home Loan Bank
    advances and long-term debt                                        4,974                            5,004
                                                                    --------                         --------


         Total interest expense                                      178,035                          191,108
                                                                     -------                          -------

         Net interest income                                         152,015                          162,013

 Provision for losses on loans                                        24,835                           25,281
                                                                    --------                         --------

         Net interest income after
           provision for losses on loans                             127,180                          136,732
                                                                     -------                          -------


 Noninterest income
   Service charges on deposit accounts                                19,394                           19,868
   Profits and commissions from trading                               14,707                           14,707
     activities
   Investment securities gains                                         3,344                            3,391
   Other income                                                       33,705                           32,575
                                                                    --------                         --------

         Total noninterest income                                     71,150                           70,541
                                                                    --------                         --------

 Noninterest expense
   Salaries and employee benefits                                     69,756                           71,953
   Net occupancy expense                                              10,556                           11,543
   Equipment expense                                                  10,627                           10,627
   Other expense                                                      73,832                           75,478
                                                                    --------                         --------

         Total noninterest expense                                   164,771                          169,601
                                                                     -------                          -------

         Earnings before income taxes,
           extraordinary item, and accounting changes                 33,559                           37,672


 Applicable income taxes                                               6,051                            7,538
                                                                    --------                         --------

         Earnings before extraordinary
            items and accounting changes                           $  27,508                        $  30,134
                                                                   =========                        =========


 Earnings per common share
   Primary                                                          $   1.59                       $     1.56
   Fully diluted                                                        1.58                             1.55
 Average common shares outstanding (in
   thousands)
   Primary                                                            16,632                           18,686
   Fully diluted                                                      16,986                           19,040


(1) Financial information with respect to BNF has been converted to a calendar year basis.

                              THE SPECIAL MEETING



GENERAL

        This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of BNF to be used at the Special Meeting which will be held at the main office of BNF, 255 Grant Street,
S.E., Decatur, Alabama 35601, on   *   ,   *  , 1994 at   *      *  .m., Central
Daylight Time.  This Proxy Statement/Prospectus and the accompanying Notice and
Proxy Card are being first mailed to stockholders of BNF on or about *     *  ,
1994.  At the Special Meeting, holders of record of BNF Common Stock as of the
close of business on   *     *, 1994, the voting record date, will consider and
vote upon (i) the approval of the Reorganization Agreement and the Reorganization; and (ii) such other matters as may properly come before the Special Meeting or any adjournments thereof.

        HOLDERS OF BNF COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO BNF IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER. BNF STOCKHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

        Any holder of BNF Common Stock who has delivered a proxy may revoke it at any time before it is voted by attending the Special Meeting and voting in person at the Special Meeting or by giving notice of revocation in writing or submitting a signed proxy bearing a later date to BNF, 255 Grant Street, S.E., Post Office Box 1429, Decatur, Alabama 35602, Attention: Corporate Secretary, provided such notice or proxy is actually received by BNF before the vote of stockholders. A proxy will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with the Corporate Secretary or other person responsible for tabulating the votes on behalf of BNF. The shares of BNF Common Stock represented by properly executed proxies received will be voted "FOR" (or "AGAINST," if so indicated) approval of the Reorganization Agreement and the Plan of Merger and related letter agreement annexed thereto as Exhibits A and B, respectively. If any other matters are properly presented at the Special Meeting for consideration, the persons named in the BNF proxy card enclosed herewith will vote on such matters in accordance with the determination of a majority of the Board of Directors of BNF. BNF is not aware of any matter to be presented at the Special Meeting other than the proposal to approve the Reorganization Agreement and the Plan of Merger and related letter agreement annexed thereto as Exhibits A and B, respectively. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

VOTES REQUIRED

        The presence, in person or by proxy, of at least a majority of the total number of shares of BNF Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Special Meeting. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

        The affirmative votes of the holders of a majority of the outstanding shares of BNF Common Stock entitled to vote at the Special Meeting are required in order to approve the Reorganization Agreement and the Plan of Merger and related letter agreement annexed thereto as Exhibits A and B, respectively. Therefore, a failure to return a properly executed proxy or alternatively to vote in person at the Special Meeting in favor of approval will have the same effect as a vote against the Reorganization Agreement and the Plan of Merger and related letter agreement annexed thereto as Exhibits A and B, respectively. As of the voting record date, there were 1,784,193 shares of BNF Common Stock outstanding and entitled to vote at the Special Meeting, with each share entitled to one vote.

        As of the voting record date, management and the directors of BNF and BANKFIRST beneficially owned and held of record a total of 180,747 shares or approximately 9.59% of the issued and outstanding shares of BNF Common Stock. ALL OF THE MEMBERS OF MANAGEMENT OF BNF HAVE ADVISED BNF OF THEIR INTENTION TO VOTE THEIR SHARES IN FAVOR OF THE REORGANIZATION AGREEMENT AND THE PLAN OF MERGER AND RELATED LETTER AGREEMENT ANNEXED THERETO AS EXHIBITS A AND B, RESPECTIVELY.

STOCKHOLDERS' APPRAISAL RIGHTS

        No appraisal rights will be available to the stockholders of BNF Common Stock entitled to receive notice of and to vote at the Special Meeting, since the BNF Common Stock is listed on the AMEX and the consideration to be received in the Reorganization will consist solely of (i) shares of UPC Common Stock which at the Effective Time of the Reorganization will be listed on the NYSE and
(ii) cash in lieu of any fractional share remaining after aggregation of all whole and fractional shares of UPC Common Stock to which a BNF Record Holder is entitled.

RECOMMENDATION

        For the reasons described below, BNF's Board of Directors has approved and adopted the Reorganization Agreement, including the Plan of Merger and the related letter agreement and recommends that the stockholders of BNF vote "FOR" approval of the Reorganization Agreement and the Plan of Merger and the related letter agreement.

OTHER MATTERS

        The Board of Directors of BNF is not aware of any business to come before the Special Meeting other than the matters described in this Proxy Statement/Prospectus. However, if any other matters should properly come before the Special Meeting, it is intended that proxies properly submitted in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors of BNF.

MISCELLANEOUS

        The cost of soliciting proxies will be borne by BNF. BNF will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of BNF Common Stock. In addition to solicitations by mail, directors, officers and regular employees of BNF may solicit proxies personally or by telegraph or telephone for which they would receive no additional compensation.

TRANSACTIONS WITH MANAGEMENT

        BANKFIRST has a policy of offering loans to its officers, directors and employees for the financing and improvement of their personal residences as well as consumer and commercial loans. All such loans are approved under loan policies established by BNF's Board of Directors. Pursuant to the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all loans made to officers and directors are made at prevailing market rates in the ordinary course of business, on the same terms and collateral as those of comparable transactions in effect at the time with unrelated parties and do not involve more than the normal risk of collectibility or contain other unfavorable features.

        Set forth below is certain information relating to loans made to executive officers and directors and their affiliates whose total aggregate loan balances exceeded $60,000 at any time during the fiscal year ended September 30, 1993.



                                                            Origination
Name                      Type                              Date
- ----                      ----                              ----
Ernest M. Smith, Jr.      Mortgage-primary                  12/15/86
                          residence

                                                      Highest
                                                      Unpaid
                                                      Balance
                                                      Outstanding
                                     Prevailing       During
                    Current          Rate             Fiscal Year
   Opening          Interest         at Time          Ended            Balance
   Balance          Rate             of the Loan      09/30/93         09/30/93
   -------          ----             -----------      --------         --------
   $182,000         9.5%(1)          8.25%(2)         $168,159         $162,270


(1) On March 29, 1991, this mortgage was modified to a fixed-rate loan for a term of 15 years.
(2)  Adjustable mortgage loan.

                        APPROVAL OF THE REORGANIZATION

        The following description of the Reorganization is not intended to be a complete description of all material facts regarding the Reorganization and is qualified in all respects by reference to the Reorganization Agreement and the fairness opinion attached as Appendices B and C, respectively, hereto.

BACKGROUND OF THE REORGANIZATION

        During the period since BNF BANCORP, INC. ("BNF") became a publicly held company in December, 1986, a number of institutions have approached management and/or various BNF individual Directors and have suggested that they would be interested in discussing the acquisition of BNF. In October 1988, one of these inquiries resulted in BNF executing a letter of intent for First American Federal Savings and Loan Association, Huntsville, Alabama, a subsidiary of First AmFed Corporation, to acquire BNF. This proposed acquisition was to be a cash purchase of BNF stock in an amount equal to $20.83 per share. The consummation of this transaction was subject to the execution of a definitive agreement and BNF stockholder approval, as well as approval from the OTS. In December 1989, the OTS denied the application based on safety and soundness concerns arising out of the proposed transaction. Thereafter, a determination was made by management and the Board of Directors of BNF (the "BNF Board") to continue as a independent company while improving the financial condition and operating results of BNF.

        As part of its ongoing strategy, Union Planters Corporation ("UPC") has sought to increase the number of community banks it owns in Tennessee and contiguous states. UPC considers north central Alabama, where BNF is headquartered, to be an especially attractive market because this region is experiencing significant growth and is located along the Interstate 65 north-south corridor which runs through Nashville, Tennessee, a major metropolitan market of UPC. After considering several communities and institutions, UPC identified BNF as a possible acquisition candidate and initiated discussions with BNF. On August 5, 1992, Mr. Stanley D. Overton, Regional President of Union Planters National Bank in Nashville, Tennessee, contacted Mr. William D. Powell, President of BNF, to have informal discussions concerning UPC's possible interest in BNF. On August 19, 1992, Mr. Benjamin W. Rawlins, Jr., Chairman of the Board of Directors of UPC, and Mr. Overton, paid a visit to Mr. Powell at BNF's headquarters in Decatur, Alabama, to discuss this matter. On August 20, 1992, at a regularly scheduled Board meeting of BNF, Mr. Powell and the BNF Board agreed that BNF would entertain further discussions with UPC.

        On September 8, 1992, Mr. Rawlins and Mr. Overton met with the directors of BNF and made a presentation about UPC. Mr. Rawlins indicated that UPC was interested in expanding into north central Alabama and upon request from Mr. Rawlins, Mr. Powell mailed various annual reports, press releases and other publicly available information to UPC.

        From September 8, 1992 to September 18, 1992, there were several telephone conversations between Mr. Powell and Mr. Rawlins, and on September 18, 1992, Mr. Powell advised Mr. Rawlins that at this time, the BNF Board was not interested in pursuing a proposed acquisition by UPC. There were further contacts made however, and on October 29, 1992, Mr. J.E. Horton, Jr., Chairman of the BNF Board and Mr. Powell met with representatives of UPC in Memphis, Tennessee. UPC expressed continued interest in BNF; however, there was no material change in the position of BNF relating to a possible acquisition until January 1993. On January 19, 1993, there was a special BNF Board meeting to discuss the merits of the continued interest indicated by UPC. Although BNF was not soliciting offers for the sale of BNF, the BNF Board decided to pursue the expression of interest by UPC because of UPC's financial stability, the continuing consolidation in the financial services industry, the apparent value to BNF stockholders based on the expression of interest and the value of the expression of interest relative to other methods available to BNF to maximize stockholder value relative to the value obtained by other financial institutions in similar transactions and the increased liquidity which would be available to BNF stockholders, as a result of the acquisition. The UPC expression of interest in acquiring BNF was not solicited by BNF or any of its representatives. On January 25, 1993, a confidentiality agreement was executed between representatives of BNF and UPC.

        General meetings, telephone conversations, exchanges of information, due diligence and general negotiations occurred between January, 1993 and January, 1994. On January 27, 1994, BNF's Board reviewed the Reorganization Agreement together with its exhibits and received a presentation by RP Financial, Inc. ("RP Financial") in which

RP Financial described the materials it reviewed and the evaluation techniques it employed in reaching its opinion regarding the fairness of the consideration to be delivered to the stockholders of BNF in the Reorganization from a financial point of view. RP Financial and BNF's special legal counsel, Breyer & Aguggia, reviewed with the BNF Board the contents of the Reorganization Agreement. After a discussion of the potential benefits of the transaction, financial and valuation analyses of the transaction and the terms of the proposed agreement, and questions and answers, RP Financial rendered its opinion that, as of such date, the consideration to be paid in the Reorganization was fair to holders of BNF Common Stock from a financial point of view. Thereafter, the BNF Board unanimously approved the Reorganization Agreement.

REASONS FOR THE REORGANIZATION AND RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF BNF AND UPC

        Reasons and Recommendation of Board of Directors of BNF. In light of the foregoing, the BNF Board has voted to recommend the approval of the Reorganization Agreement by the BNF shareholders for the following reasons:

                          (i) The trend in the banking industry is toward consolidation, and the opportunity for BNF to consolidate with UPC would provide the resources for BNF to compete more successfully in the future.

                          (ii) Given the trend in the banking industry as discussed above and the highly competitive environment in which BNF would be expected to compete in the future, the proper time to effect a merger with a larger institution is at the beginning of the trend and before increased outside competition has been successful in locating in BNF's market area.

                          (iii) As one of UPC's Community Banks, BNF and its staff would be able to significantly benefit from UPC's larger organization, larger capital base, operations and regulatory expertise.

                          (iv) UPC's philosophy is to provide its Community Banks with a substantial amount of operating autonomy, generally leaving existing management in place to manage the institution consistent with a past management philosophy, so long as such philosophy is not inconsistent with UPC's policies, and produces results consistent with results achieved while the institution was independent.

        The BNF Board also gave weight to a variety of additional factors in reaching its decision. The BNF Board considered, among other things: the consideration to be received in the Reorganization in relation to the book value, assets, and earnings per share, and projected earnings per share of BNF Common Stock; information concerning the financial condition, results of operations and prospects of BNF, including the return on assets and return on equity of BNF; the financial terms of other recent business combinations in the thrift and banking industries; the liquidity of the UPC Common Stock and the opinion of its financial advisor as to the fairness of the consideration to be received in the Reorganization to BNF's stockholders from a financial point of view.

        The BNF Board did not assign any specific or relative weight to any of the foregoing factors in determining to recommend the Reorganization to the BNF stockholders.

        THE BNF BOARD BELIEVES THAT THE REORGANIZATION IS IN THE BEST INTERESTS OF BNF AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT BNF'S STOCKHOLDERS VOTE "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT AND THE REORGANIZATION.

        UPC Reasons. Management of UPC has recommended to the UPC Board of Directors (the "UPC Board"), and the UPC Board has approved the Reorganization and the Reorganization Agreement because (i) BNF is located geographically in a state in which UPC has sought to increase its market share, and (ii) UPC believes that by providing BNF with access to the UPC capital base and other banking resources, BNF will be well positioned to compete in its market in the face of enhanced competition from larger, well capitalized institutions.

FAIRNESS OPINION OF RP FINANCIAL, INC.

        The Board of Directors of BNF retained RP Financial in April, 1993 as its financial advisor in connection with the Reorganization and requested RP Financial to render its opinion with respect to the fairness of the consideration to be delivered in the Reorganization ("Merger Consideration") from a financial point of view to BNF's stockholders. In requesting RP Financial's advice and opinion, the Board of Directors of BNF did not give any special instructions to, or impose any limitations upon the scope of the investigation which RP Financial might wish to conduct to enable it to give its opinion. RP Financial has delivered to BNF its written opinion dated January
27, 1994, and its updated opinion as of          *        , 1994, to the effect
that, based upon and subject to the matters set forth therein, as of the date thereof, the Merger Consideration is fair to the stockholders of BNF's Common Stock from a financial point of view. The opinion of RP Financial is directed toward the consideration to be received by BNF stockholders and does not constitute a recommendation to any BNF stockholder to vote for the Reorganization. A copy of the RP Financial opinion is set forth as Appendix C to this Proxy Statement/Prospectus and should be read in its entirety by stockholders of BNF.

        RP Financial was selected by BNF to act as its financial advisor because of RP Financial's expertise in the valuation of businesses and their securities for a variety of purposes including its expertise in connection with mergers and acquisitions of savings and loans, savings banks and savings and loan holding companies. RP Financial has previously acted as financial advisor to BNF in a variety of planning and valuation matters and in connection with inquiries from prospective acquirors. Pursuant to a letter agreement dated April 16, 1993 (the "Engagement Letter"), RP Financial estimates that it will receive from BNF total fees of $62,300, of which $10,000 has been paid to date, plus reimbursement of certain out-of-pocket expenses, for its services in connection with the Reorganization. In addition, BNF has agreed to indemnify and hold harmless RP Financial, any affiliates of RP Financial and the respective directors, officers, agents and employees of RP Financial who act for or on behalf of RP Financial from and against any and all losses, claims, damages and liabilities caused by or arising out of any untrue statement of a material fact contained in the information supplied by BNF to RP Financial or an omission to state a material fact in the information so provided that is required to be stated or necessary to make the statements therein not misleading. Pursuant to its agreement, BNF will not be required to indemnify RP Financial for any such losses, claims, damages, and liabilities if RP Financial is determined to be negligent or otherwise at fault, or if RP Financial is determined to have failed to exercise such due diligence and to conduct such independent investigations as the circumstances indicate; provided, however, that RP Financial will be entitled to indemnification for any such losses, claims, damages and liabilities to the extent that RP Financial reasonably relied upon information furnished by BNF whether or not BNF is determined to have been negligent or otherwise at fault. In addition, if RP Financial is entitled to indemnification from BNF under the agreement and in connection therewith incurs legal expenses in defending any legal action challenging the opinion of RP Financial where RP Financial is not negligent or otherwise at fault or is found by a court of law to be not negligent or otherwise at fault, BNF will indemnify RP Financial for all reasonable expenses.

        In rendering its financial advisory services, RP Financial reviewed and analyzed the following material: (1) the Reorganization Agreement, dated as of January 27, 1994, inclusive of its exhibits; (2) this Proxy Statement/Prospectus; (3) the following information for BNF and/or BANKFIRST --
(a) audited financial statements for the fiscal years ended September 30, 1989 through 1993, included or incorporated in Annual Reports to Shareholders, or Annual Reports on Form 10-K, and unaudited shareholder financial statements for the three- and six-month periods ended March 31, 1994, and certain internal and regulatory reports through March 31, 1994, (b) proxy statements for the last two years, (c) the business plan for the period from September 30, 1992 through September 30, 1995, and (d) unaudited internal and regulatory financial reports and analyses prepared by management and other related corporate records and documents regarding various aspects of BNF's assets and liabilities, particularly rates, volumes, maturities, market values, trends, credit risk, interest rate risk and liquidity risk of BNF's assets, liabilities, off-balance sheet assets, commitments and contingencies; (4) the following information for UPC -- (a) audited financial statements for the calendar years ended December 31, 1988 through 1993, included or incorporated in Annual Reports to Shareholders or Annual Reports on Form 10-K, and unaudited shareholder financial statements for the three months ended March 31, 1994, and other recent internal and regulatory reports, (b) proxy statements for the last two years, (c) 1993 and 1994 budget reports, (d) unaudited internal and regulatory financial reports prepared by management and other related corporate records and documents regarding various aspects of UPC's assets and liabilities, particularly rates, volumes, maturities, market values, trends, credit risk, interest rate risk and liquidity risk of UPC's assets, liabilities, off-balance sheet assets, commitments and contingencies; (5) discussions with BNF's current management and UPC's management regarding past and current business operations, financial condition, and future prospects of the respective institutions; (6) UPC's results compared to the latest publicly-available published financial statements, operating results and market pricing of publicly-traded banks and bank holding companies, including those with comparable characteristics; (7) market value information and pricing ratios of UPC Common Stock, such as market capitalization, volume, price history, price/earnings ratio, price/book ratio, price/tangible book ratio, price/assets ratio, dividend yield and dividend payout ratio, compared to other publicly-traded banks and bank holding companies with comparable characteristics; (8) the trading market for the BNF Common Stock compared to similar information for savings institutions or savings and loan holding companies with comparable resources, financial condition, earnings, operations and markets as well as for publicly-traded savings institutions and savings and loan holding companies with comparable financial condition, earnings, operations and markets; (9) BNF's financial, operational and market area characteristics compared to similar information for comparable savings institutions or savings and loan holding companies; (10) the potential for growth and profitability for BNF and UPC in their respective markets, specifically regarding competition by other banks, savings institutions, mortgage banking companies and other financial services companies, (11) economic projections in the local market area, and the impact of the regulatory, legislative and economic environments on operations of the thrift and banking industries; (12) the financial terms, financial and operating conditions and market areas of other recent business combinations of comparable savings institutions and savings and loan holding companies; and (13) the potential pro forma impact of the Reorganization on UPC's financial condition, operating results and per share figures.

        In rendering its opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the financial and other information concerning BNF and UPC as furnished by the respective institutions to RP Financial for review for purposes of its opinion, as well as publicly-available information regarding BNF and UPC and other financial institutions and economic data. BNF and UPC did not restrict RP Financial as to the material it was permitted to review. The budgets reviewed by RP Financial were prepared by the managements of BNF and UPC. Neither BNF nor UPC publicly disclosed internal management budgets of the type provided to RP Financial in connection with the review of the Reorganization. Such budgets were not prepared with a view towards public disclosure and were based on numerous variables and assumptions which are inherently uncertain, including without limitation factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such budgets. RP Financial assumed that the budgets had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of each respective institution. RP Financial did not review individual credit files nor did RP Financial perform or obtain any independent appraisals or evaluations of the assets, liabilities, subsidiaries and potential and/or contingent liabilities of BNF and UPC. RP Financial also assumed, without independent verification, that the aggregate allowances for loan losses for BNF and UPC were adequate to cover such losses. In addition, BNF and UPC informed RP Financial, and RP Financial assumed with BNF's consent, that the Reorganization will be accounted for on the books and records of UPC using the pooling of interests method of accounting. RP Financial expresses no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Reorganization as set forth in the Reorganization Agreement to be consummated. RP Financial did not address BNF's underlying business decision to proceed with the Reorganization and did not make any recommendation to the BNF Board with respect to any approval of the Reorganization or to the holders of BNF Common Stock with respect to any approval of the Reorganization.

        RP Financial's opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of
January 27, 1994, and              *                 , 1994; events occurring
after the most recent date could materially affect the assumptions used in preparing the opinion. Pursuant to the Reorganization Agreement, it is a condition to consummation of the Reorganization that RP Financial will confirm its opinion prior to the Effective Date of the Reorganization.

        In connection with rendering its opinion, RP Financial performed a variety of financial analyses, which are summarized below. Although the evaluation of the fairness, from a financial point of view, of the Merger Consideration was to some extent subjective based on the experience and judgment of RP Financial, and not merely the result of mathematical analysis of financial data, RP Financial principally relied on several analyses in its determinations. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. RP Financial believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by RP Financial without considering all such analyses and factors could create an incomplete view of the process underlying RP Financial's opinion. In its analyses, RP Financial took into account its assessment of general business, market, monetary, financial and economic conditions, industry performance and other matters, many of which are beyond the control of BNF and UPC as well as RP Financial's experience in securities valuation, its knowledge of financial institutions and its experience in similar transactions. With respect to the comparable company financial analysis and thrift acquisition transaction analysis summarized below, no public company utilized as a comparison is identical to BNF or UPC and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or public trading values of the companies concerned. The analyses were prepared solely for purposes of RP Financial providing its opinion as to the fairness of the Merger Consideration (as defined herein) to the BNF Board and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Any estimates contained in RP Financial's analyses are not necessarily indicative of future results of values, which may be significantly more or less favorable than such estimates. None of the analyses performed by RP Financial was assigned a greater significance by RP Financial than any other.

        Comparable Acquisition Transactions. RP Financial compared the Reorganization on the basis of stated multiples of stated book value, tangible book value and earnings of BNF implied by the Merger Consideration to be paid to the holders of BNF Common Stock as of the date of determination with the same ratios in pending acquisitions and consummated acquisitions during 1992 and 1993 of savings and loan associations, savings banks and savings and loan holding companies in Alabama and also those RP Financial deemed comparable in terms of size, location, capitalization, profitability and operating strategy and which were also publicly-traded prior to their acquisition. Such comparable acquisitions included institutions with total assets between $200 million and $1 billion, with a focus on institutions operating in the southeastern region of the country in markets comparable to BNF's. BNF's acquisition price to tangible book value of 1.76 times, as determined by UPC's closing price as of May 27, 1994, fell in the upper portion of the range of 14 comparable completed acquisitions in terms of price/tangible book value and exceeded the median price/tangible book value multiple of 1.4 times. BNF's acquisition price in relation to earnings of 14 times fell above the middle of the range of the 14 comparable completed acquisitions and was slightly above the median value of such transactions of 12.9 times. Due to the length of time typically required between announcement and completion of comparable transactions and to changing dynamics of the financial institutions industry in the last two years, RP Financial also compared BNF's proposed merger terms with selected currently pending transactions for thrift institutions with total assets of between $200 million and $1 billion. The medians in these seven announced transactions were as follows: 1.7 times tangible book value and 17.2 times earnings. In comparison, the implied pricing ratios for BNF were 1.76 times book value and 14 times earnings, which fell above and below the respective median values of the pending transactions, respectively, and were within the range of such transactions.

        No company or transaction used in this composite analysis is identical to BNF or the Reorganization. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved and other factors that could affect the public trading values of the securities of the company or companies to which they are being compared.

        Discounted Cash Flow Analysis. Using a discounted cash flow analysis, RP Financial estimated the present value of future dividends based on BNF's current payout ratio and assumed growth in BNF's dividend per share based on recent historical growth of dividends per share over a five-year period under alternative strategies and the present value of the sale-for-control value at the end of the fifth year, reflecting a range of multiples to book value of 1.25 to 1.75 times. Five alternative strategies were analyzed reflecting a base case scenario, a moderate growth scenario, a rapid growth scenario, a profit improvement scenario and a high dividend scenario. The price/tangible book multiples incorporated in RP Financial's analysis were primarily based on the annual average price/tangible book multiple for completed acquisitions of savings institutions which have fallen within the range of 1.1 to 1.3 times for the last five years, and, to a lesser extent, pending acquisitions currently averaging 1.7 times. The dividend streams and sale-of-control values were then discounted to present values using a 12 percent discount rate, based on current pricing of comparable publicly-traded savings institutions as well as a reasonable risk premium over the risk-free interest rate. The Merger Consideration falls in the upper end of the range of present values derived from these various scenarios of $21.43 to $30.99.

        Impact Analysis. RP Financial analyzed the effect of the proposed acquisition of BNF by UPC, specifically the pro forma impact on UPC's earnings per share, book value per share, tangible book value per share and dividends per share, based on data as of or for the three months ended March 31, 1994, and twelve months ended

December 31, 1993 reflecting BNF only, as well as all Recently Completed Acquisitions and Pending Acquisitions by UPC including BNF (see "Summary--Equivalent and Pro Forma Per Share Data"). At the time performed, this analysis indicated that the Reorganization, reflecting BNF only, was dilutive to UPC's earnings per share for the three months ended March 31, 1994 and twelve months ended December 31, 1993, and was dilutive to UPC's earnings per share, reflecting all Recently Completed Acquisitions and Pending Acquisitions including BNF, for the three-month period ended March 31, 1994, and twelve-month period ended December 31, 1993, before factoring in potential earnings synergies. Furthermore, the Reorganization was dilutive to UPC's book value and tangible book value per share as of March 31, 1994, reflecting the Reorganization only, and was dilutive to UPC's book value and tangible book value per share as of March 31, 1994 reflecting all Recently Completed Acquisitions and Pending Acquisitions including BNF. RP Financial also took into account UPC's listing on the NYSE, UPC's greater market capitalization and the liquidity of UPC Common Stock relative to BNF, UPC's stock pricing characteristics relative to BNF and to comparable publicly-traded banks and bank holding companies, and UPC's expressed intent and resources available to continue to build its franchise in the future through additional acquisitions. RP Financial considered various key financial ratios of UPC on a pro forma basis, including the asset and liability composition, level of non-performing assets, reserve coverage ratio, capital levels in comparison to capital requirements, profitability and return on assets. In addition, RP Financial considered UPC's size, markets served in several states and industry consolidation trends and BNF's relative size, market competition and opportunities for expansion. The impact analysis was based on data available at the time performed and should not be construed as indicative of the actual impact of the Reorganization upon consummation or future impact of the Reorganization following consummation.

        As described above, RP Financial's opinion and presentation to the BNF Board was one of many factors taken into consideration by the BNF Board in making its determination to approve the Reorganization Agreement. Although the foregoing summary describes the material components of the analyses presented by RP Financial to the BNF Board on January 27, 1994, and updated as of * , 1994, in connection with its opinion as of those dates, it does not purport to be a complete description of all the analyses performed by RP Financial and is qualified by reference to the written opinion of RP Financial set forth in Appendix C hereto, which BNF's stockholders are urged to read in its entirety.

TERMS OF THE REORGANIZATION

        At the Effective Time of the Reorganization, Interim (which was formed for the specific purpose of effecting the Reorganization) will merge with and into BNF, with BNF surviving the Reorganization and continuing after the Effective Time of the Reorganization to operate under the name BNF BANCORP, INC. The surviving corporation will become a wholly owned subsidiary of UPC. In the Reorganization, each share of BNF Common Stock outstanding immediately prior to the Effective Time of the Reorganization, will be converted exclusively into the right to receive shares of UPC Common Stock and all options to purchase BNF Common Stock will be converted exclusively into options to purchase UPC Common Stock, all as provided in the Reorganization Agreement.

        The number of shares of UPC Common Stock to be received by the BNF Record Holders immediately prior to the Effective Time of the Reorganization will be determined pursuant to a conversion formula described in Section 3.1(e) of the Reorganization Agreement which is based on the Current Market Price of the UPC Common Stock. Pursuant to the Reorganization Agreement, upon the consummation of the Reorganization, each outstanding share of BNF Common Stock would be converted exclusively into the right to receive in exchange therefor
(i) a number of whole shares of UPC Common Stock based on the Current Market Price (the average closing price per share of the UPC Common Stock on the NYSE for the 10 trading days next preceding the Closing Date of the Reorganization) and, after aggregating all whole and fractional shares to which the BNF Record Holder is entitled; (ii) a cash payment in settlement of any remaining fractional share of UPC Common Stock, and each outstanding option to purchase BNF Common Stock under BNF's stock option plan would continue outstanding as an option to purchase, in place of each share of BNF Common Stock, the number of shares (after aggregation, rounded to the nearest whole share) of UPC Common Stock that would have been received by the option holder in connection with the Reorganization assuming that the option had been exercised immediately before the Effective Time of the Reorganization, on the same terms and conditions except for appropriate pro rata adjustments to the option price per share so the aggregate option price would remain the same. If the Current Market Price of the UPC Common Stock is greater than or equal to $24.00, the exchange ratio (i.e., the number of shares of UPC Common Stock to be received in exchange for each share of BNF Common Stock) will be 1.078. If the Current Market Price is less than $24.00, BNF will have the right to either: (i) consummate the Reorganization at the same exchange ratio of 1.078 or (ii) terminate the Reorganization Agreement; provided, however, that in the event BNF should elect to so terminate the Reorganization Agreement, UPC shall have the right to reinstate the Reorganization Agreement and the Reorganization by increasing the exchange ratio to $25.87 divided by the Current Market Price. If the Reorganization had been closed on June * , 1994, the Current Market Price of
UPC Common Stock would have been $  *   per share, such that the value of the
UPC Common Stock entitled to be received in exchange for each outstanding share of BNF Common Stock would have been approximately equal to $ * . No fractional shares of UPC Common Stock will be issued in respect to BNF Common Stock, and, after aggregation of the shares (and fractional shares) of UPC Common Stock to which a BNF Record Holder is entitled, cash will be paid by UPC in lieu of any remaining fractional share based on the Current Market Price.

        For information regarding arrangements for the benefit of the directors, officers and employees of BNF in the Reorganization, see "-- Interests of Certain Persons in the Reorganization."

EFFECTIVE DATE AND EFFECTIVE TIME OF THE REORGANIZATION

        A Certificate of Merger along with the executed Plan of Merger will be filed as soon as practicable after all conditions precedent contained in the Reorganization Agreement have been satisfied or lawfully waived, including receipt of all regulatory approvals and expiration of all statutory waiting periods, or on such later date as may be agreed to by UPC and BNF. The Effective Time of the Reorganization will be at the time the Certificate of Merger along with the Plan of Merger are filed in the Office of the Delaware Secretary of State pursuant to the DGCL or at such later time as the parties may agree and specify in the Plan of Merger. The Effective Date of the Reorganization will be the day on which the Effective Time of the Reorganization occurs. It is presently expected that the Certificate of Merger will be filed and will specify, by agreement of the parties, an Effective Time of the Reorganization to occur during the third quarter of 1994. There can be no assurance that such expectation will be achieved.

SURRENDER OF CERTIFICATES

        As promptly as practicable after the Effective Time of the Reorganization, UPNB, acting in the capacity of exchange agent (the "Exchange Agent"), will mail to each BNF Record Holder (each person who was a holder of record of BNF Common Stock immediately prior to the Effective Time of the Reorganization) a form letter of transmittal, together with instructions and a return envelope (collectively, the "Exchange Materials") to facilitate the exchange of such holder's certificates, formerly representing shares of BNF Common Stock, for certificates representing shares of UPC Common Stock and a cash payment in lieu of any remaining fractional share.

        Upon receipt of the Exchange Materials, BNF Record Holders should complete the letter of transmittal in accordance with the instructions provided and deliver the letter of transmittal, together with all stock certificates formerly representing shares of BNF Common Stock to the Exchange Agent in the return envelope provided. Provided the Exchange Agent shall have received the certificates and related documentation completed in proper form, as soon as practicable after the Effective Time of the Reorganization, UPC will issue, and the Exchange Agent will mail, to the BNF Record Holder a certificate representing the whole number of shares of UPC Common Stock to which such holder is entitled pursuant to the Reorganization Agreement and a check in the amount of the cash consideration with respect to any remaining fractional share to which the holder is entitled. No consideration will be delivered to a BNF Record Holder unless and until such holder shall have delivered to the Exchange Agent in accordance with the Exchange Materials provided, all certificates formerly representing the shares of BNF Common Stock held by him and in respect of which he claims payment is due, or such documentation, if applicable, and security in respect of lost or stolen certificates as is required by the Reorganization Agreement.

        No dividend or other distribution with respect to the UPC Common Stock will be paid or delivered to the holder of any unsurrendered BNF certificate until the holder surrenders such certificate(s) in accordance with the Exchange Materials, at which time the holder will be entitled to receive all previously withheld dividends and distributions, without interest.

        After the Effective Time of the Reorganization, there will be no further transfers on BNF's stock transfer books of shares of BNF Common Stock issued and outstanding immediately prior to the Effective Time of the Reorganization. If certificates representing shares of BNF Common Stock should be presented for transfer after the

Effective Time of the Reorganization, they will be returned to the presenter together with a form of letter of transmittal and exchange instructions.

        Neither UPC, the Exchange Agent, BNF nor any other person will be liable to any former holder of BNF Common Stock for any amount properly delivered to a public official pursuant to applicable unclaimed property, escheat or similar laws.

        If a certificate formerly representing BNF Common Stock has been lost, stolen or destroyed, the Exchange Agent will deliver the consideration properly payable with respect to such certificate in accordance with the Reorganization Agreement upon receipt of appropriate evidence as to such loss, theft or destruction; appropriate evidence as to ownership of such certificate by the claimant; and a lost instrument bond in form and with a surety satisfactory to UPC and the Exchange Agent as required by the Exchange Materials.

CONDITIONS TO CONSUMMATION OF THE REORGANIZATION

        The respective obligations of UPC and BNF to effect the Reorganization are subject to the satisfaction of the following conditions prior to the Closing
Date: (i) approval of the Reorganization Agreement and the transactions contemplated thereby by the affirmative votes of the holders of a majority of the BNF Common Stock outstanding on the voting record date and entitled to vote at the Special Meeting; (ii) approval of the Reorganization Agreement and the transactions contemplated thereby by the Federal Reserve, the OTS and the Alabama Department, and the expiration of any statutory waiting periods; (iii) receipt of all other regulatory and contractual consents necessary to consummate the transactions contemplated by the Reorganization Agreement; (iv) the satisfaction of all other requirements prescribed by law as conditions precedent to the consummation of the transactions contemplated by the Reorganization Agreement; (v) none of UPC, Interim, BNF or BANKFIRST will be subject to any order, decree or injunction of a court or agency which presents a substantial risk of the restraint or prohibition of the consummation of the Reorganization or the obtaining of material damages or other relief in connection therewith; and (vi) the Registration Statement of which this Proxy Statement/Prospectus forms a part shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission.

        The obligations of UPC and Interim to effect the Reorganization are further subject to the satisfaction or waiver by UPC of, among others, the following conditions: (i) each of the material acts and undertakings of BNF and/or BANKFIRST to be performed at or before the Closing Date pursuant to the Reorganization Agreement shall have been duly performed, except for breaches of acts and undertakings which would not have, or would not be reasonably expected to have, any material adverse effect on the business or operations of BNF and/or BANKFIRST taken as a whole; (ii) the representations and warranties of BNF and/or BANKFIRST contained in Article 5 of the Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and for breaches of representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the business or operations of BNF and BANKFIRST taken as a whole; (iii) UPC shall have received a certificate signed by the Secretary or Assistant Secretary of BNF and BANKFIRST certifying that BNF's and BANKFIRST's respective Boards of Directors have duly adopted resolutions approving the substantive terms of the Reorganization Agreement and authorizing the consummation of the transactions contemplated by the Reorganization Agreement, that each person that executed the Reorganization Agreement on behalf of BNF and BANKFIRST is who he/she claims to be, and that BNF and BANKFIRST are in good standing under their respective corporate charters; (iv) between January 27, 1994 and the Closing Date, there shall have been no damage to or destruction of real property, improvements or personal property of BNF or BANKFIRST which materially reduces the market value of such property, and no zoning or other order, limitation or restriction imposed against the same that might have in either case a material adverse impact upon the operations, business or prospects of BNF or BANKFIRST; (v) BNF and BANKFIRST shall have afforded UPC and its authorized agents reasonable access to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to BNF and BANKFIRST: (vi) no material adverse change in the business, property, assets, liabilities, prospects, operations, liquidity, income, or condition, or net worth of BNF or BANKFIRST taken as a whole shall have occurred since January 27, 1994; (vii) UPC shall have received a legal opinion, dated the date of the Closing Date, from counsel to BNF and BANKFIRST as to the good standing of BNF and BANKFIRST, the enforceability and due authorization of the Reorganization Agreement and the receipt of all required approvals (subject to limitations as permitted in the Reorganization Agreement); (viii) neither BNF nor BANKFIRST shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which BNF or BANKFIRST would merge, consolidate with, effect a business combination with, sell any substantial part of their assets, acquire a significant part of the shares or assets of any other person or entity, adopt any "poison pill" or other type of anti-takeover arrangement, any stockholder rights provision, or any "golden parachute" or similar program which would have the effect of materially decreasing the value of BNF or BANKFIRST or the benefits of acquiring the BNF Common Stock; (ix) satisfaction by BNF and BANKFIRST of all of the covenants in Section 8.2(i) of the Reorganization Agreement; (x) each member of the Board of Directors of BNF shall have entered into a non-compete agreement with UPC and BNF; (xi) UPC shall have received from Price Waterhouse and Deloitte & Touche letters within five business days prior to the Closing Date stating such accountants' opinion that the Reorganization should be accounted for by UPC as a "pooling of interests" for financial statement purposes and that nothing has come to their attention that would cause them to believe that BNF has taken, or failed to take, any actions that would cause the Reorganization not to qualify for "pooling of interest" accounting treatment insofar as they relate to accounting matters; (xii) UPC shall have received a written opinion from counsel to the effect that the transactions contemplated by the Reorganization Agreement and the Plan of Merger will constitute one or more tax-free reorganizations under
Section 368 of the Internal Revenue Code and that BNF Record Holders will not recognize any gain or loss to the extent that such BNF Record Holders exchange shares of BNF Common Stock for shares of UPC Common Stock as contemplated by the Reorganization Agreement and the Plan of Merger assuming that the shares of BNF Common Stock so exchanged are held by them as capital assets at the time of such exchange; (xiii) UPC shall have received a written commitment from each BNF Record Holder who would be deemed an "affiliate" of BNF as of the Closing Date and who accepts shares of UPC Common Stock, committing to UPC that such BNF Record Holder shall not pledge, assign, sell, transfer, devise, otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such BNF Record Holder upon consummation of the Reorganization, nor enter into any formal or informal agreement to pledge, assign, sell or transfer, devise or otherwise alienate his or her right, title and interests in any of the shares of UPC Common Stock to be delivered by UPC pursuant to the terms and conditions of the Reorganization Agreement until such time as UPC shall have publicly released a statement of UPC's consolidated earnings reflecting the combined financial results of operations of UPC and BNF for a period of not less than 30 days subsequent to the Effective Time of the Reorganization; and (xiv) Mr. William D. Powell and Mr. C. Raymond Duncan shall each have entered into an employment agreement with UPC or BNF and shall have waived all rights under any existing employment agreements except to the extent Messrs. Powell and Duncan are entitled to payments in satisfaction of the existing employment agreements.

        The obligations of BNF and BANKFIRST to effect the Reorganization are further subject to the satisfaction or waiver by BNF of, among other things, the following conditions: (i) each of the material acts and undertakings of UPC and/or Interim to be performed at or prior to the Closing Date pursuant to the Reorganization Agreement shall have been duly performed, except for breaches of acts and undertakings which would not have, or would not reasonably be expected to have, any material adverse effect on the business or operations of UPC and the UPC subsidiaries taken as a whole; (ii) the representations and warranties of UPC and Interim contained in Article 4 of the Reorganization Agreement shall be true and complete, in all material respects, on and as of the Effective Time of the Reorganization, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and for breaches of representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the business or operations of UPC and the UPC subsidiaries taken as a whole;
(iii) BNF shall have received a certificate signed by the Secretary or Assistant Secretary of UPC and Interim dated as of the Closing Date certifying that UPC's and Interim's respective Boards of Directors have duly adopted resolutions approving the substantive terms of the Reorganization Agreement and authorizing the transactions contemplated by the Reorganization Agreement, that each person that executed the Reorganization Agreement on behalf of UPC and Interim is who he or she claims to be, and that UPC and Interim are in good standing under their respective corporate charters; (iv) BNF shall have received a certificate executed by an authorized officer of the Exchange Agent to the effect that the Exchange Agent has received and holds in its possession certificates evidencing and representing that number of shares of UPC Common Stock and cash funds sufficient to meet the obligations of UPC to the BNF Record Holders to deliver the consideration under the Reorganization Agreement; (v) BNF shall have been furnished an opinion of counsel to UPC and Interim as of the Closing Date to the effect that UPC and Interim are in good standing, that the Reorganization Agreement has been duly and validly authorized, executed and delivered by UPC and Interim, that neither the execution nor delivery by UPC or Interim of the Reorganization Agreement violates or conflicts with either of their corporate charters or bylaws, that all governmental approvals have been received, and that the shares of UPC Common Stock to be issued in the names of the BNF Record Holders and delivered in exchange for their shares of BNF Common Stock will be duly authorized, validly issued, fully paid and non-assessable; (vi) BNF shall have received a "fairness opinion" letter from RP Financial to the effect that, in the opinion of RP Financial, the consideration to be received by the BNF Record Holders is fair to such holders from a financial point of view; and (vii) BNF shall have received a written opinion from counsel to the effect that the transactions contemplated by the Reorganization Agreement and the Plan of Merger will constitute one or more tax-free reorganizations under Section 368 of the Internal Revenue Code and that the BNF Record Holders will not recognize any gain or loss to the extent that such BNF Record Holders exchange such shares of BNF Common Stock for shares of UPC Common Stock as contemplated by the Reorganization Agreement and assuming that the shares of BNF Common Stock so exchanged are held by them as capital assets at the time of such exchange.

        No assurance can be provided as to whether all of the conditions precedent to the Reorganization will be satisfied or waived by the party lawfully permitted to do so.

REGULATORY APPROVALS

        The Reorganization is subject to prior approval by (i) the Alabama Department under Title 5-14A-3 et seq. of the Alabama Code and the regulations promulgated thereunder; (ii) the OTS under the Home Owners Loan Act ("HOLA"); and (iii) the Federal Reserve under Section 4 of the Bank Holding Company Act of 1956, as amended (the "BHCA"). The BHCA and HOLA require that the Federal Reserve and the OTS take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. Applications for such approvals have been filed with the Federal Reserve, the OTS and the Alabama Department. The BHCA and HOLA prohibit the Federal Reserve and the OTS from approving the Reorganization if to do so would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve and the OTS should find that the anticompetitive effects of the Reorganization are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve and the OTS have the authority to deny an application if they conclude that the combined organization would have an inadequate capital position or that the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977.

        Under the HOLA, the Reorganization may not be consummated until the 30th day following the date of OTS approval, during which time the United States Department of Justice has an opportunity to challenge the Reorganization on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the OTS's approval unless a court specifically orders otherwise. There can be no assurance that the Department of Justice will not challenge the Reorganization, or if such challenge is made, as to the result thereof.

        The Reorganization may not lawfully proceed in the absence of the requisite prior regulatory approvals. Approval of the Federal Reserve was obtained on April 21, 1994. As of the date of this Proxy Statement/Prospectus, the applications are still pending with the OTS and the Alabama Department. See "-- Conditions to Consummation of the Reorganization" and "-- Waiver and Amendment; Termination."

CONDUCT OF BUSINESS PENDING THE REORGANIZATION

        The Reorganization Agreement contains certain restrictions upon the conduct of BNF's and BANKFIRST's business pending consummation of the Reorganization. In particular, the Reorganization Agreement provides, in part, that, except as otherwise provided in the Reorganization Agreement and/or without the written consent of UPC, BNF and BANKFIRST, respectively, may not, among other things, (i) amend its charter or bylaws; (ii) permit any lien to exist in respect to any share of stock held by BNF or any subsidiary; (iii) repurchase or redeem any of its capital stock, split or otherwise subdivide its capital stock, recapitalize in any way or declare a stock dividend in respect to the BNF Common Stock, or pay any cash dividends except permitted cash dividends (see "-- Payment of Dividends"); (iv) issue or sell any BNF Common Stock or sell or otherwise dispose of a substantial part of BNF's or BANKFIRST's assets or earnings power; (v) dispose of, discontinue or acquire any material assets or businesses other than in the ordinary course of business; (vi) incur any additional debt in excess of $50,000 except in the ordinary course of business;
(vii) increase compensation, pay bonuses or enter into severance arrangements except in accordance with past practices; (viii) amend any existing employment contract with any person having a salary in excess of $30,000 per year or enter into any new employment contract providing for an annual salary exceeding $30,000 per year unless BNF or its subsidiaries may terminate same at will without liability; (ix) adopt any new benefit plan; (x) enter into any new service contracts, purchase or sale agreements or lease agreements having a value in excess of $100,000 to BNF or any subsidiary; (xi) make any capital expenditures except in the ordinary course of business; (xii) extend credit (or commit to extend credit) to any officer, director or known holder of 2% or more of BNF Common Stock if such extension of credit, together with any other outstanding extension of credit to such person, would exceed 2% of the capital of BNF or BANKFIRST, or amend the terms of any such credit; or (xiii) acquire direct or indirect control over any person or entity except in the ordinary course of business or in connection with internal reorganizations and acquisitions in BNF's or BANKFIRST's fiduciary capacity. Moreover, BNF and BANKFIRST, respectively, shall, among other things, operate in the usual, regular and ordinary course, preserve its organization and assets and maintain its rights and franchises, use its best efforts to retain its customer base and assist UPC in procuring all applicable regulatory approvals.

PAYMENT OF DIVIDENDS

        Prior to the Effective Date of the Reorganization, BNF is permitted under the Reorganization Agreement to declare and pay its customary and ordinary quarterly cash dividend with respect to the BNF Common Stock which may be increased by $.01 per share, provided, however, that if the Effective Date of the Reorganization shall not have occurred on or before October 1, 1994, BNF may increase its quarterly dividend for any quarter subsequent to such date but prior to the Effective Date of the Reorganization to an amount not to exceed a cash dividend having a dividend payout ratio equal to the most recent quarterly dividend payout ratio of UPC on shares of UPC Common Stock adjusted by the Exchange Ratio. Notwithstanding the foregoing, the Reorganization Agreement prohibits BNF from paying a dividend if such payment would disqualify the Reorganization from being accounted for by UPC under the pooling of interests method of accounting. See "UPC Common Stock and Preferred Stock -- UPC Common Stock -- Dividends."

WAIVER AND AMENDMENT; TERMINATION

        Prior to the Effective Date of the Reorganization, any condition of the Reorganization Agreement may (to the extent allowed by law) be waived by the party benefitted by the provision or may be amended or modified (including the structure of the transaction) by an agreement in writing approved by the Boards of Directors of UPC and BNF; provided, however, that no such amendment may be effected after stockholder approval of the Reorganization Agreement without approval of the BNF stockholders if the effect of such amendment would be to change the amount or the type of consideration to be paid in the Reorganization to the BNF Record Holders.

        The Reorganization Agreement may be terminated at any time prior to the Effective Date of the Reorganization, either before or after approval by the BNF stockholders, as follows: (i) by the mutual consent of the parties; (ii) by UPC or Interim if BNF or any subsidiary of BNF, respectively, should violate any affirmative or negative covenant under Article 7 of the Reorganization Agreement with respect to the operation of its business; (iii) by UPC, Interim or BNF if the Closing shall not have occurred on or before October 1, 1994, unless the failure is due to the failure of the party seeking to terminate; (iv) by UPC, Interim or BNF if any governmental or regulatory approval is denied (or conditioned upon a substantial deviation from the transaction contemplated) and not successfully appealed within certain time limits; (v) by either party if the other party's conditions have not been satisfied or waived as of the Closing Date; (vi) by UPC or Interim if BNF or any subsidiary of BNF should enter into a formal capital plan requiring BNF or BANKFIRST to raise capital or sell substantial assets in cooperation with applicable banking regulators; (vii) by BNF or BANKFIRST in the event the Current Market Price per share of UPC Common Stock should be less than $24.00 per share; provided, however that in the event BNF should so terminate the Reorganization Agreement, UPC shall have the right to reinstate the Reorganization Agreement and the Reorganization by increasing the Exchange Ratio to $25.87 divided by the Current Market Price of UPC Common Stock; (viii) by UPC or Interim if there shall have been any material adverse change affecting BNF, BANKFIRST or affecting the rights of holders of BNF Common Stock; or (ix) by UPC or Interim if BNF or any subsidiary of BNF enters into any letter of intent or agreement with a view to being acquired or effecting a business combination.

        In the event of the valid termination of the Reorganization Agreement by either UPC, Interim or BNF, the Reorganization Agreement shall become void, and there will be no liability on the part of either party or their officers or directors except for liability for breach of the Reorganization Agreement or for any misstatement or misrepresentation made prior to such termination.

LIMITATION ON NEGOTIATIONS

        The Reorganization Agreement provides that BNF and BANKFIRST will not (and will use their best efforts to ensure that their directors, officers, employees and advisors do not) institute, solicit or knowingly encourage any inquiry, discussion or proposal, or participate in any discussions or negotiations with, provide any confidential or non-public information to, any entity or group concerning any "Acquisition Proposal" (as defined, generally, any agreement or proposal pursuant to which any entity other than UPC would acquire, directly or indirectly, BNF ownership or the right to vote 10% of the outstanding BNF Common Stock or a significant portion of the assets or earning power of BNF), except for actions reasonably considered based on the advice of counsel to be required to fulfill the fiduciary obligations of the BNF Board. BNF must notify UPC immediately following receipt of any Acquisition Proposal. In the event BNF were to enter into a letter of intent or agreement with respect to an Acquisition Proposal not solicited by the BNF Board, or in the event such Acquisition Proposal were the result of a hostile takeover of BNF, BNF or the acquiror would be required to pay liquidated damages upon consummation of the transaction contemplated by such Acquisition Proposal in the amount of $3,500,000 to UPC, which amount represents the sum of the agreed expenses incurred by UPC in connection with the Reorganization and the agreed loss to UPC in the event the Reorganization is not consummated. Such sum would be payable immediately in the event that BNF were to enter into a letter of intent or agreement with respect to an Acquisition Proposal solicited by the BNF
Board. The limitation on negotiations and provision for liquidated damages will remain in effect until October 1, 1994, unless before that date either the Reorganization is consummated or the Reorganization Agreement is terminated, or the Reorganization is otherwise not consummated, under specified circumstances. These provisions may have the effect of discouraging competing offers to acquire or merge with BNF.

MANAGEMENT AFTER THE REORGANIZATION

        Directors and Officers of UPC. The directors and officers of UPC will not be affected by the Reorganization.

        Directors and Officers of BNF. The Reorganization Agreement provides that after the Effective Time of the Reorganization, the surviving corporation will be managed by a board of directors consisting of the members of the Board of Directors of BNF serving in such capacity immediately prior to the Effective Time of the Reorganization and by officers consisting of the officers of BNF serving in such capacity immediately prior to the Effective Time of the Reorganization. All directors of BNF serve three-year terms but may be re-elected or reappointed, as the case may be. UPC has agreed to reelect each BNF director for at least one additional term following consummation of the Reorganization and upon the expiration of their current term. For information regarding BNF's executive officers and directors, see BNF's Annual Report on Form 10-K incorporated herein by reference and a copy of which is included as Appendix A to this Proxy Statement/Prospectus. See also, "Incorporation of Certain Documents by Reference."

EXECUTIVE COMPENSATION

        Summary Compensation Table. The following information is furnished for the President and Chief Executive Officer of BNF and BANKFIRST. No other executive officer of BNF or BANKFIRST received salary and bonuses in excess of $100,000 during the fiscal year ended September 30, 1993.

                                            Summary Compensation Table*
                                                                          Long-Term Compensation
  Name and                            Annual Compensation                         Awards               Payouts
  Principal                                           Other Annual        Restricted Stock  Options/    LTIP       All Other
  Position               Year      Salary     Bonus    Compensation        Award(s)         SARs(#)    Payout    Compensation (1)
- ---------------------------------------------------------------------------------------------------------------------------------
  William D. Powell,
  President and Chief   1993       $118,625   $28,625        --              --               --          --         $44,641(3)
  Executive Officer
  of                    1992        113,331    20,592        --              --             8,250(2)      --          35,991(4)
  BNF and
  BANKFIRST             1991        108,768    10,560        --              --               --          --          32,719(5)


*All  compensation is paid by BANKFIRST.

(1) Does not include amounts payable pursuant to an employment agreement in the event of a "change of control" of BNF. For a discussion of the employment agreement to which Mr. Powell is a party, including the amounts payable in the event of a "change of control," see "--Interests of Certain Persons in the Reorganization."
(2)      Adjusted for 3-for-2 stock split on June 12, 1992.
(3) Includes retirement plan employer contribution ($37,739), group term life insurance premium payments ($2,878), automobile mileage allowance ($3,046) and 401(k) plan employer matching contribution ($978).
(4) Includes retirement plan employer contribution ($31,153), group term life insurance premium payments ($1,935), automobile mileage allowance ($2,242) and 401(k) plan employer matching contribution ($661).
(5) Includes retirement plan employer contribution ($26,694), group term life insurance premium payments ($1,935), automobile mileage allowance ($3,537) and 401(k) plan employer matching contribution ($553).

        Pension Plan Table. The following table indicates the annual retirement benefit that would be payable under the BNF Pension Plan upon retirement at age 65 to a participant electing to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of Pension Plan compensation and various specified years of credited service.

                                              PENSION PLAN TABLE

   Average Earnings                Estimated Annual Pension for Representative Years of Service

                           15                20                 25                30                35
      $ 50,000          $ 9,216            $12,852           $17,124           $21,600           $26,556

        60,000           11,808             16,308            21,444            26,784            32,604

        70,000           14,400             19,764            25,764            31,968            38,652

        80,000           16,992             23,220            30,084            37,152            44,700

        90,000           19,584             26,676            34,404            42,336            50,748

       100,000           22,176             30,132            38,712            47,520            56,784

       110,000           24,768             33,588            43,032            52,704            62,832

       120,000           27,360             37,044            47,352            57,888            68,880

        Option Exercise/Value Table. The following information with respect to options exercised during the fiscal year ended September 30, 1993 and remaining unexercised at the end of the fiscal year, is presented for Mr. Powell.

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                       AND FISCAL YEAR END OPTION VALUES

                                                                         Number of             Value of
                                                                        Unexercised         Unexercised In-
                                                                       Options at FY-      the-Money Options
                                                                           End(#)            at FY-End ($)
                         Shares Acquired on
                              Exercise           Value Realized         Exercisable/         Exercisable/
          Name                   (#)                  ($)              Unexercisable         Unexercisable
   William D. Powell             --                    --                39,750/--           $522,551/$--


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.

         As of May 24, 1994, 1,784,193 shares of BNF Common Stock were issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Persons or groups owning in excess of 5% of BNF's Common Stock are required to file certain reports disclosing such ownership pursuant to the Exchange Act. Based upon such reports the following table sets forth, as of May 25, 1994, certain information as to the shares of Common Stock beneficially owned by all officers, directors, and their affiliates, of BNF as a group. Management knows of no person who owned more than 5% of BNF's outstanding shares of Common Stock at May 25, 1994.


   Name and Address of Beneficial       Amount and Nature of Beneficial     Percent of Shares of Common
               Owner                            Ownership (1)                   Stock Outstanding
               -----                            -------------                   -----------------
 James E. Horton, Jr.                                24,862                           1.39 %

 Newton B. Powell(2)                                  9,375                           0.52

 Ernest M. Smith, Jr.                                14,625                           0.82

 Luther E. Roberts                                   14,700                           0.82

 William D. Powell (2)                               53,235 (3)                       2.92 (3)

 Dr. W. David White                                  18,354                           1.03

 All Officers and Directors as a                    180,747                           9.59 %
 Group (13 persons)


(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he has or shares voting and/or investment power with respect to such security, or has the right to acquire, through the exercise of stock options or otherwise, beneficial ownership at any time within 60 days from May 25, 1994. Unless otherwise indicated, all shares are owned directly by the named individuals or by the individuals indirectly through a trust, corporation or association, or by the individuals or their spouses as custodians or trustees for the shares of minor children. The named individuals effectively exercise voting and investment power over such shares.
(2)      Newton B. Powell and William D. Powell are unrelated.
(3) Includes 39,750 shares underlying options exercisable within 60 days of May 25, 1994.

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

        The directors and executive officers of BNF beneficially own approximately 9.59% of the shares of BNF Common Stock, including unexercised stock options, and will receive in the Reorganization the consideration described above. All directors and executive officers of BNF also are likely to retain their positions as directors and executive officers of BNF.

        The officers and employees of BANKFIRST following the Reorganization will continue to hold their employment positions and titles held immediately prior to the Reorganization, and will receive compensation at least equivalent to their compensation before the Reorganization. All officers and employees of BANKFIRST will be eligible to participate in the UPC retirement plans following the anticipated termination of the existing BANKFIRST retirement plans. Long term medical and health insurance will be provided to all of BNF's and BANKFIRST's employees through the health insurance plan provided by UPC to its employees, with any pre-existing individual condition that was insured under BANKFIRST's medical plan to continue to be insured under UPC's plan. BANKFIRST employees will also participate in UPC's group life and disability insurance programs.

        UPC has agreed to indemnify the current directors, officers, and employees of BNF and BANKFIRST for a period of six years against claims arising out of acts and omissions occurring prior to the Effective Time of the Reorganization. Following the Effective Time of the Reorganization, BNF and BANKFIRST directors, officers, and employees will be covered on a prospective basis under UPC's directors' and officers' liability insurance policy. In addition, UPC will cause BNF or any successor thereto to indemnify such persons under applicable provisions of BNF's Certificate of Incorporation.

        Under the terms of the Reorganization Agreement, Messrs. William D. Powell, President and Chief Executive Officer, and C. Raymond Duncan, Senior Vice President and Treasurer, of BNF and BANKFIRST will receive payments of $389,774 and $230,765, respectively, in settlement and full satisfaction of the terms of their employment agreements dated February 15, 1991 with BANKFIRST.

        Upon the Effective Time of the Reorganization, BNF, BANKFIRST, and UPC will enter into new employment agreements with Messrs. Powell and Duncan. The agreement with Mr. Powell provides for an initial base salary of $150,000 with bonuses and future salary adjustments subject to the discretion of the management of UPC. The initial term of the agreement is three years. Upon the expiration of the initial term, the agreement may be extended annually for an additional year. The agreement with Mr. Duncan provides for an initial base salary of $80,000 with bonuses and future salary adjustments subject to the discretion of the Board of Directors of BANKFIRST. The initial term of the agreement is three years and such term may be extended annually for an additional year by the Board of Directors of BANKFIRST. In the event of either Mr. Powell's or Mr. Duncan's termination following a change of control of UPC, BNF, or BANKFIRST, the terminated party would be entitled to a severance payment equal to 2.99 times the average of his compensation from BNF and BANKFIRST over the five years preceding his termination and the continuation of other employee benefits for a three-year period.

        In consideration of the anticipated termination of the BANKFIRST Pension Plan following the consummation of the Reorganization, Messrs. Powell and Duncan will enter into supplemental retirement income agreements with BNF and BANKFIRST to provide for the restoration of benefits otherwise payable under the Pension Plan if the plan were continued until each individual attained age 65, the normal retirement age under the Pension Plan. Upon the termination of employment of Mr. Powell or Mr. Duncan, benefits will be payable by BNF and BANKFIRST in a lump sum determined on an actuarial basis by reference to each individual's vested accrued benefits upon termination of the BANKFIRST Pension Plan and the projected benefits payable under the Pension Plan at age 65. If termination of employment occurs prior to age 65, the supplemental benefit payable will be reduced proportionately. In addition, Mr. Duncan's supplemental benefit will be offset by amounts accumulated through tax-qualified retirement plans of UPC during any period of service with UPC through his termination of employment.

        Under the Reorganization Agreement, if not exercised prior to the Effective Time of the Reorganization, each option granted to officers and employees of BANKFIRST under the BNF 1986 Stock Option and Incentive Plan and to BNF's outside directors under the BNF 1991 Non-Incentive Stock Option Plan for Outside Directors, will be converted into an option for the number of shares of UPC Common Stock that would have been received by the optionholder had the BNF stock option been exercised by the holder prior to the Effective Time of the




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
Reorganization. The exercise price per share of each option assumed in the Reorganization will be the same price as in effect prior to the consummation of the Reorganization. The terms and conditions of the BNF stock option plans and any option agreement thereunder will continue to apply to BNF stock options assumed by UPC. As of May 25, 1994, there were 121,487 options outstanding under the two BNF stock option plans.

        Under the Reorganization Agreement and subject to the terms and conditions of UPC's 1992 Stock Incentive Plan, Messrs. Powell and Duncan and BANKFIRST senior vice presidents Wallace Terry, Miles Wright, and Richard Gowan will receive UPC stock options to purchase 10,000, 5,000, 1,500, 1,500, and 1,500 shares of UPC common stock, respectively.


COMPARISON OF STOCKHOLDER RIGHTS

        Introduction. Upon consummation of the Reorganization, holders of BNF's Common Stock, whose rights are presently governed by Delaware corporate law and BNF's Certificate of Incorporation and Bylaws, and indirectly by applicable OTS regulations and BANKFIRST's Charter and Bylaws, will become stockholders of UPC, a Tennessee corporation. Accordingly, their rights will be governed by Tennessee corporate law and the Charter and Bylaws of UPC, and indirectly by the regulations of the Federal Reserve and other federal banking regulatory agencies. Certain differences arise from differences between the Certificate of Incorporation and Bylaws of BNF and the Charter and Bylaws of UPC. The following discussion is not intended to be a complete statement of all differences affecting the rights of stockholders, but summarizes material differences and is qualified in its entirety by reference to the Charter and Bylaws of UPC and the Certificate of Incorporation and Bylaws of BNF. See "Available Information."

        Issuance of Capital Stock. The Certificate of Incorporation of BNF authorizes the issuance of 3,200,000 shares of common stock, par value $.01 per share, and 400,000 shares of preferred stock, par value $.01 per share. The Charter of UPC authorizes the issuance of 50,000,000 shares of common stock, par value $5.00 per share, and 10,000,000 shares of serial preferred stock, no par value. At April 30, 1994, 1,784,193 and 21,767,202 shares of common stock of BNF and UPC, respectively, were issued and outstanding. For information regarding the number of shares of UPC Common Stock that would have been issued on a pro forma basis upon the consummation of the Reorganization as of March 31, 1994, see "Summary -- Pro Forma Consolidated Financial Information." Under BNF's Certificate of Incorporation and UPC's Charter, BNF and UPC are authorized to issue additional shares of capital stock up to the amount authorized without stockholder approval.

        Payment of Dividends. The ability of BNF to pay dividends on its common stock is governed by Delaware corporate law. UPC's ability to pay dividends on its Common Stock is governed by Tennessee corporate law. Under Tennessee corporate law, dividends may be paid so long as the corporation would be able to pay its debts as they become due in the ordinary course of business and the corporation's total assets would not be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

        The ability of BNF and UPC to pay dividends on their common stock also is affected by regulatory considerations and restrictions upon their receipt of dividends from their respective subsidiaries. See "Summary -- Market Prices of Common Stock; Dividends" and "Approval of the Reorganization -- Certain Regulatory Considerations" for additional information regarding dividends and restrictions on dividends.

        Special Meetings of Stockholders. BNF's Bylaws provide that special meetings of stockholders of BNF may be called for any purpose at any time by BNF's Board of Directors or a committee appointed by BNF's Board of Directors. UPC's Bylaws provide that special meetings of shareholders of UPC may be called for any purpose or purposes whatsoever at any time by the Chairman of the Board, the President, the Secretary or the holders of not less than one-tenth (1/10) of the shares entitled to vote at such meeting.

        Number and Term of Directors. BNF's Certificate of Incorporation provides that the number of BNF's Board of Directors shall consist of between 5 and 25 individuals, as is provided for in the Bylaws. BNF's Bylaws currently provide that there shall be six directors, divided into three classes with each class serving for a term of three years. UPC's Charter provides that the number of directors may consist of between seven and twenty-five individuals, as provided for from time to time in the Bylaws, provided that no amendment to the Bylaws decreasing the number of directors will have the effect of shortening the term of any incumbent director, and provided further that no action may be taken by directors (whether through amendment of the Bylaws or otherwise) to increase the number of directors as provided in the Bylaws from time to time unless at least two-thirds of the directors then in office shall concur in said action.

        Advance Notice Requirements for Nominations of Directors and Presentation of New Business at Special Meetings of Stockholders. BNF's Certificate of Incorporation generally provides that any proposal of a stockholder to be taken up at any annual or special meeting of stockholders must be sent to the Secretary of BNF not less than 30 days nor more than 60 days prior to such meeting. UPC's Bylaws generally provide that any proposal of a shareholder which is to be presented at any annual meeting of shareholders must be sent so as to be received by UPC at its principal offices not less than 120 days in advance of the date of UPC's proxy statement issued in connection with the previous year's annual meeting of shareholders.

        Limitations on Acquisition of Capital Stock. BNF's Certificate of Incorporation does not contain an effective restriction on acquisition of the capital stock of BNF. Subsequent to BANKFIRST's mutual-to-stock conversion on December 29, 1986 and for a period of five years thereafter, the Certificate of Incorporation provided that no person could, directly or indirectly acquire or acquire beneficial ownership of more than 10 percent of any class of equity security of BANKFIRST. This restriction was carried over to the Certificate of Incorporation of BNF as the holding company for BANKFIRST but subsequently expired according to its terms on December 29,1991. The Charter of UPC does not have any provision relating to the limitation on acquisition of the capital stock of UPC. However, shareholders of UPC holding more than 10% of the shares of UPC Common stock are subject to certain restrictions in acquiring control as set forth below, and UPC would be, if they should so elect, subject to the Control Share Acquisition Act under Tennessee law.

        Approval of Mergers, Consolidations, Sale of Substantially All Assets and Dissolution. BNF's Certificate of Incorporation and UPC's Charter set forth stockholder-approval requirements for mergers and other similarly important corporate transactions involving substantial stockholders. To approve any business combination (including any merger or consolidation or any sale, lease, exchange or disposition of 10 percent or more of the net assets of BNF to a 10 percent or more stockholder), BNF's Certificate of Incorporation requires an affirmative vote of a majority of the votes entitled to be cast by holders of voting shares, other than a 10 percent of more stockholder who is, or is affiliated with, a party to the business combination. UPC's Charter provides that the affirmative votes of the holders of two-thirds or more of the outstanding capital stock of UPC are required to approve any merger, sale, lease, exchange or other disposition of all or substantially all of the assets of UPC to or with any other corporation if such other corporation is the beneficial owner of 10% or more of the outstanding capital stock of UPC.

        Amendment of Charter and Bylaws. BNF's Certificate of Incorporation provides that BNF may amend, alter, repeal, or rescind any provision of the Certificate of Incorporation except that certain provisions may not be modified without an affirmative vote of holders of at least 80 percent of BNF's outstanding capital stock. BNF's Certificate of Incorporation and Bylaws provide that the Board of Directors of BNF may amend, alter, repeal, or rescind any provision of the Bylaws or the stockholders may do so upon a vote of 80 percent or more of the shares entitled to vote. The UPC Charter provides that UPC reserves the right to amend, alter, change or repeal any provision made in the Charter in the manner prescribed by the laws of the State of Tennessee. UPC's Bylaws provide that they may be amended or repealed, in whole or in part, or new Bylaws may be adopted, by the Board of Directors of UPC at any UPC Board of Directors meeting by a vote of a majority of the entire UPC Board. The Bylaws may also be amended or repealed, or new Bylaws may be adopted by vote of the shareholders of UPC, at any annual or special meeting of shareholders.

        Removal of Directors. BNF's Certificate of Incorporation provides that the affirmative votes of the holders of at least 80 percent of the outstanding capital stock of BNF entitled to vote in the election of directors is required to remove a director or directors. UPC's Charter provides that the affirmative votes of the holders of at least two-thirds of the outstanding capital stock of UPC entitled to vote generally in the election of directors is required to remove from office any director of UPC, whether with or without cause.

CERTAIN REGULATORY CONSIDERATIONS

        General. As a bank holding company, UPC is subject to the regulation and supervision of the Federal Reserve. In addition, as a savings and loan holding company, UPC is registered with the OTS and is subject to OTS regulations, supervision and reporting requirements. UPC's bank subsidiaries that are national banking associations, including UPNB, are subject to supervision and examination by the Office of the Comptroller of the Currency (the "Comptroller") and the Federal Deposit Insurance Corporation (the "FDIC"). State bank subsidiaries of UPC which are members of the Federal Reserve are subject to supervision and examination by the Federal Reserve and the state banking authorities of the states in which they are located. State bank subsidiaries which are not members of the Federal Reserve System are subject to supervision and examination by the FDIC and the state banking authorities of the states in which they are located. UPC's savings bank subsidiaries are subject to supervision and examination by the OTS. UPC's banking subsidiaries are subject to various requirements and restrictions, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the banks. In addition to the impact of regulation, the subsidiary banks are affected significantly by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy.

        The BHCA generally requires the prior approval of the Federal Reserve where a bank holding company proposes to acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank or otherwise to acquire control of a bank or to merge or consolidate with any other bank holding company. The BHCA generally prohibits the Federal Reserve from approving an application by a bank holding company to acquire a bank located in another state, unless such an acquisition is specifically authorized by statute of the state in which the bank to be acquired is located. Tennessee has adopted reciprocal interstate banking legislation permitting Tennessee-based bank holding companies to acquire banks and bank holding companies in certain other states and allowing bank holding companies located in certain states other than Tennessee, to acquire banks and bank holding companies in Tennessee.

        A bank holding company is generally prohibited under the BHCA from acquiring voting shares of any company which is not a bank, and from engaging in any activities other than those of banking or of managing or controlling banks or furnishing services to, or performing services for its subsidiaries. An exception to these prohibitions permits a bank holding company to engage in, or to acquire an interest in a company, such as a thrift institution, which engages in activities that the Federal Reserve has determined are so closely related to banking or managing or controlling banks as to be a proper incident thereto.

        Capital Adequacy. The Federal Reserve has adopted risk-based capital guidelines for bank holding companies. The minimum guideline for the ratio of total capital ("Total capital") to risk-weighted assets (including certain off-balance-sheet activities such as standby letters of credit) is 8%. At least half of the Total capital must be composed of "Tier 1 capital" which consists of common shareholders' equity, minority interests in the equity accounts of consolidated subsidiaries, non-cumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, less goodwill ("Tier 1 capital"). The remainder, which is Tier 2 capital, may consist of subordinated debt (or certain other qualifying debt issued prior to March 12, 1988), other preferred stock and a limited amount of loan loss reserves.

        In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 capital to average total assets, less goodwill (the "Leverage ratio") of 3% for bank holding companies that meet certain specified criteria, including those having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage ratio of at least 3% plus an additional cushion of 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve has not advised UPC of any specific minimum Leverage ratio applicable to UPC.

        Failure to meet capital requirements can subject an institution to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC and a prohibition on the taking of brokered deposits. As described below, under the "Prompt Corrective Action" regulations, substantial additional restrictions can be imposed upon FDIC-insured institutions that fail to meet applicable capital requirements. See "-- Prompt Corrective Action."

        At March 31, 1994, UPC's total risk based capital ratio was 18.48%, its Tier 1 capital ratio was 14.91% and its Leverage ratio was 7.22%. In addition, each of UPC's banking subsidiaries satisfied the minimum capital requirements applicable to it and had the requisite capital levels to qualify as a "well-capitalized" institution under the prompt corrective action provisions discussed below.

        Prompt Corrective Action. The Federal Deposit Insurance Corporation Improvement Act ("FDICIA") enacted in December 1991, requires the federal banking regulators to take prompt corrective action in respect of depository institutions that do not meet their minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under capital regulations, a bank is defined to be well capitalized if it maintains a Leverage ratio of at least 5%, a Tier 1 capital ratio of at least 6% and a Total capital ratio of at least 10% and is not otherwise in a "troubled condition" as specified by its appropriate federal regulatory agency. A bank is defined to be adequately capitalized if it meets all of its minimum capital requirements as described above under "-- Capital Adequacy." In addition, a bank will be considered undercapitalized if it fails to meet any minimum required measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to maintain a level of tangible equity equal to not less than 2% of total assets. A bank may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

        All institutions, regardless of their capital levels, are restricted from making any capital distribution or paying any management fees that would cause the institution to fail to satisfy the minimum levels to be considered adequately capitalized. An undercapitalized institution is: (i) subject to increased monitoring by the appropriate federal banking regulator; (ii) required to submit an acceptable capital restoration plan within 45 days; (iii) subject to asset growth limits; and (iv) required to obtain prior regulatory approval for acquisitions, branching and new lines of business. The capital restoration plan must include a guarantee by the institution's holding company that the institution will comply with the plan until it has been adequately capitalized on average for four consecutive quarters. Pursuant to the guarantee, the institution's holding company would be liable up to the lesser of 5% of the institution's total assets or the amount necessary to bring the institution into capital compliance as of the date it failed to comply with its capital restoration plan. If the controlling bank holding company should fail to fulfill its obligations under the guarantee and files (or should have filed against it) a petition under the federal Bankruptcy Code, the appropriate federal banking regulator could have a claim as a general creditor of the bank holding company, and, if the guarantee were deemed to be a commitment to maintain capital under the federal Bankruptcy Code, the claim would be entitled to a priority in such bankruptcy proceeding over third-party creditors of the bank holding company.

        The regulatory agencies have discretionary authority to reclassify well capitalized institutions as adequately capitalized or to impose on adequately capitalized institutions requirements or actions specified for undercapitalized institutions if the agency determines after notice and an opportunity for hearing that the institution is in an unsafe or unsound condition or is engaging in an unsafe or unsound practice, which can consist of the receipt of an unsatisfactory examination rating if the deficiencies cited are not corrected. A significantly undercapitalized institution, as well as any undercapitalized institution that did not submit an acceptable capital restoration plan, may be subject to regulatory demands for recapitalization, broader application of restrictions on transactions with affiliates, limitations on interest rates paid on deposits, asset growth and other activities, possible replacement of directors and officers and restrictions on capital distributions by any bank holding company controlling the institution. Any company controlling the institution could also be required to divest the institution or the institution could be required to divest subsidiaries. The senior executive officers of a significantly undercapitalized institution may not receive bonuses or increases in compensation without prior approval and the institution is prohibited from making payments of principal or interest on its subordinated debt. If an institution becomes critically undercapitalized, the institution will be subject to conservatorship or receivership within 90 days unless periodic determinations are made that forbearance from such action would better protect the deposit insurance fund. Unless appropriate findings and certifications are made by the appropriate federal bank regulatory agencies, a critically undercapitalized institution must be placed in receivership if it remains critically undercapitalized on average during the calendar quarter beginning 270 days after the date it became critically undercapitalized.

        Dividend Restrictions. UPC is a legal entity separate and distinct from UPNB, the Community Banks and its nonbank subsidiaries. UPC's revenues (on a parent company only basis) result, in significant part, from dividends paid to UPC by its subsidiaries. The right of UPC, and consequently the right of creditors and shareholders of UPC, to participate in any distribution of the assets or earnings of any subsidiary through the payment of such dividends or otherwise is necessarily subject to the prior claims of creditors of the subsidiary (including depositors, in the case of banking subsidiaries), except to the extent that claims of UPC in its capacity as a creditor may be recognized.

        There are statutory and regulatory requirements applicable to the payment of dividends by UPNB and the Community Banks to UPC. Each national banking association subsidiary of UPC, including UPNB, is required by federal law to obtain the prior approval of the Comptroller for the payment of dividends if the total of all dividends declared by the board of directors of such bank in any year will exceed the total of (i) such bank's net profits (as defined and interpreted by regulation) for that year plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. In addition, national banks may only pay dividends to the extent that their retained net profits (including the portion transferred to surplus) exceed statutory bad debts (as defined by regulation). The state-chartered Community Banks are subject to similar restrictions on the payment of dividends by the respective state laws under which they are organized. Furthermore, as described further under "-- Prompt Corrective Action," all depository institutions are prohibited from paying any dividends, making other distributions or paying any management fees if, after such payment, the depository institution would fail to satisfy its minimum capital requirements. In accordance with the specified calculations, at March 31, 1994, UPNB and the Community Banks had approximately $84.8 million available for distribution to UPC without obtaining regulatory approval excluding acquisitions since March 31, 1994. The actual amount of dividends paid will be limited to a lesser amount by the management of UPC in order to maintain compliance with UPC's internal capital guidelines and to maintain strong capital positions in each of the subsidiary banks of UPC. Future dividends will depend upon the level of earnings of the subsidiary banks of UPC.

        It is the policy of the Federal Reserve that bank holding companies should pay dividends only out of current earnings. Federal banking regulators also have the authority to prohibit banks and bank holding companies from paying a dividend if they should deem such payment to be an unsafe or unsound practice. In addition, it is the position of the Federal Reserve Board that as a bank holding company, UPC is expected to act as a source of financial strength to each of its subsidiary banks. See "-- Support of Subsidiary Banks."

        Support of Subsidiary Banks. Under Federal Reserve policy, UPC is expected to act as a source of financial strength to UPNB and the Community Banks and, where required, to commit resources to support each of such subsidiaries. This support may be required at times when, absent such Federal Reserve policy, UPC may not be inclined to provide it. Moreover, if one of its subsidiary banks should become undercapitalized, under FDICIA, UPC would be required to guarantee the subsidiary bank's compliance with its capital plan in order for such plan to be accepted by the federal regulatory authority. See "-- Prompt Corrective Action."

        Under the "cross guarantee" provisions of the Federal Deposit Insurance Act, any FDIC-insured subsidiary of UPC may be held liable for any loss incurred by, or reasonably expected to be incurred by the FDIC in connection with (i) the "default" of any other commonly controlled FDIC-insured subsidiary or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured subsidiary "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

        Because it is a bank holding company, any capital loans made by UPC to UPNB or any of the Community Banks are subordinate in right to payment of deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment over certain other creditors of the bank holding company.

        Transactions with Affiliates. Provisions of the Federal Reserve Act impose restrictions on the type, quantity and quality of transactions between affiliates of an insured bank and the insured bank (including its bank holding company and its nonbank subsidiaries). The purpose of these restrictions is to prevent misuse of the resources of the insured institution by its uninsured affiliates. An exception to most of these restrictions is provided for transactions between two insured banks that are within the same holding company where the holding company owns 80% or more of each of these banks (the "sister bank" exception). The restrictions also do not apply to transactions between an insured bank and its wholly owned subsidiaries. These restrictions include limitations on the purchase and sale of assets and extensions of credit by the insured bank to its holding company or its nonbank subsidiaries. An insured bank and its subsidiaries are limited in engaging in "covered transactions" with their nonbank or nonsavings bank affiliates to the following amounts: (i) in the case of any one such affiliate, the aggregate amount of covered transactions of the insured bank and its subsidiaries may not exceed 10% of the capital stock and surplus of the insured bank, and (ii) in the case of all affiliates, the aggregate amount of covered transactions of the insured bank and its subsidiaries may not exceed 20% of the capital stock and surplus of the bank. "Covered transactions" are defined by statute to include a loan or extension of credit, as well as a purchase of securities issued by an affiliate, a purchase of assets (unless otherwise exempted by the Federal Reserve), the acceptance of securities issued by the affiliate as collateral for a loan and the issuance of a guarantee, acceptance or letter of credit issued on behalf of an affiliate. Further, provisions of the Bank Holding Company Act of 1956, as amended, prohibit a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

        FDIC Insurance Assessments. The subsidiary banks of UPC are subject to FDIC deposit insurance assessments. The FDIC has adopted a risk-based premium schedule which has increased the assessment rates for most FDIC-insured depository institutions. Under the new schedule, the annual premiums initially range from $.23 to $.31 for every $100 of deposits. Each financial institution is assigned to one of three capital groups--well capitalized, adequately capitalized or undercapitalized--and further assigned to one of three subgroups within a capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, state supervisors and on the basis of other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The actual assessment rate applicable to a particular institution will, therefore, depend in part upon the risk assessment classification so assigned to the institution by the FDIC.

        Recent Banking Legislation. In addition to the matters noted above, FDICIA made other significant changes to the federal banking laws. FDICIA institutes certain changes to the supervisory process, including provisions that mandate certain regulatory agency actions against undercapitalized institutions within specified time limits.

                  Standards for Safety and Soundness. FDICIA requires the federal bank regulatory agencies to prescribe, by regulation, standards for all insured depository institutions and depository-institution holding companies relating to: (i) internal controls, information systems and audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest-rate risk exposure; (v) asset growth; and (vi) compensation, fees and benefits. The compensation standards must prohibit employment contracts, compensation or benefit arrangements, stock option plans, fee arrangements or other compensatory arrangements that would provide excessive compensation, fees or benefits or could lead to material financial loss, but (subject to certain exceptions) may not prescribe specific compensation levels or ranges for directors, officers or employees. In addition, the federal banking regulatory agencies would be required to prescribe by regulation standards specifying: (i) maximum classified assets to capital ratios; (ii) minimum earnings sufficient to absorb losses without impairing capital; and (iii) to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions and depository institution holding companies.

                  Brokered Deposits. The FDIC has adopted regulations governing the receipt of brokered deposits. Under the regulations, a bank may not lawfully accept, roll over or renew brokered deposits unless (i) it is well capitalized or (ii) it is adequately capitalized and receives a waiver from the FDIC. A bank that may not receive brokered deposits also may not offer "pass-through" insurance on certain employee benefit accounts. Whether or not it has obtained such a waiver, an adequately capitalized bank may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates specified by regulation. There are no such restrictions on a bank that is well capitalized. Because UPNB and all of the Community Banks had at December 31,1993, the requisite capital levels to qualify as well capitalized institutions, UPC believes the brokered deposits regulation will have no material effect on the funding or liquidity of UPNB or any of the Community Banks.

                  Consumer Protection Provisions. FDICIA seeks to encourage enforcement of existing consumer protection laws and enacted new consumer-oriented provisions including a requirement of notice to regulators and customers of any proposed branch closing and provisions intended to encourage the offering of "lifeline" banking accounts and lending in distressed communities. FDICIA also requires depository institutions to make additional disclosures to depositors with respect to the rate of interest and the terms of their deposit accounts.

                  Miscellaneous. FDICIA also made extensive changes in the applicable rules regarding audit, examinations and accounting. FDICIA generally requires annual, on-site, full-scope examinations by each bank's primary federal regulator. FDICIA also imposes new responsibilities on management, the independent audit committee and outside accountants to develop, approve or attest to reports regarding the effectiveness of internal controls, legal compliance and off-balance-sheet liabilities and assets.

                  FDICIA also required the Federal Reserve to prescribe standards which limit the risks posed by an insured institution's "exposure" to any other depository institution to limit the risks that the failure of a large depository institution would pose to an insured depository institution. FDICIA broadly defines "exposure" to include extensions of credit to the other institution; purchases of, or investments in, securities issued by the other institution; securities issued by the other institution and accepted as collateral for an extension of credit to any person; and all similar transactions which the Federal Reserve defines by regulation to be exposure. The Federal Reserve has proposed procedures and "benchmark" standards to limit an insured depository institution's credit and settlement exposure to each of its correspondent banks. The final rules were effective on December 19, 1992, but provide for a two-year transition period.

        Depositor Preference. Legislation recently enacted by Congress establishes a nationwide depositor preference rule in the event of a bank failure. Under this arrangement, all deposits and certain other claims against a bank, including the claim of the FDIC as subrogee of insured depositors, would receive payment in full before any general creditor of the bank would be entitled to any payment in the event of an insolvency or liquidation of the bank.

        Regulation of BNF and BANKFIRST. For information regarding regulations governing BNF and BANKFIRST, see "BNF BANCORP, INC. -- Business -- Regulation" in BNF's Annual Report on Form 10-K for the year ended September 30, 1993 which is incorporated herein by reference.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The federal income tax discussion set forth below is abbreviated in nature and is included for general information only. BNF stockholders are urged to consult their own tax advisers as to the specific tax consequences to them of the Reorganization, including the applicability and effect of federal, state and local and other tax laws.

        General. It is intended that for federal income tax purposes the Reorganization will be treated as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code, and that, accordingly, (i) no gain or loss will be recognized by either UPC or BNF as a result of the Reorganization, (ii) no gain or loss will be recognized by a BNF stockholder upon the receipt of UPC Common Stock in the Reorganization in exchange for such stockholder's shares of BNF Common Stock (except as discussed below with respect to cash received in lieu of the issuance of fractional shares of UPC Common Stock); (iii) the tax basis of UPC Common Stock (including any fractional share interest) to be received by the BNF stockholders in connection with the Reorganization will be the same as the basis of the BNF Common Stock surrendered in exchange therefor; and (iv) the holding period of the UPC Common Stock (including any fractional share interest) to be received by the BNF stockholders in connection with the Reorganization will include the holding period of the BNF Common Stock surrendered in exchange therefor, provided that the BNF Common Stock is held as a capital asset at the Effective Time of the Reorganization.

        Consequences of Receipt of Cash in Lieu of Fractional Shares. A BNF stockholder who is entitled to receive cash in lieu of a fractional share of UPC Common Stock in connection with the Reorganization will recognize as of the Effective Date of the Reorganization gain (or loss) equal to the difference between such cash amount and the stockholder's adjusted basis in the fractional share interest, subject to the conditions and limitations of Section 302 of the Internal Revenue Code. Any gain or loss recognized will be capital gain (or loss) if the BNF Common Stock is held by such stockholder as a capital asset at the Effective Date of the Reorganization.

        Legal Opinion. UPC and BNF have received from McDonnell Boyd, outside legal counsel to UPC, an opinion to the above effect, a copy of which is attached as Exhibit 8 to the Registration Statement of which this Proxy Statement/Prospectus is a part. A copy of the opinion may be obtained by request to Gary A. Simanson, UPC's Assistant Secretary, made as provided under "Incorporation of Certain Documents by Reference." McDonnell Boyd has rendered legal services to UPC and its subsidiaries for many years and in that capacity received legal fees aggregating approximately $1,146,000 in 1993. Certain members of McDonnell Boyd are UPC shareholders.

ACCOUNTING TREATMENT

        The Reorganization is intended to be treated by UPC and BNF as a "pooling of interests" for accounting purposes. Accordingly, under generally accepted accounting principles as described in Accounting Principles Board Opinion No. 16 for business combinations, the assets and liabilities of BNF and UPC will be carried on the books of UPC immediately subsequent to the Effective Time of the Reorganization at the amounts recorded on the respective books of each corporation immediately prior to the Effective Time of the Reorganization. Net income of UPC subsequent to the Reorganization becoming effective will include the net income of BNF and UPC for the entire fiscal period in which the Reorganization occurs, which is expected by UPC and BNF to be fiscal year 1994. Subsequent to the Reorganization becoming effective, the reported income of BNF and UPC will be combined and restated as income of UPC. The unaudited pro forma financial information contained in this Proxy Statement/Prospectus has been prepared using the pooling of interests method of accounting where applicable.

EXPENSES

        The Reorganization Agreement provides, in general, that UPC and BNF will each pay their own expenses in connection with the Reorganization Agreement and the transactions contemplated thereby, including fees and expenses of their own accountants and counsel.

RESALES OF UPC COMMON STOCK

        The shares of UPC Common Stock issued pursuant to the Reorganization Agreement will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed to be an "affiliate" of BNF and therefore an "underwriter" in respect to UPC Common Stock for purposes of Rule 145 under the Securities Act as of the date of the Effective Time of the Reorganization. Affiliates may not sell their shares of UPC Common Stock acquired in connection with the Reorganization except pursuant to an effective registration statement (other than on Form S-4) under the Securities Act covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of BNF generally include individuals or entities that control, are controlled by or are under common control with BNF and will include members of the management group in their roles as either executive officers or directors of BNF. UPC will place restrictive legends on certificates representing UPC Common Stock issued to all persons who are deemed "underwriters" under Rule 145. The shares of the UPC Common Stock to be delivered pursuant to the Reorganization to any BNF stockholder deemed an "affiliate" of BNF under the Securities Act are subject to the additional restriction on resale imposed by provisions in the Reorganization Agreement requiring all affiliates to retain all shares of UPC Common Stock received by them in connection with the Reorganization until such time as UPC shall have publicly released a statement of UPC's consolidated earnings reflecting the combined financial results of UPC and BNF for a period of not less than 30 days subsequent to the Effective Date of the Reorganization.
Shares of UPC Common Stock delivered to any BNF stockholders deemed affiliates will bear a legend to that effect. See "Description of UPC Common and Preferred Stock -- UPC Common Stock -- Dividends."


                 DESCRIPTION OF UPC COMMON AND PREFERRED STOCK

        UPC's Charter of Incorporation (the "Charter") currently authorizes the issuance of 50,000,000 shares of common stock, par value $5.00 per share, and 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock"). As of April 30, 1994, 21,767,202 shares of UPC Common Stock were issued and outstanding, and approximately 680,000 shares were subject to acquisition through the exercise of options granted pursuant to UPC's 1992 and 1983 Stock Option Plans and other employee, officer and director benefit plans; approximately 1,300,000 shares were authorized for issuance pursuant to said plans but not yet subject to option grants or otherwise issued; and approximately 4,478,000 shares were authorized for issuance and reserved for conversion of certain shares of UPC Preferred Stock.
Additionally, as of April 30, 1994; 4,095,577 shares of UPC Preferred Stock were issued and outstanding, consisting of 44,000 shares of UPC's $8.00 Nonredeemable, Cumulative, Convertible Preferred Stock, Series B (the "Series B Preferred Stock"); 690,000 shares of UPC's 10 3/8% Increasing Rate, Redeemable, Cumulative Preferred Stock, Series C (the "Series C Preferred Stock"); 253,655 shares of UPC's 9.5% Redeemable, Cumulative Convertible Preferred Stock, Series D (the "Series D Preferred Stock"); and 3,107,922 shares of UPC's 8% Cumulative, Convertible Preferred Stock, Series E (the "Series E Preferred Stock"). As of April 30, 1994, none of UPC's 250,000 authorized shares of Series A Preferred Stock were issued and outstanding. The capital stock of UPC does not represent or constitute a deposit account and is not insured by the FDIC, the Bank Insurance Fund, the Savings Association Insurance Fund or any governmental agency.

UPC COMMON STOCK

        General. Shares of UPC Common Stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the UPC Board of Directors may deem advisable, subject to such limitations as may be set forth in the laws of the State of Tennessee or UPC's Charter or Bylaws. UPNB is the Registrar, Transfer Agent and Dividend Disbursing Agent for shares of UPC Common Stock.

        Dividends. Subject to the preferential dividend rights, if any, applicable to shares of the UPC Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for UPC Preferred Stock, the holders of UPC Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the UPC Board of Directors.

        UPC has the right to, and may from time to time enter into borrowing arrangements or issue other debt instruments, the provisions of which may contain restrictions on payment of dividends and other distributions on UPC Common Stock and UPC Preferred Stock. As of the date of this Proxy Statement/Prospectus, no such restrictions under any such borrowing arrangements or outstanding debt instruments are in effect.

        Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of UPC, after distribution in full of the preferential amounts, if any, to be distributed to the holders of the UPC Preferred Stock, holders of UPC Common Stock will be entitled to receive all of the remaining assets of UPC of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of UPC Common Stock held. The UPC Board of Directors may distribute in kind to the holders of UPC Common Stock such remaining assets of UPC or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of UPC Common Stock. Neither the merger or consolidation of UPC into or with any other corporation, nor the merger of any other corporation into UPC, nor any purchase or redemption of shares of stock of UPC of any class, shall be deemed to be a dissolution, liquidation or winding-up of UPC for purposes of this paragraph.

        Because UPC is a holding company, its right and the rights of its creditors and shareholders, including the holders of UPC Common Stock, to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that UPC itself may be a creditor having recognized claims against such subsidiary.

PREFERRED STOCK OF UPC

        Series A Preferred Stock. UPC's Charter provides for the issuance of up to 250,000 shares (subject to adjustment by action of the UPC Board) of Series A Preferred Stock under certain circumstances involving a potential change in control of UPC. None of such shares are outstanding and management is aware of no facts suggesting that issuance of such shares may be imminent. The Series A Preferred Stock is described in more detail in UPC's Current Report on Form 8-K dated January 19, 1989, incorporated by reference herein.

        Series B Preferred Stock. In November 1989, UPC issued to two holders, in a private offering incidental to an acquisition, 44,000 shares of its Series B Preferred Stock all of which are outstanding as of the date hereof. Such shares bear a dividend rate of $8.00 per share per annum; dividends are cumulative. After November 30, 1994

(and in limited circumstances prior thereto), each share of Series B Preferred Stock is convertible at the option of the holder into 7.722 shares of UPC Common Stock, with the maximum number of shares of UPC Common Stock into which such shares may be converted being 339,768. The Series B Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares provide for a liquidation preference of $100.00 per share plus unpaid dividends accrued thereon and are not subject to redemption by UPC. Holders of Series B Preferred Stock have no voting rights except as required by law and certain other limited circumstances.

        Series C Preferred Stock. In August 1991, UPC issued in a public offering 690,000 shares of its Series C Preferred Stock all of which are outstanding as of the date hereof. Such shares have a stated value of $25.00 per share. Dividends are payable at the rates of approximately $.65 per quarter, increasing to $.68 on November 1, 1994, to $.71 on November 1, 1995 and to $.74 on November 1, 1996; dividends are cumulative. The Series C Preferred Stock is not convertible, is not subject to any sinking fund provisions and has no preemptive rights. Such shares provide for a liquidation preference of $25.00 per share plus unpaid dividends accrued thereon and, with the prior approval of the Federal Reserve, are subject to redemption by UPC at $25.00 per share at any time on or after October 31, 1994. Holders of Series C Preferred Stock have no voting rights except as required by law and in certain other limited circumstances. Subject to receiving the prior approval of the Federal Reserve, it is UPC's present intention to redeem all of its outstanding Series C Preferred Stock on October 31, 1994.

        Series D Preferred Stock. In connection with the July, 1992 acquisition of Southeastern Bancshares, Inc., UPC issued in a private offering 253,655 shares of Series D Preferred Stock. Such shares have a stated value of $20.50 per share on which dividends accrue at a rate of 9.5% per annum; dividends are cumulative. At any time prior to redemption, each share of the Series D Preferred Stock is convertible at the option of the holder into one share of UPC Common Stock. The Series D Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares have a liquidation preference of $20.50 per share plus unpaid dividends accrued thereon and, at UPC's option, with the prior approval of the Federal Reserve, are subject to redemption by UPC at any time and from time to time on or after July 1, 1995. Holders of Series D Preferred Stock have no voting rights except as required by law and in certain other limited circumstances.

        Series E Preferred Stock. In February, 1992, UPC issued in a public offering 2,200,000 shares of Series E Preferred Stock, all of which (except for 600 previously converted shares) are outstanding as of the date hereof. In the first two quarters of 1993, UPC issued 908,522 shares of Series E Preferred Stock in connection with UPC's acquisition of the remaining equity interest in Bank of East Tennessee and UPC's acquisition of Erin Bank & Trust Company in Erin, Tennessee, all of which are outstanding as of the date hereof. All shares of Series E Preferred Stock have a stated value of $25.00 per share. Dividends are payable at the rate of $.50 per share per quarter and are cumulative. The Series E Preferred Stock is convertible at the rate of 1.25 shares of UPC Common Stock for each share of Series E Preferred Stock. The Series E Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights.
Such shares have a liquidation preference of $25 per share plus unpaid dividends accrued thereon and, at UPC's option and with the prior approval of the Federal Reserve, are subject to redemption by UPC at any time or from time to time after March 31, 1997. Holders of Series E Preferred Stock have no voting rights except as required by law and in certain other limited circumstances.


CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT

        Certain provisions of UPC's Charter and Bylaws, and certain provisions of Tennessee law, may have an anti-takeover effect in that they could prevent, discourage or delay a change in control of UPC. The following summary briefly describes certain of those provisions. The summary is not intended to be complete and is qualified in its entirety by reference to UPC's Charter and Bylaws and to the Tennessee Code.

        Charter and Bylaw Provisions. Pursuant to UPC's Charter, the directors of UPC are elected for three-year terms of office, and approximately one-third of the members of the UPC Board are up for election each year. The Charter also restricts the removal of directors by the shareholders.

        The Charter requires the affirmative votes of the holders of 66 2/3% of the outstanding stock for approval of a merger, consolidation or a sale or lease of all or substantially all of the assets of UPC if the other party to the transaction is a beneficial owner of 10% or more of the outstanding shares of UPC. The Charter also requires the affirmative votes of the holders of 66 2/3% of the outstanding stock to amend the Bylaws of UPC and the provisions of the Charter applicable to UPC's capital stock; to change the number, election and classification of directors; to give approval of certain transactions as described above; and to amend certain provisions of the Charter.

        Share Purchase Rights Plan. In 1989, the UPC Board adopted a Share Purchase Rights Plan and distributed a dividend of one Preferred Share Unit Purchase Right ("Right") for each outstanding share of UPC Common Stock. Moreover, one Right shall be, automatically and without further action by UPC, distributed in respect to each share of UPC Common Stock issued thereafter. The Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of UPC to treat each shareholder on a fair and equal basis. Each Right trades in tandem with the share of UPC Common Stock to which it relates until the occurrence of certain events indicating a potential change in control of UPC. Upon the occurrence of such an event, the Rights would separate from UPC Common Stock and each holder of a Right (other than the potential acquirer) would be entitled to purchase certain equity securities at prices below their market value. UPC has authorized 250,000 shares of Series A Preferred Stock for issuance under the Share Purchase Rights Plan, but no shares have been issued as of the date of this Prospectus. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of UPC, including the right to vote or to receive dividends.

        Provisions of the Tennessee Code. As a Tennessee corporation, UPC is or could be subject to various legislative acts set forth in Chapter 35 of Title 48 of the Tennessee Code, which imposes certain restrictions on business combinations, including, but not limited to, combinations with interested shareholders similar to those described above.

        The Tennessee Business Combination Act (the "Tennessee BCA") generally prohibits a "business combination" (generally defined to include mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions) by UPC or a subsidiary with an "Interested shareholder" (generally defined as any person or entity which beneficially owns 10% or more of the voting power of any class or series of UPC's stock then outstanding) within five years after the person or entity becomes an interested shareholder unless the business combination or the transaction pursuant to which the interested shareholder became such was approved by the UPC Board of Directors before the interested shareholder became such, and the business combination satisfies any other applicable requirements imposed by law or by UPC's Charter or Bylaws. The Tennessee BCA also severely limits the extent to which UPC or any of its officers or directors could be held liable for resisting any business combination.

        The Tennessee Control Share Acquisition Act (the "Tennessee CSAA") restricts the voting powers of shares acquired by a party once a specific level of control is acquired, unless certain conditions are met. Specifically, the Tennessee CSAA provides that "Control Shares" will not have the voting rights to which they normally would be entitled unless approved by the other shareholders at an annual or special meeting. "Control shares" are shares that, in the absence of the Tennessee CSAA, would give the acquirer voting power within any of the following ranges of all of the voting power of UPC: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or
(iii) a majority or more.

        In addition, the Tennessee Investor Protection Act places limitations on certain takeover offers by persons owning 5% or more of any class of equity securities of UPC.

        The provisions described above might be deemed to make UPC less attractive as a candidate for acquisition by another company than would otherwise be the case in the absence of such provisions. For example, if another company should seek to acquire a controlling interest of less than 66 2/3% of the outstanding shares of UPC Common Stock, the acquirer would not thereby obtain the ability to replace a majority of the UPC Board until at least the second annual meeting of shareholders following the acquisition, and furthermore the acquirer would not obtain the ability immediately to effect a merger, consolidation or other similar business combination unless the described conditions were met. As a result, UPC's shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices in a takeover context. The provisions described above also may make it more difficult for UPC's shareholders to replace the UPC Board or management, even if the holders of a majority of the UPC Common Stock should believe that such replacement is in the interests of UPC. As a result, such provisions may tend to perpetuate the incumbent UPC Board and management.

                         VALIDITY OF UPC COMMON STOCK

        The validity of the shares of UPC Common Stock offered hereby will be passed upon by Gary A. Simanson, Assistant Secretary and Associate General Counsel of UPC. Gary A. Simanson is an officer of UPC and receives compensation from UPC.

                                    EXPERTS

        The consolidated financial statements of Union Planters Corporation incorporated in this Prospectus by reference to the Annual Report on Form 10-K of UPC for the year ended December 31, 1993 have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of BNF BANCORP, INC., formerly BANCFIRST Corporation, ("BNF") as of September 30, 1993 and 1992 and for each of the three years in the period ended September 30, 1993 incorporated in this Proxy Statement/Prospectus by reference from BNF's Annual Report on Form 10-K for the year ended September 30, 1993 have been audited by Deloitte & Touche, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.




                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        [SIGNATURE]

                                        Miles A. Wright
                                        Secretary

Decatur, Alabama
June  * , 1994
                              FORMS 10-K AND 10-Q

        COPIES OF BNF'S FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1993 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING BNF'S 1993 ANNUAL REPORT TO SHAREHOLDERS ANNEXED THERETO AS AN EXHIBIT), AND ITS FORM 10-Q FOR THE THREE- AND SIX-MONTH PERIODS ENDED MARCH 31, 1994 ARE INCLUDED AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS.

                          UNION PLANTERS CORPORATION
                              INDEX TO APPENDICES



APPENDIX
 NUMBER
- --------
A
     A - 1     Annual Report on Form 10-K for the year ended September 30, 1993
     A - 2     Quarterly Report on Form 10-Q for the three- and six-month periods ended March 31, 1994

B     --       Agreement and Plan of Reorganization, along with the Plan of Merger and a related letter agreement annexed thereto as Exhibits A and B, respectively

C     --       Fairness Opinion of RP Financial, Inc.


                                   APPENDIX A

                               BNF BANCORP, INC.
        ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1993
 AND QUARTERLY REPORT ON FORM 10-Q FOR THE THREE- AND SIX-MONTH PERIODS ENDED
                                MARCH 31, 1994

                                                                    Appendix A-1


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 10-K


/X/      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended September 30, 1993

                                       OR

/ /      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

                        Commission File Number:  1-10743

                              BANCFIRST Corporation
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                                         63-1037987
- ---------------------------------------------               --------------------
(State or other jurisdiction of incorporation               (I.R.S. Employer
or organization)                                            Identification No.)

255 Grant Street, S.E., Decatur, Alabama                            35601
- ---------------------------------------------               --------------------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (205) 353-2530
                                                    --------------
Securities registered pursuant to Section 12(b) of the Act:  None
                                                             ----
Securities registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                     --------------------------------------
                                (Title of Class)

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been
subject to such filing requirements for the past 90 days.  Yes   X     No
                                                               -----      -----

         Indicate by check mark whether disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the Registrant's knowledge, in definitive proxy or other information statements incorporated by reference in Part III of this Form
10-K or any amendments to this Form 10-K.  Yes   X    No
                                               -----     -----

         As of December 7, 1993, there were issued and outstanding 1,784,193 shares of the Registrant's Common Stock. The Registrant's voting stock is traded and listed on the American Stock Exchange ("AMEX") under the symbol "AFB." The aggregate market value of the voting stock held by non-affiliates of the registrant, based on the closing sales price of the Registrant's common stock as quoted on the AMEX on December 7, 1993 was $32,561,522 (1,784,193 shares at $18.25 per share). Directors and officers of the Registrant are not considered affiliates for the purpose of determining the aggregate market value of the Registrants' outstanding voting stock.

                      DOCUMENTS INCORPORATED BY REFERENCE

         1. Portions of the Annual Report to Stockholders for the Fiscal Year Ended September 30, 1993 (Parts I and II).

         2. Portions of the Proxy Statement for the 1994 Annual Meeting of Stockholders. (Part III)

ITEM 1.  BUSINESS

GENERAL

         BANCFIRST Corporation ("BANCFIRST" or the "Corporation") (formerly ALAFIRST Bancshares, Inc.), a Delaware corporation, became the unitary savings and loan holding company for BANKFIRST, a federal savings bank ("Savings Bank") (formerly First Federal Savings Bank) effective April 25, 1991. The Savings Bank changed its name to "BANKFIRST, a federal savings bank" from "First Federal Savings Bank" effective September 28, 1992. All references to the financial condition and operations of Savings Bank contained herein include information with respect to both BANCFIRST Corporation and BANKFIRST, a federal savings bank, as applicable. BANCFIRST Corporation has no other subsidiaries and is currently not engaged in any other business activity other than holding the stock of the Savings Bank. Accordingly, the information set forth in this report, including financial statements and related data, relates primarily to the Savings Bank and its subsidiaries.

         The Savings Bank is the fifth largest thrift institution in Alabama with approximately $267.1 million in assets as of September 30, 1993. The Savings Bank was chartered by the State of Alabama in 1912 as North Alabama Building and Loan Association and converted to a federal savings and loan charter in 1940. In 1985 the Savings Bank converted to a federal mutual savings bank and on December 29, 1986, the Savings Bank converted to a federal stock savings bank. The Savings Bank conducts its business through six full service offices located throughout north central Alabama.

         The Savings Bank is primarily engaged in the business of obtaining funds in the form of savings deposits and investing such funds in residential mortgage loans and various types of commercial real estate, consumer and other loans, and investment securities. The Savings Bank, through its subsidiary, Sunbelt Financial Services, Inc. ("Sunbelt"), also engages in title insurance activities. The deposits of the Savings Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") under the Savings Association Insurance Fund ("SAIF").

         The Savings Bank's earnings are largely dependent upon the difference between the income it receives from its loan and securities investment portfolios and its cost of funds (net interest income). In recent years, the Savings Bank's cost of funds has become more sensitive to changes in short-term interest rates due to a major increase in shorter term savings accounts bearing interest rates determined by current market conditions. On the other hand, at September 30, 1993, 34.6% of the Savings Bank's loan portfolio consisted of long-term, fixed-rate loans and 10.4% consisted of fixed rate, long-term mortgage-backed securities.

         The executive offices of the Corporation and Savings Bank are located at 255 Grant Street, S.E., Decatur, Alabama and the telephone number is (205) 353-2530.

SELECTED CONSOLIDATED FINANCIAL DATA AND OTHER ITEMS

         The information contained in the table captioned "Selected Financial Data" on page 9 of the Corporation's Annual Report to Stockholders for the fiscal year ended September 30, 1993 is incorporated herein by reference.

OPERATING STRATEGY

         The Savings Bank has adopted a strategy designed to improve and stabilize its operational results in an attempt to counter the volatile cost of its funds . The principal objective of this strategy is to restructure its assets to reduce the potential adverse effects of interest rate volatility on earnings. Principal elements of this strategy include:

(1) Originating mortgage loans with adjustable interest rates and purchasing adjustable rate mortgage-backed securities. As of September 30, 1993, the Savings Bank had $116.6 million of mortgage loans and mortgage-backed securities (50.1% of the total loan portfolio) with adjustable interest rates.

(2) Increasing the origination of consumer and commercial non-real estate loans, which typically bear higher interest rates than residential mortgages and offer greater interest rate flexibility through shorter maturities and adjustable interest rates. At September 30, 1993, such loans amounted to $46.8 million or 20.1% of the total loan portfolio.

(3) Originating long-term fixed-rate mortgage loans written to specifications promulgated by the Federal Home Loan Mortgage Corporation ("FHLMC") and the Federal National Mortgage Association ("FNMA") to qualify for sale in the secondary market. The Savings Bank generally does not retain fixed-rate loans in its portfolio if the maturity of such loans exceeds 15 years. Loans with maturities in excess of 15 years are either sold immediately in the secondary market or are held for longer periods when yields are attractive. Such loans are classified as held for sale.

(4) Maintaining a significant percentage of the Savings Bank's assets in liquid assets such as interest-bearing deposits, investment securities and cash (i.e. 10.8% liquidity at September 30, 1993).

         These changes have offset the increased sensitivity of the Savings Bank's cost of deposits to changing interest rates. The Savings Bank's ratio of interest-earning assets to interest-bearing liabilities repricing within one year was 83.1% or a negative 11.5% as a percentage of total assets at September 30, 1993. The Savings Bank may remain vulnerable to future increases in interest rates which, if significant, may have a material adverse effect on the Savings Bank.

GAP ANALYSIS

         INTEREST RATE SENSITIVITY. In recent years the Savings Bank has operated in a somewhat volatile interest rate environment. The term "rate sensitivity" refers to those assets and liabilities which are "sensitive" to fluctuations in rates and yields. Savings and loan associations and savings banks (otherwise known as "thrift institutions") have historically operated in a mismatched position with interest-sensitive liabilities greatly exceeding interest-sensitive assets. The Savings Bank is attempting, through the use of adjustable rate mortgage loans ("ARMs") (including adjustable rate mortgage-backed securities), consumer loans, commercial loans and short-term investments, to achieve a better match of both interest rate fluctuations and the maturities of its assets and liabilities.

         The operating strategy previously described reflects management's strategy to reduce the Savings Bank's interest rate sensitivity gap. The interest rate sensitivity gap is defined as the difference between interest-bearing liabilities and interest-earnings assets that mature or reprice prior to maturity.

         The following table sets forth the dollar amount of maturing assets and liabilities and the difference between them for the repricing periods indicated as of September 30, 1993.

                                   Six      Over Six     Over One     Over Three   Over Five     Over Ten
                                  Months   Months Thru   Year Thru    Years Thru   Years Thru   Years Thru       Over
                                 or Less    One Year    Three Years   Five Years   Ten Years   Twenty Years  Twenty Years    Total
                                 -------    --------    -----------   ----------   ---------   ------------  ------------    -----
Interest-earning assets:
 Mortgage loans(1)  . . . . . . $ 37,181    $21,307       $20,103      $10,629      $14,032       $11,112        $   541   $114,905
 Mortgage-backed
  securities(2) . . . . . . . .   55,146      4,614         9,361        3,463          701             6             --     73,291
 Other loans(2) . . . . . . . .   16,718      7,659        15,154        5,450        1,758            61             --     46,800
 Cash and investment
  securities  . . . . . . . . .    3,241      3,010         6,023        1,000        1,297         5,208             --     19,779
                                --------    -------       -------      -------      -------       -------        -------   --------
     TOTAL  . . . . . . . . . .  112,286     36,590        50,641       20,542       17,788        16,387            541    254,775

Interest-bearing
 liabilities:
Deposits  . . . . . . . . . . .  144,563     28,552        38,001        7,100           --            --             --    218,216
FHLB advances . . . . . . . . .    3,000      3,000         8,000        3,000           --            --             --     17,000
                                --------    -------       -------      -------      -------       -------        -------   --------
     TOTAL  . . . . . . . . . . $147,563    $31,552       $46,001      $10,100      $    --       $    --        $    --   $235,216

Cumulative difference
 between interest-earning
 assets and interest-bearing
 liabilities  . . . . . . . . .  (35,277)   (30,239)      (25,599)     (15,157)       2,631        19,018         19,559

Cumulative difference between
 interest-earning assets and
 interest-bearing liabilities
 as a percent of total
 assets   . . . . . . . . . . .    (13.5)%    (11.5)%        (9.8)%       (5.8)%        1.0%          7.3%           7.5%

Cumulative rate sensitive
 assets as a percent of rate
 sensitive liabilities  . . . .     76.1 %     83.1 %        88.6 %       93.6 %      101.1%        108.1%         108.3%

Cumulative rate sensitive
 assets as a percent of
 total assets . . . . . . . . .     42.8 %     56.8 %        76.1 %       84.0 %       90.8%         97.0%          97.2%

- -------------
(1) Mortgage loans include standard Office of Thrift Supervision ("OTS") prepayment assumptions.
(2) Mortgage-backed securities and other loans, which historically have prepaid more quickly than standard OTS prepayment assumptions, include internal prepayment assumptions.

         The following table shows the average interest-bearing balances, interest, average rates and the spread between the combined average rates earned on interest-earning assets and average rates paid on interest-bearing liabilities. Average balances are determined on a monthly basis.

                                                                        Year Ended September 30,
                                                      --------------------------------------------------------------
                                                                1993                                1992
                                                      -------------------------------    ---------------------------
                                                     Average                  Average    Average             Average
                                                     Volume      Interest      Rate      Volume    Interest   Rate
                                                     ------      --------     -------    ------    --------  -------
                                                                            (Dollars in thousands)
Interest-earning assets:
 Loans, net . . . . . . . . . . . . . . . . . .     $150,460     $13,169       8.75%    $144,040   $13,907     9.66%
 Mortgage-backed securities,
  net . . . . . . . . . . . . . . . . . . . . .       77,406       5,006       6.47       74,036     5,551     7.50
 Less allowance for
  possible loan losses  . . . . . . . . . . . .        1,099                                 737
                                                    --------                            --------
 Total loans, net . . . . . . . . . . . . . . .      226,767                             217,339
 Investments (includes
  CDs)  . . . . . . . . . . . . . . . . . . . .       28,042       1,816       6.48       25,852     1,787     6.91
                                                    --------     -------       -----    --------   -------     -----
 Total interest-earning
  assets  . . . . . . . . . . . . . . . . . . .      254,809      19,991       7.85      243,191    21,245     8.74
Other assets  . . . . . . . . . . . . . . . . .        9,834                               9,902
                                                    --------                            --------
Total assets  . . . . . . . . . . . . . . . . .     $264,643                            $253,093
                                                    ========                            ========
Interest-bearing liabilities:
  Borrowings and FHLB
   advances . . . . . . . . . . . . . . . . . .     $ 17,310         853       4.03     $  8,993       444     4.94
  Savings deposits  . . . . . . . . . . . . . .      215,752       7,835       3.63      215,068    10,493     4.88
                                                    --------     -------       -----    --------   -------     -----
  Total interest-bearing
   liabilities  . . . . . . . . . . . . . . . .      233,062       8,688       3.73      224,061    10,937     4.88
Other liabilities . . . . . . . . . . . . . . .        2,727                               3,178
                                                    --------                            --------
Total liabilities . . . . . . . . . . . . . . .      235,789                             227,239
Total stockholders'
 equity . . . . . . . . . . . . . . . . . . . .       28,854                              25,854
                                                    --------                            --------
Total liabilities and
 stockholders' equity . . . . . . . . . . . . .     $264,643                   4.12     $253,093
                                                    ========                            ========
RATE DIFFERENTIAL . . . . . . . . . . . . . . .                                                                3.86
NET INTEREST INCOME AND
 NET YIELD AS A PERCENT
 OF INTEREST-EARNING
 ASSETS . . . . . . . . . . . . . . . . . . . .                  $11,303       4.44%               $10,308     4.24%
                                                                 =======                           =======     ======

                                                           Year Ended September 30,
                                                      ------------------------------------
                                                                      1991
                                                     -------------------------------------
                                                     Average                       Average
                                                     Volume         Interest        Rate
                                                     ------         --------       -------
                                                            (Dollars in thousands)
Interest-earning assets:
 Loans, net . . . . . . . . . . . . . . . . . .     $140,701        $14,464        10.28%
 Mortgage-backed securities,
  net . . . . . . . . . . . . . . . . . . . . .       55,941          4,821         8.62
 Less allowance for
  possible loan losses  . . . . . . . . . . . .          351
                                                    --------
 Total loans, net . . . . . . . . . . . . . . .      196,291
 Investments (includes
  CDs)  . . . . . . . . . . . . . . . . . . . .       25,344          2,033         8.03
                                                    --------        -------
 Total interest-earning
  assets  . . . . . . . . . . . . . . . . . . .      221,635         21,318         9.62
Other assets  . . . . . . . . . . . . . . . . .        8,089
                                                    --------
Total assets  . . . . . . . . . . . . . . . . .     $229,724
                                                    ========
Interest-bearing liabilities:
  Borrowings and FHLB
   advances . . . . . . . . . . . . . . . . . .     $     --
  Savings deposits  . . . . . . . . . . . . . .      203,731         13,522         6.64
                                                    --------        -------
  Total interest-bearing
   liabilities  . . . . . . . . . . . . . . . .      203,731         13,522         6.64
Other liabilities . . . . . . . . . . . . . . .        2,185
                                                    --------
Total liabilities . . . . . . . . . . . . . . .      205,916
Total stockholders'
 equity . . . . . . . . . . . . . . . . . . . .       23,808
                                                    --------
Total liabilities and
 stockholders' equity . . . . . . . . . . . . .     $229,724
                                                    ========
RATE DIFFERENTIAL . . . . . . . . . . . . . . .                                     2.98
NET INTEREST INCOME AND
 NET YIELD AS A PERCENT
 OF INTEREST-EARNING
 ASSETS . . . . . . . . . . . . . . . . . . . .                       $ 7,796       3.52%
                                                                      =======

RATE/VOLUME ANALYSIS

        Changes in net interest income are attributable to three factors: a change in volume or amount of an asset or liability, a change in interest rates or a change caused by a combination of change in volume and interest rate. The change in volume or amount represents the average interest rate for the prior period multiplied by the increase (decrease) in the average balance of the related asset or liability. The change in rate represents the increase (decrease) in the average interest rate from the prior period multiplied by the average balance of the related assets or liabilities for the prior period. The rate/volume change represents the change in the average rate from the prior period multiplied by the increase (decrease) in the average balance of the related asset or liability from the prior period.

        The table below sets forth certain information regarding changes in interest income and interest expense of the Savings Bank for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to (1) changes in volume (changes in volume multiplied by old rate), and (2) changes in rates (change in rate multiplied by old volume). The net change attributable to the combined impact of volume and rate has been allocated proportionately to the change due to volume and the change due to rate.

                                                                     Year Ended September 30,
                                -----------------------------------------------------------------------------------------------
                                    1993     vs.    1992              1992     vs.     1991            1991     vs.     1990
                                -----------------------------     ----------------------------     ----------------------------
                                     Increase (Decrease)              Increase (Decrease)            Increase (Decrease)
                                           Due to                            Due to                          Due to
                                -----------------------------     ----------------------------     ----------------------------
                                                        Rate/                            Rate/                            Rate/
                                Volume      Rate       Volume     Volume      Rate      Volume     Volume      Rate      Volume
                                ------     ------      ------     ------     ------     ------     ------     ------     ------
                                                                         (In thousands)
Interest income:
 Loan and mortgage-
  backed certificates . . . . .  $587     $(1,851)    $(1,264)    $2,005    $(1,832)    $   173   $ 1,987    $  (179)   $ 1,808
 Investments  . . . . . . . . .   145        (135)         10         40       (286)       (246)   (1,492)       (90)    (1,582)
                                 ----     -------     -------     ------    -------     -------   -------    -------    -------
 Total interest-
  earning assets  . . . . . . .   732      (1,986)     (1,254)     2,045     (2,118)        (73)      495       (269)       226

Interest expense:
 Savings deposits . . . . . . .    33      (2,691)     (2,658)       719     (3,748)     (3,029)       71     (1,296)    (1,225)
 Borrowings and
  Federal Home Loan
  Bank advances . . . . . . . .   394          15         409        444         --         444        --         --         --
                                 ----     -------     -------     ------    -------     -------   -------    -------    -------
 Total interest-
  bearing liabilities . . . . .   427      (2,676)     (2,249)     1,163     (3,748)     (2,585)       71     (1,296)    (1,225)
                                 ----     -------     -------     ------    -------     -------   -------    -------    -------

Net interest income . . . . . .  $305     $   690     $   995     $  882    $ 1,630     $ 2,512   $   424    $ 1,027    $ 1,451
                                 ====     =======     =======     ======    =======     =======   =======    =======    =======

WEIGHTED AVERAGE YIELDS EARNED AND RATES PAID

         The information contained in the table captioned "Yields Earned and Rates Paid" on page 8 of the Corporation's Annual Report to Stockholders for the fiscal year ended September 30, 1993 is incorporated herein by reference.

LENDING ACTIVITIES

         GENERAL. The principal lending activity of the Savings Bank has been the origination of conventional, Federal Housing Administration ("FHA") and Veterans Administration ("VA") mortgage loans for the purpose of constructing, financing or refinancing one-to-four family residential properties. As of September 30, 1993, 87.8% of loans before deductions (which includes loans in process and discounts), consisted of loans secured by mortgages on one-to-four family residential properties. To a lesser extent, the Savings Bank also makes commercial real estate and consumer loans.

         In an effort to make the yields on its loan and investment portfolio more interest rate sensitive, the Savings Bank has implemented a number of measures. Those measures include: (i) origination of mortgage loans with adjustable interest rates, including adjustable rate mortgage loans on residential properties, (ii) the purchase of adjustable rate mortgage-backed securities, (iii) increased emphasis on consumer and non-real estate lending, and (iv) adoption of a policy under which the Savings Bank generally originates long-term, fixed-rate mortgage loans only when such loans qualify for sale in the secondary market. At September 30, 1993, $129.4 (or 55.6%) of the Savings Bank's loans receivable were comprised of loans that were other than long-term, fixed-rate loans (which historically have been the industry's traditional area of lending activity). This amount included $115.8 million of mortgage loans and mortgage-backed securities with rates adjustable at periods ranging from one to five years, $3.7 million of commercial non-real estate loans and $9.9 million of other loans with a term to maturity of less than one year. These lending policies were adopted to shorten the term of the Savings Bank's assets and make them less susceptible to interest rate volatility.

         For the fiscal year ended September 30, 1993, under federal regulations, the aggregate amount of loans the Savings Bank could make to any borrower, including related entities, was with certain exceptions limited to 15% of the Savings Bank's unimpaired capital and unimpaired surplus. At September 30, 1993, the maximum amount which the Savings Bank could have loaned to one borrower and the borrower's related entities was approximately $3.7 million. At September 30, 1993, the Savings Bank's largest amount loaned to any borrower and his related entities was $2.2 million. For a discussion of these limitations on loans-to-one borrower imposed by FIRREA, see "Regulation of the Savings Bank -- Investment Rules."

         LOAN PORTFOLIO ANALYSIS. Set forth below is selected data relating to the composition of the Savings Bank's loan portfolio by type of loan and type of security, including mortgage-backed securities on the dates indicated.

                                                                            At September 30,
                                       ------------------------------------------------------------------------------------------
                                            1993                1992              1991               1990              1989
                                       --------------     ---------------   ----------------    --------------    ---------------
                                       Amount     %       Amount      %     Amount       %      Amount     %      Amount      %
                                       ------   -----     ------    -----   -------    -----    ------   -----    ------    -----
                                                                    (Dollars in thousands)
TYPE OF LOAN:
Conventional real estate loans:
 Interim construction loans . . . . . $ 10,441    4.5    $  8,948     4.0   $  6,607     3.2   $  5,997    3.3    $  7,287    4.1
 Loans on existing property(1)  . . .  103,325   44.4     101,455    44.9    102,462    49.2    110,005   60.9     113,962   63.5
Insured or guaranteed real
  estate loans (2)  . . . . . . . . .   78,459   33.7      80,040    35.4     71,244    34.2     41,409   22.8      37,112   20.8
Consumer loans:
 Savings account loans  . . . . . . .    2,153     .9       2,009      .9      2,030     1.0      1,522     .8       1,787    1.0
 Home improvement loans . . . . . . .   30,275   13.0      27,622    12.2     19,191     9.2     15,990    8.8      14,358    8.0
 Automobile loans . . . . . . . . . .    4,539    1.9       4,024     1.8      3,355     1.6      3,560    1.9       3,971    2.2
 Commercial business  . . . . . . . .    3,747    1.6       2,186     1.0      2,842     1.4
 Other  . . . . . . . . . . . . . . .    6,086    2.6       4,698     2.0      4,339     2.1      5,392    2.9       5,162    2.9
Less:
 Loans in process . . . . . . . . . .    4,702    2.0       3,662     1.6      3,225     1.6      2,161    1.2       4,097    2.3
 Discounts and other  . . . . . . . .      291     .1         302      .1        280      .1        230     .1         212     .1
 Loan loss reserve  . . . . . . . . .    1,162     .5       1,035      .5        440      .2        224     .1         235     .1
                                      --------  ------   --------  ------   --------  ------   --------  ------   --------  ------
   Total  . . . . . . . . . . . . . . $232,870  100.0%   $225,983  100.0%   $208,125  100.0%   $181,260  100.0%   $178,824  100.0%
                                      ========  ======   ========  ======   ========  ======   ========  ======   ========  ======

TYPE OF SECURITY:
 Residential:
 Single family  . . . . . . . . . . . $202,706    87.1   $197,057   87.2    $176,508   84.8    $148,257   81.9    $147,441   82.4
 2-to-4 family  . . . . . . . . . . .    1,529      .7      1,808     .8       1,917     .9       2,179    1.2       1,948    1.1
Other dwelling units  . . . . . . . .    8,884     3.8      8,525    3.8       9,316    4.4       9,456    5.2       8,611    4.8
Commercial real estate  . . . . . . .    9,381     4.0     10,675    4.7      11,763    5.7
Savings accounts  . . . . . . . . . .    2,153      .9      2,009     .9       2,030    1.0      13,509    7.5      14,449    8.1
Automobile loans  . . . . . . . . . .    4,539     1.9      4,024    1.8       3,355    1.6       1,522     .8       1,787    1.0
Commercial business . . . . . . . . .    3,747     1.6      2,186    1.0       2,842    1.4       3,560    1.9       3,971    2.2
Other . . . . . . . . . . . . . . . .    6,086     2.6      4,698    2.0       4,339    2.1       5,392    2.9       5,162    2.9
Less:
 Loans in process . . . . . . . . . .    4,702     2.0      3,662    1.6       3,225    1.6       2,161    1.2       4,097    2.3
 Discounts and other  . . . . . . . .      291      .1        302     .1         280     .1         230     .1         212     .1
 Loan loss reserves . . . . . . . . .    1,162      .5      1,035     .5         440     .2         224     .1         235     .1
                                      --------  ------   --------  ------   --------  ------   --------  ------   --------  ------
   Total  . . . . . . . . . . . . . . $232,870  100.0%   $225,983  100.0%   $208,125  100.0%   $181,260  100.0%   $178,825  100.0%
                                      ========  ======   ========  ======   ========  ======   ========  ======   ========  ======

- ---------------
(1)      Includes construction loans converted to permanent loans.
(2) Includes $76.4 million, $77.8 million, $68.8 million, $38.5 million and $35.0 million in mortgage-backed securities for the years ended September 30, 1993, 1992, 1991, 1990 and 1989, respectively.

         The Savings Bank's lending policies generally limit the maximum loan-to-value ratio on conventional residential mortgage loans to 95% of the lesser of the appraised value or purchase price, with the condition that mortgage insurance be required on any home loans with loan-to-value ratios in excess of 80%. The loan-to-value ratio, maturity and other provisions of the loans made by the Savings Bank have generally reflected the policy of making less than the maximum loan permissible under applicable regulations, in accordance with sound lending practices, market conditions, and underwriting standards established by the Savings Bank.

         RESIDENTIAL LOANS. The primary lending activity of the Savings Bank has been the granting of conventional loans to enable borrowers to purchase existing homes or refinance existing mortgages. Mortgage loans made by the Savings Bank are generally long-term loans, amortized on a monthly basis, with principal and interest due each month. The initial contractual loan payment period for residential loans typically ranges from 15 to 30 years. The Savings Bank's experience indicates that real estate loans remain outstanding for significantly shorter periods than their contractual terms. Borrowers may refinance or prepay loans at their option, subject to any prepayment penalty provisions when included in the note. The Savings Bank requires mortgage title insurance on all mortgage loans and hazard insurance at least in the amount covering replacement value.

         The Savings Bank's initial adjustable rate loans were known as renegotiable rate mortgages, a type of five year adjustable rate loan and predecessor to the fully adjustable mortgage loan. The Savings Bank currently originates adjustable rate mortgages that have rate adjustments from one to five years for the initial term based upon the OTS National Monthly Median Cost of Funds or a U.S. Treasury Index. The interest rates on most of these mortgages are adjustable once a year with limitations on upward and downward adjustments of 2% per year and from 4% to 6% over the initial rate for the life of the loan. These loans have ceilings that range from 9.0% to 16.5% for the life of the loan. The initial rate offered on the majority of these adjustable rate loans acts as the floor rate. The Savings Bank originated approximately $25.9 million in adjustable rate mortgage loans for the year ended September 30, 1993. Adjustable rate mortgage loans, including adjustable rate mortgage-backed securities, amounted to 50.1% of the mortgage loan portfolio at September 30, 1993.

         COMMERCIAL REAL ESTATE AND COMMERCIAL BUSINESS LOANS. The Savings Bank makes and participates in commercial property loans, including loans secured by multi-family apartment projects with more than four units and commercial business loans. Commercial loans constituted approximately $22.0 million or approximately 9.5% of the Savings Bank's loan portfolio at September 30, 1993. These loans are typically secured by improved real estate located in the

Savings Bank's primary lending area, and also by non-real estate collateral including accounts receivable, inventory, and chattel equipment. Permanent commercial loans are made in amounts up to 80% of the appraised value of the property and generally have a 10 to 25 year term with interest rates that adjust every one, three or five years based on the one, three or five year U.S. Treasury Index or the OTS National Monthly Median Cost of Funds Index. Some pricing is also done using New York Prime or Base Rate as the index as quoted in the Wall Street Journal. The majority of these loans are secured by properties located in Alabama or Georgia and the amount of such interest in loans is generally between $100,000 and $2.0 million. At September 30, 1993, the Savings Bank's commercial real estate loans purchased totaled $4.8 million or 2.1% and 1.8% of total loans receivable (net) and assets, respectively.

         Commercial real estate lending entails significant additional risks, compared to residential property lending. Commercial real estate loans typically involve large loan balances to single borrowers or groups of related borrowers. The payment experience of such loans is typically dependent upon the successful operation of the real estate project. These risks can be significantly affected by supply and demand conditions in the market for office and retail space and for apartments, and as such may be subject, to a greater extent, to adverse conditions in the economy. In dealing with these risks the Savings Bank reviews the financial condition of the lending entity originating the loan and its lending capabilities. The Savings Bank also reviews the completed credit package submitted on behalf of the borrower by the lending entity. Personal inspections of the property that will serve as collateral are made to determine the accuracy of the appraisal information.

         CONSUMER AND OTHER LOANS. Federal regulations permit federally chartered thrift institutions to make secured and unsecured consumer loans up to 35% of the institution's assets. In addition, a federal thrift institution has lending authority above the 35% category for certain consumer loans, such as home equity loans, property improvement loans, mobile home loans and loans secured by savings accounts. The Savings Bank established a consumer loan department in September 1982. The consumer loans granted by the Savings Bank have included loans on automobiles, boats, and other consumer goods, loans secured by savings accounts, and signature loans. The Savings Bank has also originated consumer loans for home improvement and other purposes. These loans generally have terms from 30 days to 15 years and rates that are determined by the Savings Bank's base rate and the rates offered on such loans by local competition. In addition, in fiscal 1987 the Savings Bank began originating adjustable rate consumer loans that adjust either monthly, quarterly or annually. The Savings Bank generally limits the loan-to-value ratios on its secured consumer loans from 65% to 100% depending on the type of collateral securing the loan. As of September 30, 1993, consumer loans outstanding were approximately $43.1 million or 18.5% of the Savings Bank's total loan portfolio. The Savings Bank believes that the shorter term and the normally higher interest rates available on various types of consumer loans have been helpful in maintaining a profitable spread between the Savings Bank's average loan yield and its cost of funds. Such loans, however, may pose a greater risk in regard to collectibility.

         On August 27, 1985, the Savings Bank entered into a participation agreement with four other financial institutions to provide a letter of credit for an aggregate amount of $15.9 million. The Savings Bank's 20% interest in this letter of credit is $3.2 million. The purpose for the letter of credit provided collateral for the Housing Authority of Fulton County, Georgia to loan to Roswell Road Associates, Ltd., $15.5 million to construct a 236 unit apartment complex in Atlanta, Georgia. The lead lender, AmSouth Bank of Florida, formerly First Mutual Savings of Florida, Pensacola, Florida, has subordinated its $7.6 million participation interest to the other participants in the letter of credit.

LOAN AND MORTGAGE-BACKED SECURITIES MATURITY SCHEDULE

         The following table sets forth certain information at September 30, 1993 regarding the dollar amount of loans and mortgage-backed securities maturing in the Savings Bank's portfolio based on their contractual terms to maturity. Demand loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less.


                                                                               Due 5           Due 10
                                   Due at September 30,    Due 3 Through      Through 10      Through       Due 20 Years
                                 -----------------------   5 Years After     Years After   20 Years After       After
                                 1994      1995     1996   Sept. 30, 1993  Sept. 30, 1993  Sept. 30, 1993  Sept. 30, 1993    Total
                                 ----      ----     ----   --------------  --------------  --------------  --------------   -------
                                                                            (In thousands)
Real estate mortgage  . . . . . $   980   $  241   $  228     $11,479          $16,958        $31,283        $114,460       $175,629

Real estate construction  . . .  10,441       --       --          --               --             --              --         10,441

Installment . . . . . . . . . .   8,873    2,620    2,226       9,804           11,801          7,550             179         43,053

Commercial business . . . . . .   1,447      121      115         714              722            628              --          3,747
                                -------   ------   ------     -------          -------        -------        --------       --------
    Total . . . . . . . . . . . $21,741   $2,982   $2,569     $21,997          $29,481        $39,461        $114,639       $232,870
                                =======   ======   ======     =======          =======        =======        ========       ========

        The following table sets forth the dollar amount of all loans and mortgage-backed securities due after one year from September 30, 1993, which have predetermined interest rates and have floating or adjustable interest rates.

                                                    Floating or
                           Predetermined Rates    Adjustable Rates     Total
                           -------------------    ----------------     -----
                                          (In thousands)

Real estate mortgage  . . .      $58,064              $116,585        $174,649

Installment . . . . . . . .       30,403                 3,777          34,180

Commercial business . . . .        1,381                   919           2,300
                                 -------              --------        --------
   Total  . . . . . . . . .      $89,848              $121,281        $211,129
                                 =======              ========        ========


        LOAN SOLICITATION AND PROCESSING. The Savings Bank's primary source of loans has historically been from walk-in customers and more recently from local builders. Loan underwriting has historically been centralized at the Savings Bank's main office. In more recent times the Savings Bank has established individual loan approval limits for consumer loan officers located in its six full service offices. Upon receipt of a loan application from a prospective borrower, a credit report and verifications are ordered to verify specific information relating to the loan applicant's employment, income and credit standing. An appraisal of the real estate intended to secure the proposed loan is undertaken by an independent fee appraiser or the Savings Bank's staff appraiser, except for some consumer mortgage loans which may be performed by staff personnel.

        Real estate loans are processed and presented for underwriting prior to being presented to the Loan Committee. Loans secured by real estate may be approved by any one member of the Management Loan Committee up to and including $100,000. Real estate loans in excess of $100,000 and up to and including $300,000 require the approval of two members of the Management Loan Committee. Loans in excess of $300,000 and up to and including $1.5 million are presented to the Loan Committee, plus two Board members. Loans larger than $1.5 million must be approved by the Board of Directors. All loans approved by management are reviewed by a loan committee comprised of at least two non-employee members of the Board of Directors.

        Loan applicants are promptly notified of the decision of the Savings Bank by a letter setting forth the terms and conditions of the decision. If approved, these terms and conditions include the amount of the loan, interest rate basis, amortization term, a brief description of the real estate to be mortgaged to the Savings Bank, and the notice of requirement of insurance coverage to be maintained to protect the Savings Bank's interest. Prior to closing any long term loan, the borrower must provide proof of fire and casualty insurance on the property serving as collateral and it must be maintained during the full term of the loan. In addition, all real estate loans originated require title insurance policies.

        LOAN PURCHASES AND SALES. The Savings Bank has engaged in selling in the secondary market certain loans it has originated. Such loans sold are generally fixed-rate, long-term mortgage loans and are sold without recourse. These sales, one of which was with recourse to the Savings Bank (FHA/VA loans), have been made to FHLMC, FNMA and to mortgage bankers who purchase residential mortgage loans from federally insured financial institutions and certain other lenders. During the year ended September 30, 1993, the Savings Bank sold $8.9 million of mortgage loans, all without recourse.

        The sale of loans in the secondary mortgage market reduces the Savings Bank's risk that the interest rates it pays on deposits will escalate while holding long-term, fixed-rate loans in its portfolio and allows the Savings Bank to continue to make loans during periods when savings flows decline or funds are not otherwise available for lending purposes. In connection with such sales, the Savings Bank attempts to retain the servicing of the loans (i.e., collection of principal and interest payments), for which it generally receives a fee payable monthly of 1/4% to 1/2% per annum of the unpaid balance of each loan.
In fiscal 1993, the Savings Bank was successful in retaining the servicing on approximately $5.9 million of loans sold in the secondary market. As of September 30, 1993, the Savings Bank was servicing loans for others aggregating approximately $20.3 million.

        In addition to originating loans, the Savings Bank has purchased real estate loans in the secondary market. The Savings Bank's purchases in the secondary market are dependent upon the demand for mortgage credit in the local market area and the inflow of funds from traditional sources. Purchases of loans enable the Savings Bank to utilize available funds more quickly, particularly where sufficient loan demand for products such as ARMs is not obtainable locally. The Savings Bank did not purchase any loans in the secondary market during the year ended September 30, 1993.

        The following table sets forth the Savings Bank's loan origination, purchase and sales activity for the periods indicated.

                                                 Year Ended September 30,
                                         -----------------------------------------
                                         1993                1992             1991
                                         ----                ----             ----
                                                        (In thousands)
Loans originated:
Real estate loans:
Conventional:
  Construction  . . . . . . . . .       $12,330             $13,587          $ 8,638
  Loans for purchase of
   existing property  . . . . . .        17,467              10,091            6,000
  Loans refinanced  . . . . . . .        21,822              12,631            5,227
Other . . . . . . . . . . . . . .           627                 521               --
                                        -------             -------          -------
Total real estate loans
   Originated . . . . . . . . . .        52,246              36,830           19,865
Other originations (consumer
  and commercial) . . . . . . . .        27,854              31,448           21,078
                                        -------             -------          -------
Total loan originations . . . . .        80,100              68,278           40,943
                                        -------             -------          -------
Loans and mortgage-backed
  securities purchased:
  Loans purchased net
   of premiums (discount) . . . .            --                  --               --

  Mortgage-backed securities
   purchased net of
   premiums (discount)  . . . . .        26,964              35,834           41,236
                                        -------             -------          -------
Loans sold:
  Loans sold net of
   premiums (discount)  . . . . .         8,954               4,119            4,990
  Mortgage-backed securities
    sold, net of premiums
    (discount)  . . . . . . . . .         4,330               9,305            2,876
  Loan repayments . . . . . . . .        62,806              54,654           38,462
  Mortgage-backed securities
   repayments . . . . . . . . . .        23,937              17,568            8,560
Provision for loan losses . . . .           150                 608              426
                                        -------             -------          -------
Increase in loan
 portfolio  . . . . . . . . . . .       $ 6,887             $17,858          $26,865
                                        =======             =======          =======

        LOAN ORIGINATION COMMITMENTS. Upon approval, short term reservation of funds is made for 45 days, except for FHA and VA loans, for which the period is 60 days. As of September 30, 1993, the Savings Bank had approximately $14.1 million of commitments to originate loans, outstanding letters of credit and loans in process, which were issued by the Savings Bank in the normal course of business. Of this total $5.2 million is for obligations to originate fixed rate loans and $8.9 million is for obligations to originate variable rate loans.

        LOAN ORIGINATION AND OTHER FEES. In addition to interest earned on loans, the Savings Bank receives loan origination fees or "points" for originating loans. Loan points are a percentage of the principal amount of the mortgage loan which are charged to the borrower for creation of the loan and are recorded as an adjustment to yield pursuant to Statement of Financial Accounting Standards ("SFAS") No.
91. See Note 1 to Notes to Consolidated Financial Statements.

        The Savings Bank also receives other fees and charges relating to existing loans, which include late charges and fees collected in connection with a change in borrower or other loan modifications. These fees and charges have not constituted a material source of income.

        PROBLEM ASSETS AND ASSET CLASSIFICATION. Loans are reviewed on a regular basis and are placed on a non-accrual status when, in the opinion of management, the collection of additional interest is doubtful. Consumer loans generally are repossessed or charged off when the loan becomes over 120 days delinquent. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan.

        Real estate acquired by the Savings Bank as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until such time as it is sold. When such property is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair value. Any writedown of the property is charged to the allowance for losses.

        The following table sets forth information with respect to the Savings Bank's non-performing assets for the period indicated. During the periods shown, the Savings Bank had no restructured loans within the meaning of SFAS No. 15.

                                           At September 30,
                                 ------------------------------------
                                 1993    1992    1991    1990    1989
                                 ----    ----    ----    ----    ----
                                        (Dollars in thousands)

Non-accrual loans (1) . . . .    $ --    $ --    $ --    $ --    $ --
                                 ----    ----    ----    ----    ----
Accruing loans which
 are contractually past
 due 90 days or more:
  Real estate:
    Residential . . . . . . .      13     219     254     173      83
    Commercial  . . . . . . .      --      --      --      --      --
    Consumer  . . . . . . . .       7      10      --      --      13
                                 ----    ----    ----    ----    ----
                                   20     229     254     173      96
                                 ----    ----    ----    ----    ----
Total non-accrual loans
 and accruing loans
 contractually past due
 90 days or more  . . . . . .    $ 20    $229    $254    $173    $ 96
                                 ====    ====    ====    ====    ====

Percentage of total loans . .     .01%    .10%    .12%    .10%    .05%
                                 ====    ====    ====    ====    ====
Other non-performing
 assets (2) . . . . . . . . .    $ --    $407    $981    $137    $236
                                 ====    ====    ====    ====    ====

____________
(1) Non-accrual status denotes loans on which, in the opinion of management, the collection of additional interest is unlikely, or loans that meet non-accrual criteria as established by regulatory authorities. Payments received on a non-accrual loan are applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the collectibility of the loan. The Savings Bank did not have any interest that was not recognized in interest income for non-accrual loans during fiscal year 1993.

(2) Other non-performing assets represent property acquired by the Savings Bank through foreclosure or repossession. This property is carried at the lower of its fair value or the principal balance of the related loan.

COMPOSITION OF GENERAL VALUATION ALLOWANCE

         The following table sets forth the breakdown of the general valuation allowances by loan category for the periods indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of further losses and does not restrict the use of the allowance to absorb losses in any category.

                                           At September 30,
                                 ------------------------------------
                                 1993    1992    1991    1990    1989
                                 ----    ----    ----    ----    ----
                                        (Dollars in thousands)
Classified assets:
 Special mention  . . . . . .   $   35  $    2   $ 24    $ --    $ --
 Substandard  . . . . . . . .       --      98    119      --      --
 Doubtful . . . . . . . . . .       --      --     --      --      --
 Loss . . . . . . . . . . . .       --      --     --      --      --
Real estate loans:
 Construction . . . . . . . .      137     124     49      46      69
 Commercial real estate . . .      322     234     46      54      50
Commercial business . . . . .       56      33     28       6       6
Consumer  . . . . . . . . . .      612     544    174     118     110
                                ------  ------   ----    ----    ----
   Total general valuation
    allowances  . . . . . . .   $1,162  $1,035   $440    $224    $235
                                ======  ======   ====    ====    ====

         There were no loans at September 30, 1993 which are not currently classified as non-accrual, 90 days past due or restructured but which may be so classified in the near future because management has concerns as to the ability of the borrowers to comply with repayment terms.

         The following table sets forth an analysis of the Savings Bank's general valuation allowances for the periods indicated.

                                       Year Ended September 30,
                                 ------------------------------------
                                 1993    1992    1991    1990    1989
                                 ----    ----    ----    ----    ----
                                        (Dollars in thousands)

Balance at beginning of
 period . . . . . . . . . . .   $1,035  $  440   $224    $235    $212
                                ------  ------   ----    ----    ----
Loans charged-off, net:
 Mortgage . . . . . . . . . .       20      --    157       5      --
 Commercial business  . . . .       --      --     --      --      --
 Consumer . . . . . . . . . .        3      13     53      64      24
                                ------  ------   ----    ----    ----
Total charge-offs . . . . . .       23      13    210      69      24
                                ------  ------   ----    ----    ----
Net loans charged-off . . . .       23      13    210      69      24
                                ------  ------   ----    ----    ----
Provision for possible
  loan losses . . . . . . . .      150     608    426      58      47
                                ------  ------   ----    ----    ----
Balance at end of period  . .   $1,162  $1,035   $440    $224    $235
                                ======  ======   ====    ====    ====
Ratio of net charge-offs to
 average loans outstanding
 during the period  . . . . .     .010%   .006%  .107%   .039%   .013%
                                  ====    ====   ====    ====    ====

GENERAL VALUATION ALLOWANCES ON LOANS AND REAL ESTATE

        In making loans, the Savings Bank recognizes the fact that credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a secured loan, the quality of the security for the loan.

        It is management's policy to maintain adequate reserves for estimated losses on specifically identified loans and real estate. Generally, the reserves are based on, among other things, estimates of the historical loan loss experience, evaluation of economic conditions in general and in various sectors of the Savings Bank's customer base, and periodic reviews of loan portfolio quality by the Savings Bank personnel. Specific reserves are provided for individual loans where the ultimate collection is considered questionable by management after reviewing the current status of loans which are contractually past due and considering the net realizable value of the security of the loan or guarantees, if applicable. The reserve for loss on real estate is provided for specific investments in real estate or real estate acquired in settlement of loans where the Savings Bank's records reflect a value for the real estate greater than the estimated net realizable value, which is established by reviewing projected sale and costs to complete and sell the property. The Savings Bank has established a general valuation allowance based on the following percentage of the unpaid balance of such loans outstanding:

                                                         Percentage of
                                                          Outstanding
Loan Type                                                   Balance
- ---------                                                -------------
Commercial real  estate loans . . . . . . . . .              1.00%
Construction loans  . . . . . . . . . . . . . .              1.00%
Consumer loans  . . . . . . . . . . . . . . . .              1.50%
Commercial business loans . . . . . . . . . . .              1.50%

        In addition, the Savings Bank has established a policy of reserving on the outstanding balance of certain classified assets. In general, classified assets are defined as any asset as to where there are doubts as to the ability of the borrower to repay or where there is a decline in the market value in the collateral supporting a loan. The following percentages apply to the Savings Bank's classified assets.

                                                               Percentage of
                                                                Outstanding
Classification                                                    Balance
- --------------                                                 ------------
Special mention . . . . . . . . . . . . .                           2.50%
Substandard . . . . . . . . . . . . . . .                           5.00%
Doubtful  . . . . . . . . . . . . . . . .                          50.00%
Loss  . . . . . . . . . . . . . . . . . .                         100.00%

         At September 30, 1993, the general reserves related to such loans and classified assets was $1.2 million.

         The Savings Bank has also established specific reserves on foreclosed properties and properties subject to redemption. The Savings Bank establishes this allowance based upon the appraised value of the property. See Note 1 to Notes to Consolidated Financial Statements.

         The Savings Bank had a 50% participation in first mortgage loans-to-one borrower that had an original aggregate amount of $6.1 million on 111 single family condominium units, which is a portion of a 218 unit condominium project located in Huntsville, Alabama. The participation was entered into on February 24, 1984 and, until December 31, 1990, the loans had paid down to approximately $2.5 million on 48 units. The loans became delinquent at the end of January 1991 and were brought to the Savings Bank's attention the first of February 1991, at which time the loans were classified as non-performing due to the borrower's inability to service the debt. From January 1991 until the Savings Bank received title to the property, two units were sold. On May 14, 1991, the lenders accepted deeds-in-lieu of foreclosure on each unit, after efforts to restructure the debt with the borrower failed. The deeds-in-lieu of foreclosure represented 48 units with an outstanding balance of approximately $2.5 million. At that time, the Savings Bank recorded an addition to real estate owned in the amount of $1.2 million (50% of the remaining balance). During fiscal 1993, the remaining units were sold and the Savings Bank recorded a net gain on sale of approximately $82,000 on the 48 units.

         As a result of the declines in real estate market values and the significant losses experienced by many financial institutions there has been a greater level of scrutiny by regulatory authorities of the loan portfolios of financial institutions, undertaken as a part of the examinations of the institutions by the FDIC, the OTS and other federal and state regulators. Results of recent examinations of depository institutions indicate that these regulators may be applying more conservative criteria in evaluating real estate market values. While the Savings Bank believes it has established its existing allowance for loan losses in accordance with generally accepted accounting principles ("GAAP") at September 30, 1993, there can be no assurance that regulators, when reviewing the Savings Bank's portfolio in the future, will not request the

Savings Bank to increase its allowance for loan losses, thereby possibly adversely affecting the Savings Bank's financial condition and earnings.

INVESTMENT ACTIVITIES

         The Savings Bank is required under federal regulations to maintain a minimum amount of liquid assets and is also permitted to invest in certain other securities. See "Regulation of the Savings Bank -- Federal Home Loan Bank System." The balance of the Savings Bank's investments in short-term securities in excess of regulatory requirements reflects management's response to the significantly increasing percentage of deposits with short-term maturities in order to enable the Savings Bank to match more closely the interest rate sensitivities of its assets and liabilities. However, during periods when market interest rates are declining, the yield on such short-term securities also declines. Investment decisions are made by authorized officers of the Savings Bank within policies established by the Board of Directors. At September 30, 1993, the Savings Bank's securities investment portfolio had a book value and a market value of approximately $22.8 million and $23.9 million, respectively, and consisted of U.S. Government obligations, federal agency obligations and municipal bonds. In addition, in fiscal 1993, the Savings Bank began classifying a portion of its investment portfolio as held for sale. See Notes 2 and 3 to Consolidated Financial Statements.

                                                       At September 30,
                                                 ------------------------------
                                                 1993         1992         1991
                                                 ----         ----         ----
                                                          (In thousands)
Investment securities:
  U.S. Government and
  agency securities . . . . . . . . .         $ 17,572     $  22,635     $19,978
  State, county and municipal
  obligations . . . . . . . . . . . .            5,208            --          --
Common stock  . . . . . . . . . . . .                1             1           1
                                              --------      --------     -------
   Total investment
     securities . . . . . . . . . . .         $ 22,781      $ 22,636     $19,979
Interest-bearing deposits . . . . . .              144           384       1,292
Federal Home Loan Bank
 stock  . . . . . . . . . . . . . . .            1,696         1,696       1,583
Mortgage-backed
 securities . . . . . . . . . . . . .           76,297        77,600      68,639
                                              --------      --------     -------
    Total investments . . . . . . . .         $100,918      $102,316     $91,493
                                              ========      ========     =======

        The following table represents maturities and weighted average interest rates on the Savings Bank's investment portfolio as of September 30, 1993.

                                                   U.S. Treasury and
                                                   Other U.S. Govern-
                                                    ment Agencies                    Other                      Total
                                                  -------------------         --------------------        ------------------
                                                  Amount        Yield         Amount         Yield        Amount       Yield
                                                  ------        -----         ------         -----        ------       -----
                                                                             (Dollars in thousands)
0-1 year  . . . . . . . . . . . . . . . . . .     $ 4,160       6.76%         $   --            --%      $  4,160      6.76%
1-5 years . . . . . . . . . . . . . . . . . .      33,942       6.71              --            --         33,942      6.71
5-10 years  . . . . . . . . . . . . . . . . .      14,058       7.40              --            --         14,058      7.40
Over 10 years . . . . . . . . . . . . . . . .      41,709       6.05           5,208          5.50         46,917      5.99
Indefinite
 maturities . . . . . . . . . . . . . . . . .           1         --           1,840          5.15          1,841      5.15
                                                  -------       ----          ------          ----       --------      ----
  Total . . . . . . . . . . . . . . . . . . .     $93,870       6.52%         $7,048          5.41%      $100,918      6.44%
                                                  =======       ====          ======          ====       ========      ====

SOURCES OF FUNDS

         GENERAL. Deposits are the major source of the Savings Bank's funds for lending and other investment purposes. In addition to deposits, the Savings Bank derives funds from loan principal repayments, payments on mortgage-backed securities, sales of loans and mortgage-backed securities and, from time to time, advances from the FHLB of Atlanta. Loan repayments are a relatively stable source of funds, while deposit inflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used to compensate for reductions in the availability of funds from other sources. They may also be used on a longer term basis for general business purposes.

         DEPOSITS. Deposits are attracted principally from within the Savings Bank's primary market area, the Morgan, Limestone and Lawrence Counties of North Alabama. The Savings Bank offers a broad selection of deposit instruments including NOW accounts, money market deposit accounts, regular passbook savings accounts, term certificate accounts, and retirement savings plans. Deposit account terms vary, the principal differences being the minimum balance required, the time period that the funds must remain on deposit, and the interest rate. To date, the Savings Bank has not obtained any funds through brokered deposits.

         In recent years, the Savings Bank emphasized newly authorized types of short-term accounts and other savings alternatives that are more responsive to changes in market rates of interest than passbook accounts and the longer maturity fixed-rate, fixed-term certificates that were the Savings Bank's principal source of deposits prior to 1978. The deregulation of insured deposits has allowed the Savings Bank to be more competitive in obtaining funds and has given it more flexibility to meet the threat of net deposit outflows. While the deregulation of rates on deposits has allowed the Savings Bank to be competitive in the acquisition and retention of funds, it has also resulted in a more volatile cost of funds.

         Fixed-term, fixed-rate certificates are still a significant source of new deposits for the Savings Bank, and at September 30, 1993 represented 66.2% of the Savings Bank's savings accounts. At September 30, 1993, the Savings Bank's deposit base contained $33.9 million in six month money market certificates, which are the most popular of the Savings Bank's savings certificates and which represent 15.6% of total deposits at that date.

         The Savings Bank's strategy in obtaining savings deposits is to stay competitive with commercial banks in the Savings Bank's market area. The Savings Bank sets its deposit rates to encourage shorter maturities during fluctuating market conditions. The Savings Bank utilizes direct mail, television, radio, incentive programs, and newspaper advertising to help increase deposits.

         The following table sets forth the savings activities of the Savings Bank for the periods indicated.


                                                   Year Ended September 30,
                                                  --------------------------
                                                  1993       1992       1991
                                                  ----       ----       ----
                                                        (In thousands)

Deposits  . . . . . . . . . . . . . . . . . .   $375,116   $332,655   $286,795
Withdrawals . . . . . . . . . . . . . . . . .    377,327    340,573    281,705
                                                --------   --------   --------
  Net increase
  (decrease) before
  interest credited . . . . . . . . . . . . .     (2,211)    (7,918)     5,090
Interest credited . . . . . . . . . . . . . .      6,154      8,251     11,128
                                                --------   --------   --------
  Net increase
  (decrease) before                             $  3,943   $    333   $ 16,218
  interest credited . . . . . . . . . . . . .   ========   ========   ========

         Deposits in the Savings Bank as of September 30, 1993 were represented by various types of savings programs described below.

                                                                                                                        Percentage
Interest                                                                         Minimum                                of Total
  Rate*       Term                 Category                                      Amount             Balances             Savings
- -------       ----                 --------                                      ------             --------           ----------
                                   (In thousands, except minimum amount)
1.51%         None                 NOW Accounts                                  $  100              25,029               11.5%
2.79          None                 Passbook Accounts                                100              36,939               17.0
2.88          None                 Money Market Accounts                          1,000              11,691                5.4
3.00          90 days              90-day Passbook                                  N/A                   4                 --
3.54          12 months            Fixed Term, Fixed Rate                           500              27,562               12.7
4.51          24 months            Fixed Term, Fixed Rate                           N/A               2,304                1.0
4.90          30 months            Fixed Term, Fixed Rate                           N/A                  61                 --
5.33          36 months            Fixed Term, Fixed Rate                           500              28,170               12.9
7.25          48 months            Fixed Term, Fixed Rate                           N/A                 507                 .2
6.21          60 months            Fixed Term, Fixed Rate                           500               7,973                3.7
7.75          72 months            Fixed Term, Fixed Rate                           N/A                  17                 --
8.00          96 months            Fixed Term, Fixed Rate                           N/A                 975                 .4
3.99          18 months            18 Month IRA Accounts                         50/500              16,098                7.4
4.09          18 months            Fixed Term, Fixed Rate                           500               8,402                3.9
3.24          182 days             6-month Money Market                           2,500              33,936               15.6
2.72          91 days              3-month Money Market                           2,500               2,051                 .9
3.27          273 days             9-month Money Market                           2,500               4,278                2.0
4.05          14 days              Negotiated Jumbo                             100,000              11,774                5.4
                                                                                                   --------              -----
                                   Total                                                           $217,771              100.0%
                                                                                                   ========              =====

- --------------
*  Represented weighted average interest rate.
N/A - not currently being offered.

         Over the years, the Savings Bank has used premium campaigns using various small houseware items to attract deposits. The campaigns were very successful and the Savings Bank's management would consider the use of premiums in the future as deemed appropriate by business demand.

         The following table sets forth the certificates of deposit in the Savings Bank classified by rates as of the dates indicated:

                                                     At September 30,
                                              -------------------------------
        Rate                                  1993         1992          1991
        ----                                  ----         ----          ----
                                                      (In thousands)

4.00% or less . . . . . . . . . . . . . .   $ 91,391     $ 63,247      $     --
4.01% - 6.00% . . . . . . . . . . . . . .     43,965       63,399        76,822
6.01% - 8.00% . . . . . . . . . . . . . .      7,603       15,113        77,345
8.01% - 10.00%  . . . . . . . . . . . . .      1,153        1,932         4,175
                                            --------     --------      --------
                                            $144,112     $143,691      $158,342
                                            ========     ========      ========

         The following table sets forth the amount and maturities of certificates of deposit in the Savings Bank at September 30, 1993 (in thousands).


Less than one year                                 $  99,012
One year to two years                                 13,600
Two years to three years                              24,401
After three years                                      7,099
                                                   ---------
                 Total                             $ 144,112
                                                   =========

         DEPOSIT FLOW. The following table sets forth the change in dollar amount of savings deposits in the various types of savings accounts offered by the Savings Bank between the dates indicated. It reflects the movement of savings from traditional savings instruments, such as passbook accounts, into accounts yielding money market rates.



                               Balance at                               Balance at                             Balance at
                              September 30,      %        Increase     September 30,      %       Increase    September 30,     %
                                 1993         Deposit    (Decrease)       1992         Deposit   (Decrease)       1991       Deposit
                             -------------    -------    ----------   -------------    -------   ----------   ------------   -------
                                                                  (Dollars in thousands)
NOW checking
 accounts . . . . . . . .      $ 25,029        11.5%       $ 2,517       $ 22,512       10.6%     $  3,557      $ 18,955       8.9%
Jumbo certifi-
 cates  . . . . . . . . .        11,774         5.4         (7,762)        19,536        9.1        (2,460)       21,996      10.3
Super NOW checking
 accounts . . . . . . . .            --          --            (15)            15         --            --            15        --
Passbook and regular
 savings  . . . . . . . .        36,939        17.0          1,737         35,202       16.5        12,105        23,097      10.8
Money market deposit
 accounts . . . . . . . .        11,691         5.4           (717)        12,408        5.8          (678)       13,086       6.1
Six month money mar-
 ket certificates . . . .        33,936        15.6         (6,663)        40,599       19.0        (2,802)       43,401      20.3
Nine month money market
  CDs . . . . . . . . . .         4,278         2.0           (439)         4,717        2.2        (1,017)        5,734       2.7
18, 30 and 48 month
 small savers
 certificates . . . . . .         8,463         3.9         (2,281)        10,744        5.0        (4,628)       15,372       7.2
Three year certif-
  cates . . . . . . . . .        28,170        12.9         20,102          8,068        3.7         2,171         5,897       2.8
One year certifi-
 cates  . . . . . . . . .        27,562        12.7         (7,767)        35,329       16.5        (7,025)       42,354      19.8
Individual retire-
 ment ("IRA")
 accounts . . . . . . . .        16,098         7.4           (124)        16,222        7.6           684        15,538       7.3
Other . . . . . . . . . .        13,831         6.2          5,355          8,476        4.0           426         8,050       3.8
                               --------       -----         ------       --------      -----      --------      --------     -----
  TOTAL . . . . . . . . .      $217,771       100.0%        $3,943       $213,828      100.0%     $    333      $213,495     100.0%
                               ========       =====         ======       ========      =====      ========      ========     =====

         BORROWINGS. Savings deposits are the primary source of funds for the Savings Bank's lending and investment activities and for its general business purposes. The Savings Bank has also relied, from time to time, on advances from the FHLB of Atlanta to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The FHLB has served as the Savings Bank's primary borrowing source. Advances from the FHLB are typically secured by the Savings Bank's stock in the FHLB and other assets of the Savings Bank. At September 30, 1993, the Savings Bank had $17.0 million outstanding in FHLB advances with maturities between 1993 and 1998, the proceeds of which were used to fund the purchase of mortgage-backed securities with similar maturities to the borrowed funds, with a positive spread to the Savings Bank of approximately 1.5%.

         The FHLB of Atlanta serves as a source of credit for thrift institutions. As a member, the Savings Bank is required to own capital stock in the FHLB and is authorized to apply for advances on the security of such stock and certain of its home mortgages and other assets (principally, securities which are obligations of, or guaranteed by, the U.S.) provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution's net worth or on the FHLB's assessment of the institution's creditworthiness.

         The following table sets forth certain information regarding short-term borrowings by the Savings Bank at the end of and during the periods indicated.

                                              Year Ended September 30,
                                         ----------------------------------
                                         1993            1992          1991
                                         ----            ----          ----
                                              (Dollars in thousands)
Maximum amount of borrowings
 outstanding at any month end:
Repurchase agreements . . . . . . .      $    --         $    --       $    --
Other borrowings  . . . . . . . . .       22,000          18,500            --



                                               Year Ended September 30,
                                        -------------------------------------
                                         1993            1992          1991
                                         ----            ----          ----
                                               (Dollars in thousands)
Approximate average short-term
 borrowings outstanding with
 respect to:
  Federal funds purchased and
   securities sold under agree-
   ments to repurchase    . . . . . .  $      --         $    --        $   --
  Other borrowings  . . . . . . . . .      3,276           8,992            --

Approximate weighted average
 rate paid on:(1)
  Federal funds purchased and
   securities sold under agree-
   ments to repurchase  . . . . . . .         --%             --%           --%
  Other borrowings  . . . . . . . . .       4.93            4.94            --
- ---------------
(1) Weighted average rate was computed by dividing year-to-date expense by year-to-date average balance.

SUBSIDIARIES

         The Savings Bank is permitted to invest an amount equal to 2% of its assets in its service corporations, with an additional investment of 1% of assets where such investment serves primarily community, inner-city and community development purposes. Under such limitations, at September 30, 1993, the Savings Bank was authorized to invest up to approximately $7.9 million in the stock of, or loans to, service corporations (based upon the 3% limitation). In addition, federal institutions meeting regulatory net worth requirements and certain scheduled items tests may invest up to 50% of their capital in conforming first mortgage loans to service corporations. As of September 30, 1993, the net book value of the Savings Bank's investment in its service corporation was approximately $192,000.

         Sunbelt Financial Services, Inc. ("Sunbelt"), the Savings Bank's wholly-owned service corporation subsidiary, was incorporated on July 6, 1981 under the laws of the State of Alabama. Sunbelt was incorporated with the purpose of taking advantage of federal regulations which permit service corporations of thrift institutions to undertake a variety of activities not permitted to their parent thrift institutions.

         In 1981, Sunbelt purchased $15,000 of common stock of the Savings and Loan Data Corporation, Cincinnati, Ohio ("SLDC") so that SLDC could supply data processing services for the Savings Bank. In September 1983 Sunbelt also entered into an agreement with the Lawyers Title Insurance Corporation ("LTIC") to provide title insurance services whereby Sunbelt would become an agent and could write title insurance and receive the commissions on insurance premiums paid on insured policies. Employees of Sunbelt and the Savings Bank are authorized to countersign title insurance binders, policies and endorsements on behalf of Sunbelt, and Sunbelt retains 60% of the commission paid as compensation for its services to LTIC.

         Sunbelt has not been involved in any joint ventures.

COMPETITION

         The Savings Bank faces strong competition in the attraction of savings deposits (its primary source of lendable funds) and in the origination of real estate and consumer loans. Its most direct competition for savings deposits and loans has historically come from other thrift institutions and from commercial banks located in its primary market area in Morgan, Limestone and Lawrence counties of the State of Alabama. Based upon total assets, at September 30, 1993, the Savings Bank was the fifth largest thrift institution in Alabama, out of approximately 27 FDIC-insured savings and loan associations and savings banks located throughout the state. The Savings Bank has six branch offices located in Morgan, Limestone and Lawrence counties in Alabama. The Savings Bank considers all of its branch locations to be successful, with its main office particularly enjoying a reputation as the "Hometown Savings Bank" in the Savings Bank's market area.

         The Savings Bank competes for loans primarily through the interest rates and loan fees it charges, and the prompt, efficient, and quality service it provides to its borrowers, real estate brokers, and home builders. During the past three years, the Savings Bank has greatly improved its lending capabilities and facilities. The Savings Bank has become active in the secondary market, developed a successful consumer loan operation and added a limited commercial loan operation. Primary competition for loans are from other thrift institutions, commercial banks, mortgage banking companies, insurance companies, and credit unions.

         The Savings Bank, in response to increased competition, strives to be aware and react to the needs of its customer base. This philosophy has contributed to the Savings Bank implementing such services as credit cards (Visa and MasterCard), travelers checks, money orders, overdraft protection and notary service. In addition, the Savings Bank has joined the Alert Network, which offers customers statewide automatic teller machine ("ATM") availability. The Savings Bank has also installed a "state of the art" ATM at one of its locations.

PERSONNEL

         As of September 30, 1993 the Savings Bank had 92 full-time employees and nine part-time employees. The employees are not represented by a collective bargaining agreement. The Savings Bank believes its relationship with its employees to be good.

                         REGULATION OF THE SAVINGS BANK

FEDERAL REGULATION OF SAVINGS BANKS

         The OTS has extensive authority over the operations of all insured savings associations. As part of this authority, the Savings Bank is required to file periodic reports with the OTS District Director and is subject to periodic examinations by the OTS and the FDIC. When these examinations are conducted by the OTS or the FDIC, the examiners may require the Savings Bank to provide for higher general or specific loan loss reserves. Financial institutions in various regions of the United States have been called upon by examiners to write down assets and to establish increased levels of reserves, primarily as a result of perceived weaknesses in real estate values and a more restrictive regulatory climate.

         The OTS has established a schedule for the assessment of fees upon all savings associations to fund the operations of the OTS. A schedule of fees has also been established for the various types of applications and filings made by savings associations with the OTS. The general assessment, to be paid on a semi-annual basis, is computed upon the savings association's total assets, including consolidated subsidiaries, as reported in the association's latest quarterly thrift financial report. Savings associations that (unlike the Savings Bank) are classified as "troubled" (i.e., having a supervisory rating of "4" or "5" or subject to a conservatorship) are required to pay a 50% premium over the standard assessment. The Savings Bank's assessment under the semi-annual assessment procedure is approximately $35,000.

         In addition, the investment and lending authority of the Savings Bank is prescribed by federal laws and regulations, and the Savings Bank is prohibited from engaging in any activities not permitted by such laws and regulations. For instance, no savings institution may invest in corporate debt securities not rated in one of the four highest rating categories by a nationally recognized rating organization.

         The OTS also has extensive enforcement authority over all savings institutions and their holding companies including the Savings Bank and the Holding Company and their affiliated parties such as directors, officers, employees, agents and certain other persons providing services to the institution or holding company. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against savings institutions that engage in unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the OTS. Except under certain circumstances, public disclosure of final enforcement actions by the OTS is required. The District Director has similar enforcement authority over the Savings Bank and the Holding Company.

         As a result of FIRREA, the Savings Bank's permissible lending limit for loans-to-one borrower under federal law was substantially reduced from 100% of capital to the greater of $500,000, or 15% of unimpaired capital and surplus (except for loans fully secured by certain readily marketable collateral, in which case this limit is increased to 25% of unimpaired capital and surplus). At September 30, 1993, the Savings Bank's lending limit under this restriction was $3.7 million. A broader limitation (the lesser of $30 million, or 30% of unimpaired capital and surplus), is provided, under certain circumstances and subject to OTS approval, for loans to develop domestic residential housing units. In addition, the Savings Bank may provide purchase money financing for the sale of any asset without regard to the loans-to-one borrower limitation so long as no new funds are advanced and the Savings Bank is not placed in a more detrimental position than if it had held the asset.

THE EFFECTS OF FIRREA

         On August 9, 1989, FIRREA became law. This comprehensive law revamped the insurance, supervisory and regulatory structure of the savings and loan industry. Its key provisions replaced the FHLBB with the OTS, abolished the FSLIC and vested the prior insurance responsibilities of the FSLIC in the FDIC, removed the FHLB System from the FHLBB's jurisdiction and placed the FHLBs under the jurisdiction of the Federal Housing Finance Board ("FHFB").

         Prior to the enactment of FIRREA, the Savings Bank was regulated by the FHLBB and the qualifying deposit accounts of the Savings Bank were insured by the FSLIC. Pursuant to FIRREA, the Savings Bank is now regulated by the OTS--the successor to the FHLBB--and its eligible deposit accounts (as explained more fully below under "-- Federal Deposit Insurance Corporation") are insured by the SAIF, a separate fund for savings associations, which is administered and managed by the FDIC. the Savings Bank's deposits are insured up to $100,000 per insured account (as defined by law) by the SAIF. This insurance is backed by the full faith and credit of the U.S. government.

OFFICE OF THRIFT SUPERVISION

         The OTS is an office in the Department of the Treasury subject to the general oversight of the Secretary of the Treasury. Except as modified by FIRREA, the OTS possesses the supervisory and regulatory duties and responsibilities formerly vested in the FHLBB. Among other functions, the OTS issues and enforces regulations affecting federally-insured savings associations and regularly examines these institutions.

FEDERAL DEPOSIT INSURANCE CORPORATION

         The FDIC is an independent federal agency established originally to insure the deposits, up to prescribed statutory limits, of federally insured banks and to preserve the safety and soundness of the banking industry. Upon the enactment of FIRREA on August 9, 1989, the FDIC also became the insurer, up to the prescribed limits, of the deposit accounts held at federally insured savings associations and established two separate funds that are maintained and administered by the FDIC: the Bank Insurance Fund ("BIF") and the SAIF. As such, the FDIC has examination, supervisory and enforcement authority over all savings associations.

FEDERAL HOME LOAN BANK SYSTEM

         The FHLB System, consisting of 12 FHLBs, now is under the jurisdiction of the FHFB. The designated duties of the FHFB are to: supervise the FHLBs; ensure that the FHLBs carry out their housing finance mission; ensure that the FHLBs remain adequately capitalized and able to raise funds in the capital market; and ensure that the FHLBs operate in a safe and sound manner.

         The Savings Bank, as a member of the FHLB-Atlanta, is required to acquire and hold shares of capital stock in the FHLB- Atlanta in an amount equal to the greater of (i) 1.0% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or (ii) 1/20 of its advances (borrowings) from the FHLB-Atlanta. the Savings Bank is in compliance with this requirement with an investment in FHLB-Atlanta stock of $1.7 million at September 30, 1993.

         Among other benefits, the FHLB provides a central credit facility primarily for member institutions. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB-Atlanta. At September 30, 1993, the Savings

Bank had $17.0 million in advances from the FHLB-Atlanta. See "BUSINESS OF THE SAVINGS BANK -- Deposit Activities and Other Sources of Funds" and "-- Borrowings."

         Under OTS regulations, a member thrift institution is required to maintain an average daily balance of liquid assets (cash, certain time deposits and savings accounts, bankers' acceptances, and specified U.S. government, state or federal agency obligations and certain other investments) equal to a monthly average of not less than a specified percentage of its net withdrawable accounts plus short-term borrowings. This liquidity requirement, which is currently 5.0% may be changed from time to time by the OTS depending upon economic conditions and the deposit flows of member associations. Existing OTS regulations also require each member institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1.0%) of the total of its net withdrawable savings accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet liquidity requirements. The short-term and long-term liquidity ratios of the Savings Bank at September 30, 1993 were 2.8% and 10.8%, respectively.

FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

         The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), enacted in December 1991, addresses the safety and soundness of deposit insurance funds, supervision, and other regulatory actions. The goal of FDICIA is to reduce the overall risks within the thrift and banking system and financial markets. Key areas relating to risk-based deposit insurance premiums, recapitalization of SAIF, supervisory and accounting reforms, and prompt regulatory action are summarized below. In addition, FDICIA amended the qualified thrift lender ("QTL") test.

         RECAPITALIZATION OF SAIF; INCREASED INSURANCE PREMIUMS; RISK-BASED INSURANCE ASSESSMENT. FDICIA required the FDIC to develop a system of risk-based insurance assessments and to maintain a designated reserve ratio for the SAIF. The FDIC is required to establish a schedule to increase the reserve ratio of the SAIF to 1.25% of insured deposits over a 15 year period, and must impose higher deposit insurance premiums on SAIF members, if necessary, to achieve that ratio. Through December 31, 1993, the assessment rate for a SAIF-insured institution may not be less than 0.23% of the institution's average assessment base and from January 1, 1994 through December 31, 1997, the assessment rate for a SAIF-insured institution may not be less than 0.18% of its average assessment base. In each case, the assessment rate may be increased by the FDIC if the FDIC deems a higher rate to be appropriate.

         FDICIA also authorized the FDIC to implement a risk-based deposit insurance assessment system. Regulations implementing the risk-based assessment system were adopted in June 1993 and are effective October 1, 1993 for the assessment period commencing January 1, 1994. The assessment system currently in effect and which was amended by the implementation of the final rule in June 1993, is the "transitional" risk-based system adopted by the FDIC in September 1992 for the two semi-annual assessment periods of 1993. The final rule made limited revisions to the transitional system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums, ranging from .23% to .31% of deposits, based upon their level of capital and supervisory evaluation. Institutions classified as well capitalized (as defined below) and considered healthy would pay the lowest premium while institutions that are less than adequately capitalized (as defined below) and considered of substantial supervisory concern would pay the highest premium. Risk classification of all insured institutions will be made by the FDIC for each semi-annual assessment period. Under the final rule, the use of "experiencing factors" will be eliminated beginning with the assessment period commencing January 1, 1995, and certain technical changes will be made, as necessary, by further amendments.

         The financing corporations created by FIRREA and the Competitive Equality Banking Act of 1987 ("CEBA") are also empowered to assess premiums on savings associations to help fund the liquidation or sale of troubled savings associations. Such premiums cannot, however, exceed the amount of SAIF assessments and are paid in lieu thereof.

         IMPROVED EXAMINATIONS AND AUDITS. In addition, FDICIA: (i) imposes annual on-site examinations on all depository institutions except those well-capitalized institutions with assets less than $100 million; (ii) requires annual audits by independent public accountants for all insured institutions with assets in excess of $500 million; (iii) requires the formation of independent audit committees of the boards of directors of insured depository institutions (with respect to fiscal years beginning after December 31, 1992);
(iv) imposes annual reporting obligations on management of depository institutions that concern the preparation of financial reports and the establishment of internal compliance procedures; (v) sets forth accounting objectives, standards and requirements to be implemented through regulations;
(vi) requires the FDIC to establish a risk-related deposit insurance system which would charge higher rates to those institutions which pose the greatest risk to the insurance funds; and (vii) restricts the receipt of "brokered deposits" and the rates of interest which may be paid on any deposits by institutions which are not "well capitalized" (even if they meet minimum regulatory capital requirements).

         PROMPT REGULATORY ACTION. To reduce the risk of loss to the SAIF, FDICIA provides the OTS, effective December 19, 1992, with the authority to take prompt corrective action to resolve the problems of undercapitalized institutions. The extent of the OTS' authority is based on which category, out of five specific categories, the institution falls within. These five categories are:

         "Well capitalized" - an institution that significantly exceeds the required minimum level for each relevant capital measure (risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, and a Tier 1 leverage capital ratio or 5% or greater and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure).

         "Adequately capitalized" - an institution that meets the required minimum level for each relevant capital measure (total risk-based capital ratio of 8% or greater, Tier 1 risk-based capital ratio of 4% or greater and a leverage capital ratio of 3% or greater if the institution's composite rating is 1, and absent such rating, leverage ratio of 4% or more).

         "Undercapitalized" - an institution that fails to meet the required minimum level for any relevant capital measure (total risk-based capital ratio of less than 8% or Tier 1 risk-based capital ratio of less than 4% or leverage ratio of less than 3% if the institution's composite rating is 1, and absent such rating, leverage ratio of less than 4%.

         "Significantly undercapitalized" - an institution that is significantly below the required minimum level for any relevant capital measure (total risk-based capital ratio of less than 6% or Tier 1 risk-based capital ratio of less than 3% or leverage ratio of less than 3%).

         "Critically undercapitalized" - an institution that has a ratio of tangible equity to total assets of 2% or less, or otherwise fails to meet the critical capital level established under section 38(c)(3)(A) of the Federal Deposit Insurance Act ("FDIA").

         Subject to limited exceptions, insured institutions in any of the undercapitalized categories are prohibited from declaring dividends, making any other capital distribution or paying a management fee to a controlling person. These undercapitalized institutions are subject to certain mandatory supervisory actions, including increased monitoring, required capital restoration planning, and growth and acquisition restrictions. Significantly undercapitalized institutions face even more severe restrictions such as requiring the institution to raise additional capital; restricting transactions between the institution and its affiliates; restricting interest rates paid on deposits; requiring the institution to accept an offer to be acquired by another institution or company; and requiring the institution to terminate, reduce or alter any activity posing excessive risk to the institution. The OTS may require a significantly undercapitalized institution or an undercapitalized institution that has failed to submit or implement an acceptable capital restoration plan to comply with restrictions on activities imposed on critically undercapitalized institutions.

         In most cases, critically undercapitalized institutions must be placed in receivership. Even where such an institution is not placed in receivership, its activities will be severely restricted. These institutions may not enter into any material transaction such as investment, expansion or sale of assets without notice to the OTS; extend credit for any highly leveraged transaction; amend its charter or bylaws; make any material change in its accounting methods; or pay excessive compensation or bonuses. These restrictions may be removed if the institution submits a capital restoration plan which is accepted by the OTS and the institution fully complies with such plan.

         Most significantly, regulators will generally be required to appoint a conservator or receiver for a depository institution which is "critically undercapitalized" (a term defined to include institutions which still have a positive net worth).

         At September 30, 1993, the Savings Bank's capital levels would result in a determination of "well capitalized" under the prompt corrective action regulations of FDICIA.

         BROKERED DEPOSITS; INTEREST RATE LIMITATIONS. FDICIA mandates changes in the acceptance of brokered deposits which have been proposed for implementation by the FDIC. In general, an "undercapitalized" institution may not accept, renew or roll over any brokered deposits. "Adequately capitalized" institutions may request a waiver from the FDIC to do so while "well capitalized" institutions may accept, renew or roll over such deposits without restriction. The rule also requires registration of deposit brokers and imposes certain recordkeeping requirements.

         Institutions that are not "well capitalized" (even if meeting minimum capital requirements) are subject to limits on rates of interest they may pay on brokered and other deposits.

         QUALIFIED THRIFT LENDER TEST. FDICIA effects certain changes to the QTL test imposed on savings institutions. See "-- Qualified Thrift Lender Test."

         EFFECT OF FDICIA ON OPERATIONS AND FINANCIAL CONDITION OF THE SAVINGS BANK. Since the various regulatory agencies are in the process of developing final regulations to implement FDICIA, management of the Savings Bank cannot predict the impact of the statute upon the financial condition and operations of the Savings Bank. Management believes that FDICIA may subject the Savings Bank to significantly increased operational costs (through higher deposit insurance premiums and compliance costs) and, if the capital ratios of the Savings Bank should decline significantly (an event not currently foreseen), the Savings Bank may become subject to more severe regulatory action than was likely under prior law and regulation.

RTC RESTRUCTURING ACT

         EXTENSION OF THE RTC. The Resolution Trust Corporation's ("RTC") ability to be appointed receiver for insolvent thrifts is extended from August 9, 1992 under current law to September 30, 1993. Furthermore, the RTC Restructuring Act restructures the RTC and provides up to an additional $25 billion from the Secretary of the Treasury to carry out the purposes of the RTC.

         RISK-WEIGHING OF HOUSING LOANS FOR THE PURPOSES OF CAPITAL REQUIREMENTS. The RTC Restructuring Act clarifies that certain qualifying loans made for construction of a residence consisting of one- to four-dwelling units and certain qualifying loans made for the purchase of multi-family rental and homeowner properties secured by a first lien on a residence consisting of more than four dwelling units are to be included in the 50% risk-weighted category in calculating an institution's compliance with its risk-based capital requirements. See "-- Capital Requirements."

         OTHER. The RTC Restructuring Act also sets forth guidelines for providing affordable housing and the use of minorities, women and small businesses in the sale of RTC assets.

BRANCHING BY FEDERALLY CHARTERED SAVINGS BANKS

         On April 2, 1992, the OTS amended its rules on branching by federally chartered savings associations to permit nationwide branching to the extent allowed by federal statute. This action, which became effective May 2, 1992, permits associations with interstate networks to diversify their loan portfolios and lines of business. OTS authority preempts any state law purporting to regulate branching by federal savings associations.

         The limitations that remain are statutory. An association may not establish or operate a branch outside the state in which the association has its home office if such branch would violate section 5(r) of the Home Owners' Loan Act of 1933 ("HOLA"). This section permits a federal savings association to branch outside its home state if (i) the association meets the domestic building and loan test of the Code, section 7701(a)(19) or the asset composition test of subparagraph (c) of that section, and (ii) each branch outside of its home state also satisfies the domestic building and loan test.

         The second limitation prohibits branching that would result in the formation of a multiple savings and loan holding company controlling savings associations in more than one state in violation of HOLA section 10(e)(3). There are three safe harbors for permissible multiple holding company operations. First, a holding company may acquire an association or operate branches in additional states pursuant to a supervisory acquisition under section 13(k) of the FDIA. Second, holding companies that, as of March 5, 1987, controlled an association subsidiary that operated an office in an additional state are permitted to acquire another association or branch in that state. The third exception permits interstate holding company operations if the law of the additional state specifically authorizes acquisition of its federally chartered associations by federally chartered associations or their holding companies in the state where the acquiring association or holding company is located.

         To obtain supervisory clearance for branching, an applicant's regulatory capital must meet or exceed the minimum requirements established by law and by OTS regulations. Section 38(e)(4) of the FDIA prohibits any "undercapitalized" insured association from acquiring or establishing additional branches, unless the OTS has accepted the institution's capital restoration plan required by the law, the association is implementing the plan, and the OTS determines that the proposed action is consistent with such plan, or the FDIC Board of Directors determines that the proposed action will further the purposes of the law. In addition, the institution must have a satisfactory record under the Community Reinvestment Act.

QUALIFIED THRIFT LENDER TEST

         The QTL test, as originally imposed by CEBA and OTS regulations, required that a savings association maintain at least 60% of its total tangible assets in "qualified thrift investments" on an average basis in three out of every four quarters and two out of every three years. FIRREA amended the QTL test by requiring a savings association's qualified thrift investments equal or exceed 70% of the savings association's portfolio assets on a weekly average for each two-year period beginning July 1, 1991. With the enactment of the FDICIA, the QTL test has been liberalized, reducing the required investment percentage from 70% to 65% and providing that the test be measured on a monthly average basis in nine out of every 12 months.

         For purposes of the test, portfolio assets are defined as the total assets of the savings association minus: goodwill and other intangible assets; the value of property used by the association to conduct its business; and liquid assets not to exceed a certain percentage (20% under the FDICIA) of the association's total assets.

         Under the QTL statutory and regulatory provisions, all forms of home mortgages, home improvement loans, home equity loans and loans on the security of other residential real estate and mobile homes as well as a designated percentage of consumer loans are "qualified thrift investments," as are shares of stock of a FHLB, investments or deposits in other insured institutions, securities issued by the Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("FHLMC"), Government National Mortgage Association or the FSLIC Financing Corporation and other mortgage-related securities. Investments in non-subsidiary corporations or partnerships whose activities include servicing mortgages or real estate development are also considered qualified thrift investments in proportion to the amount of primary revenue such entities derive from housing-related activities. Also included in qualified thrift investments are mortgage servicing rights, whether such rights are purchased by the insured institution or created when the institution sells loans and retains the right to service such loans.

         A savings institution that fails to become or remain a qualified thrift lender shall either become a national bank or be subject to restrictions specified in FIRREA. A savings institution that converts to a bank must pay SAIF insurance assessments until December 31, 1993 and the applicable exit and entrance fees involved in converting from one insurance fund to another. A savings institution that fails to meet the QTL test and does not convert to a national bank will be: (1) prohibited from making any new investment or engaging in activities that would not be permissible for national banks; (2) prohibited from establishing any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; (3) ineligible to obtain new advances from any FHLB; and (4) subject to limitations on the payment of dividends comparable to the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings institution ceases to be a qualified thrift lender, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any FHLB. A savings institution may requalify as a qualified thrift lender if it thereafter complies with the QTL test.

         As of September 30, 1993, the Savings Bank was in compliance with the current QTL requirement.

CAPITAL REQUIREMENTS

         Under FIRREA and OTS regulations a savings association must satisfy three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings associations must meet all of the standards in order to comply with the capital requirements. The Holding Company is not subject to any minimum capital requirements.

         Core capital is defined to include common stockholders' equity, non-cumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less (i) any unidentifiable intangible assets (other than limited amounts of purchased mortgage servicing rights, supervisory goodwill and other intangibles that meet certain salability and market valuation tests); and (ii) equity and debt investments in subsidiaries that are not "includable subsidiaries," which is defined as subsidiaries engaged solely in activities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. With respect to investments in nonincludable subsidiaries that were engaged in impermissible activities before April 12, 1989, 100% of the institution's investments in and extensions of credit to the subsidiary as of April 12, 1989 or the date of calculation, whichever is less, may be included in capital prior to July 1, 1990; thereafter the amount that may be included is reduced each year until July 1, 1994 when none of such investments or extensions of credit may be included. At September 30, 1993, the Savings Bank had no intangible assets subject to these limitations.

         In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to appropriately account for the investments in and assets of both includable and nonincludable subsidiaries.

         On September 21, 1990, the OCC issued a final rule amending the core capital requirements applicable to national banks. Under the rule, effective December 31, 1990, all national banks must maintain "core" or "Tier 1" capital of at least 3% of total assets. The rule further provides that a national bank operating at or near the 3% capital level is expected to have well-diversified risks, including no undue interest rate risk exposure, excellent control systems, good earnings, high asset quality, high liquidity and well managed on- and off-balance sheet activities, and, in general, be considered a strong banking organization with a composite 1 rating under the CAMEL rating system for banks. For all but the most highly rated banks meeting the above conditions, the minimum core capital ratio will be increased to up to 5% of total assets. Pursuant to FIRREA, the OTS is required to issue capital standards that are no less stringent than those applicable to national banks, and in April 1991, the OTS issued a proposal to amend the regulatory capital regulation by revising the core capital ratio requirement. Similar to the OCC's rule, the OTS proposal would establish a 3% core capital ratio (defined as the ratio of core capital to adjusted total assets) for institutions in the strongest financial and managerial condition, with a 1 MACRO rating (the OTS' rating system for savings associations). For all other institutions, the minimum core capital ratio would be 3% plus at least an additional 100 to 200 basis points. In determining the amount of additional capital under the proposal, the OTS would assess both the quality of risk management systems and the level of overall risk in each individual institution through the supervisory process on a case-by-case basis. Institutions that fail to meet the new core capital requirement would be required to file with the OTS a capital plan that details the steps they will take to reach compliance. If enacted in final form as proposed, management does not believe that the proposed regulations will have a material impact on the Savings Bank.

         Savings associations may include supervisory goodwill in capital with the approval of the OTS, but are required to phase- out supervisory goodwill from capital by January 1, 1995, in accordance with a phase-out schedule included in the OTS regulations. Supervisory goodwill is defined as goodwill resulting from the acquisition, merger, consolidation, purchase of assets or other business combination transacted on or before April 12, 1989, of: (1) a savings association where fair market value of assets was less than the fair market value of liabilities at the acquisition date, or (2) a "problem institution," as defined in the regulation. By January 1, 1995, all savings associations must satisfy the core capital requirement without including any supervisory goodwill. At September 30, 1993, the Savings Bank did not have any supervisory goodwill.

         Savings associations also must maintain "tangible capital" not less than 1.5% of the Savings Bank's adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets."

         Each savings institution must maintain total capital equal to at least 8% of risk-weighted assets. Total capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined.

         Supplementary capital includes (i) permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt, and mandatory convertible subordinated debt, (ii) maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory redeemable preferred stock, subject to an amortization schedule, and (iii) general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

         In computing both assets and total capital for purposes of the risk-based capital ratio, the portion of land loans and nonresidential construction loans in excess of an 80% loan-to-value ratio and equity investments are each deducted over a phase-out period beginning July 1, 1990 through July 1, 1994, when all of such amounts must be deducted.

         The risk-based capital regulation assigns each balance sheet asset held by a savings institution to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. government to 100% for repossessed assets or assets more than 90 days past due.
Qualifying residential mortgage loans (including multi-family mortgage loans) are assigned a 50% risk weight. Consumer, commercial, home equity and residential construction loans are assigned a 100% risk weight, as are nonqualifying residential mortgage loans and that portion of land loans and nonresidential construction loans which do not exceed an 80% loan-to-value ratio. In January 1993, the OTS amended its risk-weighing classifications to remove the 200% risk weight category and reassign the items formerly in that category to the 100% risk-weight category. This amendment was made in connection with the Statement of Position 92-3, "Accounting for Foreclosed Assets," issued by the American Institute of Certified Public Accountants which mandates the use of fair value for foreclosed assets.

         The book value of assets in each category is multiplied by the weighing factor (from 0% to 100%) assigned of that category. These products are then totalled to arrive at total risk-weighted assets. Off-balance sheet items are included in risk-weighted assets by converting them to an approximate balance sheet "credit equivalent amount" based on a conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included risk-weighted assets.

         Institutions that fail to meet the new capital requirements will be required to submit a capital plan with the OTS and adhere to other capital directives issued by their office in order to reach compliance. Management does not believe that the current regulations will have a material impact on the Savings Bank.

         The OTS issued a final rule in August 1993 that incorporates an interest rate risk component into the OTS's risk-based capital rule. The rule requires that an institution with an "above normal" level of interest rate risk (as defined in the rule) hold additional capital against interest rate exposure. This additional capital for interest rate risk exposure would be in excess of the 8% risk-based capital requirement. The interest rate risk component is a dollar amount that is deducted from total capital for the purpose of calculating an institution's risk-based capital requirement. The interest rate risk component is equal to one- half of the difference between an institution's "measured exposure" and a "normal" level of exposure. An institution's interest rate risk exposure will be measured in terms of the sensitivity of its net portfolio value to changes in interest rates. The OTS will calculate change in an institution's net portfolio value based on financial submitted by the institution in its Thrift Financial Report. An institution's "Measured Interest Rate Risk" will be expressed as the change that occurs in its net portfolio value as a result of a 200 basis point increase or decrease in interest rates divided by the estimated economic value of its assets. An institution with a normal level of interest rate risk is defined as one whose measured interest rate risk is less than 2%. Only institutions whose measured interest rate risk exceeds 2% will be required to maintain an interest rate risk component. The interest rate risk component will be computed on a quarterly basis. The capital requirement for interest rate risk purposes will have a lag period of two quarters.

         The following table presents the Savings Bank's capital levels as of September 30, 1993.

                                             At September 30, 1993
                                       ---------------------------------
                                                              Percent of
                                          Amount                Assets
                                          ------              ----------
                                             (Dollars in thousands)
Core capital  . . . . . . . . . .        $ 24,480                 9.34%
Minimum required core
 capital  . . . . . . . . . . . .           7,863                 3.00
                                         --------                -----
Excess (short fall) . . . . . . .        $ 16,617                 6.34%
                                                                 =====

Tangible capital  . . . . . . . .        $ 24,480                 9.34%
Minimum required tangible
 capital  . . . . . . . . . . . .           3,932                 1.50
                                         --------                -----
Excess (shortfall)  . . . . . . .        $ 20,548                 7.84%
                                         ========                =====

Risk-based capital  . . . . . . .        $ 25,642                18.47%
Minimum risk-based capital
 requirement(1) . . . . . . . . .          11,105                 8.00
                                         --------                -----
Excess (short fall) . . . . . . .        $ 14,537                10.47%
- --------------                           ========                =====


(1) Risk-based capital requirement calculated by computing 8.0% of risk-adjusted assets of $138.8 million at September 30, 1993.

DIVIDEND LIMITATIONS

        OTS regulations require the Savings Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends to the Corporation, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to the Corporation.

        OTS regulations impose uniform limitations on the ability of all savings associations to engage in various distributions of capital such as dividends, stock repurchases and cash-out mergers. The regulation utilizes a three-tiered approach which permits various levels of distributions based primarily upon a savings association's capital level.

        A Tier 1 savings association generally has capital in excess of its fully phased-in capital requirement (both before and after the proposed capital distribution) and has not been notified by the OTS that it is in need of more than normal supervision. A Tier 1 savings association may make (without application but upon prior notice to, and no objection made by, the OTS) capital distributions during a calendar year up to 100% of its net income to date during the calendar year plus one-half its surplus capital ratio (i.e., the amount of capital in excess of its fully phased-in requirement) at the beginning of the calendar year. Capital distributions in excess of such amount require advance approval from the OTS.

        A savings association with either (i) capital equal to or in excess of its minimum capital requirement but below its fully phased-in capital requirement (both before and after the proposed capital distribution), or (ii) capital in excess of its fully phased-in capital requirement (both before and after the proposed capital distribution) but which has been notified by the OTS that it is in need of more than normal supervision may be designated by the OTS as a Tier 2 association. Such an association may make (without application) capital distributions up to an amount equal to 75% of its net income during the previous four quarters depending on how close the association is to meeting its fully phased-in capital requirement. Capital distributions exceeding this amount require prior OTS approval.

        Tier 3 associations include savings associations with either (i) capital below the minimum capital requirement (either before or after the proposed capital distribution), or (ii) capital in excess of the fully phased-in capital requirement but which has been notified by the OTS that it shall be treated as a Tier 3 association because it is in need of more than normal supervision. Tier 3 associations may not make any capital distributions without prior approval from the OTS.

        The Savings Bank is currently meeting the criteria to be designated a Tier 1 association and, consequently, could at its option (after prior notice to, and no objection made by, the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year.

INVESTMENT RULES

        Under FIRREA, the permissible amount of loans-to-one borrower now follows the national bank standard for all loans made by savings institutions, as compared to the pre-FIRREA rule that applied that standard only to commercial loans made by federal savings institutions. The national bank standard generally does not permit loans-to-one borrower to exceed 15% of unimpaired capital and surplus. Loans in an amount equal to an additional 10% of unimpaired capital and surplus also may be made to a borrower if the loans are fully secured by readily marketable securities. Subsequent to December 31, 1991, all loans and extensions of credit to one borrower may not exceed 15% of unimpaired capital and surplus, unless fully secured by readily marketable securities. The Savings Bank believes that these provisions will not have any material adverse effect on its lending activities.

        Savings institutions and their subsidiaries may not acquire or retain investments in corporate debt securities that at the time of acquisition were not rated in one of the four highest rating categories by at least one nationally recognized rating organization. Investments in a savings institution's portfolio not meeting this requirement must be divested as quickly as can be done on a prudent basis, but not later than July 1, 1994. Pursuant to regulatory accounting rules, securities subject to divestment are not to be treated as "held for sale;" however, GAAP may still require mark-to-market accounting by virtue of the divestment requirement. The Savings Bank does not hold any investments that must be divested under this provision.

        In addition, the permissible amount of commercial real estate loans for federal associations is reduced from the pre-FIRREA standard of 40% of assets to an amount equal to four times capital. This limitation is not expected to have a material adverse effect on the Savings Bank.

        At September 30, 1993, the largest loans by the Savings Bank outstanding to any one borrower, including related entities, was $2.2 million that was secured by multi-family housing units located in the Savings Bank's market area. These loans are performing in accordance with their terms.

ASSESSMENTS

        FDIC. FIRREA amended the FDIA by establishing revised insurance assessment rates and related FDIC procedures. The FDIC must set the annual assessment rate for BIF members independently from the rate for SAIF members on a semi-annual basis. SAIF assessment rates are currently .23% of domestic deposits.

        The FDIC may increase assessment rates above the scheduled levels for either insurance fund if necessary to restore a fund's ratio of reserves to insured deposits to its target level within a reasonable
time.    In addition, under FDICIA, the FDIC may impose special assessments on
SAIF members to repay amounts borrowed from the U.S. Treasury or for any other reason deemed necessary by the FDIC. The FDICIA also authorized the FDIC to implement a risk-based deposit insurance assessment system as discussed under "-- Capital Requirements" above. Regulations implementing the risk-based assessment system were adopted in June 1993 and become effective on October 1, 1993 for the assessment period commencing January 1, 1994. It is not anticipated that an FDIC increase in deposit assessments would have a materially adverse effect upon the Savings Bank.

        OTS. In August 1990, the OTS issued final regulations which, among other things, provide for the funding of the expenses of the OTS, costs of examinations of institutions under OTS jurisdiction and the costs of processing various applications and filings. The regulation provides for a sliding scale asset-based assessment differentiating between troubled and non-troubled savings associations. For the purposes of the regulation, "troubled savings associations" are defined generally as those operating under the jurisdiction of the RTC or with a MACRO rating of 4 or 5.

        The assessments are based on a savings association's assets as reported on its most recent consolidated Thrift Financial Report. Since 1992 the assessments have been paid semi-annually beginning with the first assessment based on an association's assets reported in its most recent quarterly Thrift Financial Report. Based on the current assessment rates published by the OTS and the Savings Bank' total assets of approximately $262.1 million at September 30, 1993, the Savings Bank will be required to pay a semi-annual assessments of approximately $35,000 for the second half of calendar year 1993.

ACTIVITIES OF SAVINGS BANKS AND THEIR SUBSIDIARIES

        FIRREA provides that, when a savings association establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings association shall notify the FDIC and the OTS 30 days in advance and provide the information each agency may, by regulation, require. Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

        The OTS may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices or with the purposes of the FDIA. Based upon that determination, the FDIC or the OTS has the authority to order the savings association to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the SAIF. If so, it may require that no SAIF member engage in that activity directly.

BROKERED DEPOSITS

        FDIC regulations promulgated under FDICIA govern the acceptance of brokered deposits by insured depository institutions. The capital position of an institution determines whether and with what limitations an institution may accept brokered deposits. A well capitalized institution (one that significantly exceeds specified risk-weighted capital ratios) may accept brokered deposits without restriction. Undercapitalized institutions (those that fail to meet minimum regulatory capital requirements) may not accept brokered deposits and adequately capitalized institutions (those that are not well capitalized or undercapitalized) may only accept such deposits with the consent of the FDIC. Adequately capitalized institutions may apply for a waiver by letter to the FDIC.

        An institution that is not "well capitalized," even if meeting minimum capital requirements, may not solicit deposits by offering interest rates that are significantly higher than the relevant local or national rate as determined under the regulations.

        At September 30, 1993, the Savings Bank had no brokered deposits.

ACCOUNTING AND REGULATORY STANDARDS

        Under FIRREA, the OTS must prescribe uniform accounting and disclosure standards for savings associations. The uniform accounting standards must incorporate GAAP to the same degree that they are used to determine compliance with federal banking agency regulations, with an exception for the phased-in capital requirements described above. No allowance for a deviation from full compliance with such standards may be permitted after December 31, 1993. All regulations and policies of the OTS governing the safe-and-sound operation of savings associations, including regulations and policies governing asset classification and appraisals, must be no less stringent than those established for national banks. Prior to 1994, the OTS must require full compliance by savings associations with the accounting standards in effect under applicable OTS regulations.

INVESTMENT PORTFOLIO POLICY

        OTS supervisory policy requires that securities owned by thrift institutions must be classified and reported in accordance with GAAP consistent with the institution's intent to trade, hold for sale or hold for investment. Securities "held for investment" are reported at amortized cost provided the institution has both the ability and intent to hold the assets for the long term. Securities purchased to take advantage of short-term price movements, usually a high volume of purchases and sales, are designated as "held for trading" and are reported at market value with unrealized gains and losses recognized in current income. Securities holdings that do not meet the reporting criteria for either investment or trading are classified as "held for sale" and reported at the lower of cost or market value. The Savings Bank has adopted a reporting policy that complies with these OTS requirements.

TRANSACTIONS WITH AFFILIATES

        Pursuant to FIRREA, savings associations must comply with Sections 23A and 23B of the Federal Reserve Act ("Sections 23A and 23B") relative to transactions with affiliates in the same manner and to the same extent as if the savings association were a Federal Reserve member bank. Generally, Sections 23A and 23B: (i) limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such institution's capital and surplus and place an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guaranty and similar other types of transactions.

        Three additional rules apply to savings associations under FIRREA: (i) a savings association may not make any loan or other extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies; (ii) a savings association may not purchase or invest in securities issued by an affiliate (other than securities of a subsidiary); and (iii) the OTS may, for reasons of safety and soundness, impose more stringent restrictions on savings associations but may not exempt transactions from or otherwise abridge Section 23A or 23B. Exemptions from Section 23A or 23B may be granted only by the Federal Reserve Board, as is currently the case with respect to all FDIC-insured banks. The Savings Bank has not been significantly affected by the rules regarding transactions with affiliates.

REGULATORY AND CRIMINAL ENFORCEMENT PROVISIONS

        FIRREA contains several changes to existing regulatory and criminal enforcement provisions. The major applicable provisions: expand the reach of the depository institution regulatory agencies' civil enforcement authority to include -- in addition to directors, officers, employees and agents -- any "institution-affiliated party" of a depository institution; clarify and enhance the authority of the agencies to order restitution or reimbursement in a cease-and-desist order; unify removal provisions by the regulators and allow the agencies to proceed with a removal or prohibition action when an institution has been harmed without requiring the agencies to quantify the harm or prejudice; authorize the agencies to take enforcement actions against culpable institution-affiliated parties who depart from an institution, within six years of the departure date; increase the maximum amount for civil money penalties ("CMPs") and expand the grounds for imposing them; increase the criminal penalty up to $1 million and five years' imprisonment for violations of a removal order; impose a three-tier level of CMPs for both failure to file or the late filing of call reports and other information and filing any false or misleading report or information; permit the FDIC to take particular enforcement actions against savings associations if, after the FDIC notifies the OTS, the OTS does not itself take such action; require publication of formal enforcement orders issued by the agencies; shorten the period from 120 days to 30 days for agency notice for termination of deposit insurance; and increase to 20 years the maximum prison term for the banking-related offenses in the Federal Criminal Code.

RESERVE REQUIREMENT

        In 1980, Congress enacted legislation which imposed Federal Reserve Board reserve requirements (under "Regulation D") on all depository institutions, including savings banks and savings and loan associations, that maintain transaction accounts or non- personal time deposits. Checking accounts, NOW accounts, and certain other types of accounts that permit payments or transfers to third parties fall within the definition of transaction accounts and are subject to Regulation D reserve requirements, as are any non-personal time deposits (including certain money market deposit accounts) at a savings institution. Under recent amendments to Regulation D, an institution must maintain average daily reserves equal to 3% on the first $43 million of transaction accounts (less a $3.8 million exclusion), plus 10% on any amounts exceeding $43 million. These percentages are subject to adjustment by the Federal Reserve Board. As of September 30, 1993, the Savings Bank met its reserve requirements.

         Thrift institutions also have authority to borrow from the Federal Reserve Bank "discount window," but Federal Reserve Board policy generally requires thrift institutions to exhaust all FHLB sources before borrowing from the Federal Reserve System. The Savings Bank had no discount window borrowings as of September 30, 1993.

                         REGULATION OF THE CORPORATION

        The Corporation is a savings and loan holding company within the meaning of the HOLA. As such, the Corporation is registered with the OTS and subject to OTS regulations, examinations, supervision and reporting requirements. The Corporation is required to file certain reports with, and otherwise comply with the regulations of, the OTS and the Securities and Exchange Commission. As subsidiary of a savings and loan holding company, the Savings Bank is subject to certain restrictions in its dealings with the Corporation and with other companies affiliated with the Corporation and also are subject to regulatory requirements and provisions as federal institutions.

CORPORATION ACQUISITIONS

        The HOLA and OTS regulations issued thereunder generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring any other savings association or savings and loan holding company or controlling the assets thereof. They also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

CORPORATION ACTIVITIES

        As a unitary savings and loan holding company, the Corporation generally is not subject to activity restrictions. If the Corporation acquires control of another savings association as a separate subsidiary, it would become a multiple savings and loan holding company. There generally are more restrictions on the activities of a multiple savings and loan holding company than a unitary savings and loan holding company. Specifically, if either federally insured subsidiary savings association fails to meet the QTL test, the activities of the Corporation and any of its subsidiaries (other than the Savings Bank or other federally insured subsidiary savings associations) would thereafter be subject to further restrictions. The HOLA provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall commence or continue for more than two years after becoming a multiple savings and loan association holding company or subsidiary thereof, any business activity other than: (i) furnishing or performing management services for a subsidiary insured institution, (ii) conducting an insurance agency or escrow business, (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution, (iv) holding or managing properties used or occupied by a subsidiary insured institution, (v) acting as trustee under deeds of trust,
(vi) those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple holding companies or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the OTS by regulation, prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above also must be approved by the OTS prior to being engaged in by a multiple holding company.

AFFILIATE RESTRICTIONS

        The affiliate restrictions contained in Sections 23A and 23B of the Federal Reserve Act apply to all federally insured savings associations and any such "affiliate." A savings and loan holding company, its subsidiaries and any other company under common control are considered affiliates of the subsidiary savings association under the HOLA. Generally, Sections 23A and 23B: (i) limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such institution's capital and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and similar other types of transactions. Also, a savings association may not make any loan to an affiliate unless the affiliate is engaged only in activities permissible for bank holding companies. Only the Federal Reserve may grant exemptions from the restrictions of Sections 23A and 23B. The OTS, however, may impose more stringent restrictions on savings associations for reasons of safety and soundness.

QUALIFIED THRIFT LENDER TEST

        The HOLA requires any savings and loan holding company that controls a savings association that fails the QTL test, as explained under "Regulation of the Savings Bank -- Qualified Thrift Lender Test," must, within one year after the date on which the association ceases to be a QTL, register as and be deemed a bank holding company subject to all applicable laws and regulations.

                           FEDERAL AND STATE TAXATION

        FEDERAL TAXATION. Thrift institutions are subject to provisions of the Code, in the same general manner as other corporations. However, institutions such as the Savings Bank which meet certain definitional tests and other conditions prescribed by the Code may benefit from certain favorable provisions regarding their deductions from taxable income for annual additions to their bad debt reserve. For purposes of the bad debt reserve deduction, loans are separated into "qualifying real property loans," which generally are loans secured by certain interests in real property, and "nonqualifying loans," which are all other loans. The bad debt reserve deduction with respect to qualifying real property loans may be based upon (a) actual loss experience, or (b) a percentage of taxable income before such deduction.

        The Savings Bank, which files its federal income tax returns on a fiscal year basis, has generally elected to use the method which results in the greatest deduction for federal income tax purposes. The Savings Bank has historically elected to use the percentage of taxable income method.

        The amount of the bad debt deduction that a thrift institution may claim with respect to additions to its reserve for bad debts is subject to certain limitations. First, the full deduction is available only if at least 60% of the institution's assets fall within certain designated categories. Second, under the percentage of taxable income method the bad debt deduction attributable to "qualifying real property loans" cannot exceed the greater of
(i) the amount deductible under the experience method or (ii) the amount which, when added to the bad debt deduction for non-qualifying loans, equals the amount by which 12% of the sum of the total deposits and the advance payments by borrowers for taxes and insurance at the end of the taxable year exceeds the sum of the surplus, undivided profits, and reserves at the beginning of the taxable year. Third, the amount of the bad debt deduction attributable to qualifying real property loans computed using the percentage of taxable income method is permitted only to the extent that the institution's reserve for losses on qualifying real property loans at the close of the taxable year does not exceed 6% of such loans outstanding at such time. These limitations are not expected to restrict the Savings Bank from making the maximum addition to its bad debt reserve.

        Earnings appropriated to the Savings Bank's bad debt reserve and claimed as a tax deduction will not be allowable for the payment of cash dividends or for distribution to shareholders (including distributions made on dissolution or liquidation), without payment of federal income taxes on such dividends or distributions by the Savings Bank at the then current tax rates on the amount deemed removed. The Savings Bank would include not only the amount actually distributed, but would also be increased (subject to certain limitations) by the amount of the tax payable by reason of such distribution.

        In February 1992, SFAS No. 109 on accounting for income taxes was issued. SFAS No. 109 retains the comprehensive allocation objective of its predecessors, Accounting Principles Board Opinion No. 11 and SFAS No. 96, which is recognition of the tax consequences of a transaction or event in the period the transaction or event is recognized in the financial statements. In addition, as in SFAS No. 96, the measurement of deferred tax assets and liabilities is largely determined by reference to the tax law and changes to it; however, unlike SFAS No. 96, SFAS No. 109 requires consideration of future events to assess the likelihood that tax benefits will be realized in future tax returns. SFAS No. 109 was adopted by the Savings Bank in fiscal year 1993. Its adoption did not have a material effect on the Savings Bank's financial statements.

        STATE INCOME TAXATION. The State of Alabama imposes a 6% excise tax on the earnings of financial institutions such as the Savings Bank. This tax is deductible in determining federal taxable income.

        The Savings Bank's federal income tax returns have been audited through September 30, 1986. As of September 30, 1993,The Internal Revenue Service is auditing the tax return for the year ended September 30, 1990. Management of the Savings Bank does not anticipate any material adverse action as a result of this audit. The Savings Bank's state excise tax returns have not been audited by the State of Alabama over the past five fiscal years. For information regarding federal income taxes payable by the Savings Bank, see Note 10 of the Notes to the Consolidated Financial Statements.

EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to the executive officers of the Corporation as of September 30, 1993, each of whom also holds the same positions with the Savings Bank.

Name                            Age(a)             Position
- ----                            ------             --------
William D. Powell               60                 President and Chief
                                                    Executive Officer
C. Raymond Duncan               47                 Senior Vice President
                                                    and Treasurer
Miles A. Wright                 43                 Senior Vice President and
                                                    Corporate Secretary
- -----------------
(a)  As of September 30, 1993.

         In addition to the above individuals, the following table sets forth certain information with respect to the executive officers of the Savings Bank as of September 30, 1993.

Name                            Age(a)             Position
- ----                            ------             --------
Richard E. Gowan                35                 Senior Vice President
Claude Wallace
 Terry, Jr.                     42                 Senior Vice President
Barbara A. Smothers             34                 Vice President
- -----------------
(a)  As of September 30, 1993.

         WILLIAM D. POWELL joined the Savings Bank in 1975, has served in several executive positions and since July 1, 1976, and has served as the Savings Bank's President and Chief Executive Officer. In that capacity, he is responsible for the daily operation of the Savings Bank pursuant to the policies and procedures established by the Board of Directors. Mr. Powell has been elected to the Board of Directors of the FHLB of Atlanta for a two-year term, effective January 1, 1994, to represent member institutions from the State of Alabama. Mr. Powell was appointed by the Governor of Alabama on August 17, 1990 to serve as a member of the state savings and loan board. Mr. Powell served as a trustee and a member of the executive committee of the Foundation for Savings Institutions, Inc., Washington, D.C. and served as a Director of the Savings and Loan Data Corporation, Cincinnati, Ohio. He is active in numerous other professional and civic organizations. Mr. Powell is a former President of the Chamber of Commerce of Decatur and the Alabama League of Savings Institutions.

         C. RAYMOND DUNCAN serves as the Savings Bank's Senior Vice President and Treasurer, in which capacity he is the manager of the Finance and Accounting Division. Mr. Duncan has been employed with the Savings Bank since 1972. He is a member of the Civitan Club and several other professional and athletic organizations.

         MILES A. WRIGHT serves as Senior Vice President and Corporate Secretary and is the Savings Bank's Compliance Officer. He has been employed with the Savings Bank since 1974. Mr. Wright is a member of the Decatur Chamber of Commerce, the Decatur Kiwanis Club, and serves as a Board member, a Board member of the Morgan County Chapter of the American Red Cross and a past President of the Mental Health Association of Morgan County.

         RICHARD E. GOWAN is Senior Vice President in charge of the Consumer Loan Department and has been with the Savings Bank since 1984. From 1979 to 1984 he was employed by ITT Financial Services as Branch Manager. Mr. Gowan is a member of the Exchange Club of Decatur.

         CLAUDE WALLACE TERRY, JR. serves as Senior Vice President and Mortgage Loan Manager. He has been with the Savings Bank since 1979, except for one year, 1985, when he was employed by another financial institution to start a mortgage loan department. Mr. Terry is a member of the Decatur Lions Club and is a deacon and treasurer of First Presbyterian Church. He is active in various other civic organizations.

         BARBARA A. SMOTHERS serves as Vice President in charge of the Banking Operations. She has been employed with the Savings Bank since 1970, and is active in the United Way of Morgan County. She is a resident of Moulton, Alabama.

ITEM 2.  PROPERTIES

         The following table sets forth the location of the Savings Bank's offices and other facilities as well as certain additional information relating to these offices and facilities as of September 30, 1993.

                                  Total               Net Book         Owned/
Location                        Investment             Value           Leased
- --------                        ----------            -------          ------
                                    (Dollars in thousands)
Home Office:                      $4,515              $2,839           Owned
255 Grant Street, S.E.
Decatur, Alabama  35601

Athens:                              799                 383           Owned
520 South Jefferson Street
Athens, Alabama  35611

Sixth Avenue:                        656                 237           Owned
1737 Sixth Avenue, S.E.
Decatur, Alabama  35601

Hartselle:                           370                 128           Owned
301 U.S. Highway
Hartselle, Alabama  35640

Moulton:                             717                 557           Owned
Alabama Highway 24 East
Moulton, Alabama  35601

Beltline:                            511                 265           Owned
1825 Beltline Road, S.W.
Decatur, Alabama  35601

         In fiscal 1993, the Savings Bank remodeled its Grant Street and Moulton locations at a cost of approximately $1.3 million and $400,000, respectively.

         In January 1993, the Savings Bank sold its loan agency office located at 306 Fourth Avenue, S.E., Decatur, Alabama 35601 with a resulting loss on sale of approximately $19,000.

         The Savings Bank purchased a 2.15 acre tract on Highway 67 in Decatur, Alabama in 1978 which had a net book value of $57,000 at September 30, 1993.
At the time this property was purchased, the Savings Bank had plans to build a branch office at that location; however, this area has not developed as expected and plans for a branch office have been discontinued at this time.

         The Savings Bank uses an outside data processing firm to process mortgage loans, consumer loans, certificates of deposit, savings accounts and checking accounts.

         The net book value of the Savings Bank's investment in premises and equipment less accumulated depreciation and amortization totaled approximately $4.5 million at September 30, 1993.

ITEM 3.  LEGAL PROCEEDINGS

         Although the Savings Bank is, from time to time, involved in various legal proceedings in the normal course of business, there are no material pending legal proceedings to which the Savings Bank or any subsidiary is a party, or to which any of their property is subject.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         No matters were submitted to a vote of security holders during the fourth quarter of the fiscal year ended September 30, 1993.


                                    PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         The information contained under the caption "Capital Stock" in the Corporation's Annual Report to Stockholders for the year ended September 30, 1993 ("Annual Report") is incorporated herein by reference.

ITEM 6.  SELECTED FINANCIAL DATA

         The information contained in the section captioned "Selected Financial and Other Data" in the Corporation's Annual Report is incorporated herein by reference.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The information contained in the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report is incorporated herein by reference.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

         The financial statements contained in the Annual Report which are listed under Item 14 herein are incorporated herein by reference.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         No disagreement with the Corporation's independent accountants on accounting and financial disclosure has occurred during the past 24 months.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

         The information contained under the section captioned "Proposal I -- Election of Directors" in the Corporation's definitive proxy statement for the Corporation's 1994 Annual Meeting of Stockholders ("Proxy Statement") is incorporated herein by reference. Information concerning the executive officers of the Corporation is included under separate caption in Part I of this Form 10-K.

ITEM 11.  EXECUTIVE COMPENSATION

         The information contained under the section captioned "Proposal I -- Election of Directors" in the Proxy Statement is incorporated herein by reference.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         (a)     Security Ownership of Certain Beneficial Owners

                 Information required by this item is incorporated herein by reference to the section captioned "Voting Securities and Principal Holders Thereof" of the Proxy Statement.

         (b)     Security Ownership of Management

                 Information required by this item is incorporated herein by reference to the sections captioned "Proposal I -- Election of Directors" and "Voting Securities and Principal Holders Thereof" of the Proxy Statement.

         (c)     Changes in Control

                 The Corporation is not aware of any arrangements, including any pledge by any person of securities of the Corporation, the operation of which may at a subsequent date result in a change in control of the Corporation.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The information required by this item is incorporated herein by reference to the section captioned "Proposal I -- Election of Directors" of the Proxy Statement.


                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

         (a)(1) The Consolidated Financial Statements and Auditors' Report, listed below, are included in the Annual Report and incorporated herein by reference.

                 1.     Auditors' Report.

                 2. Consolidated Statements of Financial Condition at September 30, 1993 and 1992.

                 3. Consolidated Statement of Income for the Years Ended September 30, 1993, 1992 and 1991.

                 4. Consolidated Statements of Stockholders' Equity for the Years Ended September 30, 1993, 1992 and 1991.

                 5. Consolidated Statements of Cash Flows for the Years Ended September 30, 1993, 1992 and 1991.

                 6.     Notes to Consolidated Financial Statements.

         (a)(2) All schedules have been omitted as the required information is either inapplicable or included in the Notes to Consolidated Financial Statements.

         (a)(3) The following exhibits are either filed or attached as part of this report or are incorporated herein by reference.

         Exhibit No.  13  -  1993 Annual Report to Stockholders.
         Exhibit No.  22  -  Subsidiaries of the Registrant.

         (b) No Reports on Form 8-K have been filed during the last quarter of the fiscal year covered by this report.

         (c) Exhibits to this Form 10-K are attached or incorporated by reference as stated above.

         (d)     None.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           BANCFIRST CORPORATION



Date: December 29, 1993                    By:  /s/ William D. Powell
                                                -------------------------------
                                                William D. Powell
                                                President, Chief Executive
                                                 Officer and Director
                                                 (Principal Executive Officer)

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


/s/ William D. Powell                           /s/ Newton B. Powell
- ----------------------------                    ---------------------------
William D. Powell                               Newton B. Powell
President, Chief Executive                      Director
 Officer and Director
 (Principal Executive Officer)                  Date:  December 29, 1993

Date:  December 29, 1993

                                                /s/ Luther E. Roberts
                                                ----------------------------
/s/ C. Raymond Duncan                           Luther E. Roberts
- ----------------------------                    Director
C. Raymond Duncan
Senior Vice President and                       Date:  December 29, 1993
 Treasurer
 (Principal Financial and
 Accounting Officer)
                                                /s/ Ernest M. Smith, Jr.
Date:  December 29, 1993                        ----------------------------
                                                Ernest M. Smith, Jr.
                                                Director

/s/ James E. Horton, Jr.                        Date:  December 29, 1993
- ----------------------------
James E. Horton, Jr.
Chairman of the Board
                                                /s/ Dr. W. David White
Date:  December 29, 1993                        ----------------------------
                                                Dr. W. David White
                                                Director

                                                Date:  December 29, 1993

                               INDEX TO EXHIBITS

Exhibit No.                 Description
- -----------                 -----------
    13                   1993 Annual Report to Stockholders

    22                   Subsidiaries of the Registrant

                                 EXHIBIT NO. 13

                       1993 ANNUAL REPORT TO STOCKHOLDERS

                               1993 ANNUAL REPORT





                                   BANCFIRST
                                  CORPORATION

                                      BNF

BANCFIRST CORPORATION is a holding company, the principal subsidiary of which is BANKFIRST, a federal savings bank. BANCFIRST was formed in 1991. The Company's stock is traded on the American Stock Exchange under the symbol BNF. The Company will changes its corporate name to BNF BANCORP, INC. effective February 28, 1994.

BANKFIRST is a federally chartered savings bank and was founded in 1912. It is the fifth largest thrift in Alabama with assets of $267.1 million at September 30, 1993.

BANKFIRST provides customers with many banking services. These include checking and savings accounts, certificates of deposit, and commercial and consumer loans, while emphasizing its traditional strength in making first mortgage loans secured by one- to four-family residential properties through its six full-service offices located throughout north-central Alabama.


TABLE OF CONTENTS
Shareholders' Letter  . . . . . . . . . . . .         1
 Management's Discussion & Analysis of
 Financial Condition & Results of
 Operations . . . . . . . . . . . . . . . . .         2
Selected Financial Data . . . . . . . . . . .         9
Consolidated Financial Statements . . . . . .        10
Notes to Consolidated Financial Statements  .        15
Independent Auditors' Report  . . . . . . . .        24
Directors and Officers  . . . . . . . . . . .        25
Corporate Data  . . . . . . . . . . . . . . .        25

        We are pleased to report that 1993 was BANCFIRST's most profitable year of operations since our founding in 1912. Our excellent results were due to higher net interest income, excellent asset quality and the continued hard work from out entire employee team at BANCFIRST.

RECORD OPERATING RESULTS

        Bancfirst reported record net interest income and net income in fiscal 1993. Net interest income after provision for loan losses increased 15% to $11.2 million, and net income rose almost 21% to $4.1 million, or $2.23 per share, compared with fiscal 1992.

        Our record earnings benefited from an increase in our net interest margin to 4.12%, up from 3.86% last year. This contributed to our record 14.16% return on average equity and 1.54% return on average assets for fiscal 1993.
We believe our results compare very favorably with the top performing banks in our region.

        Our improved earnings performance permitted our Board of Directors to raise our quarterly cash dividend to $0.16 per share during fiscal 1993. We are pleased that the continuation of strong earnings at BANCFIRST has allowed us to increase our cash dividend in each of the last four years.

STRONG ASSET QUALITY

        Our asset quality remained very strong in fiscal 1993 as evidenced by our non-performing assets totaling less than 0.01% of assets at year end. Non-performing loans declined 97% to only $20,000 at September 30, 1993. We increased our reserve for loan losses by 12% to $1.2 million in fiscal 1993, providing additional protection for our asset base. BANCFIRST's conservative lending practices and our strong local economy were primary factors in our low loan losses.

CHANGING OUR NAME TO BNF BANCORP, INC.

        We plan to change our corporate name to BNF Bancorp, Inc. in February 1994, pending shareholder approval. We decided to change our name to avoid any possible confusion with another financial institution with the same name located in a different state. This change will not affect the name of our savings bank, BANKFIRST, nor will it affect our American Stock Exchange symbol "BNF."

NEW PRODUCT DELIVERY SYSTEM

        We undertook a major review of our operations in fiscal 1993 to identify areas for possible improvement. At year end, we implemented new accounting and data processing systems that are expected to be more efficient and increase our capacity to handle more business in the future. We anticipate these new systems will improve our product delivery systems, a key component in making BANCFIRST a leader in providing quality financial services.

OUTLOOK FOR THE FUTURE

        We are pleased with our record performance in fiscal 1993. Our Board of Directors and employees are dedicated to building long-term value in your Company. To accomplish this goal, we will continue to focus on improving earnings, maintaining asset quality and managing non-interest expenses.

        We appreciate your interest and investment in BANCFIRST, and we look forward to reporting our progress in fiscal 1994.


                                        William D. Powell
                                        President and Chief Financial Officer

GENERAL

        BANCFIRST Corporation ("BANCFIRST") is a savings and loan holding company which owns 100% of the outstanding shares of common stock of BANKFIRST, a federal savings bank ("BANKFIRST"). Other than it's investment in BANKFIRST, at September 30, 1993, BANCFIRST had approximately $5.4 million in total assets consisting principally of investments and mortgage-backed securities. The consolidated operations of BANCFIRST and BANKFIRST are collectively referred to herein as "the Bank".

        The Bank's net income for the year ended September 30, 1993 increased to $4,087,000 from the $3,383,000 reported for fiscal 1992. The Bank's operating results are affected by the different components of its income. The primary component of the Bank's income is net interest income which is the difference between interest earned on loans and investments, and interest paid on deposits and other borrowings. Interest earned on loans and investments is a function of the average balance of loans and investments during the period and the average rates earned. The cost of funds is a function of the average balance of deposits and other borrowings outstanding during the period and the average rates paid on these balances. The interest rate spread (difference between weighted average yield on interest-earning assets and interest-bearing liabilities) was 4.12% for fiscal 1993, 3.86% for fiscal 1992 and 2.98% for fiscal 1991.

INTEREST RATE SENSITIVITY

        The yield earned on the Bank's assets generally adjusts more slowly to changes in interest rates than the cost of deposits and other borrowings, which are more short-term in nature. Therefore, the Bank has developed a formal interest rate risk management policy in response to the problems the Bank and the entire industry have encountered with regard to this mismatch in maturities and the volatility of interest rates. The Bank now makes primarily adjustable rate mortgage ("ARM") loans, 15-year fixed rate loans, and short-term consumer and commercial loans. These ARM loans have rate limitations, generally capped at 4-6% above the initial rate. The Bank continues to make some 30-year fixed rate loans; however, these loans are either sold immediately in the secondary market or are held for longer periods when yields are considered attractive. Such loans are classified as held for sale. Loans and mortgage-backed securities which were other than long-term, fixed rate were $129.4 million at the end of fiscal 1993 compared to $111.2 million at the end of fiscal 1992 and $119.5 million at the end of fiscal 1991.

        The Bank has maintained a relatively conservative posture and has not participated in the purchase of deposits from brokers. The Bank was not willing to pay the high rates on deposits some institutions were paying when rates were higher, and recently has not been willing to pay the higher rates necessary to retain some jumbo certificates. The Bank's generally conservative pricing strategy has allowed the Bank to avoid having a large number of costly deposits that cannot be safely and profitably invested. This has been a key factor in the Bank's ability to maintain and improve profitability. In addition, the Bank's conservative lending policy has enabled the Bank to avoid having significant amounts of real estate owned and repossessed assets.

        Management of the Bank knows of no trends or uncertainties that would have a significant adverse effect on the financial condition of the Bank.

ASSET QUALITY

        As of September 30, 1993, the Bank had an allowance for possible loan losses of $1,162,000. Actual loan charge-offs against the allowance were $23,000 for fiscal 1993, $13,000 for fiscal 1992 and $210,000 for fiscal 1991.
Management of the Bank believes that the existing allowance will be adequate to cover possible loan losses which may result from loans held as of September 30, 1993 upon which management has serious doubts as to collectibility. As of September 30, 1993, the Bank had no real estate owned or repossessed assets.

INVESTMENTS AND MORTGAGE-BACKED SECURITIES

        Certain investment and mortgage-backed securities that Management has both the ability and intent to hold to maturity are carried at cost, including accretion of discounts and amortization of premiums. Other investments and mortgage-backed securities that may be held for indefinite periods of time, including securities that will be used as a part of Management's asset/liability management strategy or those securities that may be sold in response to changing interest rates, pre-payment risks, or other similar economic factors, are classified as "held for sale". These securities are carried at lower of cost or market. Any sales of such securities would be recognized based on the specific identification method. The Bank has no trading account securities and has not engaged in such short-term transactions.

        Included in the carrying value of mortgage-backed securities held for investment at September 30, 1993 was $8,000 of unearned discounts and $60,000 of unamortized premiums. Included in the carrying value of mortgage-backed securities held for sale at September 30, 1993 was $77,000 of unearned discounts and $1,176,000 of unamortized premiums. Gross unrealized gains and gross unrealized losses on mortgage-backed securities held for investment were $178,000 and $37,000, respectively at September 30, 1993. Gross unrealized gains and gross unrealized losses on mortgage-backed securities held for sale were $1,352,000 and $13,000, respectively at September 30, 1993. Gross unrealized gains and gross unrealized losses on investment securities held for investment were $346,000 and $-0-, respectively at September 30, 1993. Gross unrealized gains and gross unrealized losses on investment securities held for sale were $736,000 and $10,000, respectively at September 30, 1993.

        For the years ended September 30, 1993, 1992 and 1991, proceeds from sales of mortgage-backed securities were $4.4 million, $9.4 million and $2.9 million, respectively, resulting in realized gains of $86,000, $87,000 and $6,000, respectively and realized losses of $86,000, $8,000 and -0-, respectively. For the years ended September 30, 1993, 1992 and 1991, proceeds from sales of investment securities were $7.0 million, $8.6 million and $18.3 million, respectively, resulting in realized gains of $28,000, $55,000 and $43,000, respectively, and realized losses of -0-, -0-, and $40,000, respectively.

LIQUIDITY AND CAPITAL RESOURCES

        BANKFIRST is required under applicable federal regulations to maintain specified levels of cash and "liquid" investments in qualifying types of United States Treasury and Federal Agency securities, and other investments generally having maturities of five years or less. Such investments serve as a source of funds upon which BANKFIRST may rely to meet deposit withdrawals and for other short-term needs. The required level of such investments is calculated on a "liquidity base", consisting of net withdrawable accounts plus borrowings payable on demand or with maturities of one year or less. Management's objective continues to include maintaining short-term liquidity and total liquidity substantially in excess of the required regulatory amounts of 1% and 5%, respectively, of net deposits and short-term borrowings in order to provide greater flexibility and to better match maturities of BANKFIRST's liabilities. At September 30, 1993, BANKFIRST's short-term liquid assets represented 2.8% of its liquidity base and total liquid assets represented 10.8% of its liquidity base.

        The Bank's principal sources of funds for lending and other purposes are deposits, FHLB advances, and principal and interest payments on loans, mortgage-backed securities and investments. The Bank's new deposits amounted to $375.1 million, $332.7 million, and $286.8 million for fiscal 1993, 1992 and
1991, respectively.    Repayments and maturities of loans and mortgage-backed
securities approximated $86.7 million, $72.0 million, and $47.0 million in fiscal 1993, 1992, and 1991, respectively. Sales of loans and mortgage-backed securities amounted to $13.3 million, $13.5 million, and $7.9 million for fiscal 1993, 1992, and 1991, respectively. Sales and maturities of investments amounted to $7.2 million, $8.6 million, and $18.3 million for fiscal 1993, 1992 and 1991, respectively.

        The principal uses of the Bank's funds are the origination of mortgage and other loans, the purchase of loans and mortgage-backed securities, the purchase of investments, the payment of interest and dividends, withdrawals from savings deposits, and the payment of operating expenses. During fiscal 1993, the Bank originated $80.1 million in loans compared with $68.3 million in fiscal 1992, and $40.9 million in fiscal 1991. Loans and mortgage-backed securities purchased were $26.9 million, $35.8 million, and $41.2 million for the years ended September 30, 1993, 1992, and 1991, respectively. Purchases of investments amounted to $7.4 million, $11.4 million and $9.9 million for fiscal 1993, 1992, and 1991. During fiscal 1993, the Bank paid dividends totaling $1.1 million, or $.62 per share. Withdrawals of deposits from the Bank amounted to $377.0 million, $340.6 million and $281.7 million for fiscal 1993, 1992, and 1991.

        At September 30, 1993, Management believes that the Bank's liquidity and other sources of funds are sufficient to fund outstanding loan and letter of credit commitments of $14.1 million.

NEW ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

        In May, 1993, SFAS No. 114, Accounting by Creditors for Impairment of a Loan, was issued. SFAS No. 114 provides guidance on recognition of impairment of a loan as well as methods for measurement of impairment. The Bank will be required to adopt SFAS No. 114 for the fiscal year beginning October 1, 1995. The impact of this adoption on the Bank's consolidated financial statements is not presently determinable.

        Also in May, 1993, SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, was issued. SFAS No. 115 requires Management to classify its investment portfolio into three categories: (i) held-to-maturity,
(ii) available-for-sale and (iii) trading securities, and sets forth specific criteria for making these classifications. Under SFAS No. 115 unrealized holding gains and losses for trading securities are included in earnings while unrealized holding gains and losses for available-for sale securities are reported as a separate component of stockholders' equity, net of tax effects, until realized. Held-to-maturity securities continue to be recorded at their amortized cost. Portfolio additions beyond the date of adoption of this statement are to be classified into the appropriate category when purchased. The Bank will be required to adopt SFAS No. 115 for the fiscal year beginning October 1, 1994. Early adoption is permitted and Management is evaluating that option. The impact of adoption is not presently determinable due to the potential for changes in the market values of the affected securities.

CAPITAL REQUIREMENTS

        During fiscal 1989, the Financial Institutions Reform, Recovery, and Enforcement Act ("FIRREA") was enacted. FIRREA creates various new requirements and regulations for financial institutions, including capital requirements. FIRREA is discussed in Notes 4 and 11 to the consolidated financial statements. As discussed therein, BANKFIRST's core capital, tangible capital, and risk-based capital are all substantially in excess of requirements, and Management believes that, under current regulations, BANKFIRST will continue to exceed its minimum capital requirements in the coming year.

RESULTS OF OPERATIONS

        The Bank's profitability continues to be above industry averages. The Bank's net income, net interest income, earnings per share, interest rate spread and cumulative gap position all improved in fiscal 1993. The various factors affecting this improvement are shown and discussed in the comparisons of operating results below.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED SEPTEMBER 30, 1993 (FISCAL
1993) AND SEPTEMBER 30, 1992 (FISCAL 1992)

NET INCOME

        Net income increased from $3,383,000 for fiscal 1992 to $4,087,000 for fiscal 1993, a 20.8% increase. Earnings per share increased from $1.88 to $2.23 per share. The interest rate margin increased from 3.86% to 4.12%. This increase is primarily attributable to a decrease in the Bank's cost of funds, which is due in part to the fact that interest rates in general declined during fiscal 1993.

INTEREST INCOME

        Interest on loans decreased $719,000 or 5.2% due to a decrease in the average yield from 9.68% to 8.75% and is offset by an increase in the average size of the loan portfolio. Interest on mortgage-backed securities decreased $545,000 or 9.8% due to a decrease in average yield from 7.50% to 6.47% and is offset by a 4.6% increase in average volume. Interest and dividends on investments and other interest-earning assets increased $10,000 or 0.6% due to an increase in average volume of 8.7% and is offset by a 6.4% decrease in average rate.

INTEREST EXPENSE

        Interest expense on deposits decreased $2,658,000 or 25.3% due almost entirely to a decrease in the average rate paid on deposits from 4.88% to 3.63%. Interest expense on borrowed funds increased $409,000 due to increased use of advances from the Federal Home Loan Bank.

PROVISION FOR LOAN LOSSES

        Based on Management's evaluation, which included a review of all loans where full collectibility may be questionable and in consideration of the estimated market value of the underlying collateral, an allowance for loan losses has been established. The provision for loan losses added during fiscal 1993 was $150,000, compared to a provision of $608,000 in fiscal 1992. The increased provision is due primarily to Management's desire, considering the uncertain economy, to build its reserves to a more conservative level, thereby reducing significantly the risk of having to record loan losses in the future on existing loans for which no reserve had been provided. At September 30, 1993, the allowance for loan losses amounted to $1,162,000.

OTHER INCOME

        Total other income decreased $58,000 or 4.4%. This decrease is due primarily to the fact that there were no net gains on the sale of loans in fiscal 1993 compared to $79,000 in fiscal 1992.

OTHER EXPENSES

        Total other expenses increased $464,000 or 8.6%. Salaries and employee benefits increased $198,000 or 8.2% due to merit salary increases which averaged 5% and an increase in the number of employees due to the increased volume of business at the Bank. Data processing expenses increased $150,000 in fiscal 1993 as a result of additional expenses incurred to implement the Bank's computer system conversion.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED SEPTEMBER 30, 1992 (FISCAL
1992) AND SEPTEMBER 30, 1991 (FISCAL 1991)

NET INCOME

        Net income increased from $2,386,000 for fiscal 1991 to $3,383,000 for fiscal 1992, a 41.8% increase. Earnings per share increased from $1.34 to $1.88 per share. The interest rate margin increased from 2.98% to 3.86%. This increase is primarily attributable to a decrease in the Bank's cost of funds, which is due in part to the fact that interest rates in general declined during fiscal 1992.

INTEREST INCOME

        Interest on loans decreased $557,000 or 3.9% due to a decrease in the average yield from 10.30% to 9.68% and is offset by an increase in the average size of the loan portfolio. Interest on mortgage-backed securities increased $730,000 or 15.1% due to a 28.1% increase in average volume and is offset by a decrease in average yield from 8.62% to 7.50%. Interest and dividends on investments and other interest-earning assets decreased $246,000 or 12.1% due almost entirely to a decrease in average yield from 8.06% to 7.03%.

INTEREST EXPENSE

        Interest expense on deposits decreased $3,029,000 or 22.4%. This decrease is due to a decrease in the average rate paid on deposits from 6.64% to 4.88% and is partially offset by a 4.1% increase in average volume of deposits. Interest expense on borrowed funds increased $444,000 due to the utilization of advances from the Federal Home Loan Bank, while there were no such advances in the previous year.

PROVISION FOR LOAN LOSSES

        The provision for loan losses added during fiscal 1992 was $608,000, compared to a provision of $426,000 in fiscal 1992. The reason for the increased provision for 1992 is discussed in the previous comparison. At September 30, 1992, the allowance for loan losses amounted to $1,035,000.

OTHER INCOME

        Total other income increased $274,000 or 26.2%. This increase is due almost entirely to the fact that the Bank has increased its fees and service charges on deposits and existing loans.

OTHER EXPENSES

        Total other expenses increased $643,000 or 13.5%. Salaries and employee benefits increased $308,000 or 14.5% due to merit salary increases which averaged 5% and an increase in the number of employees due to the increased volume of business at the Bank. Marketing and public relations expenses increased $194,000 in fiscal 1992 in efforts to continue to promote a positive image of the Bank. Professional fees increased $153,000 due primarily to increased use of consultants by the Bank for various projects.

YIELDS EARNED AND RATES PAID

        The following table sets forth for the periods and at the dates indicated, the weighted average yields earned on the Bank's assets, the weighted average interest rates paid on the Bank's liabilities, together with the interest rate spread and net yield on interest-earning assets.

                                                                   At September 30,                Years ended September 30,
                                                                   ----------------            --------------------------------
                                                                         1993             1993             1992               1991
                                                                         ----             ----             ----               ----
Weighted average yield on:
  Loans . . . . . . . . . . . . . . . . . . . . . . . . . .               8.53%          8.75%            9.68%             10.30%
  Mortgage-backed securities  . . . . . . . . . . . . . . .               5.58           6.47             7.50               8.62
  Investment securities . . . . . . . . . . . . . . . . . .               6.46           6.52             7.03               8.06
  Other interest-earning assets . . . . . . . . . . . . . .               6.28           5.95             6.98               7.61
  All interest-earning assets . . . . . . . . . . . . . . .               7.45           7.85             8.74               9.62

Weighted average rate paid on:
  Deposits  . . . . . . . . . . . . . . . . . . . . . . . .               3.44           3.63             4.88               6.64
  FHLB advances . . . . . . . . . . . . . . . . . . . . . .               5.49           4.93             4.94              --
  All interest-bearing liabilities  . . . . . . . . . . . .               3.60           3.73             4.88               6.64

Interest rate spread (spread between
  weighted average yield on all
  interest-earning assets and all
  interest-bearing liabilities) . . . . . . . . . . . . . .               3.85           4.12             3.86               2.98

Net yield (net interest income as
  a percentage of average
  interest-earning assets)  . . . . . . . . . . . . . . . .               4.17           4.44             4.24               3.52

RATE/VOLUME ANALYSIS

         The table below sets forth certain information regarding changes in interest income and interest expense of BANCFIRST for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to 1) changes in volume (changes in volume multiplied by old rate), and 2) changes in rates (changes in rate multiplied by old volume). The net change attributable to the combined impact of volume and rate has been allocated proportionately to the change due to volume and the change due to rate. Dollars are in thousands.


                                                                        Year Ended September 30,
                                     ---------------------------------------------------------------------------------------------
                                                   1993 vs. 1992                                1992 vs. 1991
                                                 Increase (Decrease)                         Increase (Decrease)
                                                       Due To                                     Due to
                                     ---------------------------------------------------------------------------------------------
                                       Volume          Rate           Total          Volume          Rate                Total
                                       ------          ----           -----          ------          ----                -----
Total
INTEREST INCOME:

Loans and mortgage-backed
  securities  . . . . . . . . .          $587         $ (1,851)      $ (1,264)       $2,005        $ (1,832)          $    173
Investments and other . . . . .           145             (135)            10            40            (286)              (246)
                                          ---          -------        -------         -----         -------              -----
  Total interest-earning assets           732           (1,986)        (1,254)        2,045          (2,118)               (73)
                                          ---          -------        -------         -----         -------              -----

INTEREST EXPENSE:

Deposits  . . . . . . . . . . .            33           (2,691)        (2,658)          719          (3,748)            (3,029)
Borrowed funds  . . . . . . . .           394               15            409           444              --                444
                                          ---          -------        -------         -----         -------            -------
  Total interest-bearing
    liabilities . . . . . . . .           427           (2,676)        (2,249)        1,163          (3,748)            (2,585)
                                          ---          -------        -------         -----         -------            -------

Net interest income . . . . . .          $305         $    690       $    995        $  882        $  1,630           $  2,512
                                         ====         ========       ========        ======        ========           ========


                                                        Year Ended September 30,
                                         ----------------------------------------------------
                                                             1991 vs. 1990
                                                          Increase (Decrease)
                                                                 Due To
                                          ---------------------------------------------------
                                              Volume            Rate             Total
                                              ------            ----             -----
Total
INTEREST INCOME:

Loans and mortgage-backed                      $ 1,987        $   (179)        $  1,808
  securities  . . . . . . . . .                 (1,492)            (90)          (1,582)
Investments and other . . . . .                -------           -----          -------
                                                   495            (269)             226
  Total interest-earning assets                -------           -----          -------


INTEREST EXPENSE:
                                                    71          (1,296)          (1,225)
Deposits  . . . . . . . . . . .                     --              --               --
Borrowed funds  . . . . . . . .                -------         -------          -------

  Total interest-bearing                            71          (1,296)          (1,225)
    liabilities . . . . . . . .                -------         -------          -------

                                               $   424        $  1,027         $  1,451
Net interest income . . . . . .                =======        ========         ========


BANCFIRST CORPORATION AND SUBSIDIARY


Consolidated Statements Of Financial Condition as of September 30, 1993 and 1992 and Consolidated
Statements of Income, Stockholders' Equity and Cash
Flows for Each of the Three Years Ended September 30,
1993 and Independent Auditors' Report

BANCFIRST CORPORATION AND SUBSIDIARY

TABLE OF CONTENTS
- -------------------------------------------------------------------------------------------



                                                                                            PAGE


INDEPENDENT AUDITORS' REPORT                                                                  1

CONSOLIDATED STATEMENTS OF:

   Financial Condition as of September 30, 1993 and 1992                                    2-3

   Income for the Years Ended September 30, 1993, 1992 and 1991                             4-5

   Stockholders' Equity for the Years Ended September 30, 1993, 1992 and 1991                 6

   Cash Flows for the Years Ended September 30, 1993, 1992 and 1991                         7-8

   Notes to Consolidated Financial Statements                                              9-26


INDEPENDENT AUDITORS' REPORT


Board of Directors of BANCFIRST Corporation
  Decatur, Alabama

We have audited the accompanying consolidated statements of financial condition of BANCFIRST Corporation and its wholly-owned subsidiary, BANKFIRST, a federal savings bank, as of September 30, 1993 and 1992 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years ended September 30, 1993. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of BANCFIRST Corporation and subsidiary as of September 30, 1993 and 1992 and the results of their operations and their cash flows for each of the three years ended September 30, 1993 in conformity with generally accepted accounting principles.





Deloitte & Touche
Birmingham, Alabama
October 28, 1993

BANCFIRST CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
SEPTEMBER 30, 1993 AND 1992 (DOLLARS IN THOUSANDS)
- --------------------------------------------------------------------------------------------------------------
                                                                                      1993              1992
ASSETS

Cash and cash equivalents (including
 interest-bearing deposits of $144 and
 $384, respectively)                                                                  $  2,462        $  3,486
Investment securities (Notes 2 and 16):
   Held for investment (estimated market
    values of $5,553 and $23,670,
    respectively)                                                                        5,208          22,636
   Held for sale (estimated market value of
    $18,299)                                                                            17,573               -
Mortgage-backed securities (Notes 3 and 16):
   Held for investment (estimated market
    values of $3,163 and $79,625, respectively)                                          3,022          77,600
   Held for sale (estimated market value of
    $74,615)                                                                            73,275               -
Loans receivable, net (net of allowance for
 possible loan losses of $1,162 and $1,035,
 respectively) (Notes 4 and 16)                                                        152,310         148,383
Mortgage loans held for sale                                                             4,263               -
Accrued interest receivable:
   Investment securities                                                                   410             331
   Mortgage-backed securities                                                              552             691
   Loans receivable                                                                      1,221           1,223
Real estate owned and repossessed assets                                                                   407
Premises and equipment, net (Note 5)                                                     4,466           3,013
Stock in Federal Home Loan Bank ("FHLB"),
 at cost (Note 6)                                                                        1,696           1,696
Prepaid expenses and other assets (Note 8)                                                 652             705
                                                                                      --------        --------

TOTAL ASSETS                                                                          $267,110        $260,171
                                                                                      ========        ========

BANCFIRST CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
SEPTEMBER 30, 1993 AND 1992 (DOLLARS IN THOUSANDS)
- ---------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY                                                    1993              1992
LIABILITIES:
   Deposits (Notes 7 and 16)                                                          $217,771        $213,828
   Borrowed funds (Notes 12 and 16)                                                     17,000          17,000
   Advances by borrowers for taxes and insurance                                           888             866
   Accrued interest payable                                                                133             147
   Income taxes (Note 10):
       Current                                                                             316             365
       Deferred                                                                            401             242
   Other liabilities                                                                       709             925
                                                                                      --------        --------
       Total liabilities                                                               237,218         233,373
                                                                                      --------        --------

COMMITMENTS (Note 13)

STOCKHOLDERS' EQUITY (Notes 10 and 11):
   Serial preferred stock - $.01 par value,
    400,000 shares authorized - none issued
   Capital stock - $.01 par value, 2,600,000
    shares authorized, 1,784,193 and 1,773,718
    shares issued and outstanding, respectively                                             18              18
   Additional paid-in capital                                                           11,184          11,075
   Retained income, substantially restricted                                            18,690          15,705
                                                                                      --------        --------
       Total stockholder's equity                                                       29,892          27,798
                                                                                      --------        --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $267,110        $260,171
                                                                                      ========        ========

See notes to consolidated financial statements.

BANCFIRST CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED SEPTEMBER 30, 1993, 1992 AND 1991
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
- ----------------------------------------------------------------------------------------------------------------
                                                                           1993          1992            1991
INTEREST INCOME:
   Mortgage loans                                                        $ 9,028        $10,170        $11,143
   Consumer and other loans                                                4,160          3,737          3,321
   Mortgage-backed securities                                              5,006          5,551          4,821
   Investment securities                                                   1,699          1,677          1,919
   Other                                                                      98            110            114
                                                                         -------        -------        -------
          Total interest income                                           19,991         21,245         21,318
                                                                         -------        -------        -------

INTEREST EXPENSE:
   Deposits (Note 7)                                                       7,835         10,493         13,522
   Borrowed funds (Note 12)                                                  853            444
                                                                         -------        -------        -------
          Total interest expense                                           8,688         10,937         13,522
                                                                         -------        -------        -------

NET INTEREST INCOME                                                       11,303         10,308          7,796

PROVISION FOR LOAN LOSSES (Note 4)                                           150            608            426
                                                                         -------        -------        -------

NET INTEREST INCOME AFTER PROVISION FOR
 LOAN LOSSES                                                              11,153          9,700          7,370
                                                                         -------        -------        -------

NONINTEREST INCOME:
   Fees and charges on loans                                                 102             94             99
   Service fee income on loans sold                                           73             80             92
   Fees and service charges on deposit
    accounts                                                                 540            496            449
   Insurance commissions                                                      76             68             81
   Net gain on sale of:
       Investment securities (Note 2)                                         28             55              3
       Mortgage-backed securities (Note 3)                                                   79              6
   Other                                                                     442            447            315
                                                                         -------        -------        -------
          Total noninterest income                                         1,261          1,319          1,045
                                                                         -------        -------        -------

NONINTEREST EXPENSE:
   Salaries and employee benefits                                          2,626          2,428          2,120
   Net occupancy expense                                                     629            538            589
   Data processing expense                                                   572            422            410
   Insurance premiums                                                        471            542            499
   Marketing and public relations                                            449            473            279
   Professional fees                                                         383            348            195
   Printing and office supplies expense                                      166            113             90
   Other (Note 8)                                                            564            532            571
                                                                         -------        -------        -------
          Total noninterest expense                                        5,860          5,396          4,753
                                                                         -------        -------        -------

BANCFIRST CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED SEPTEMBER 30, 1993, 1992 AND 1991
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
- --------------------------------------------------------------------------------------------------------------
                                                                 1993                1992               1991
                                                              ---------           ---------          ---------
INCOME BEFORE INCOME TAX EXPENSE                              $   6,554          $   5,623           $   3,662

INCOME TAX EXPENSE (Note 10)                                      2,467              2,240               1,276
                                                              ---------          ---------           ---------

NET INCOME                                                    $   4,087          $   3,383           $   2,386
                                                              =========          =========           =========

AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING                                1,836,365          1,802,141           1,783,388
                                                              =========          =========           =========

EARNINGS PER SHARE                                            $    2.23          $    1.88           $    1.34
                                                              =========          =========           =========

CASH DIVIDENDS PER SHARE                                      $    0.62          $    0.57           $    0.47
                                                              =========          =========           =========



See notes to consolidated financial statements.

BANCFIRST CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 30, 1993, 1992 AND 1991
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
- ----------------------------------------------------------------------------------------------------------------------------------

                                                                                                    NET UNREALIZED
                                                                                                     DEPRECIATION
                                                                             RETAINED                 ON CERTAIN
                                                       ADDITIONAL             INCOME                  MARKETABLE          TOTAL
                                       CAPITAL          PAID-IN            SUBSTANTIALLY                EQUITY         STOCKHOLDERS'
                                        STOCK           CAPITAL              RESTRICTED               SECURITIES          EQUITY
                                        -----           -------              ----------               ----------          ------
BALANCE, October 1, 1990                 $ 18           $10,920               $11,756                  $(143)           $22,551
Net income                                                                      2,386                                     2,386
Change in net unrealized
 depreciation on certain
 marketable equity securities                                                                            143                143
Cash dividends - $.47 per share                                                  (817)                                     (817)
Proceeds from issuance of
 capital stock upon exercise
 of options                                                  20                                                              20
                                          ---           -------               -------                  -----            -------

BALANCE, September 30, 1991                18            10,940                13,325                  $   0             24,283
                                                                                                       =====
Net income                                                                      3,383                                     3,383
Cash dividends - $.57 per share                                                (1,003)                                   (1,003)
Proceeds from issuance of
 capital stock upon exercise
 of options                                                 135                                                             135
                                          ---           -------               -------                                   -------

BALANCE, September 30, 1992                18            11,075                15,705                                    26,798
Net income                                                                      4,087                                     4,087
Cash dividends - $.62 per share                                                (1,102)                                   (1,102)
Proceeds from issuance of
 capital stock upon exercise
 of options                                                 109                                                             109
                                          ---           -------               -------                                   -------

BALANCE, at September 30, 1993            $18           $11,184               $18,690                                   $29,892
                                          ===           =======               =======                                   =======


See notes to consolidated financial statements.

BANCFIRST CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1993, 1992 AND 1991
(DOLLARS IN THOUSANDS)
- --------------------------------------------------------------------------------------------------------------

                                                                         1993           1992           1991
                                                                         ----           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                           $  4,087       $  3,383       $  2,386
   Adjustments to reconcile net income to net
    cash provided by operating activities:
       Provision for loan losses                                             150            608            426
       Provision for depreciation                                            297            280            345
       Provision for deferred income taxes                                   159             66            (66)
       Accretion of discounts                                                (57)           (51)           (62)
       Amortization of premiums                                              400            329            133
       Gain on sale of investment securities                                 (28)           (55)            (3)
       Loans originated for resale                                       (13,194)        (4,118)        (4,990)
       Proceeds from sale of loans                                         8,931          4,118          4,990
       Gain on sale of mortgage-backed securities                                           (79)            (6)
       Loss on sale of premises and equipment                                 41
       (Increase) decrease in real estate owned                              407            574           (844)
       (Increase) decrease in other assets                                    97             65           (418)
       Increase (decrease) in other liabilities                             (240)           481            183
                                                                        --------       --------       --------
          Net cash provided by operating activities                        1,050          5,601          2,074
                                                                        --------       --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sales of investment securities
    (Note 2)                                                               7,029          8,585         18,319
   Proceeds from maturities of investment
    securities                                                               150            150
   Purchases of investment securities                                     (7,370)       (11,388)        (9,931)
   Loan originations                                                     (66,906)       (64,160)       (35,953)
   Mortgage-backed securities purchased                                  (26,964)       (35,834)       (41,236)
   Proceeds from sale of mortgage-backed
    securities (Note 3)                                                    4,351          9,384          2,876
   Principal collections on loans                                         62,808         54,655         38,335
   Principal collections on mortgage-backed
    securities                                                            23,668         17,341          8,560
   Purchases of premises and equipment                                    (1,952)          (667)          (406)
   Proceeds from sale of premises and equipment                              161
                                                                        --------       --------       --------
          Net cash used in investing activities                           (5,025)       (21,934)       (19,436)
                                                                        --------       --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in deposits                                                3,944            333         16,218
   Advances from the FHLB                                                                17,000
   Cash dividends paid                                                    (1,102)        (1,003)          (817)
   Proceeds from issuance of capital stock                                   109            135             20
                                                                        --------       --------       --------
          Net cash provided by financing
           activities                                                      2,951         16,465         15,421
                                                                        --------       --------       --------

INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                                       $ (1,024)      $    132       $ (1,941)

CASH AND CASH EQUIVALENTS:
   BEGINNING OF YEAR                                                       3,486          3,354          5,295
                                                                        --------       --------       --------
   END OF YEAR                                                          $  2,462       $  3,486       $  3,354
                                                                        ========       ========       ========

See notes to consolidated financial statements.

BANCFIRST CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1993, 1992 AND 1991
(DOLLARS IN THOUSANDS)
- --------------------------------------------------------------------------------------------------------------

                                                                         1993           1992           1991
                                                                         ----           ----           ----
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:

   Cash paid for:
       Interest                                                         $  8,702       $ 10,898       $ 13,552
                                                                        ========       ========       ========

       Income taxes                                                     $  2,354       $  1,759       $  1,122
                                                                        ========       ========       ========

   Transfers to held for sale:
       Investment securities                                            $ 17,573
                                                                        ========

       Mortgage-backed securities                                       $ 73,275
                                                                        ========



See notes to consolidated financial statements.

BANCFIRST CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- ----------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Holding Company Formation and Principles of Consolidation - On January 24,
    ---------------------------------------------------------
    1991, stockholders of BANKFIRST approved the formation of a holding company. On April 25, 1991, BANKFIRST became the wholly-owned subsidiary of this holding company, BANCFIRST Corporation (formerly ALAFIRST Bancshares, Inc.), a Delaware Corporation. Each outstanding share of BANKFIRST's common stock was converted into one share of common stock of BANCFIRST Corporation.

    The accompanying consolidated financial statements include the accounts of BANCFIRST Corporation and BANKFIRST. BANKFIRST's accounts include its wholly-owned subsidiary, Sunbelt Financial Services, Inc., which was incorporated in July, 1981. Balances and activity reflected in the accompanying consolidated financial statements for the period prior to the formation of BANCFIRST Corporation (through April 24, 1991 of fiscal year
    1991) are those of BANKFIRST only. The operations of BANCFIRST Corporation and BANKFIRST are collectively referred to herein as "the Bank." All intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

    See Note 17 for separate condensed financial information for BANCFIRST Corporation only.

    Basis of Financial Statements Presentation - The Bank's consolidated
    ------------------------------------------
    financial statements have been prepared in accordance with generally accepted accounting principles and with general practice within the savings institutions industry. In preparing such financial statements, Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of real estate owned, Management obtains independent appraisals for significant properties.

    Cash and Cash Equivalents - Cash and cash equivalents are cash on hand,
    -------------------------
    cash in banks and due from banks, and overnight deposits in the FHLB.

    Investments and Mortgage-Backed Securities - Certain investments and
    ------------------------------------------
    mortgage-backed securities that Management has both the ability and intent to hold to maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized as interest income using a method which approximates the interest method over the period to maturity. Other investments and mortgage-backed securities that may be held for indefinite periods of time, including securities that will be used as a part of Management's asset/liability management strategy or those securities that may be sold in response to changing interest rates, prepayment risks, or similar economic factors, are classified as held for sale. Such securities classified as "held for sale" are carried at lower of cost or market. Sales of such securities are recognized based on the specific identification method. Maturities of mortgage-backed securities are determined by contract life.

    During fiscal 1993, the Bank transferred a significant portion of its investment and mortgage-backed securities to the held for sale category. These transfers were the result of criteria set forth in Statement of Financial Accounting Standards ("SFAS") No. 115 Accounting for Investments
                                                    --------------------------
    in Certain Debt and Equity Securities issued in May 1993 (discussed later
    -------------------------------------
    in Note 1) and a change in the Bank's intent with regard to holding certain securities because of the anticipated adoption of this statement.

    Mortgage Loans Held for Sale - The Bank classifies its current originations
    ----------------------------
    of 30-year, fixed-rate mortgage loans as held for sale. These loans are carried at lower of cost or market.

    Allowance for Possible Loan Losses - The allowance for loan losses is
    ----------------------------------
    increased by charges to income and decreased by charge- offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

    Non-Accrual Loans - Loans are reviewed by Management on a regular basis and
    -----------------
    are placed on non-accrual status generally when contractually more than 90 days past due or when, in the opinion of Management, the collection of additional interest is doubtful.

    Real Estate Owned - Real estate owned acquired through, or in lieu of, loan
    -----------------
    foreclosure is initially recorded at fair value at the date of foreclosure. Costs relating to development and improvement are capitalized, whereas costs relating to the holding of property are expensed. Valuations are periodically performed by management, and an allowance for losses is established by a charge to net income if the carrying value of a property exceeds its net realizable value.

    Premises and Equipment - Office properties and equipment are carried at
    ----------------------
    cost less accumulated depreciation. Depreciation is provided by the straight-line method at rates intended to distribute the cost of buildings and equipment over their estimated service lives of five to forty years and three to ten years, respectively.

    Loan Origination Fees and Related Costs - Loan fees are accounted for in
    ---------------------------------------
    accordance with SFAS No. 91, Accounting for Nonrefundable Fees and Costs
                                 -------------------------------------------
    Associated with Originating or Acquiring Loans and Initial Direct Costs of
    --------------------------------------------------------------------------
    Leases.  Loan fees and certain direct loan origination costs are deferred,
    ------
    and the net fee or cost is recognized as an adjustment to interest income using a method which approximates the interest method over the contractual life of the loans, adjusted for estimated prepayments based on the Bank's historical prepayment experience.

    Income Taxes - Deferred income taxes are provided on elements of income
    ------------
    that are recognized for financial accounting purposes in periods different than such items are recognized for income tax purposes. The principal elements of deferred income taxes are provisions relating to different accounting and tax treatment of accrued income and expenses (see Note 10).

    In February 1992, SFAS No. 109, Accounting for Income Taxes, was issued.
                                    ---------------------------
    The principal changes required by SFAS 109 are the adoption of the liability method of accounting for deferred taxes and revision of the criteria for recognition and measurement of deferred tax assets. The Bank adopted this standard for the fiscal year beginning October 1, 1992. Because the effect on the consolidated financial statements was immaterial, the cumulative effect of applying the new accounting method was reflected as of October 1, 1992 as a charge to income tax expense of approximately $32,000, and is included in the accompanying 1993 consolidated statement of income.

    Earnings Per Share - Earnings per share is based on the weighted average
    ------------------
    number of shares plus equivalent shares outstanding. The dilutive effect of shares issuable under stock options is immaterial.

    Reclassifications - Reclassifications of certain prior period amounts were
    -----------------
    made for comparative purposes.

    New Accounting Pronouncements Not Yet Adopted - In May, 1993, SFAS No. 114,
    ---------------------------------------------
    Accounting by Creditors for Impairment of a Loan, was issued.  SFAS No. 114
    ------------------------------------------------
    provides guidance on recognition of impairment of a loan as well as methods for measurement of impairment. The Bank will be required to adopt SFAS No. 114 for the fiscal year beginning October 1, 1995. The impact of this adoption on the Bank's consolidated financial statements is not presently determinable.

    Also in May, 1993, SFAS No. 115, Accounting for Certain Investments in Debt
                                     ------------------------------------------
    and Equity Securities, was issued.  SFAS No. 115 requires management to
    ---------------------
    classify its investment portfolio into three categories: (i) held-to-maturity, (ii) available-for-sale and (iii) trading securities, and sets forth specific criteria for making these classifications. Under SFAS No. 115 unrealized holding gains and losses for trading securities are included in earnings while unrealized holding gains and losses for available-for-sale securities are reported as a separate component of stockholders' equity, net of tax effects, until realized. Held-to-maturity securities continue to be recorded at their amortized cost. Portfolio additions beyond the date of adoption of this statement are to be classified into the appropriate category when purchased. The Bank will be required to adopt SFAS No. 115 for the fiscal year beginning October 1, 1994. Early adoption is permitted and Management is evaluating that option. The impact of adoption is not presently determinable due to the potential for changes in the market values of the affected securities.

2.  INVESTMENT SECURITIES

    The Bank's investment securities held for investment are summarized as follows (In thousands):

                                                                           AT SEPTEMBER 30,
                                                                           ----------------
                                                                   1993                      1992
                                                          -----------------------  -------------------------
                                                                        ESTIMATED                  ESTIMATED
                                                          CARRYING        MARKET      CARRYING       MARKET
                                                           VALUE          VALUE        VALUE         VALUE
                                                           -----          -----        -----         -----
    Maturing within one year -
      U.S. Government and agency
      obligations                                                                      $ 6,152      $ 6,355
    Maturing between one and five years-
     U.S. Government and agency
      obligations                                                                       16,484       17,315
    Maturing between ten and twenty
     years
       Municipal obligations                               $5,208          $5,553
                                                           ------          ------      -------      -------
    Total                                                  $5,208          $5,553      $22,636      $23,670
                                                           ======          ======      =======      =======

    Gross unrealized gains and gross unrealized losses on securities held for investment were $346,000 and $-0-, respectively at September 30, 1993, and $1,034,000 and $-0-, respectively at September 30, 1992.

    The Bank's investment securities held for sale are summarized as follows (In thousands):

                                                                            AT SEPTEMBER 30, 1993
                                                                            ---------------------
                                                                                          ESTIMATED
                                                                           CARRYING         MARKET
                                                                            VALUE           VALUE
                                                                            -----           -----
    Maturing within one year -
     U.S. Government and agency obligations                                $ 3,161         $ 3,237
    Maturing between one and five years -
     U.S. Government and agency obligations                                 14,412          15,062
                                                                           -------         -------
    Total                                                                  $17,573         $18,299
                                                                           =======         =======

    Gross unrealized gains and gross unrealized losses on securities held for sale were $736,000 and $10,000, respectively, at September 30, 1993.

    For the years ended September 30, 1993, 1992 and 1991, proceeds from sales of investment securities were $7,029,000, $8,585,000 and $18,319,000, respectively, resulting in realized gains of $28,000, $55,000 and $43,000, respectively, and realized losses of $-0-, $-0-, and $40,000, respectively.

    The weighted average yield for all investment securities was 6.52% and 7.03% for the years ended September 30, 1993 and 1992, respectively.

    Certain U.S. Government securities totaling approximately $1,074,000 and $4,270,000 at September 30, 1993 and 1992, respectively, were pledged for various purposes as required or permitted by law.

3. MORTGAGE-BACKED SECURITIES

    Mortgage-backed securities held for investment are summarized as follows (In thousands):

                                                                            AT SEPTEMBER 30,
                                                                            ----------------
                                                                    1993                      1992
                                                         -----------------------     -------------------------
                                                                          ESTIMATED                  ESTIMATED
                                                          CARRYING         MARKET       CARRYING      MARKET
                                                            VALUE           VALUE         VALUE        VALUE
                                                            -----           -----         -----       -----
    FNMA Certificates                                      $   68          $   77       $40,482      $42,142
    FHLMC Certificates                                      2,902           3,086        36,039       37,483
    Add unamortized premium on purchased
     certificates                                              60                         1,229
    Deduct discount on purchased
     certificates                                              (8)                         (150)
                                                           ------          ------       -------      -------
    Total mortgage-backed securities, net                  $3,022          $3,163       $77,600      $79,625
                                                           ======          ======       =======      =======

    Gross unrealized gains and gross unrealized losses on mortgage-backed securities held for investment were $178,000 and $37,000, respectively at September 30, 1993, and $2,025,000 and $-0-, respectively at September 30, 1992.

    Mortgage-backed securities held for sale are summarized as follows (In thousands):

                                                                                       AT SEPTEMBER 30, 1993
                                                                                       ---------------------
                                                                                                      ESTIMATED
                                                                                      CARRYING         MARKET
                                                                                       VALUE            VALUE
                                                                                       -----            -----
    FNMA Certificates                                                                  $49,427         $51,017
    FHLMC Certificates                                                                  22,750          23,598
    Add unamortized premium on purchased
     certificates                                                                        1,175
    Deduct discount on purchased certificates                                              (77)
                                                                                       -------         -------
    Total mortgage-backed securities, net                                              $73,275         $74,615
                                                                                       =======         =======

    Gross unrealized gains and gross unrealized losses on mortgage-backed securities held for sale were $1,352,000 and $13,000, respectively at September 30, 1993.

    For the years ended September 30, 1993, 1992 and 1991, proceeds from sales of mortgage-backed securities were $4,351,000, $9,384,000 and $2,876,000, respectively, resulting in realized gains of $86,000, $87,000 and $6,000, respectively and realized losses of $86,000, $8,000 and $-0-, respectively.

    The weighted average yield for all mortgage-backed securities was 6.47% and 7.50% for the years ended September 30, 1993 and 1992, respectively.

    Certain mortgage-backed securities totaling approximately $5,805,000 and $4,511,000 at September 30, 1993 and 1992, respectively, were pledged for various purposes as required or permitted by law.

    The Bank holds both adjustable and fixed interest rate mortgage-backed securities for investment. At September 30, 1993, the composition of mortgage-backed securities was as follows (In thousands):

        TERM                                                           TERM TO RATE
 TO CONTRACTUAL MATURITY                  CARRYING VALUE                ADJUSTMENT           CARRYING VALUE
 -----------------------                  --------------                ----------           --------------
     1 yr. - 5 yrs.                            $10,871                 1 mo. - 1 yr.            $48,967
     5 yrs. - 10 yrs.                           13,996
     10 yrs. - 20 yrs.                           2,463
     After 20 years
                                               -------                                          -------

     Total fixed                               $27,330                 Total adjustable         $48,967
                                               =======                                          =======

4.   LOANS RECEIVABLE

     Loans receivable are summarized as follows (In thousands):

                                                                                         AT SEPTEMBER 30,
                                                                                         ----------------
                                                                                       1993             1992
                                                                                       ----             ----
     First mortgage loans (secured primarily
      by 1-4 family residential property)                                            $100,936         $103,530
     Commercial loans                                                                   3,747            2,186
     Construction loans                                                                10,441            8,948
     Savings account loans                                                              2,153            2,009
     Home improvement loans                                                                18               38
     Consumer loans                                                                    40,882           36,306
     Other                                                                                202              232
                                                                                     --------         --------
     Total                                                                            158,379          153,249
                                                                                     --------         --------

     Deduct:
         Allowance for possible loan losses                                             1,162            1,035
         Undisbursed portion of loans in process                                        4,702            3,662
         Unamortized deferred loan fees                                                   205              169
                                                                                     --------         --------
     Total deductions                                                                   6,069            4,866
                                                                                     --------         --------

     Total loans receivable                                                          $152,310         $148,383
                                                                                     ========         ========

     Loans serviced for others                                                       $ 20,269         $ 20,175
                                                                                     ========         ========

     The weighted average yield for all loans was 8.75% and 9.68% for the years ended September 30, 1993 and 1992, respectively.

     Periodically, the Bank originates or purchases commercial and construction loans and commercial real estate mortgage loans, which totaled $32,916,000 at September 30, 1993. These loans are of somewhat greater risk of uncollectibility due to the dependency on income production or future development of the real estate. Of these loans, $18,625,000 are collateralized by single and multi-family residential property, $9,381,000 by offices and commercial buildings, $1,163,000 by land, and $3,747,000 in commercial business loans.

     Under the Financial Institution Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), a Federally-chartered savings bank's aggregate commercial mortgage loans may not exceed 400% of its capital as determined under the capital standards provisions of FIRREA. BANKFIRST is subject to this limitation. Further, BANKFIRST is subject to regulations limiting its maximum loans outstanding to one borrower. As of September 30, 1993, BANKFIRST is well within each of these limitations.

     The Bank originates both adjustable and fixed interest rate loans. At September 30, 1993, the composition of loans receivable and held for sale was as follows (In thousands):

           TERM                                                          TERM TO RATE
        TO MATURITY                        CARRYING VALUE                 ADJUSTMENT              CARRYING VALUE
        -----------                        --------------                 ----------              --------------
     1 mo. - 1 yr.                             $11,300                 1 mo. - 1 yr.                 $49,845
     1 yr. - 3yrs.                               5,551                 1 yr. - 3 yrs.                 11,514
     3 yrs. - 5 yrs.                            11,126                 3 yrs. - 5 yrs.                 5,431
     5 yrs. - 10 yrs.                           18,492                 After 5 years                     828
     10 yrs. - 20 yrs.                          36,997
     After 20 yrs.                              11,558
                                               -------                                               -------

     Total fixed                               $95,024                 Total adjustable              $67,618
                                               =======                                               =======


     The adjustable rate loans have interest rate adjustment limitations and are generally indexed to U.S. Treasury Obligations or the cost of funds as furnished by the Office of Thrift Supervision ("OTS"). The correlation of the interest rates on adjustable loans with the rates the Bank pays on short-term deposits may be affected by future market factors.

     Activity in the allowance for possible loan losses was as follows (In thousands):

                                                                               FOR THE YEARS ENDED
                                                                                  SEPTEMBER 30,
                                                                                  -------------
                                                                       1993             1992             1991
                                                                       ----             ----             ----
     Balance, beginning of year                                       $1,035           $  440           $ 224
     Provision for loan losses                                           150              608             426
     Charge-offs, net of recoveries                                      (23)             (13)           (210)
                                                                      ------           ------           -----

     Balance, end of year                                             $1,162           $1,035           $ 440
                                                                      ======           ======           =====


5.   PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows (In thousands):

                                                                                           AT SEPTEMBER 30,
                                                                                           ----------------
                                                                                         1993            1992
                                                                                         ----            ----
      Major Classifications
     Land                                                                              $  620          $  667
     Buildings and improvements                                                         5,090           3,694
     Furniture, fixtures and equipment                                                  1,916           2,479
                                                                                       ------          ------
     Total                                                                              7,626           6,840
     Less accumulated depreciation                                                      3,160           3,827
                                                                                       ------          ------

     Premises and equipment, net                                                       $4,466          $3,013
                                                                                       ======          ======


6.   STOCK IN THE FHLB

     BANKFIRST is a member of the FHLB System. As a member of this system, it is required to maintain an investment in capital stock of the FHLB of Atlanta. The investment is stated at cost. The Bank's investment in such stock amounted to $1,696,000 at September 30, 1993 and 1992.

7.   DEPOSITS

     Deposits are summarized as follows (In thousands):

                                                                               AT SEPTEMBER 30,
                                                                     -----------------------------------------
                                                                         1993                       1992
                                                                   ----------------            ---------------
                                                 RATE              AMOUNT        %            AMOUNT         %
                                                 ----              ------        -            ------         -
     NOW                                            1.51%        $ 25,029        12%          $ 22,527      11 %
     Money market deposit                           2.88           11,691         5             12,408       6
     Passbook                                       2.79           36,939        17             35,202      16

     Certificates:
                                             2.51 - 3.00%           3,333         2%
                                             3.01 - 4.00           88,058        40           $ 63,247      30%
                                             4.01 - 5.00           31,420        14             47,659      22
                                             5.01 - 6.00           12,545         6             15,740       7
                                             6.01 - 7.00            2,101         1              7,655       4
                                             7.01 - 8.00            5,502         2              7,458       3
                                              Above 8.00            1,153         1              1,932       1
                                                                 --------       ---           --------     ---
                                                                  144,112        66            143,691      67
                                                                 --------       ---           --------     ---

     Total                                                       $217,771       100%          $213,828     100 %
                                                                 ========       ===           ========     ===

     Weighted average cost
      of deposits                                                              3.63%                      4.88%
                                                                               ====                       ====

     Scheduled maturities of certificate accounts are as follows (In thousands):

                                                                                        AT SEPTEMBER 30,
                                                                                        ----------------
                                                                                    1993             1992
                                                                                    ----             ----
     Less than one year                                                            $ 99,012          $118,699
     One year to two years                                                           13,600            15,914
     Two years to three years                                                        24,401             4,864
     Thereafter                                                                       7,099             4,214
                                                                                   --------           -------

     Total                                                                         $144,112          $143,691
                                                                                   ========          ========

     The aggregate amount of short-term jumbo certificates of deposit with a minimum denomination of $100,000 was $11,774,000 and $19,536,000 at
     September 30, 1993 and 1992, respectively.

     An analysis of interest expense on deposits is as follows (In thousands):

                                                                                 FOR THE YEARS ENDED
                                                                                    SEPTEMBER 30,
                                                                                    -------------
                                                                          1993            1992            1991
                                                                          ----            ----            ----
     NOW accounts                                                       $  438          $  488         $  606
     Money market accounts                                                 358             495            656
     Passbook accounts                                                   1,055           1,148          1,110
     Certificate accounts                                                5,984           8,362         11,150
                                                                        ------         -------        -------

     Total                                                              $7,835         $10,493        $13,522
                                                                        ======         =======        =======

8.   RETIREMENT PLAN

     The Bank has a noncontributory defined-benefit retirement plan covering substantially all of its employees. Benefits are generally based upon the employee's highest average compensation for a consecutive three year period during the last ten years preceding retirement. It is the Bank's policy to make contributions to the Plan sufficient to meet minimum funding requirements of applicable laws and regulations. Plan assets consist of certificates of deposit and a savings deposit with BANKFIRST.

     The following table sets forth the plan's funded status and amounts recognized in the Bank's consolidated statements of financial condition:

                                                                                             AT SEPTEMBER 30,
                                                                                             ----------------
                                                                                             1993       1992
                                                                                             ----       ----
     Actuarial present value of benefit obligations:
       Accumulated benefit obligation
          Vested                                                                             $666       $603
          Nonvested                                                                            14         10
                                                                                             ----       ----
                                                                                              680        613
     Effect of projected future compensation                                                  284        191
                                                                                             ----       ----
     Projected benefit obligation for service rendered to date                                964        804
     Plan assets at fair value                                                                968        818
                                                                                             ----       ----
     Excess of Plan assets in relation to projected benefit
      obligation                                                                                4         14
     Unrecognized net (gain) loss from past experience
      different from that assumed and effects of changes
      in assumptions                                                                           41        (28)
     Unrecognized net transition obligation (from adoption
      of SFAS No.87)                                                                           71         77
                                                                                             ----       ----

     Prepaid pension cost (included in other assets)                                         $116       $ 63
                                                                                             ====       ====

     The components of net pension expense are as follows:

                                                                                     FOR THE YEARS ENDED
                                                                                        SEPTEMBER 30,
                                                                                        -------------
                                                                                   1993       1992       1991
                                                                                   ----       ----       ----

     Service cost-benefits earned during the period                                $ 71      $ 69       $ 63
     Interest cost on projected benefit obligation                                   63        56         56
     Actual return on plan assets                                                   (61)      (64)       (52)
     Net amortization and deferral                                                   (2)        7          5
                                                                                   ----      ----       ----

     Net pension expense (included in other noninterest
      expense)                                                                     $ 71      $ 68       $ 72
                                                                                   ====      ====       ====

     Assumptions used to develop the net periodic pension
      costs were:
        Discount rate                                                              8.00%     8.00%      8.00%
        Expected long-term rate of return on assets                                8.00      8.00       7.50
        Rate of increase in compensation levels                                    3.00      3.00       3.00

9.   STOCK OPTION PLANS

     The Bank has in effect a stock option plan for the benefit of officers and other employees under two separate grants. The option exercise prices for these two grants are $6.35 and $11.79, respectively. In addition, during fiscal 1992, the Bank ratified a new stock option plan for the benefit of its directors, with an option exercise price of $9.67.

     The following table sets forth number of shares granted, option exercise prices, and current year activity for these plans:

                                                                      STOCK OPTIONS
                                                                      -------------
                                                           EMPLOYEE                 DIRECTOR          TOTAL
                                                           --------                 --------          -----
     Option exercise price                          $  6.35         $ 11.79         $   9.67
                                                    =======         =======         ========
     Options outstanding,
      September 30, 1991                             68,513                                0           68,513
     Granted during fiscal 1992                                      53,137           31,500           84,637
     Exercised during fiscal 1992                   (20,663)                            (525)         (21,188)
                                                   --------         -------          -------         --------
     Options outstanding,
      September 30, 1992                             47,850          53,137           30,975          131,962
     Granted during fiscal 1993
     Exercised during fiscal
      1993                                           (1,000)         (4,750)          (4,725)         (10,475)
                                                   --------         -------          -------         --------
     Options outstanding,
      September 30, 1993                             46,850          48,387           26,250          121,487
                                                     ======          ======           ======          =======
     Authorized for future grants
      at September 30, 1993                                   49,146                  21,000           70,146
                                                              ======                  ======           ======

    10.    INCOME TAXES

     Income tax expense is summarized as follows (In thousands):

                                                                                 FOR THE YEARS ENDED
                                                                                    SEPTEMBER 30,
                                                                                    -------------
                                                                           1993          1992         1991
                                                                           ----          ----         ----
        Federal:
          Current                                                          $2,078        $1,961       $1,219
          Deferred                                                            121            70          (80)
                                                                           ------        ------       ------
             Total                                                          2,199         2,031        1,139
                                                                           ------        ------       ------
        State:
           Current                                                         $  230        $  213       $  123
           Deferred                                                            38            (4)          14
                                                                           ------        ------       ------
             Total                                                            268           209          137
                                                                           ------        ------       ------

             Total income tax expense                                      $2,467        $2,240       $1,276
                                                                           ======        ======       ======

     Deferred income tax expense (benefit) results from differences in the recognition of income and expense for tax and financial reporting purposes. The sources of the differences and the related tax effects are as follows (In thousands):

                                                                                  FOR THE YEARS ENDED
                                                                                     SEPTEMBER 30,
                                                                                     -------------
                                                                                1993       1992         1991
                                                                                ----       ----         ----
     Income and expenses recognized in the
      financial statements on the accrual basis
      but on the cash basis for tax purposes                                    $(38)       $56        $(112)
     Effect of allowable federal tax bad debt
      deduction applied to above                                                 125         (5)           7
     Effects of adoption of SFAS No. 109
      (Note 1)                                                                    32
     Other                                                                        40         15           39
                                                                                ----        ---        -----
           Total                                                                $159        $66        $ (66)
                                                                                ====        ===        =====

     The provision for income tax differs from that computed at the statutory federal corporate tax rate of 34% as follows (In thousands):

                                                                                 FOR THE YEARS ENDED
                                                                                    SEPTEMBER 30,
                                                                                    -------------
                                                                             1993         1992         1991
                                                                             ----         ----         ----
     Tax at statutory rate                                                 $2,228        $1,912       $1,245
     Bad debt deduction for book purposes
      in excess of amount for tax purposes                                                   48           41
     State excise tax, net                                                    165           135           97
     Tax exempt interest                                                      (56)           (4)          (8)
     Other                                                                    130           149          (99)
                                                                           ------         -----        -----

       Total                                                               $2,467        $2,240       $1,276
                                                                           ======        ======       ======

     Retained income at September 30, 1993 and 1992 includes approximately $4,900,000, and $6,200,000, respectively, representing bad debt deductions for which no deferred taxes have been provided. These amounts represent an allocation of income to bad- debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad-debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then current corporate income tax rate. The unrecorded deferred income tax liability on these amounts was approximately $1,800,000 and $2,275,000 at September 30, 1993 and 1992, respectively.

11.  CAPITAL REQUIREMENTS

     BANKFIRST may not declare or pay a cash dividend on, or repurchase, any of its common stock if the effect thereof would cause the net worth of BANKFIRST to be reduced below either the amount required for its liquidation account or the net worth requirements imposed by the OTS. As of September 30, 1993, BANKFIRST was in compliance with these requirements.

     The following table sets forth, as of September 30, 1993, BANKFIRST's capital under generally accepted accounting principles (GAAP), regulatory capital, ratios and comparisons to required regulatory capital amounts under FIRREA (In thousands):

                                                                                     REGULATORY
                                                                         ------------------------------------
                                                             GAAP        TANGIBLE       CORE       RISK-BASED
                                                            CAPITAL      CAPITAL       CAPITAL      CAPITAL
                                                            -------      -------       -------      -------
     GAAP capital, per consolidated
      financial statements                                  $24,502      $24,502      $24,502      $24,502
                                                            =======

     Nonallowable Assets:
        Purchased-servicing assets                                           (22)         (22)        (220)
        Other

     Additional Capital Items -
        General Valuation Allowance                                                                  1,162
                                                                         -------      -------      -------

     Regulatory capital-actual                                            24,480       24,480       25,642
     Minimum capital required                                              3,932        7,863       11,105
                                                                         -------      -------      -------

     Regulatory capital-excess                                           $20,548      $16,617      $14,537
                                                                         =======      =======      =======

     Actual regulatory capital as a
      percentage of total assets
      or risk-adjusted assets                                               9.34%        9.34%       18.47%

     Minimum capital percentage                                             1.50         3.00         8.00
                                                                            ----         ----        -----
      required

     Actual regulatory capital as a
      percentage in excess of requirement                                   7.84%        6.34%       10.47%
                                                                            ====         ====        =====


    12.    BORROWED FUNDS

     Borrowed funds consist entirely of advances from the FHLB and amounted to $17,000,000 at September 30, 1993 and 1992. Pursuant to collateral agreements with the FHLB, advances are collateralized by qualifying first mortgage loans. Advances at September 30, 1993 have maturity dates as follows (In thousands):

     Less than one year                                                                              $ 6,000
     One year to two years                                                                             6,000
     Two years to three years                                                                          2,000
     Thereafter                                                                                        3,000
                                                                                                     -------

     Total                                                                                           $17,000
                                                                                                     =======

     For the years ended September 30, 1993 and 1992, the average balance of such advances was $17,310,000 and $8,992,000, respectively, and the maximum balance outstanding was $22,000,000 and $18,500,000, respectively.

     Interest expense incurred on such advances during 1993, 1992 and 1991 was $853,000, $444,000 and $-0-, respectively. The weighted average cost of these advances was 4.93% and 4.94% at September 30, 1993 and 1992, respectively.

13. COMMITMENTS, FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF CREDIT RISK

     At September 30, 1993 and 1992, financial instruments with off-balance sheet risk to the Bank consisted of loan commitments and a letter of credit issued as collateral for a bond issuance. Management does not expect to incur any loss in connection with this letter of credit commitment. Information related to these commitments is summarized as follows (In thousands):

                                                             1993                            1992
                                                    -----------------------        ----------------------
                                                    AMOUNT            RATE         AMOUNT            RATE
                                                    ------            ----         ------            ----
     Fixed                                          $ 5,179        6.50-9.50%     $ 7,294          7.00-9.50%
     Variable                                         8,916        4.25-7.80%       7,051         5.875-8.50%
                                                    -------                       -------

     Total                                          $14,095                       $14,345
                                                    =======                       =======

     Commitments consist of:
        Loan originations                           $10,833                       $11,167
        Letter of credit                              3,262                         3,178
                                                    -------                       -------

     Total                                          $14,095                       $14,345
                                                    =======                       =======

     The loans to which these commitments apply are fully collateralized by single-family residences and other real property. The letter of credit is collateralized by a multi-family property in Atlanta, Georgia.

     The Bank originates the majority of its loans in Morgan, Limestone and Lawrence counties in Alabama.

14.  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     Summarized quarterly financial information for the years ended September 30, 1993 and 1992 is as follows (In thousands, except per share amounts):

                                                                               QUARTER
                                                             ----------------------------------------------
                                                              FIRST       SECOND        THIRD         FOURTH
                                                              -----       ------        -----         ------
     1993:
     Interest income                                         $ 5,194      $ 4,945       $ 4,947      $ 4,905
     Interest expense                                          2,279        2,133         2,144        2,132
                                                             -------      -------       -------      -------
     Net interest income                                       2,915        2,812         2,803        2,773
     Provision for loan losses                                   (96)         (22)          (32)
     Noninterest income                                          324          331           268          338
     Noninterest expense                                      (1,434)      (1,496)       (1,403)      (1,527)
                                                             -------      -------       -------      -------
     Income before income taxes                                1,709        1,625         1,636        1,584
     Income tax expense                                         (694)        (597)         (598)        (578)
                                                             -------      -------       -------      -------

     Net income                                              $ 1,015      $ 1,028       $ 1,038      $ 1,006
                                                             =======      =======       =======      =======

     Earnings per share                                      $  0.56      $  0.56       $  0.57      $  0.54
                                                             =======      =======       =======      =======

     Cash dividends per share                                $  0.15      $  0.15       $  0.16      $  0.16
                                                             =======      =======       =======      =======

     Market price per share:
        Low                                                       13           15        16 1/4       17 3/4
                                                                  ==           ==        ======       ======

        High                                                  15 5/8       19 1/4            19       21 3/8
                                                              ======       ======            ==       ======

     1992:
     Interest income                                         $ 5,365      $ 5,262       $ 5,274      $ 5,344
     Interest expense                                          3,068        2,784         2,639        2,446
                                                             -------      -------       -------      -------
     Net interest income                                       2,297        2,478         2,635        2,898
     Provision for loan losses                                   (67)        (178)         (183)        (180)
     Noninterest income                                          313          433           284          289
     Noninterest expense                                      (1,210)      (1,296)       (1,329)      (1,561)
                                                             -------      -------       -------      -------
     Income before income taxes                                1,333        1,437         1,407        1,446
     Income tax expense                                         (519)        (611)         (573)        (537)
                                                             -------      -------       -------      -------

     Net income                                              $   814      $   826       $   834      $   909
                                                             =======      =======       =======      =======

     Earnings per share                                      $  0.45      $  0.46       $  0.46      $  0.51
                                                             =======      =======       =======      =======

     Cash dividends per share                                $ 0.133      $ 0.133       $  0.15      $  0.15
                                                             =======      =======       =======      =======

     Market price per share:
        Low                                                    9 1/2       10 5/8            12       12 5/8
                                                               =====       ======            ==       ======

        High                                                  10 5/8       12 7/8        14 5/8       15 1/2
                                                              ======       ======        ======       ======

15.  INTEREST RATE RISK

     The Bank is engaged principally in providing first mortgage loans to individuals and commercial enterprises. At September 30, 1993, the Bank's assets consist partly of assets that earned interest at fixed interest rates. Those assets were funded primarily with short-term liabilities that have interest rates that vary with market rates over time. The shorter duration of the interest-sensitive liabilities indicates that the Bank is exposed to interest rate risk because, in a rising rate environment, liabilities will be repricing faster at higher interest rates, thereby reducing the market value of long-term assets and net interest income. Conversely,in a decreasing rate environment, the Bank's asset value and net interest income will show improvement.

16.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of the Bank's financial instruments:

     Cash and Cash Equivalents - For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

     Investment Securities and Mortgage-Backed Securities - Fair values of these securities are based on quoted market prices or dealer quotes.

     Loans - The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers for the same remaining maturities.

     Deposits - The fair value of NOW accounts, money market deposits and passbook savings is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting future cash flows using the rates currently offered for deposits of similar maturities.

     Borrowed Funds - The fair value of borrowed funds is estimated by discounting future cash flows using the rates currently available when obtaining such funds.

     The estimated fair values of the Bank's financial instruments at September 30, 1993 are as follows (In thousands):

                                                                                   CARRYING          FAIR
                                                                                    VALUE            VALUE
                                                                                    -----            -----
     Assets:
        Cash and cash equivalents                                                   $  2,462        $  2,462
        Investment securities held for investment                                      5,208           5,553
        Investment securities held for sale                                           17,573          18,299
        Mortgage-backed securities held for
         investment                                                                    3,022           3,163
        Mortgage-backed securities held for sale                                      73,275          74,615
        Loans receivable, net                                                        152,310         156,866
                                                                                    --------        --------

           Total assets                                                             $253,850        $260,958
                                                                                    ========        ========

     Liabilities:
        Deposits                                                                    $217,771        $219,516
        Borrowed funds                                                                17,000          17,110
                                                                                    --------        --------

           Total liabilities                                                        $234,771        $236,626
                                                                                    ========        ========

17.  PARENT COMPANY ONLY FINANCIAL STATEMENTS

     Separate condensed financial statements of BANCFIRST Corporation are as follows (In thousands):

     STATEMENTS OF FINANCIAL CONDITION
     SEPTEMBER 30, 1993 AND 1992

     ASSETS                                                                            1993            1992
                                                                                       ----            ----

     Cash and cash equivalents                                                       $   419         $   167
     Investment securities:
        Held for investment (estimated market value
         of $2,079)                                                                                    1,989
        Held for sale (estimated market value of
         $3,125)                                                                       2,996
     Mortgage-backed securities:
        Held for investment (estimated market values
         of $832 and $3,102, respectively)                                               782           2,959
        Held for sale (estimated market value of
         $1,108)                                                                       1,074
     Investment in BANKFIRST                                                          24,502          21,522
     Other assets                                                                        145             181
                                                                                     -------         -------

     TOTAL ASSETS                                                                    $29,918         $26,818
                                                                                     =======         =======

     LIABILITIES AND STOCKHOLDERS' EQUITY

     Liabilities:
        Taxes payable                                                                $     2         $     4
        Other                                                                             24              16
                                                                                     -------         -------

           Total liabilities                                                              26              20
                                                                                     -------         -------

     Stockholders' Equity:
        Common stock                                                                      18              18
        Additional paid-in capital                                                    11,184          11,075
        Retained income                                                               18,690          15,705
                                                                                     -------         -------

           Total stockholders' equity                                                 29,892          26,798
                                                                                     -------         -------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $29,918         $26,818
                                                                                     =======         =======

     STATEMENTS OF INCOME
     YEARS ENDED SEPTEMBER 30, 1993 AND 1992

                                                                         1993           1992           1991
                                                                         ----           ----           ----
     INCOME:
        Interest on investment securities                             $   144        $    70
        Interest on mortgage-backed securities                            191            309         $   177
        Dividends from BANKFIRST                                        1,102          1,005           5,467
                                                                      -------        -------         -------
           Total income                                                 1,437          1,384           5,644
                                                                      -------        -------         -------
     EXPENSES:
        Taxes                                                              (3)            28              47
        Investor relations                                                122            125              34
        Other                                                             211            177              26
                                                                      -------        -------         -------
           Total expenses                                                 330            330             107
                                                                      -------        -------         -------
     Income before undistributed earnings
      from BANKFIRST                                                    1,107          1,054           5,537

     Undistributed earnings from BANKFIRST                              2,980          2,329             540
                                                                      -------        -------         -------
     NET INCOME                                                       $ 4,087        $ 3,383         $ 6,077
                                                                      =======        =======         =======

     STATEMENTS OF CASH FLOWS
     YEARS ENDED SEPTEMBER 30, 1993 AND 1992

                                                                      1993           1992          1991
                                                                      ----           ----          ----
     CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income                                                    $ 4,087        $ 3,383         $ 6,077
        Adjustments to reconcile net income to
         cash provided by operating activities:
           Mortgage-backed securities transferred
            to holding company as dividend                                                            (4,645)
           Equity in undistributed earnings of
            BANKFIRST                                                  (2,980)        (2,329)           (540)
           Accretion of discounts                                          (3)            (3)
           Amortization of premiums                                                        5
           Increase (decrease) in other assets                             37            (15)           (166)
           Increase (decrease) in taxes payable                            (2)           (26)             30
           Increase in other liabilities                                    8              7               8
                                                                      -------        -------         -------
             Net cash provided by operating
              activities                                                1,147          1,022             764
                                                                      -------        -------         -------
     CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchases of mortgaged-backed securities                         (490)          (493)
        Purchases of investment securities                             (1,004)        (1,989)
        Principal collections on mortgage-backed
         securities                                                     1,592          1,842             336
                                                                      -------        -------         -------
             Net cash provided by (used in)
              investing activities                                         98           (640)            336
                                                                      -------        -------         -------

     CASH FLOWS FROM FINANCING ACTIVITIES:
        Dividends paid                                                 (1,102)        (1,003)           (467)
        Proceeds from exercise of stock options                           109            135              20
                                                                      -------        -------         -------
             Net cash used in financing
              activities                                                 (993)          (868)           (447)
                                                                      -------        -------         -------
     INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENTS                                                    252           (486)            653

     CASH AND CASH EQUIVALENTS:
        BEGINNING OF YEAR                                                 167            653
                                                                      -------        -------         -------

        END OF YEAR                                                   $   419         $  167          $  653
                                                                      =======         ======          ======

CORPORATE DATA

CORPORATE OFFICE
255 Grant Street, Southeast
Post Office Box 1429
Decatur, Alabama  35602-1429
(205) 353-2530

PRINCIPAL SUBSIDIARY
BANKFIRST, a federal savings bank
Decatur, Alabama

STOCK INFORMATION
The common stock of BANCFIRST Corporation is traded on the American Stock Exchange under the symbol BNF.

REGISTRAR AND TRANSFER AGENT
First Union National Bank
Two First Union Center
Charlotte, North Carolina  28288
Inquiries regarding stock transfers, lost certificates or address changes should be directed to the Stock Transfer Department at the above address.

INDEPENDENT AUDITORS
Deloitte & Touche
Birmingham, Alabama

LEGAL COUNSEL
Breyer & Aguggia
Washington, D.C.

STOCKHOLDER INQUIRIES AND AVAILABILITY OF 10-K REPORT
A copy of BANCFIRST's annual report on Form 10-K for the year ended September 30, 1993, has been filed with the Securities & Exchange Commission and is available to stockholders free of charge from the following:
C. Raymond Duncan
Senior Vice President and Treasurer
BANCFIRST Corporation
255 Grant Street, Southeast
Post Office Box 1429
Decatur, Alabama  35602-1429

DIRECTORS OF BANCFIRST CORPORATION AND BANKFIRST
James E. Horton, Jr.
Chairman of the Board
Self-Employed Farmer and Cattleman
Greenbrier, Alabama

William D. Powell
President and Chief Executive Officer
Decatur, Alabama

Newton B. Powell
Retired Circuit Judge, 8th Judicial Circuit of Alabama
Decatur, Alabama

Luther E. Roberts
Retired Vice-President of BANKFIRST's
Hartselle Office
Hartselle, Alabama

Ernest M. Smith, Jr.
Majority Owner
MCP Industries, Inc.
(a medical and industrial supply company)
Decatur, Alabama

Dr. W. David White
Dentist
Decatur, Alabama

Virginia S. Calvin
Retired City President of BANKFIRST's
Athens Office
Athens, Alabama
(BANKFIRST Director)

OFFICERS OF BANCFIRST CORPORATION
William D. Powell
President and Chief Executive Officer

C. Raymond Duncan
Senior Vice President and Treasurer

Miles A. Wright
Senior Vice President and Corporate Secretary

EXECUTIVE OFFICERS OF BANKFIRST
William D. Powell
President and Chief Executive Officer

C. Raymond Duncan
Senior Vice President and Treasurer

Miles A. Wright
Senior Vice President and corporate Secretary

Richard E. Gowan
Senior Vice President

C. Wallace Terry, Jr.
Senior Vice President

Barbara A. Smothers
Vice President

BANK OFFICERS OF BANKFIRST
John J. Howell
City President - Hartselle

E. Wayne Nix
City President - Moulton

M. Alan Riddle
City President - Athens

Brenda D. Johnson
Vice President, Manager Sixth Avenue Office

Cheryl W. McCorkle
Vice President, Manager Human Resources

                             BANCFIRST CORPORATION



                            Wholly Owned Subsidiary

                                   BANKFIRST

                             a federal savings bank




                             255 Grant Street, S.E.
                              Post Office Box 1429
                          Decatur, Alabama  35602-1429

                                 EXHIBIT NO. 22

                         Subsidiaries of the Registrant

                        Percentage                      State or Jurisdiction
Name                      Owned                            of Incorporation
- ----                    ----------                      ---------------------

BANKFIRST, a federal
  savings bank (1)         100%                            United States

Sunbelt Financial
  Services, Inc. (2)       100%                            Alabama

- --------------------------------------------
(1) Wholly-owned by the Registrant
(2) Wholly-owned by the Savings Bank.

                                                                   APPENDIX A-2


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 10-Q

                   QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

(Mark One)

 X   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
- ---  EXCHANGE ACT OF 1934
     For the quarterly period ended March 31, 1994    OR
- --- TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Commission File Number:  1-10743

                              BNF BANCORP, INC.
            (Exact name of registrant as specified in its charter)

Delaware                                                    63-1037987
- ---------------------------------                           -------------------
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)


255 Grant Street, S.E.
Decatur, Alabama                                            35601
- ---------------------------------                           -------------------
(Address of Principal                                       (Zip Code)
Executive Offices)

(205) 353-2530
- ---------------------------------
Registrant's Telephone Number


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 (the Act) during the preceding twelve months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                             Yes   X      No
                                  ---         ---

Registrant became subject to the filing requirements of the Act on December 29, 1986.

APPLICABLE ONLY TO CORPORATE ISSUERS: Indicate the number of shares outstanding for the issuer's classes of common stock as of the close of the period covered by this report.

      $.01 par value of common stock         1,784,193 shares
      ------------------------------         ----------------
                (Class)                        (Outstanding)

                               BNF BANCORP, INC.

                                INDEX FORM 10-Q


PART I - FINANCIAL INFORMATION                                                                         PAGE

   Consolidated Statements of Financial Condition
         as of March 31, 1994 and September 30, 1993                                                   2

   Consolidated Statements of Income for the Quarters and
         Six Month Periods Ended March 31, 1994 and 1993                                               3

   Consolidated Statements of Stockholders' Equity for the Six
         Month Periods Ended March 31, 1994 and 1993                                                   5

   Consolidated Statements of Cash Flows for the Six Month
         Periods Ended March 31, 1994 and 1993                                                         6

   Notes to Consolidated Financial Statements                                                          8

   Management's Discussion and Analysis of Financial
         Condition and Results of Operations                                                           10


PART II - OTHER INFORMATION                                                                            15


SIGNATURES                                                                                             16


SCHEDULES OMITTED

All schedules other than those indicated above are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements and related notes.

BNF BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
MARCH 31, 1994 AND SEPTEMBER 30, 1993 (Dollars in Thousands)
- ------------------------------------------------------------------------------------------------
                                                                   March 31,        September 30,
                                                                     1994               1993
                                                                  (Unaudited)            *
ASSETS
 Cash and cash equivalents                                         $  3,606            $  2,462
 Investment securities (Note 4):
  Held to maturity (estimated market values of $5,238
   and $5,553, respectively)                                          5,202               5,208
  Available for sale (estimated market value of $18,299
   at September 30, 1993)                                            17,197              17,573
  Mortgage-backed securities (Note 4):
   Held to maturity (estimated market values of $2,366
    and $3,163, respectively)                                         2,317               3,022
   Available for sale (estimated market value of $74,615
    at September 30, 1993)                                           78,243              73,275
  Loans receivable (net of allowance for possible loan losses
    of $1,161 at March 31, 1994 and September 30, 1993)             161,665             152,310
  Mortgage loans held for sale                                        1,159               4,263
  Accrued interest receivable:
   Investment securities                                                318                 410
   Mortgage-backed securities                                           532                 552
   Loans receivable                                                   1,127               1,221
  Premises and equipment, net                                         4,887               4,466
  Stock in Federal Home Loan Bank ("FHLB"), at cost                   1,739               1,696
  Real estate owned and repossessed assets                               55
  Prepaid expenses and other assets                                     915                 652
                                                                   --------            --------
TOTAL ASSETS                                                       $278,962            $267,110
                                                                   ========            ========
LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities:
  Deposits                                                         $225,935            $217,771
  Borrowed funds                                                     20,000              17,000
  Advances by borrowers for taxes and insurance                         700                 888
  Accrued interest payable                                              137                 133
  Income taxes                                                        1,001                 717
  Other liabilities                                                     543                 709
                                                                   --------            --------
     Total liabilities                                              248,316             237,218
                                                                   --------            --------
 Stockholders' equity:
  Serial preferred stock - $.01 par value, authorized
   400,000 shares - none issued
  Capitalized stock - $.01 par value, 3,200,000 shares
   authorized, 1,784,193 shares issued and outstanding             $     18            $     18
  Additional paid-in capital                                         11,184              11,184
  Retained income, substantially restricted                          19,925              18,690
  Net unrealized depreciation on securities available for sale
   (Note 4)                                                            (481)
                                                                   --------            --------
     Total stockholders' equity                                      30,646              29,892
                                                                   --------            --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $278,962            $267,110
                                                                   ========            ========
*Balances derived from audited financial statements.

See notes to consolidated financial statements.


BNF BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
QUARTERS AND SIX MONTH PERIODS ENDED MARCH 31, 1994 AND 1993
(Dollars in Thousands, Except Per Share Amounts)
- ----------------------------------------------------------------------------------------------------

                                                     For the                     For the Six Month
                                                 Quarters Ended                    Periods Ended
                                                    March 31,                        March 31,
                                                 ---------------                 ------------------
                                                 1994      1993                   1994        1993
                                                   (Unaudited)                       (Unaudited)

INTEREST INCOME:
 Mortgage loans                                 $2,101     $2,268                $4,262       $4,726
 Consumer and other loans                        1,107        979                 2,218        1,973
 Mortgage-backed securities                      1,096      1,229                 2,200        2,544
 Investment securities                             355        442                   741          846
 Other                                              23         27                    44           50
                                                ------     ------                ------       ------
     Total interest income                       4,682      4,945                 9,465       10,139
                                                ------     ------                ------       ------
INTEREST EXPENSE:
 Deposits                                        1,917      1,938                  3,840       4,010
 Borrowed funds                                    240        195                    492         402
                                                ------     ------                 ------      ------
     Total interest expense                      2,157      2,133                  4,332       4,412
                                                ------     ------                 ------      ------
NET INTEREST INCOME                              2,525      2,812                  5,133       5,727

PROVISION FOR LOAN LOSSES                                      22                                118
                                                ------     ------                 ------      ------
NET INTEREST INCOME
 AFTER PROVISION
 FOR LOAN LOSSES                                 2,525      2,790                  5,133       5,609
                                                ------     ------                 ------      ------

NONINTEREST INCOME:
 Fees and charges on loans                          26         25                     60          56
 Service fee income on loans sold                   17         21                     34          37
 Fees and service charges on
   deposit accounts                                142        122                    286         253
 Net gain (loss) on sale of:
   Investment securities                            (4)        10                     21          25
   Mortgage loans                                   22                               136
 Other                                             116        153                    204         284
                                                ------     ------                 ------      ------
       Total noninterest income                    319        331                    741         655
                                                ------     ------                 ------      ------
NONINTEREST EXPENSE:
 Salaries and employee benefits                    752        658                  1,482       1,284
 Net occupancy expense                             197        154                    378         289
 Data processing expense                           112        110                    150         213
 Insurance premimums                               145         92                    292         235
 Marketing and public relations                     95        172                    158         291
 Other                                             308        310                    561         617
                                                ------     ------                 ------      ------
     Total noninterest expense                   1,609      1,496                  3,021       2,929
                                                ------     ------                 ------      ------


BNF BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
QUARTERS AND SIX MONTH PERIODS ENDED MARCH 31, 1994 AND 1993
(Dollars in Thousands, Except Per Share Amounts)
- ------------------------------------------------------------------------------
                                       For the            For the Six Month
                                    Quarters Ended          Periods Ended
                                       March 31,               March 31,
                                ----------------------  ----------------------
                                   1994        1993        1994        1993
                                     (Unaudited)              (Unaudited)
INCOME BEFORE INCOME
 TAX EXPENSE                    $    1,235  $    1,625  $    2,853  $    3,335

INCOME TAX EXPENSE                     453         597       1,046       1,292
                                ----------  ----------  ----------  ----------

NET INCOME                      $      782  $    1,028  $    1,807  $    2,043
                                ==========  ==========  ==========  ==========

AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES
 OUTSTANDING                     1,859,835   1,834,548   1,853,405   1,828,524
                                ==========  ==========  ==========  ==========

EARNINGS PER SHARE
 (Note 3)                       $     0.42  $     0.56  $     0.97  $     1.12
                                ==========  ==========  ==========  ==========

CASH DIVIDENDS PER SHARE        $     0.16  $     0.15  $     0.32  $     0.30
                                ==========  ==========  ==========  ==========

See notes to consolidated financial statements.



BNF BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
SIX MONTH PERIODS ENDED MARCH 31, 1994 AND 1993
(Dollars in Thousands)
- ----------------------------------------------------------------------------------------------------------------------
                                                                                        Net Unrealized
                                                                                         Appreciation
                                                                          Retained      (Depreciation)
                                                           Additional     Income-       on Securities       Total
                                                Capital     Paid-in     Substantially     Available      Stockholders'
                                                 Stock      Capital      Restricted       for Sale          Equity
For the Six Month Period
 Ended March 31, 1994
 (Unaudited):

 Balance at September 30, 1993                   $ 18       $11,184       $18,690                           $29,892

 Impact at October 31, 1993 of
  adoption of Statement of
  Financial Accounting Standards
  No. 115 (Note 4)                                                                        $ 2,066             2,066

 Change in unrealized appreciation
  (depreciation) on securities available
  for sale, net of related income
  tax effect                                                                               (2,547)           (2,547)

 Cash dividends                                                              (572)                             (572)

 Net income for the six month period
  ended March 31, 1994                                                      1,807                             1,807
                                                 ----       -------       -------         -------           -------
 Balance at March 31, 1994                       $ 18       $11,184       $19,925         $  (481)          $30,646
                                                 ====       =======       =======         =======           =======

For the Six Month Period
 Ended March 31, 1993
 (Unaudited):

 Balance at September 30, 1992                   $ 18       $11,075       $15,705                           $26,798

 Cash dividends                                                              (532)                             (532)

 Net income for the six month period
  ended March 31, 1993                                                      2,043                             2,043
                                                 ----       -------       -------                           -------
 Balance at March 31, 1993                       $ 18       $11,075       $17,216                           $28,309
                                                 ====       =======       =======                           =======

See notes to consolidated financial statements.



BNF BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTH PERIODS ENDED MARCH 31, 1994 AND 1993
(Dollars in Thousands)
- ---------------------------------------------------------------------------------------------------
                                                                       1994                 1993
                                                                            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                         $  1,807             $  2,043
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Provision for loan losses                                                                  118
   Provision for depreciation                                            211                  139
   Accretion of discounts                                                (29)                 (27)
   Amortization of premiums                                              285                  181
   Net unrealized loss on loans held for sale                             39
   Gain on sale of investment securities                                 (24)                 (25)
   Loans originated for resale                                        (3,830)              (8,256)
   Proceeds from sale of loans originated for resale                   3,830                8,256
   Gain on sale of loans                                                (179)                 (21)
   (Increase) decrease in real estate owned                              (55)                 299
   (Increase) decrease in other assets                                   (99)                  36
   Decrease in other liabilities                                         (66)                (383)
                                                                    --------             --------
         Net cash provided by operating activities                     1,890                2,360
                                                                    --------             --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sales of investment securities                        2,472                2,175
   Proceeds from maturities of investment securities                                        1,000
   Purchase of investment securities                                  (2,000)              (6,720)
   Loan originations                                                 (39,102)             (29,558)
   Mortgage-backed securities purchased                              (23,692)             (15,860)
   Proceeds from sale of mortgage-backed securities                    5,496                4,351
   Principal collections on loans                                     32,665               31,950
   Principal collections on mortgage-backed securities                13,455               10,539
   Purchases of premises and equipment                                  (632)              (1,146)
                                                                    --------             --------
          Net cash used in investing activities                      (11,338)              (3,269)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in deposits                                            8,164                1,591
   Cash dividends paid                                                  (572)                (532)
   Proceeds from (payments on) FHLB advances                           3,000               (1,000)
                                                                     -------              -------
          Net cash provided by financing activities                   10,592                   59
                                                                     -------              -------


BNF BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTH PERIODS ENDED MARCH 31, 1994 AND 1993
(Dollars in Thousands)
- -----------------------------------------------------------------------------------------
                                                                1994                1993

INCREASE (DECREASE) IN CASH AND CASH                          $ 1,144            $  (850)
 EQUIVALENTS

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                                            2,462              3,486
                                                              -------            -------
CASH AND CASH EQUIVALENTS AT
 END OF PERIOD                                                $ 3,606            $ 2,636
                                                              =======            =======
SUPPLEMENTAL INFORMATION FOR CASH FLOW:
 Cash payments of interest                                    $ 4,328            $ 4,429
                                                              =======            =======
 Cash payments of income taxes                                $   751            $ 1,200
                                                              =======            =======
 Unrealized depreciation on securities available for sale,
  net of related income tax effect                            $   481
                                                              =======


See notes to consolidated financial statements.

BNF BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

    1. The preceding consolidated financial statements include the accounts of BNF BANCORP, INC. ("BNF"), formerly BANCFIRST Corporation, and its wholly-owned subsidiary, BANKFIRST, a federal savings bank, (collectively "the Bank").

    2. The preceding consolidated financial statements at March 31, 1994 and for the quarters and six month periods ended March 31, 1994 and 1993 have been prepared in accordance with instructions pursuant to Form 10-Q Quarterly Report. The consolidated financial statements are unaudited but, in the opinion of Management, reflect all accruals and adjustments necessary for a fair presentation of the Bank's financial position and results of its operations and its cash flows at the dates and for the periods indicated. All such adjustments are of a normal recurring nature. The results of operations for the quarter and six month period ended March 31, 1994 are not necessarily indicative of results to be expected for the entire fiscal year of 1994.

    3. Earnings per share is based on the weighted average number of shares plus equivalent shares outstanding. The dilutive effect of shares issuable under stock options is immaterial.

    4. Statement of Financial Accounting Standards ("SFAS") Number 114, Accounting by Creditors for Impairment of a Loan and SFAS Number 115, Accounting for Certain Investment in Debt and Equity Securities, were issued in May, 1993. SFAS No. 114 addresses the accounting by creditors for impairment of certain loans and applies to all loans that are restructured in a troubled debt restructuring. It requires that impaired loans be measured based on the present value of expected cash flows discounted at the loan's effective interest rate. This Statement applies to financial statements for fiscal years beginning after December 15, 1994. The Bank has not yet decided if it will elect early adoption of this Statement, and Management cannot estimate the effects of adoption on the financial statements. SFAS No. 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are to be classified in three categories with each having a specified accounting method as to carrying value and recognition of unrealized gains and losses. The Bank adopted this Statement for fiscal year beginning October 1, 1993. As a result of this adoption, certain investment securities and mortgage-backed securities classified as available for sale are carried at market value, and $481,000 of unrealized depreciation, net of related income tax effect, on securities available for sale is shown as a component of stockholders' equity at March 31, 1994. Prior to this adoption, at September 30, 1993, certain investment securities and mortgage-backed securities classified as held for sale were stated at the lower of cost or market.

    5. On January 28, 1994, BNF and Union Planters Corporation ("UPC"), Memphis, Tennessee, announced the signing of a definitive agreement for UPC to acquire BNF with an exchange of 1.078 shares of UPC common stock for each share of BNF common stock. The transaction is subject to regulatory approval and the approval of BNF shareholders.

    6. On April 18, 1994, the Bank and BANKALABAMA, Huntsville, Alabama, announced the signing of an agreement for the Bank to acquire BANKALABAMA's Beltline Road, Decatur, Alabama branch which consists of approximately $600,000 in deposits and approximately $200,000 in loans receivable as well as approximately $107,000 in fixed assets. This transaction is subject to regulatory approval.

                               BNF BANCORP, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  FOR THE QUARTERS AND SIX MONTH PERIODS ENDED
                            MARCH 31, 1994 AND 1993

GENERAL

BNF BANCORP, INC. ("BNF"), formerly BANCFIRST Corporation, is a savings and loan holding company which owns 100% of BANKFIRST, a federal savings bank ("BANKFIRST"). Other than it's investment in BANKFIRST at March 31, 1994, BNF had approximately $5.4 million in total assets consisting principally of mortgage-backed securities and U.S. Treasury securities. Total earnings on these investments approximated $151,000 for the six month period ended March 31, 1994. The consolidated operations of BNF and BANKFIRST are collectively referred to herein as "the Bank".

During the six month period ended March 31, 1994, the Bank originated approximately $25.5 million in mortgage loans, 39.1% of which were adjustable rate or short-term loans. Additionally, there were $17.5 million in originations for installment loans and commercial loans. The Bank has classified as held for sale a portion of its fixed rate loans with terms to maturity of greater than 15 years. This action is consistent with the Bank's policy to reduce its vulnerability to interest rate risk.

At March 31, 1994, $144.8 million or 59.5% of the Bank's loans receivable (including mortgage-backed securities) were comprised of loans that were other than long-term, fixed rate loans. This amount includes $129.5 million of mortgage loans with rates adjustable at periods ranging from six months to five years, $5.3 million of commercial non-real estate loans and $10.0 million of other loans with a term to maturity of less than one year. At September 30, 1993, the Bank had $129.4 million in loans and mortgage backed securities which were other than long-term, fixed rate, or 56.6% of the total portfolio. At March 31, 1994, $80.6 million or 33.3% of the total portfolio consisted of mortgage-backed securities compared to $76.3 million or 32.1% at September 30, 1993.

LIQUIDITY AND CAPITAL RESOURCES

BANKFIRST had an average liquidity ratio of 10.1% for the current quarter as compared to 14.3% for the comparable period in the prior year. Management's objectives continue to include maintaining liquidity substantially in excess of the required regulatory amount of 5% of net deposits and short-term borrowings in order to provide greater flexibility and better match maturities of BANKFIRST's liabilities.

At March 31, 1994, the Bank had outstanding loan commitments, loans in process and letters of credit commitments totaling $15.3 million. Of this amount, $8.8 million is expected to be funded during the current quarter.

Scheduled repayments and maturities of mortgage and other loans, which represent a substantial source of cash to the Bank, amounted to $32.7 million and $31.9 million in the six month periods ended March 31, 1994 and 1993, respectively. Sales and maturities of investment securities provided $2.5 million of cash to the Bank during the six month period ended March 31, 1994 compared to $3.2 million in the same period of the prior year. Another source of cash for the Bank is interest credited to customers' certificate accounts and remaining on deposit, which amounted to $3.0 million and $3.2 million for the six months ended March 31, 1994 and 1993, respectively.

In order to take advantage of favorable rates and improve its gap position, the Bank utilized an additional $5 million in borrowings from the Federal Home Loan Bank in the first six months of fiscal 1994. These funds have been used primarily to fund the purchases of adjustable rate and short-term mortgage-backed securities. During the six month period ended March 31, 1994 the Bank repaid $2.0 million of these borrowings. Management will continue to utilize these borrowings if rates and the effect on the Bank's gap position remain favorable.

The Bank's deposits before interest credited increased $1.1 million for the current six month period compared to a decrease of $1.6 million for the prior period. If the current rate scenario continues, Management does not expect to see significant growth in interest-sensitive deposits in the near future.

The principal uses of the Bank's cash are the origination of mortgage and other loans and purchases of investments including mortgage-backed securities.
During the six month period ended March 31, 1994, the Bank originated $42.9 million in loans compared to $37.8 million in the comparable period ended March 31, 1993. Loan demand is improved and Management expects total originations for fiscal 1994 to show an increase over fiscal 1993. Purchases of investments amounted to $2.0 and $6.7 million in the six month periods ended March 31, 1994 and 1993, respectively, while purchases of mortgage-backed securities were $23.7 million and $15.9 million for the same periods, respectively.

During the current six month period, the Bank paid cash dividends of $.32 per share, compared to $.30 per share paid during the prior year period.

CAPITAL REQUIREMENTS

As shown in the table below, BANKFIRST's core capital, tangible capital and risk-based capital are all substantially in excess of requirements, and Management believes that, under current regulations, BANKFIRST will continue to exceed its minimum capital requirements in the foreseeable future.

The following table presents BANKFIRST's capital levels at March 31, 1994:


                                                                  Regulatory
                                                       --------------------------------
                                             GAAP      Tangible    Core       Risk-Base
                                            Capital    Capital    Capital      Capital

GAAP capital                                $25,263    $ 25,263   $25,263     $25,263
                                            =======

Nonallowable assets -
  Purchased-servicing assets                                (20)      (20)        (20)

Additional capital items -
  General valuation allowance                                                   1,161
                                                       --------   -------     -------

Regulatory capital-computed                              25,243    25,243      26,404
Minimum capital required                                  4,110     8,221      11,606
                                                       --------   -------     -------

Regulatory capital-excess                              $ 21,133   $17,022     $14,798
                                                       ========   =======     =======
Actual regulatory capital as a
  percentage of total assets
  or risk-adjusted assets                                  9.21%     9.21%      18.20%

Minimum capital percentage required                        1.50      3.00        8.00
                                                       --------   -------     -------
Actual regulatory capital as a
  percentage in excess of requirement                      7.71%     6.21%      10.20%
                                                       ========   =======     =======

INTEREST RATE SENSITIVITY

The Bank is engaged principally in providing first mortgage loans to individuals and commercial enterprises. At March 31, 1994, the Bank's assets consist partly of assets that earned interest at fixed interest rates. Those assets were funded primarily with short-term liabilities that have interest rates that vary with market rates over time. The shorter duration of the interest-sensitive liabilities indicates that the Bank is exposed to interest rate risk because, in a rising rate environment, liabilities will be repricing faster at higher interest rates, thereby reducing the market value of long-term assets and net interest income. Conversely, in a decreasing rate environment, the Bank's asset value and net interest income will improve.

The Bank's net interest margin has declined as a result of lower yields on rate sensitive assets combined with a more stable cost of rate sensitive liabilities; however, in recent months interest rates in general have risen.
If this market scenario continues, Management believes the Bank's net interest margin should show improvement during the remainder of fiscal 1994.

ASSET QUALITY

As of March 31, 1994, the Bank had an allowance for possible loan losses of $1,161,000. There has been no provision added to the allowance for the six months ended March 31, 1994 because Management believes that the existing allowance is adequate to cover possible loan losses which may result from loans held as of March 31, 1994 upon which Management has doubts as to collectibility.

As of March 31, 1994, the Bank had a balance of $55,000 in real estate owned and repossessed assets. It is Management's intention to dispose of these as quickly as possible through the use of real estate brokers and other means.

In the past, the industry has experienced a decline in the value of commercial real estate; however, the Bank's portfolio of commercial loans consists primarily of seasoned loans, and its ratio of commercial loans to total loans outstanding is relatively small. Management does not expect any deterioration in its portfolio of commercial real estate loans.

Management of the Bank maintains strong control procedures over asset quality and constantly reviews the performance of the portfolio. Based on these procedures, Management does not foresee any substantial deterioration in the Bank's asset quality in the near future.

INVESTMENTS AND MORTGAGED-BACKED SECURITIES

The Bank's investment securities consist primarily of U.S. government and agency obligations. Investments classified as held to maturity are carried at cost. The Bank has adequate liquidity and capital resources and it is Management's intention to hold such securities to maturity. Those securities that may be held for indefinite periods of time, including securities that will be used as a part of Management's asset/liability management strategy or those securities that may be sold in response to changing interest rates, pre-payment risks, or other similar economic factors are classified as available for sale. These securities are recorded at market with unrealized holding gains and losses recorded net of income taxes as a separate component of stockholders' equity. Sales of such securities are accounted for using the specific identification method. Management does not anticipate any substantial change in its investment strategy.

Statement of Financial Accounting Standards ("SFAS") Number 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are to be classified in three categories with each having a specified accounting method as to carrying value and recognition of unrealized gains and losses. The Bank has adopted this

Statement for fiscal year beginning October 1, 1993. As a result of this adoption, certain investment securities and mortgage-backed securities classified as available for sale are carried at market value, and net unrealized depreciation on securities available for sale of $481,000 is shown as a component of stockholders' equity at March 31, 1994. Prior to this adoption, at September 30, 1993, certain investment securities and mortgage-backed securities classified as held for sale were stated at the lower of cost or market.

RESULTS OF OPERATIONS

Comparison of the Quarters Ended March 31,1994 and 1993

Net income for the quarter ended March 31, 1994 was $782,000 compared to $1,028,000 for the quarter ended March 31, 1993, a 23.9% decrease. Net interest income for the current quarter was $2,525,000 compared to $2,812,000 for the prior year quarter, while the interest rate spread decreased from 4.24% to 3.45% for the same periods. Earnings per share decreased from $.56 for the quarter ended March 31, 1993, to $.42 for the same quarter in 1994.

Total interest income decreased from $4,945,000 to $4,682,000, or 5.3%. This is due to a decrease in average yield on interest-earning assets from 7.95% to 6.98%, and is partially offset by a 3.1% increase in average volume of interest-earning assets.

Total interest expense increased from $2,133,000 to $2,157,000, or 1.1%. This increase resulted from a 3.28% increase in average volume of deposits and borrowings, and is partially offset by a decrease in average rate paid on interest-sensitive liabilities from 3.72% to 3.53%.

Total noninterest income decreased slightly from $331,000 to $319,000. Total noninterest expenses increased from $1,496,000 to $1,609,000. Salaries and employee benefits increased 14.3% due to an increase in staffing and merit increases in pay. Insurance premiums increased 57.6% due to the issuance of a credit by the FDIC for premiums paid in the quarter ended March 31, 1993, with no similar credit issued during the current quarter. Net occupancy expense increased 27.9% due to increased depreciation associated with building renovations and newly installed computer equipment. The increase in noninterest expense is partially offset by a 44.8% decrease in marketing and public relations expense due to increased efforts in this area during the quarter ended March 31, 1993.

Comparison of the Six Month Periods
Ended March 31, 1994 and 1993

Net income decreased to $1,807,000 for the six months ended March 31, 1994 from $2,043,000 for the same period in the prior year. Net interest income decreased from $5,727,000 to $5,133,000 and the interest rate spread decreased from 4.22% to 3.56%. Earnings per share for these same periods decreased from $1.12 to $.97.

Total interest income decreased 6.6% from $10,139,000 to $9,465,000 as a result of a decrease in average rate earned from 8.05% to 7.13% and was offset by a 4.8% increase in average volume of interest-earning assets.

Total interest expense decreased from $4,412,000 to $4,332,000 or 1.8%. This decrease is due to a decrease in average rate paid on interest-sensitive liabilities from 3.84% to 3.57% and was partially offset by a 5.2% increase in average volume of deposits and borrowings.

Total other income increased from $655,000 to $741,000 due to the Bank having realized gains on the sale of loans during the six month period ended March 31, 1994 while no such gains were realized during the same period in the prior year. Total other expense increased from $2,929,000 to $3,021,000 or 3.1%. Salaries and employee benefits increased 15.4%, net occupancy expense increased 30.8% and insurance premiums increased 24.3% while marketing and public relations expense decreased 45.7%. These fluctuations resulted for the same reasons discussed in the quarter comparison. Also, data processing expense decreased 29.6% due to a waiver of fees by the Bank's computer system servicer during the period of system conversion in the first quarter of fiscal 1994.

                        BNF BANCORP, INC. AND SUBSIDIARY


                          PART II - OTHER INFORMATION



ITEM 1, LEGAL PROCEEDINGS

The Bank is not a party to any material legal proceedings at this time. It is involved in various claims and legal actions arising in the ordinary course of business.


ITEM 2, CHANGES IN SECURITIES

Not applicable.


ITEM 3, DEFAULTS UPON SENIOR SECURITIES

Not applicable.


ITEM 4, SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Not applicable.


ITEM 5, OTHER INFORMATION

Not applicable.


ITEM 6, EXHIBITS AND REPORT ON FORM 8-K

None.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         BNF BANCORP, INC.




Date:  May 10, 1994                      By: /s/ William D. Powell
     ------------------                     -----------------------------------
                                            William D. Powell
                                            President & Chief Executive Officer




Date:  May 10, 1994                      By: /s/ C. Raymond Duncan
     ------------------                     -----------------------------------
                                            C. Raymond Duncan
                                            Senior Vice President &
                                              Chief Financial Officer

                                                                  APPENDIX B

                                   APPENDIX B


                      AGREEMENT AND PLAN OF REORGANIZATION
                                  DATED AS OF
                                JANUARY 27, 1994
                                 BY AND BETWEEN
           UNION PLANTERS CORPORATION, BFC ACQUISITION COMPANY, INC.,
               BNF BANCORP, INC. (FORMERLY BANCFIRST CORPORATION)
                     AND BANKFIRST, A FEDERAL SAVINGS BANK,
                         ALONG WITH THE PLAN OF MERGER
          AND A RELATED LETTER AGREEMENT ANNEXED THERETO AS EXHIBITS A
                              AND B, RESPECTIVELY

                                                          TABLE OF CONTENTS

                                                                                                                        Page
                                                                                                                        ----
                                        AGREEMENT AND PLAN OF REORGANIZATION

                                                      RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                     AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                     ARTICLE 1
                                                    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        -----------

                                                     ARTICLE 2
                                            TERMS OF THE REORGANIZATION  . . . . . . . . . . . . . . . . . . . . . . . .   9

2.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        ----------
2.2     Certificate of Incorporation, Bylaws, Directors, Officers and Name of the Surviving Corporation  . . . . . . . .   9
        -----------------------------------------------------------------------------------------------
        (a)      Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ----------------------------
        (b)      Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ------
        (c)      Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ----------------------
        (d)      Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ----
2.3     Due Diligence Review . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        --------------------
2.4     Availability and Confidentiality of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        -----------------------------------------------
2.5     UPC's Right to Revise the Structure of the Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        ------------------------------------------------------
2.6     Holding Period of UPC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        ----------------------------------
2.7     BFC Stock Options and Treasury Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        ------------------------------------

                                                     ARTICLE 3
                                             DESCRIPTION OF TRANSACTION  . . . . . . . . . . . . . . . . . . . . . . . .  13

3.1     Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        -------------------
        (a)      Satisfaction of Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 -------------------------------------
        (b)      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ----------------------------
        (c)      Conversion of Shares of INTERIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 -------------------------------
        (d)      Conversion and Cancellation of Shares of BFC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 --------------------------------------------
        (e)      Conversion and Exchange of BFC Shares; Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 -----------------------------------------------------
        (f)      Mechanics of Payment of Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 -------------------------------------
        (g)      Stock Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 --------------------
        (h)      Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ---------------------
        (i)      Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ------------------
        (j)      Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 -------------------------
        (k)       Appraisal Rights of BFC Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 -------------------------------------
3.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
        -------------------------

                                                     ARTICLE 4
                                 REPRESENTATIONS AND WARRANTIES OF UPC AND INTERIM   . . . . . . . . . . . . . . . . . .  19

4.1     Organization and Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
        ------------------------------------
4.2     Authorization, Execution and Delivery; Reorganization Agreement Not in Breach  . . . . . . . . . . . . . . . . .  20
        -----------------------------------------------------------------------------
4.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
        ------------
4.4     Government Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
        --------------------
4.5     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
        --------------
4.6     UPC Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
        ------------------------
4.7     Exchange Act and Listing Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
        --------------------------------
4.8     The UPC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
        --------------------
4.9     Licenses, Franchise, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
        ------------------------
4.10    Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
        --------------------------
4.11      Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          -----------
4.12      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          ----------
4.13      Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          ----------------------------------
4.14      Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          --------------------
4.15      Material Contract Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          --------------------------
4.16      Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          ---------------------------
4.17      Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          ----------
                                                     ARTICLE 5
                                   REPRESENTATIONS AND WARRANTIES OF BFC AND BFSB  . . . . . . . . . . . . . . . . . . .  27

5.1     Organization and Qualification of BFC and Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
        ------------------------------------------------------
5.2     Authorization, Execution and Delivery; Reorganization Agreement Not in Breach  . . . . . . . . . . . . . . . . .  28
        -----------------------------------------------------------------------------
5.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
        ------------
5.4     Government and Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
        ------------------------------
5.5     Compliance With Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
        -------------------
5.6     Charter Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
        -----------------
5.7     BFC Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
        ------------------------
5.8     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
        --------------------------
5.9     Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
        --------
5.10      Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
          ----------
5.11      BFC Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
          ----------------
5.12      Condition of Fixed Assets and Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          ---------------------------------------
5.13      Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          -----------
5.14      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          ----------
5.15      Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          -------------------
5.16      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
          ---------
5.17      Labor and Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
          ----------------------------
5.18      Records and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          ---------------------
5.19      Capitalization of BFC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          ---------------------
5.20      Sole Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
          --------------
5.21      Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
          ----------
5.22      Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          ----------------------------------
5.23      Allowance for Possible Loan or ORE Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          -----------------------------------------
5.24      Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
          --------------------

5.25    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
        ----------------------
5.26    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
        ------------------
5.27    Material Contract Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
        --------------------------
5.28    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
        -------
5.29    Exchange Act and Listing Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
        --------------------------------
5.30    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
        ---------------------------
                                                     ARTICLE 6
                                                  COVENANTS OF UPC . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

6.1     Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
        --------------------
6.2     Reservation, Listing and Registration of UPC Common Stock under the Securities Laws  . . . . . . . . . . . . . .  53
        -----------------------------------------------------------------------------------
6.3     Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
        -----------------
6.4     Conduct of Business; Notice of Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
        ---------------------------------------------
                                                     ARTICLE 7
                                             COVENANTS OF BFC AND BFSB   . . . . . . . . . . . . . . . . . . . . . . . .  54

7.1     Proxy Statement; BFC Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
        -----------------------------------------
7.2     Conduct of Business -- Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
        --------------------------------------------
7.3     Conduct of Business -- Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
        -----------------------------------------
7.4     Conduct of Business -- Certain Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
        --------------------------------------
                                                     ARTICLE 8
                                               CONDITIONS TO CLOSING   . . . . . . . . . . . . . . . . . . . . . . . . .  64
8.1     Conditions to the Obligations of BFC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
        ------------------------------------
        (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 -----------
        (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 ------------------------------
        (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 ---------
        (d)      Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                 -------------
        (e)      Opinion of UPC's and INTERIM's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                 --------------------------------------
        (f)      Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                 ----------------
        (g)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                 -----------
8.2     Conditions to the Obligations of UPC and INTERIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
        ------------------------------------------------
        (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                 -----------
        (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                 ------------------------------
        (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                 ---------
        (d)      Destruction of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                 -----------------------
        (e)      Inspections Permitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                 ---------------------
        (f)      No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                 --------------------------
        (g)      Opinion of BFC's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                 ------------------------
        (h)      Other Business Combinations, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                 --------------------------------
        (i)      Maintenance of Certain Covenants, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                 -------------------------------------
        (j)      Non-Compete Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                 ----------------------
        (k)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                 -----------
        (l)      Pooling of Interests Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                 -----------------------------------------
        (m)      Receipt of Affiliate Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                 ----------------------------
        (n)      Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                 ---------------------
        (o)      Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 ----------------

8.3     Conditions to Obligations of All Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
        ----------------------------------------
        (a)      No Pending or Threatened Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 -------------------------------
        (b)      Governmental Approvals and Acquiescence Obtained  . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 ------------------------------------------------
        (c)      Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 ----------------------
        (d)      Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 --------------------

                                                     ARTICLE 9
                                                    TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

9.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
        -----------
9.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
        ---------------------

                                                     ARTICLE 10
                                                 GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  76

10.1      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
          -------
10.2      Assignability and Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          -------------------------------------
10.3      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          -------------
10.4      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          ------------
10.5      Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          ------------
10.6      Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          ---------
10.7      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          ----------------
10.8      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
          ------------
10.9      Modifications, Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
          -------------------------------------
10.10     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          --------------
10.11     Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          -------------------
10.12     Finders and Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          -------------------
10.13     Equitable Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          ------------------
10.14     Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          ---------------
10.15     Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          ------------------------------------------
10.16     No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
          ---------
10.17     Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
          -------------------

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement") dated as of the 27th day of January, 1994, by and between UNION PLANTERS CORPORATION ("UPC"), a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018; BFC ACQUISITION COMPANY, INC. ("INTERIM"), a corporation chartered and existing under the laws of the State of Delaware, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, and which is a wholly-owned subsidiary of UPC; BANCFIRST CORPORATION ("BFC" or "Surviving Corporation" as the context may require), a corporation chartered and existing under the laws of the State of Delaware which is a registered savings and loan holding company and whose principal offices are located at 255 Grant Street, S.E., Decatur, Morgan County, Alabama 35601; and BANKFIRST, a federal savings bank ("BFSB"), a federal savings bank, chartered and existing under the laws of the United States of America, having its main office at 255 Grant Street, S.E., Decatur, Morgan County, Alabama 35601, and which is a wholly-owned subsidiary of BFC.

         UPC, INTERIM, BFC, and BFSB are sometimes referred to herein as the "Parties."


                                    RECITALS

         A. BFC is the beneficial owner and holder of record of 1,000 shares of the common stock, $.01 par value per share, of BFSB which constitute all of the shares of common stock of BFSB issued and outstanding (the "BFSB Common Stock"), and desires to have itself and BFSB acquired by UPC on the terms and subject to the conditions set forth in this Reorganization Agreement and the accompanying Plan of Merger (attached hereto as Exhibit A) (the "Plan of Merger").

         B. UPC is the beneficial owner and holder of record of 1,000 shares of the common stock, $.01 par value per share, of INTERIM which constitute all of the shares of common stock of INTERIM issued and outstanding (the "INTERIM Common Stock"), and desires to acquire BFC and BFSB on the terms and subject to the conditions set forth in this Reorganization Agreement and the accompanying Plan of Merger.


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 1

         C. The Boards of Directors of BFC and BFSB deem it desirable and in the best interests of the shareholders of BFC (the "BFC Shareholders") that INTERIM be merged with and into BFC (which would survive the merger as the Surviving Corporation, as defined herein) on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger (the "Merger").

         D. The Boards of Directors of UPC and INTERIM deem it desirable and in the best interests of UPC and INTERIM and the shareholders of UPC that
(i) INTERIM be merged with and into BFC on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger.

         E. The respective Boards of Directors of UPC, INTERIM, BFC and BFSB have each adopted (or will each adopt) resolutions setting forth and adopting this Reorganization Agreement and the Plan of Merger, and have directed that this Reorganization Agreement and the Plan of Merger and all resolutions adopted by said Boards of Directors and by the BFC Shareholders related to this Reorganization Agreement, be submitted with appropriate applications to, and filed with the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Alabama State Banking Department (the "ASBD"), the Office of Thrift Supervision (the "OTS") and such other regulatory agencies or authorities as may be necessary in order to obtain all governmental authorizations required to consummate the proposed Merger and the transactions contemplated in this Reorganization Agreement in accordance with this Reorganization Agreement, the Plan of Merger and applicable law.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                   AGREEMENT

                                   ARTICLE 1

                                  DEFINITIONS

                 1.1      Definitions.  As used in this Reorganization
                          -----------
Agreement, the following terms have the definitions indicated:



                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 2

                 "AFFILIATE" of a party means any person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by or under common Control, as that term is defined herein, with that party.

                 "ALABAMA CODE" shall mean the Alabama Code of 1975 Annotated, as amended.

                 "ALABAMA SUPERINTENDENT" shall mean the Superintendent of Banks of the State of Alabama.

                 "AMEX" shall mean the American Stock Exchange, or its successor, upon which shares of the BFC Common Stock are listed for trading.

                 "APPLICABLE ENVIRONMENTAL LAWS" shall have the meaning assigned to such term in Section 5.15(a) of this Reorganization Agreement.

                 "ASBD" shall mean the Alabama State Banking Department.

                 "AUDITED FINANCIAL STATEMENTS OF BFC" shall have the meaning assigned to such term in Section 5.7 of this Reorganization Agreement.

                 "BALANCE SHEET DATE" shall have the meaning assigned to such term in Section 5.8 of this Reorganization Agreement.

                 "BFC" means BANCFIRST Corporation, a corporation chartered and existing under the laws of the State of Delaware which is a registered savings and loan holding company and whose principal offices are located at 255 Grant Street, S.E., Decatur, Morgan County, Alabama 35601.

                 "BFC COMMON STOCK" has the meaning assigned to such term in
Section 3.1(d) of this Reorganization Agreement.

                 "BFC COMPANIES" shall mean BFC and all of its Subsidiaries, including BFSB and all BFSB Subsidiaries.

                 "BFC EMPLOYEE PLANS" shall mean any pension plans, profit sharing plans, deferred compensation plans, stock option plans, cafeteria plans, and any other such or related benefit plans or arrangements offered or funded by BFC or any BFC Subsidiary, including, but not limited to, BFSB, to or for the benefit of the officers, directors or employees of BFC or any BFC Subsidiary.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 3

                 "BFC RECORD HOLDERS" means the holders of record of all of the issued and outstanding shares of BFC Common Stock immediately prior to the Effective Time of the Merger.

                 "BFC SHAREHOLDERS" shall have the meaning assigned to such term in Recital D of this Reorganization Agreement.

                 "BFC STOCK OPTIONS" shall have the meaning assigned to such term in Section 2.7 of this Reorganization Agreement.

                 "BFSB" means BANKFIRST, a federal savings bank, a federal savings bank, chartered and existing under the laws of the United States of America, having its main office at 255 Grant Street, S.E., Decatur, Morgan County, Alabama 35601, and which is a wholly-owned subsidiary of BFC.

                 "BFSB COMMON STOCK" shall have the meaning assigned to such term in Recital A of this Reorganization Agreement.

                 "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

                 "BROKERED DEPOSITS" shall mean all Deposits of BFSB for which BFSB has paid a commission or an interest rate substantially above that paid by BFSB to the general depositors of BFSB.

                 "BUSINESS DAY" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a federal or state holiday generally recognized by banks in either Alabama or Tennessee.

                 "CERCLA" shall have the meaning set forth in Section 5.15(a) of this Reorganization Agreement.

                 "CLOSING" shall have the meaning assigned to such term in
Section 3.1(a) of this Reorganization Agreement.

                 "CLOSING DATE" shall have the meaning assigned to such term in
Section 3.2 of this Reorganization Agreement.

                 "COMPTROLLER" shall mean the Office of the Comptroller of the Currency, or any successor thereto.

                 "CONSIDERATION" shall mean the value to be received by the BFC Record Holders in exchange for their BFC Common Stock, such value to be determined as provided in Article 3, Section 3.1(e), of this Reorganization Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 4

                 "CONTROL" shall have the meaning assigned to such term in
Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended.

                 "DELAWARE CODE" shall mean the Delaware Code (1974 Revision), as amended.

                 "DEPOSITS" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of BFSB.

                 "EFFECTIVE DATE OF THE MERGER" shall mean that date on which the Effective Time of the Merger shall have occurred.

                 "EFFECTIVE TIME OF THE MERGER" shall have the meaning assigned in Section 3.3 of the Plan of Merger and Section 3.1(b) of this Reorganization Agreement.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "EXCHANGE AGENT" shall mean Union Planters National Bank, Memphis, Tennessee, acting through its Corporate Trust Department.

                 "EXCHANGE RATIO" shall have the meaning assigned to such term in Section 3.1(e) of this Reorganization Agreement.

                 "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

                 "FEDERAL RESERVE" shall mean the Board of Governors of the Federal Reserve System and shall include the Federal Reserve Bank of St. Louis acting under delegated authority.

                 "FIXED ASSETS" shall mean the furniture, fixtures and equipment of the referenced Party.

                 "GAAP" shall mean generally accepted accounting principles, consistently applied.

                 "GOVERNMENTAL APPROVALS" shall have the meaning assigned to such term in Section 4.4 of this Reorganization Agreement.

                 "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended and recodified.

                 "HAZARDOUS SUBSTANCES" shall have the meaning set forth in
Section 5.15(a) of this Reorganization Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 5

                 "INTERIM" shall mean BFC Acquisition Company, Inc., a corporation chartered and existing under the laws of the State of Delaware, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, and which is a wholly-owned subsidiary of UPC formed solely to effect the Merger.

                 "INTERIM COMMON STOCK" shall have the meaning assigned to such term in Section 3.1(c) of this Reorganization Agreement.

                 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 "MERGER" shall, as described in Section 2.1 of this Reorganization Agreement, mean the merger of INTERIM with and into BFC, which shall survive the Merger as the Surviving Corporation.

                 "NYSE" shall mean the New York Stock Exchange, or its successor, upon which shares of the UPC Common Stock are listed for trading.

                 "1933 ACT" shall mean the Securities Act of 1933, as amended.

                 "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "OFFICER" shall have the meaning set forth in Section 5.8(k) of this Reorganization Agreement.

                 "OTS" shall mean the Office of Thrift Supervision, or any successor thereto.

                 "PARTIES" shall mean BFC, BFSB, UPC and INTERIM collectively; BFC and BFSB on the one hand, or UPC and INTERIM on the other hand, may sometimes be referred to as a "PARTY."

                 "PENSION PLAN" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

                 "PERSON" shall mean any natural person, fiduciary, corporation, partnership, joint venture, association, business trust or any other entity of any kind.

                 "PLAN OF MERGER" shall mean the Plan of Merger substantially in the form of Exhibit A hereto to be executed by authorized representatives of BFC, UPC and INTERIM and filed with the Delaware Secretary of State along with the Certificate of





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 6

Merger in accordance with Title 8-Chapter 485-Section 251 of the Delaware Code and providing for the Merger of INTERIM with and into BFC as contemplated by
Section 2.1 of this Reorganization Agreement.

                 "PROPERTY" shall have the meaning assigned to such term in
Section 5.15(a) of this Reorganization Agreement.

                 "PROXY STATEMENT" shall mean the proxy statement to be used by BFC to solicit proxies with a view to securing the approval of the BFC Shareholders of this Reorganization Agreement and the Plan of Merger.

                 "REALTY" means the real property of BFC or BFSB owned or leased by BFC or BFSB or any Subsidiary of BFC or BFSB.

                 "RECORDS" means all available records, minutes of meetings of the Board of Directors, committees and shareholders of BFC or BFSB, original instruments and other documentation, pertaining to BFC, BFC's assets (including plans and specifications relating to the Realty), BFC's liabilities, the BFC Common Stock, the BFSB Common Stock, the Deposits and the loans, and all other business and financial records which are necessary or customary for use in the conduct of BFC's or BFSB's business by UPC and BFC on and after the Effective Time of the Merger as it was conducted prior to the Closing Date.

                 "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Reserve, the ASBD, the OTS, the SEC, or any other state or federal governmental or quasi-governmental entity which has, or may hereafter have, jurisdiction over any of the transactions described in this Reorganization Agreement.

                 "RELEASE" shall have the meaning assigned to such term in
Section 5.15(b)(i) of this Reorganization Agreement.

                 "REORGANIZATION" shall mean the Merger (as described in Section 2.1(a) of this Reorganization Agreement) and the transactions contemplated in this Reorganization Agreement and the Plan of Merger annexed hereto as Exhibit A.

                 "REORGANIZATION AGREEMENT" means this Agreement and Plan of Reorganization together with the Plan of Merger (Exhibit A) and all Exhibits and Schedules annexed to, and incorporated by specific reference as a part of, this Reorganization Agreement.

                 "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 7

                 "SEC DOCUMENTS" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries pursuant to the Securities Laws, whether filed, or required to be filed, with the SEC, the OTS, the Comptroller, the FDIC, the Federal Reserve or with any other Regulatory Authority pursuant to the Securities Laws.

                 "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal bank Regulatory Authorities.

                 "SHAREHOLDERS MEETING" shall mean the meeting of the BFC Shareholders to be held pursuant to Section 7.1 of this Reorganization Agreement, including any adjournment or adjournments thereof.

                 "SUBSIDIARIES" shall mean all of those corporations, banks, associations or other entities of which the entity in question owns or controls 5% or more of the outstanding voting equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity acquired
- --------  -------
through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, any such entity that is a joint venture of the parent or of a Subsidiary of the parent, or any such entity the equity securities of which are owned or controlled in a fiduciary capacity or through a small business investment corporation.

                 "SURVIVING CORPORATION" shall mean BFC as the corporation resulting from the consummation of the Merger as set forth in Section 2.1(a) of this Reorganization Agreement and which shall continue to be the sole shareholder of BFSB subsequent to the Merger.

                 "TENNESSEE CODE" shall mean the Tennessee Code Annotated, as amended.

                 "UPC" shall mean Union Planters Corporation, a
Tennessee-chartered bank holding company which is also registered as a savings and loan holding company having its principal place of business in Memphis, Shelby County, Tennessee.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 8

                 "UPC COMMON STOCK" shall have the meaning set forth in Section
4.5 of this Reorganization Agreement.

                 "UPC FINANCIAL STATEMENTS" shall mean (i) the audited consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its Subsidiaries as of December 31, 1991 and 1992 and each subsequent December 31 prior to the Effective Time of the Merger, and (ii) the related unaudited consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its Subsidiaries for each of the quarters ended or ending after January 1, 1993, as filed by UPC in SEC Documents.

                 "UPC PREFERRED STOCK" shall have the meaning assigned to such term in Section 4.5 of this Reorganization Agreement.


                                   ARTICLE 2

                          TERMS OF THE REORGANIZATION

                 2.1      The Merger.  Subject to the satisfaction (or waiver)
                          ----------
of all of the conditions to the obligations of each of the Parties to this Reorganization Agreement, at the Effective Time of the Merger, INTERIM shall be merged with and into BFC (the "Merger"), which latter corporation (the "Surviving Corporation") shall survive the Merger and continue to be the sole shareholder of BFSB.

                 2.2      Certificate of Incorporation, Bylaws, Directors,
                          -----------------------------------------------
Officers and Name of the Surviving Corporation.
- ----------------------------------------------
                          (a)     Certificate of Incorporation.  At the
                                  ----------------------------
Effective Time of the Merger, the Certificate of Incorporation of BFC, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Certificate of Incorporation of BFC as the Surviving Corporation, unless and until the same shall be amended thereafter as provided by law and the terms of such Certificate of Incorporation.

                          (b)     Bylaws.  At the Effective Time of the Merger,
                                  -------
the Bylaws of BFC, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Bylaws of BFC as the Surviving Corporation, unless and until amended or repealed as provided by law, its Certificate of Incorporation and such Bylaws.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 9

                          (c)     Directors and Officers.  The directors and
                                  ----------------------
officers of BFC in office immediately prior to the Effective Time of the Merger shall continue to be the directors and officers of the Surviving Corporation, to hold office as provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided therein.

                          (d)     Name.  The name of BFC as the Surviving
                                  ----
Corporation following the Merger shall remain unchanged and continue to be:

                             BANCFIRST CORPORATION

or such corporate name as BFC shall elect to adopt.

                 2.3      Due Diligence Review.  Prior to the execution by the
                          --------------------
Parties of this Reorganization Agreement, each Party has had an opportunity to conduct a due diligence review of the books, records and operations of the other Party, including, but not limited to, a review of the Party's loan portfolios, ORE and classified assets, investment portfolios and properties, to verify the reasonableness of the Party's earnings projections, growth projections and sustained earnings prospects after consummation of the Merger at reasonable growth rates.

                 2.4      Availability and Confidentiality of Information.
                          -----------------------------------------------
Each Party shall continue to provide to the other Party, its Officers, employees, agents, and representatives access, on reasonable notice and during customary business hours, to all of the books, records, properties and facilities of the Party and shall use its best efforts to cause its Officers, employees, agents and representatives to cooperate with any of the reviewing Party's reasonable requests for information which would be customary in order to revise or update the information obtained through the reviewing Party's due diligence undertaken in accordance with Section 2.3 of this Reorganization Agreement. Each party shall keep all non-public information obtained by the other Party with respect to the transactions contemplated in this Reorganization Agreement confidential and shall not disclose or use such information in any manner without the prior written consent of the other Party.

                 2.5      UPC's Right to Revise the Structure of the
                          ------------------------------------------
Transaction.  UPC shall have the unilateral right to revise the structure of
- -----------
the corporate Reorganization contemplated by this Reorganization Agreement in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC shall not have the right, without the approval of the





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 10

Board of Directors of BFC, to make any revision to the structure of the Reorganization which (i) changes the amount of Consideration which the BFC Record Holders are entitled to receive (determined in the manner provided in Section 3.1(e) of this Reorganization Agreement); (ii) changes the intended tax-free effects of the Merger to UPC, INTERIM, BFC or BFSB; (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered with the SEC (in the manner described in Section 6.2 of this Reorganization Agreement); or (iv) would adversely affect the employee benefits, fringe benefits or the organizational structure contemplated by this Reorganization Agreement. UPC may exercise this right of revision by giving written Notice to BFC and BFSB in the manner provided in Section 10.1 of this Reorganization Agreement which Notice shall be in the form of an amendment to this Reorganization Agreement or in the form of an Amended and Restated Agreement and Plan of Reorganization.

                 2.6  Holding Period of UPC Common Stock.  BFC and BFSB hereby
                      ----------------------------------
acknowledge and agree that, in order to qualify the Merger under the Internal Revenue Code as a tax-free reorganization and for accounting purposes as a pooling of interests under the rules and regulations promulgated by the SEC, Accounting Principles Board Opinion No. 16 and GAAP, any BFC Record Holder who would be deemed an Affiliate of BFC at the time of Closing under the Securities Laws and who accepts shares of UPC Common Stock as Consideration for the cancellation, exchange and conversion of his shares of BFC Common Stock in connection with the Merger, shall not pledge, assign, sell, transfer, devise, otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such BFC Record Holder upon consummation of the Merger, nor enter into any formal or informal agreement to pledge, assign, sell or transfer, devise, or otherwise alienate his right, title and interests in any of the shares of BFC Common Stock held prior to the Merger or UPC Common Stock to be delivered by UPC to such BFC Record Holder in connection with the Merger for a period of thirty
(30) days prior to Closing and until such time as UPC shall have publicly released a statement of UPC's earnings reflecting the combined financial results of operations of UPC and BFC for a period of not less than thirty (30) days subsequent to the Effective Time of the Merger. BFC further acknowledges and agrees that any UPC Common Stock Certificates issued in connection with the Merger to BFC Record Holders who would be deemed Affiliates of BFC or UPC at the time of Closing under the Securities Laws shall be subject to and bear a restrictive legend substantially in the form as follows:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 11

         OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") THEREUNDER. NO SALES, TRANSFERS OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (OTHER THAN A REGISTRATION STATEMENT ON SEC FORM S-4) OR UPON THE PRIOR DELIVERY TO UNION PLANTERS CORPORATION ("UPC") OF AN OPINION FROM LEGAL COUNSEL, SATISFACTORY TO UPC, IN FORM AND SUBSTANCE SATISFACTORY TO UPC AND ITS LEGAL COUNSEL, STATING THAT SUCH SALE OR OTHER DISPOSITION IS BEING MADE PURSUANT TO AND IN ACCORDANCE WITH THE REQUIREMENTS OF SEC RULES 144 AND 145 OR IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND THAT SUCH SALE OR OTHER DISPOSITION WILL NOT AFFECT THE "POOLING OF INTERESTS" ACCOUNTING TREATMENT OF THE MERGER WHICH RESULTED IN THESE SHARES BEING ISSUED. NO SALE, TRANSFER, OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNTIL AFTER THE PUBLICATION OF FINANCIAL RESULTS COVERING AT LEAST 30 DAYS OF POST MERGER COMBINED OPERATIONS OF UPC AND BANCFIRST CORPORATION. NO AGREEMENT MAY BE ENTERED INTO BY THE HOLDER OF THIS CERTIFICATE WHICH WOULD ALLOW OR REQUIRE THE SALE, TRANSFER, OR OTHER DISPOSITION OF THESE SHARES DURING THE TIME PERIOD MENTIONED ABOVE OR WHICH WOULD OTHERWISE REDUCE THE RISK BORNE BY THE SHAREHOLDER NAMED ON THE REVERSE SIDE OF THIS CERTIFICATE SUBSEQUENT TO THE CONSUMMATION OF THE MERGER.

                 2.7      BFC Stock Options and Treasury Stock.  Except as
                          ------------------------------------
described in Schedule 2.7 hereto, as of the date of this Reorganization Agreement, there are 121,487 validly issued and outstanding options to purchase shares of BFC Common Stock, 95,237 of which were issued by BFC to certain officers of BFC in connection with BFC's 1986 Stock Option and Incentive Plan and 26,250 of which were issued by BFC to outside directors of BFC in connection with the BFC Non-Incentive Stock Option Plan for Outside Directors; and no other options, rights, warrants, scrip or similar rights to purchase shares of BFC Common Stock (collectively, the "BFC Stock Options") are (or have been) issued and outstanding by BFC. It is contemplated by the Parties hereto that all validly issued and outstanding BFC Stock Options outstanding immediately prior to the Closing would be automatically converted at the Effective Time of the Merger into options to purchase shares of UPC Common Stock based on the Exchange Ratio. Therefore, in the event and to the extent that there are any BFC Stock Options validly issued and outstanding at the time of Closing, such BFC Stock Options shall at the Effective Time of the Merger automatically and without further action on the part of anyone be converted into options to purchase shares of UPC Common Stock on the same terms and conditions attributable to the BFC Stock Options to purchase





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 12 shares of BFC Common Stock in effect as of the date of this Reorganization Agreement adjusted in all respects by and in accordance with the Exchange Ratio (i.e. if an existing BFC Stock Option for the purchase of 1,000 shares of BFC Common Stock were exercisable at $6.35 per share of BFC Common Stock and the Exchange Ratio were 1.078, then at the Effective Time of the Merger such unexercised BFC Stock Option would automatically convert into an option to purchase 1,078 shares of UPC Common Stock at an exercise price of $6.35 per share). As of the date of this Reorganization Agreement, BFC has not repurchased or accelerated the purchase rights of any BFC Stock Options, nor will it repurchase or accelerate the purchase rights of any BFC Stock Options, and BFC has not repurchased any shares of its capital stock. Therefore, as of the date of this Reorganization Agreement, there are no shares of BFC Common Stock held by BFC as Treasury Stock, nor will there be any such shares at the Effective Time of the Merger.


                                   ARTICLE 3

                           DESCRIPTION OF TRANSACTION

                 3.1      Terms of the Merger.
                          -------------------
                          (a)     Satisfaction of Conditions to Closing.  After
                                  -------------------------------------
the transactions contemplated herein have been approved by the shareholders of BFC and INTERIM, and each other condition to the obligations of the Parties hereto, other than those conditions which are to be satisfied by delivery of documents by any Party to any other Party, has been satisfied or, if lawfully permitted, waived by the Party or Parties entitled to the benefits thereof, a closing (the "Closing") will be held on the date (the "Closing Date") and at the time of day and place referred to in Section 3.2 of this Reorganization Agreement. At the Closing the Parties shall use their respective best efforts to deliver the certificates, letters and opinions which constitute conditions to effecting the Merger and each Party will provide the other Parties with such proof or indication of satisfaction of the conditions to the obligations of such other Parties to consummate the Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties shall have been satisfied or lawfully waived by the Party entitled to the benefits thereof, the Parties shall, at the Closing, duly execute a Certificate of Merger for filing with the Secretary of State of the State of Delaware and promptly thereafter BFC and INTERIM shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules and regulations and the Plan of Merger which is attached hereto as Exhibit A and incorporated by reference as part of this





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 13

Reorganization Agreement. The Parties shall thereupon take such other and further actions as UPC shall direct or as may be required by law or this Reorganization Agreement to consummate the transactions contemplated herein.

                          (b)     Effective Time of the Merger.  Upon the
                                  ----------------------------
satisfaction of all conditions to Closing (except those conditions waived by the Parties), the Merger shall become effective on the date and at the time of filing of a Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and/or time as may be agreed upon by the Parties and set forth in the Certificate of Merger so filed (the "Effective Time of the Merger").

                          (c)     Conversion of Shares of INTERIM.  At the
                                  -------------------------------
Effective Time of the Merger, each share of $.01 par value common stock of INTERIM (the "INTERIM Common Stock") issued and outstanding immediately prior to the Effective Time of The Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted into and become one share of the issued and outstanding common stock of the Surviving Corporation.

                          (d)     Conversion and Cancellation of Shares of BFC.
                                  --------------------------------------------
At the Effective Time of the Merger, each share of $.01 par value common stock of BFC (the "BFC Common Stock") validly issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 3.1(e) hereof.

                          (e)     Conversion and Exchange of BFC Shares;
                                  -------------------------------------
Exchange Ratio.  At the Effective Time of the Merger, the outstanding shares of
- --------------
BFC Common Stock held by the BFC Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in BFC and shall automatically be converted exclusively into, and constitute only the right of the BFC Record Holders to receive in exchange for their shares of BFC Common Stock, whole shares of UPC Common Stock and a cash payment in settlement of any remaining fractional share of UPC Common Stock in accordance with the terms and conditions of this Section 3.1(e). The shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC to the BFC Record Holders pursuant to the terms of this Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 14

The number of shares of UPC Common Stock to be exchanged for each share of BFC Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be based on an exchange ratio (the "Exchange Ratio") as determined and set forth in this Section 3.1(e). The Exchange Ratio shall be determined as follows:

                                  (A)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than or equal to $24.00 per share of UPC Common Stock, the Exchange Ratio shall be based on a fixed Exchange Ratio of 1.078 shares of UPC Common Stock for each share of BFC Common validly issued and outstanding immediately prior to the Effective Time of the Merger; and

                                  (B)  In the event the Current Market Price
         Per Share of UPC Common Stock should be less than $24.00 per share of UPC Common Stock, the Exchange Ratio shall be fixed at 1.078 shares of UPC Common Stock for each share or BFC Common Stock; provided, however,
                                                              --------  -------
         BFC shall have the right to either accept the fixed Exchange Ratio of
         1.078 or terminate the transaction in accordance with the terms and provisions of this Reorganization Agreement, provided, further, in the
                                                      --------  -------
         event BFC should elect to terminate this Reorganization Agreement in accordance with this Section 3.1(e)(B), UPC may, in its sole discretion, reinstate this Reorganization Agreement and the transactions contemplated herein by increasing the number of shares of UPC Common Stock to be delivered by UPC to the BFC Record Holders hereunder (i.e. the Exchange Ratio) based on a fixed price of $25.87 per share of BFC Common Stock divided by the Current Market Price Per
                                       ------- --
         Share of UPC Common Stock.

The Exchange Ratio as determined in this Section 3.1(e) shall be based on an aggregate of no more than 1,905,680 shares of BFC Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger and, for purposes of this paragraph, counting all unexercised BFC Stock Options issued and outstanding immediately prior to the Effective Time of the Merger as shares of BFC Common Stock so converted and exchanged; provided, however, that no
                                                --------  -------
fractional shares of UPC Common Stock shall be issued and if, after aggregating all of the shares of UPC Common Stock to which a BFC Record Holder is entitled based upon the Exchange Ratio, there shall be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Purchase Price set forth in Section 3.1(f) hereof, which shall be calculated based upon the Current Market Price Per Share of one (1) full share of UPC Common Stock.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 15

                                  (i)  DEFINITION OF "CURRENT MARKET PRICE
         PER SHARE." The "Current Market Price Per Share" shall be the average closing price per share of the "last" real time trades (i.e., closing price) of the UPC Common Stock on the NYSE (as published in The Wall
                                                                     --------
         Street Journal) for each of the ten (10) NYSE general market trading
         --------------
         days next preceding the Closing Date on which the NYSE was open for business (the "Pricing Period"). In the event the UPC Common Stock does not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price per share of UPC Common Stock and the average shall be based upon the "last" real time trades and number of days on which the UPC Common Stock actually traded during the Pricing Period.

                                  (ii) EFFECTS OF APPRAISAL RIGHTS ON THE
         EXCHANGE RATIO. The Exchange Ratio shall be unaffected by Appraisal Rights as granted under Delaware law because the BFC Common Stock is listed for trading on the AMEX, which is a "national securities exchange" as defined in rules promulgated by the SEC pursuant to the 1934 Act, and therefore, pursuant to Delaware Code Section 8-503-262, no BFC Record Holder may assert Appraisal Rights in connection with the Merger or the transactions contemplated in this Reorganization Agreement.

                                  (iii) EFFECT OF STOCK SPLITS, REVERSE STOCK
         SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF BFC. Should BFC effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Reorganization Agreement but prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes subject to BFC Board of Directors approval.

                          (f)     Mechanics of Payment of Consideration.  As
                                  -------------------------------------
soon as reasonably practicable, but in any event no more than five (5) Business Days after the Effective Time of the Merger, the Corporate Trust Department of Union Planters National Bank, Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the BFC Record Holders such materials and information deemed necessary by the Exchange Agent to advise the BFC Record Holders of the procedures required for proper surrender of their certificates evidencing and representing shares of the BFC Common Stock in order for the BFC Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 16 mailing envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by United States mail to the BFC Record Holders at the addresses set forth on a certified shareholder list to be delivered by BFC to UPC at the Closing (the "Shareholder List") and shall also be made available at the Corporate Trust Department offices of the Exchange Agent. As soon as reasonably practicable thereafter, the BFC Record Holders of all of the outstanding shares of BFC Common Stock, shall deliver, or cause to be delivered, by United States Postal Service, hand delivery or any other means of delivery selected by such BFC Record Holders, to the Exchange Agent, pursuant to the Shareholder Materials, the certificates formerly evidencing and representing all of the shares of BFC Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of BFC Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of BFC Common Stock, the Exchange Agent shall, on or prior to the 30th day after the Effective Time of the Merger, mail to the former BFC Record Holders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such BFC Record Holder's shares of BFC Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of BFC Common Stock of a BFC Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such BFC Record Holder's shares of BFC Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time of the Merger evidenced and represented the BFC Record Holder's BFC Common Stock shall have been properly surrendered as provided above, the Consideration payable to the BFC Record Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the BFC Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. Each BFC Record Holder will be responsible for all federal, state and local taxes which may be incurred by him on account of his receipt of the Consideration to be paid in the Merger. The BFC Record Holder(s) of any certificate(s) which shall have been lost or destroyed may





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 17 nevertheless, subject to the provisions of this Section, receive the Consideration to which each such BFC Record Holder is entitled, provided that each such BFC Record Holder shall deliver to UPC and to the Exchange Agent: (i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which has been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the BFC Record Holder.

                          (g)     Stock Transfer Books.  At the Effective Time
                                  --------------------
of the Merger, the stock transfer books of BFC shall be closed and no transfer of shares of BFC Common Stock shall be made thereafter.

                          (h)     Effects of the Merger.  At the Effective Time
                                  ---------------------
of the Merger, the separate existence of INTERIM shall cease, and INTERIM shall be merged with and into BFC which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both BFC and INTERIM.

                          (i)     Transfer of Assets.  At the Effective Time of
                                  ------------------
the Merger, all rights, assets, licenses, permits, franchises and interests of BFC and INTERIM in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to choses in action shall be deemed to be vested in BFC as the Surviving Corporation by virtue of the Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

                          (j)     Assumption of Liabilities.  At the Effective
                                  -------------------------
Time of the Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of BFC as well as those of INTERIM, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of BFC or INTERIM.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 18

                          (k)      Appraisal Rights of BFC Shareholders.
                                   ------------------------------------
Pursuant to the provisions of Section 8-503-262 of the Delaware Code, BFC Shareholders shall not be entitled to assert Appraisal Rights in connection with the Merger or to seek those appraisal remedies afforded by the Delaware Code because the BFC Common Stock is listed for trading on the AMEX, which is a "national securities exchange" as defined in rules promulgated by the SEC pursuant to the 1934 Act, and therefore, pursuant to Delaware Code Section 8-503-262, no BFC Record Holder may assert Appraisal Rights in connection with the Merger or the transactions contemplated in this Reorganization Agreement.

                          (l)     Reservation, Registration and Listing of
                                  ----------------------------------------
shares of UPC Common Stock.  UPC shall reserve for issuance, register under the
- --------------------------
Securities Laws and apply for listing for trading on the NYSE a sufficient number of shares of UPC Common Stock for the purpose of issuing shares of UPC Common Stock to the BFC Record Holders in accordance with the terms and conditions of this Section 3.1.

                 3.2      Time and Place of Closing.  The Closing shall take
                          -------------------------
place at 10:00 a.m. on the Business Day next preceding the date on which the Effective Time of the Merger is expected to occur, or at such other time as the Parties, acting through their chief executive officers, presidents or chief financial officers, may mutually agree (the "Closing Date"). The place of Closing shall be at Union Planters Administrative Center, Union Planters Corporation Executive Offices (Fourth Floor), 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018. The Closing may be held at such other time and place as may be mutually agreed upon by the Parties.


                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF UPC AND INTERIM

                 As of the date hereof and as of the Effective Time of the Merger, UPC and INTERIM represent and warrant to BFC as follows:

                 4.1      Organization and Corporate Authority.  UPC is a
                          ------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. INTERIM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. UPC and INTERIM (i) have the requisite corporate power and authority to own, operate and lease their material properties and carry on their businesses as they are currently being conducted; (ii) are in good standing and are duly qualified to do business in each jurisdiction where





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 19 the character of their properties owned or held under lease or the nature of their business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse affect on the condition (financial or otherwise), affairs, business, assets or prospects of UPC and all UPC Subsidiaries, taken as a whole; and (iii) have in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their properties and assets and to carry on their businesses as they are currently being conducted. The corporate Charter and Bylaws of UPC and the Certificate of Incorporation and Bylaws of INTERIM, as amended to date, are in full force and effect as of the date of this Reorganization Agreement.

                 4.2      Authorization, Execution and Delivery; Reorganization
                          -----------------------------------------------------
Agreement Not in Breach.
- -----------------------
                          (a)     UPC and INTERIM have all requisite corporate
power and authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. This Reorganization Agreement, and all other agreements contemplated to be executed in connection herewith by UPC and INTERIM, have been (or upon execution will have been) duly executed and delivered by UPC and INTERIM, have been (or upon execution will have been) effectively authorized by all necessary action, corporate or otherwise, and, other than the approval of UPC as sole shareholder of INTERIM and UPC's Board of Directors, no other corporate proceedings on the part of UPC or INTERIM are (or will be) necessary to authorize such execution and delivery, and constitute (or upon execution will constitute) legal, valid and enforceable obligations of UPC and INTERIM, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion.

                          (b)     The execution and delivery of this
Reorganization Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice or both, would constitute a default under), or conflict with, or permit the acceleration of any obligation under, any mortgage, lease, covenant, agreement, indenture or other instrument to which UPC or INTERIM is a party or by which they or their property or any of their assets are bound; the corporate Charter and Bylaws of UPC or the Certificate of Incorporation and Bylaws of INTERIM; or any judgment, decree, order or award of any court, governmental body or arbitrator by





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 20 which UPC or INTERIM is bound; or any permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to UPC or INTERIM or their properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of UPC or INTERIM, except that the Government Approvals shall be required in order for UPC and INTERIM to consummate the Merger.

                 4.3      No Legal Bar.  Neither UPC nor INTERIM is a party to,
                          ------------
subject to or bound by any agreement, judgment, order, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction which would prevent the execution of this Reorganization Agreement by UPC or INTERIM, its delivery to BFC and BFSB or the consummation of the transactions contemplated hereby, and no action or proceeding is pending against UPC or INTERIM in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby is at issue.

                 4.4      Government Approvals.  No consent, approval, order or
                          --------------------
authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by UPC or INTERIM in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby by UPC or INTERIM, except for: (a) the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") of the Merger under the Bank Holding Company Act of 1956, as amended; (b) the prior approval of the Alabama State Banking Department ("ASBD") under Title 5-14A-3 et seq of the Alabama
                                                      -- ---
Code and the regulations promulgated by the ASBD thereunder; and (c) the prior approval of the Office of Thrift Supervision under the HOLA (collectively, the "Government Approvals"). Neither UPC nor INTERIM are aware of any facts, circumstances or reasons why such Government Approvals should not be forth coming or which would prevent or hinder such approvals from being obtained.

                 4.5      Capitalization.  (a) The authorized capital stock of
                          --------------
UPC consists of 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock"), and 50,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock"). As of December 31, 1993, UPC had issued and outstanding: 44,000 shares of $8.00 Nonredeemable Cumulative Convertible Preferred Stock, Series B; 690,000 shares of 10-3/8% Increasing Rate, Redeemable, Cumulative Preferred Stock, Series C; 253,655 shares of 9.5% Redeemable, Cumulative Preferred Stock, Series D; and 3,107,922 shares of 8% Cumulative, Convertible





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 21

Preferred Stock, Series E. In addition, 250,000 shares of UPC Preferred Stock have been reserved for issuance as Series A Preferred Stock pursuant to the UPC Share Purchase Rights Agreement dated January 19, 1989, between UPC and Union Planters National Bank as Rights Agent (the "UPC Share Purchase Rights Agreement"). As of December 31, 1993, 19,656,924 shares of UPC Common Stock were validly issued and outstanding.

         As of the date hereof, UPC is the holder, directly or indirectly, of all of the outstanding capital stock of its Subsidiaries, except for director qualifying shares of UPNB.

                          (b)  The authorized capital stock of INTERIM consists
of 1,000 shares of common stock having a par value of $.01 per share (the "INTERIM Common Stock") and no preferred stock. As of the date hereof, INTERIM had issued all 1,000 shares of the authorized INTERIM Common Stock to UPC. Therefore, UPC is the record holder and beneficial owner of all of the INTERIM Common Stock outstanding. INTERIM was formed by UPC solely to effect the Merger and has not incurred any debts or liabilities.

                 4.6      UPC Financial Statements.  UPC has delivered and, to
                          ------------------------
the extent reference is made to financial statements not yet available or capable of development, will deliver to BFC true and complete copies of: (i) UPC's audited Consolidated Financial Statements for the calendar years ended December 31, 1991 and 1992 (as originally issued, but without giving effect to subsequently effected business combinations accounted for as poolings of interests); (ii) UPC's unaudited consolidated financial statements for each of the calendar quarters ending in calendar year 1993 and thereafter, ending prior to the Closing Date; and (iii) upon issuance thereof, UPC's audited Consolidated Financial Statements for the calendar year ending December 31, 1993. Such financial statements and the notes thereto present fairly, or will present fairly when issued, the consolidated financial position of UPC at the respective dates thereof and the consolidated results of operations and consolidated cash flow of UPC for the periods indicated, and in each case in conformity with GAAP consistently applied and maintained.

                 4.7      Exchange Act and Listing Filings.
                          --------------------------------

         (a) The outstanding shares of UPC Common Stock are registered with the SEC pursuant to the 1934 Act and UPC has filed with the SEC all forms and reports required by law to be filed by UPC with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 22 contained therein, in light of the circumstances under which they were made, not misleading.

         (b) The outstanding shares of UPC Common Stock are listed for trading on the NYSE (under the symbol "UPC") pursuant to the listing rules of the NYSE and UPC has filed with the NYSE all material forms and reports required by law to be filed by UPC with the NYSE, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                 4.8      The UPC Common Stock.  All shares of UPC Common Stock
                          --------------------
to be issued by UPC and delivered to the BFC Record Holders in exchange for all of the BFC Common Stock will be duly authorized, validly issued, fully paid and non-assessable, and none of such shares of UPC Common Stock will have been issued in violation of any preemptive rights of any UPC shareholders. The shares of UPC Common Stock to be delivered in payment of the Consideration shall have in all material respects such distinguishing characteristics as those of the shares of UPC Common Stock outstanding immediately prior to the Effective Time of the Merger.

                 4.9      Licenses, Franchise, Etc.  UPC and all UPC
                          ------------------------
Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by UPC and all UPC Subsidiaries subsequent to the Closing of the transactions contemplated herein without any consent or approval. Neither UPC nor any UPC Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

                 4.10     Absence of Certain Changes.  Except as disclosed in
                          --------------------------
Schedule 4.10 or as provided for or contemplated in this Reorganization Agreement, since December 31, 1992 (the "Balance Sheet Date") there has not been any material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of UPC or INTERIM.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 23

                 4.11  Tax Matters.  Except as described in Schedule 4.11
                       -----------
                   hereto:

                          (a)  all federal, state, local, and foreign tax
returns required to be filed by or on behalf of UPC and each UPC Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to UPC or any UPC Subsidiary except as fully reserved for in the UPC Financial Statements. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

                          (b)  Neither UPC nor any UPC Subsidiary has executed
an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                          (c)  Adequate provision for any federal, state,
local, or foreign taxes due or to become due for UPC and all UPC Subsidiaries for all periods through and including December 31, 1992, has been made and is reflected on the December 31, 1992 financial statements included in the UPC Financial Statements, and have been and will continue to be made with respect to periods ending after December 31, 1992.

                          (d)  Deferred taxes of BFC and each UPC Subsidiary
have been and will be provided for in accordance with GAAP.

                          (e)  To the best knowledge of UPC and INTERIM,
neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against UPC or any UPC Subsidiary any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon UPC by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by UPC or any UPC Subsidiary, either have been paid in full, or have been properly accrued and reflected in UPC's





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 24

Financial Statements referred to in Section 4.6 of this Reorganization
Agreement.

                 4.12      Litigation.  Except as set forth in Schedule 4.12
                           ----------
hereto, there is no action, suit or proceeding pending against UPC or any UPC Subsidiary, or to the best knowledge of UPC or INTERIM threatened against or affecting UPC, any UPC Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official that (i) would, if decided against UPC or the UPC Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of UPC or INTERIM and that are not reflected in the UPC Financial Statements or (ii) has been brought by or on behalf of any employee employed or formerly employed by UPC or any UPC Subsidiary.

                 4.13      Absence of Undisclosed Liabilities.  Except as
                           ----------------------------------
described Schedule 4.13 hereto, neither UPC nor any UPC Subsidiary has any obligation liability (contingent or otherwise) that is material to the financial condition or operations of UPC or any UPC Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of UPC or any UPC Subsidiary (i) except as disclosed in the UPC Financial Statements delivered to UPC prior to the date of this Reorganization Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Since December 31, 1992, neither UPC nor any UPC Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of UPC or such UPC Subsidiary, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to UPC or any UPC Subsidiary.

                 4.14      Compliance with Laws.  UPC and each UPC Subsidiary:
                           --------------------
                           (a)  Is in compliance with all laws, rules,
regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of UPC or any UPC Subsidiary, or which would or could reasonably be expected to subject UPC or any UPC Subsidiary or any of its directors or officers to civil money penalties; and





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 25

                          (b)  Has received no notification or communication
from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that UPC or any UPC Subsidiary is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on UPC or any UPC Subsidiary, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of UPC or any UPC Subsidiary, or (iii) requiring UPC or any UPC Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding.

                 4.15  Material Contract Defaults.  Neither UPC nor any UPC
                       --------------------------
Subsidiary is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on UPC or any UPC Subsidiary, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                 4.16  Statements True and Correct.  None of the information
                       ---------------------------
prepared by, or on behalf of, UPC or any UPC Subsidiary regarding UPC, INTERIM or any other UPC Subsidiary included or to be included in the Proxy Statement to be mailed to BFC's shareholders in connection with the BFC's Shareholders Meeting, and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transaction contemplated herein, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of BFC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the BFC's Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the BFC's Shareholders Meeting. All documents which UPC or any UPC Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 26 applicable law, including applicable provisions of the Securities Laws and the rules and regulations issued thereunder.

                 4.17  Disclosure.  The information concerning, and the
                       ----------
representations or warranties made by UPC and/or INTERIM as set forth in this Reorganization Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by UPC and/or INTERIM to BFC and BFSB pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to BFC and BFSB by UPC and/or INTERIM pursuant hereto were or will be complete and accurate copies of such documents.


                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF BFC AND BFSB

         As of the date hereof and as of the Effective Time of the Merger, BFC and BFSB represent and warrant to UPC and INTERIM as follows:

                 5.1  Organization and Qualification of BFC and Subsidiaries.
                      ------------------------------------------------------
BFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (a) has all requisite corporate power and authority to own, operate and lease its material properties and to carry on its business as it is currently being conducted; (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have a material adverse affect on the condition (financial or otherwise), affairs, business, assets or prospects of BFC and all BFC Subsidiaries, taken as a whole; and (c) is a registered savings and loan holding company with the OTS. Each BFC Subsidiary is duly chartered, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation and (a) has all requisite corporate power and authority to own, operate and lease its material properties and to carry on its business as it is currently being conducted and (b) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary and where the failure





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 27 to so qualify would individually or in the aggregate have a material adverse affect on the condition (financial or otherwise), affairs, business, assets or prospects of BFC and all BFC Subsidiaries, taken as a whole. BFC and each of its Subsidiaries have in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their respective properties and assets and to carry on their business as it is currently being conducted. BFSB is a federal stock chartered savings bank, duly organized, validly existing and in good standing under the laws of the United States of America and engages only in activities (and holds properties only of the types) permitted by the HOLA and the rules and regulations promulgated by the OTS thereunder or the FDIC for insured depository institutions. BFSB's deposit accounts are insured by the Savings Association Insurance Fund (the "SAIF") as administered by the FDIC to the fullest extent permitted under applicable law.

                 5.2      Authorization, Execution and Delivery; Reorganization
                          -----------------------------------------------------
Agreement Not in Breach.
- -----------------------
                          (a)     BFC and BFSB have all requisite power and
authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the proposed transaction have been duly authorized by majorities of the entire Boards of Directors of both BFC and BFSB and, except for the approval of the BFC Shareholders, no other corporate proceedings on the part of BFC are necessary to authorize the execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by BFC and BFSB have been (or upon execution will have been) duly executed and delivered by BFC and BFSB and (subject to any requisite shareholder approval hereof) constitute (or upon execution will constitute) legal, valid and enforceable obligations of BFC and BFSB, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                          (b)     The execution and delivery of this
Reorganization Agreement and the Plan of Merger, the consummation of the transaction contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a violation or breach of any of the terms or provisions of, or





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 28 constitute a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), or conflict with, or permit the acceleration of, any obligation under any mortgage, lease, covenant, agreement, indenture or other instrument to which BFC or any BFC Subsidiary is a party or by which BFC or any BFC Subsidiary is bound; the Certificate of Incorporation and Bylaws of BFC or the Federal Stock Charter and Bylaws of BFSB; or any judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which BFC or any BFC Subsidiary is bound; or (subject to the receipt of the Government Approvals) any permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to BFC or any BFC Subsidiary or the properties of any of them; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of BFC or any BFC Subsidiary where any such violation, conflict, breach, default, lien, termination, acceleration or creation described in this Section 5.2 would have, individually or in the aggregate, a material adverse effect on the condition (financial or other), affairs, business, assets, or prospects of BFC and all BFC Subsidiaries, taken as a whole.

                 5.3      No Legal Bar.   Neither BFC nor BFSB is a party to,
                          ------------
or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body, or any law which would prevent the execution of this Reorganization Agreement or the Plan of Merger by BFC or BFSB, the delivery thereof to UPC and INTERIM, or the consummation of the transaction contemplated hereby and thereby, and no action or proceeding is pending against BFC or BFSB in which the validity of this Reorganization Agreement, the transaction contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

                 5.4      Government and Other Approvals.  Except for the
                          ------------------------------
Government Approvals described in Section 4.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by BFC or BFSB in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated by this Reorganization Agreement nor is any consent or approval of this Reorganization Agreement required from any landlord, licensor or other non-governmental party which has granted rights to BFC or BFSB in order to avoid forfeiture or impairment of such rights. Neither BFC nor BFSB are aware of any facts,





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 29 circumstances or reasons why such Government Approvals should not be forth coming or which would prevent or hinder such approvals from being obtained.

                 5.5      Compliance With Law.  BFC and all BFC Subsidiaries
                          -------------------
hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses, and BFC and BFSB as the owners of the Realty have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over BFC's or BFSB's properties or over any other part of BFC's or BFSB's assets, liabilities or operations, the breach or violation of which would have, individually or in the aggregate, a material adverse effect on the condition (financial or other), affairs, business, assets, or prospects of BFC or any BFC Subsidiary, taken as a whole. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by BFC and BFSB subsequent to the Closing of the transactions contemplated herein without any consent or approval. Neither BFC nor any BFC Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

                 5.6      Charter Documents.  Included in Schedule 5.6 hereto
                          -----------------
are true and correct copies of the Certificate of Incorporation and Bylaws of BFC and the Federal Stock Charter and Bylaws of BFSB, respectively. The Certificate of Incorporation and Bylaws of BFC and the Federal Stock Charter and Bylaws of BFSB, as amended to date, are in full force and effect.

                 5.7      BFC Financial Statements.  Accompanying Schedule 5.7
                          ------------------------
hereto are true copies of the audited consolidated balance sheets of BFC as of September 30, 1993, the audited consolidated balance sheets of BFC as of September 30, 1992, and selected financial data for BFC as of September 30, 1991, 1990 and 1989, and the related consolidated statements of income and changes in stockholders' equity and cash flows of BFC and BFSB for the years ended September 30, 1993, 1992 and 1991 (the "Audited Financial Statements of BFC") and the comparative interim (or annual) financial statements for any subsequent quarter (or year) ending after September 30, 1993 and prior to the Closing Date. Such financial statements (i) were (or will be) prepared from the books and records of BFC and BFSB; (ii) were (or will be) prepared in accordance with generally accepted accounting principles consistently applied;
(iii) accurately present (or will present) BFC's and BFSB's consolidated financial condition and the consolidated results of their operations, changes in





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 30 stockholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby; (iv) in the opinion of BFC's management do contain or reflect (or will contain and reflect) all necessary adjustments and accruals for an accurate presentation of BFC's and BFSB's consolidated financial condition and the consolidated results of BFC's and BFSB's operations and cash flows as stated including any amendments thereto for the periods covered by such financial statements; (v) in the opinion of BFC's management do contain and reflect (or will contain and reflect) adequate provisions for loan losses, for ORE reserves and for all reasonably anticipatable liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended; and (vi) in the opinion of BFC's management do contain and reflect (or will contain and reflect) adequate provisions for all reasonably anticipated liabilities for Post Retirement Benefits Other Than Pensions ("OPEB") pursuant to FASB 106 and 112.

                 5.8      Absence of Certain Changes.  Except as disclosed in
                          --------------------------
Schedule 5.8 or as provided for or contemplated in this Reorganization Agreement, since September 30, 1993 (the "Balance Sheet Date") there has not been:

                          (a)     any transaction having a value in excess of
One Hundred Thousand Dollars ($100,000) by BFC or BFSB not in the ordinary course of business and in conformity with past practice;

                          (b)     any material adverse change in the business,
property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of BFC or BFSB;

                          (c)     any damage, destruction or loss, whether or
not covered by insurance, which has had or may have a material adverse effect on any of the properties, business or prospects of BFC or BFSB or their future use and operation by BFC or BFSB;

                          (d)     any acquisition or disposition by BFC or BFSB
of any property or asset of BFC or BFSB, whether real or personal, having a fair market value, singularly or in the aggregate, in an amount greater than Fifty Thousand Dollars ($50,000), except in the ordinary course of business and in conformity with past practice or with respect to the disposition of repossessed or foreclosed assets at fair value;

                          (e)     any mortgage, pledge or subjection to lien,
charge or encumbrance of any kind on any of the respective properties or assets of BFC or BFSB, except to secure extensions





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 31 of credit in the ordinary course of business and in conformity with past practice;

                          (f)     any amendment, modification or termination of
any contract or agreement, relating to BFC or BFSB, to which BFC or BFSB is a party which would have a material adverse effect upon the financial condition or operations of BFC or BFSB.

                          (g)     any increase in, or commitment to increase,
the compensation payable or to become payable to any officer, director, employee or agent of BFC or BFSB, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of ten percent (10%) per annum or $6,000 for any of them individually;

                          (h)     any incurring of, assumption of, or taking
of, by BFC or BFSB, any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice;

                          (i)     any material alteration in the manner of
keeping the books, accounts or Records of BFC or BFSB, or in the accounting policies or practices therein reflected, except as may be required by GAAP or the OTS;

                          (j)     any release or discharge of any obligation or
liability of any person or entity related to or arising out of any loan made by BFC or BFSB of any nature whatsoever, except in the ordinary course of business and in conformity with past practice; or

                          (k)     to the best of BFC's and BFSB's knowledge,
information and belief any loan (except credit card loans, passbook loans or home loans) by BFC or BFSB to any Officer, director or known 2% shareholder of BFC or BFSB or any Affiliate of BFC or BFSB; or to any member of the immediate family of such Officer, director or 2% shareholder of BFC or BFSB or any Affiliate of BFC; or to any Person in which such Officer, director or 2% shareholder directly or indirectly owns beneficially or of record ten percent (10%) or more of any class of equity securities in the case of a corporation, or of any equity interest, in the case of a partnership or other non-corporate entity; or to any trust or estate in which such Officer, director or 2% shareholder has a ten percent (10%) or more beneficial interest; or as to which such Officer, director or 2% shareholder serves as a trustee or in a similar capacity. As used in this Section 5.8, "Officer" shall refer to a person





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 32 who holds the title of chairman, president, executive vice president, senior vice president, controller, secretary, cashier or treasurer or who performs the normal duties of such officer whether or not he or she is compensated for such service or has an official title.

                 5.9      Deposits.  None of the BFSB Deposits is a Brokered
                          --------
Deposit or subject to any encumbrance, legal restraint or other legal process. Except as set forth in Schedule 5.9, no portion of the Deposits represents a Deposit by any Affiliate of BFC or BFSB.

                 5.10  Properties.  Except as described in Schedule 5.10 hereto
                       ----------
or in the opinion of management of BFC and BFSB adequately reserved against in the Audited Financial Statements of BFC, BFC and each BFC Subsidiary has good and marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the Audited Financial Statements of BFC as being owned by BFC or any BFC Subsidiary as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of BFC and its Subsidiaries on a consolidated basis, held under leases or subleases by BFC or any BFC Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be pending).

                 5.11  BFC Subsidiaries.  Schedule 5.11 hereto lists all of the
                       ----------------
active and inactive BFC Subsidiaries (including any BFSB Subsidiary) as of the date of this Reorganization Agreement and describes generally the business activities conducted, or permitted to be conducted, by each BFC Subsidiary. No equity securities of any of the BFC Subsidiaries are or may become required to be issued (other than to BFC or BFSB) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any BFC Subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any BFC Subsidiary is bound to issue (other than to BFC) any additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. All of the shares of capital stock of each BFC Subsidiary held by BFC or by any BFC Subsidiary are fully paid





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 33 and nonassessable and are owned by BFC or such BFC Subsidiary free and clear of any claim, lien, or encumbrance of any nature whatsoever, whether perfected or not.

                 5.12  Condition of Fixed Assets and Equipment.  Except as
                       ---------------------------------------
disclosed in Schedule 5.12 hereto, each item of BFC's or BFSB's fixed assets and equipment having a net book value in excess of Twenty Thousand Dollars ($20,000) included in the Fixed Assets is in good operating condition and repair, normal wear and tear excepted.

                 5.13  Tax Matters.  Except as described in Schedule 5.13
                       -----------
hereto:

                          (a)  all federal, state, local, and foreign tax
returns required to be filed by or on behalf of BFC and each BFC Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate in all material respects. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to BFC or any BFC Subsidiary except as fully reserved for in the Audited Financial Statements of BFC. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

                          (b)  Neither BFC nor any BFC Subsidiary has executed
an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                          (c)  To the best of the knowledge, information and
belief of the management of BFC and BFSB, adequate provision for any federal, state, local, or foreign taxes due or to become due for BFC and all BFC Subsidiaries for all periods through and including September 30, 1993, has been made and is reflected on the September 30, 1993 financial statements included in the Audited Financial Statements of BFC, and have been and will continue to be made with respect to periods ending after September 30, 1993.

                          (d)  Deferred taxes of BFC and each BFC Subsidiary
have been and will be provided for in accordance with GAAP.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 34

                          (e)  To the best knowledge of BFC and BFSB, neither
the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against BFC or any BFC Subsidiary any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon BFC by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by BFC or any BFC Subsidiary, either have been paid in full, or have been properly accrued and reflected in the Audited Financial Statements of BFC referred to in
Section 5.7 of this Reorganization Agreement.

                 5.14  Litigation.  Except as set forth in Schedule 5.14
                       ----------
hereto or otherwise reflected in the Audited Financial Statements of BFC, there is no action, suit or proceeding pending against BFC or any BFC Subsidiary, or to the best knowledge of BFC or BFSB threatened against or affecting BFC, any BFC Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official that (i) would, if decided against BFC or the BFC Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of BFC or BFSB taken as a whole and that are not reflected in the Audited Financial Statements of BFC or (ii) has been brought by or on behalf of any employee employed or formerly employed by BFC or any BFC Subsidiary.

                 5.15  Hazardous Materials.  All statements made by BFC and any
                       -------------------
BFC Subsidiaries in this Section 5.15 are made to the best of the knowledge, information and belief of BFC and such BFC Subsidiaries. For purposes of this
Section 5.15, the term "knowledge, information and belief" means that of the directors and officers of BFC and all BFC Subsidiaries and includes their actual knowledge as well as that which could have been obtained by a reasonably prudent person in exercise of reasonable inquiry; provided, however, such
                                                  --------  -------
inquiry shall not be construed to require a Phase I environmental survey, unless under the specific facts and circumstances a reasonably prudent person would do so.

                          (a)  BFC and all BFC Subsidiaries have obtained
all permits, licenses and other authorizations which are required to be obtained by BFC or its Subsidiaries with respect to the Property (as defined herein) under all Applicable Environmental Laws (as defined herein) except to the extent that failure to have such permits, licenses, or authorizations would not have a material adverse effect on the consolidated financial condition,





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 35 operations, business or prospects of BFC or any BFC Subsidiary. All Property controlled, directly or indirectly, by BFC or any BFC Subsidiary is in compliance with the terms and conditions of all of such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in detail in Schedule 5.15 hereto and except to the extent that failure to have such permits, licenses, or authorizations would not have a material adverse effect on the consolidated financial condition, operations, business or prospects of BFC or any BFC Subsidiary. For purposes hereof, the following terms shall have the following meanings:

                 "APPLICABLE ENVIRONMENTAL LAWS" shall mean all federal, state, local and municipal environmental laws, rules or regulations to the extent applicable to the Property, including, but not limited to, (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery
             -- ---
Act, 42 U.S.C.  Section 6901 et seq. "RCRA"; (c) the Federal Water Pollution
                             -- ---
Control Act, 33 U.S.C. Section 1251 et seq.; (d) the Clean Air Act, 42 U.S.C.
                                    -- ---
Section 7401 et seq.; (e) the Hazardous Materials Transportation Act, 49 U.S.C.
             -- ---
Section 1471 et seq.; (f) the Toxic Substances Control Act, 15 U.S.C. Section
             -- ---
2601 et seq.; (g) the Emergency Planning and Community Right-to-Know Act, 42
     -- ---
U.S.C.  Section 11001 et seq.; (h) the National Environmental Policy Act, 42
                      -- ---
U.S.C. Section 4321 et seq.; (i) the Rivers and Harbours Act of 1899, 33 U.S.C.
                    -- ---
Section 401 et seq.; (j) the Occupational Safety and Health Act, 29 U.S.C.
            -- ---
Section 651 et seq.; (k) the Safe Drinking Water Act, 42 U.S.C. Section 300(f)
            -- ---
et seq.; (l) the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; (m)
- -- ---                                                             -- ---
the Hazardous Waste Management Act of 1977, Sections 68-46-101 et seq. of the
                                                               -- ---
Tennessee Code; (n) the Hazardous Waste Management Act of 1983, Sections 68-46-201 et seq. of the Tennessee Code; (o) the Hazardous Waste Reduction Act
          -- ---
of 1990, Sections 68-46-301 et seq. of the Tennessee Code; (p) the Petroleum
                            -- ---
Underground Storage Tank Act, Sections 68-58-101 et seq. of the Tennessee Code;
                                                 -- ---
(q) any amendments to the foregoing Acts as adopted from time to time on or before the Closing; (r) all Alabama laws comparable to the laws set forth above; and (s) any rule, regulation, order, injunction, judgment, declaration or decree implementing or interpreting any of the foregoing Acts or laws, as amended.

                 "HAZARDOUS SUBSTANCES" shall mean any substance, material, waste, or pollutant that is now (or prior to the Closing) listed, defined, characterized or regulated as





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 36 hazardous, toxic or dangerous under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Property of BFC or any BFC Subsidiary or its use or operation, including, without limitation, (a) any substance, material, element, compound, mixture, solution, waste, chemical or pollutant listed, defined, characterized or regulated as hazardous, toxic or dangerous under any Applicable Environmental Laws, (b) petroleum, petroleum derivatives or by-products, and other hydrocarbons, (c) polychlorinated biphenyls (PCBs), asbestos and urea formaldehyde, and (d) radioactive substances, materials or waste.

                 "PROPERTY" shall be deemed to include, but shall not be limited to, all real property owned, controlled, leased or held by BFC or a BFC Subsidiary, in whole or in part, solely or in a joint venture or other business arrangement, either for operational or investment purposes, and whether assigned, purchased, or obtained through foreclosure (or similar action) or in satisfaction of debts previously contracted.

                          (b)     In addition, except as set forth in Schedule
5.15(b) hereto:

                                  (i)      No notice, notification, demand,
         request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending by any governmental or other entity with respect to any alleged failure by BFC or any BFC Subsidiary to have any permit, license or authorization required in connection with the conduct of the business of BFC or any BFC Subsidiary or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release"), of any Hazardous Substances generated by BFC or any Affiliate of BFC at the Property;

                                  (ii)      None of the Property has received
         or held any Hazardous Substances in such amount and in such manner as to constitute a violation of the Applicable Environmental Laws, and no Hazardous Substances have been Released or disposed of on, in or under any of the Property during or prior to BFC's or any BFC Subsidiary's occupancy thereof, or during or prior to the occupancy thereof by any assignee or sublessee of BFC or any BFC Subsidiary, except in compliance with all Applicable Environmental Laws;

                                  (iii)  There are no Hazardous Substances
         being stored at any Property or located in, on or upon, any





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 37

         Property (including the subsurface thereof) or installed or affixed to structures or equipment on the Property; and there are no underground storage tanks for Hazardous Substances, active or abandoned, at any Property; and

                                  (iv)      No Hazardous Substances have been
         Released in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any Property.

                          (c)      Neither BFC nor any Affiliate of BFC has
transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the CERCLA Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the owner of the Property for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                          (d)     Except as set forth in Schedule 5.15(d), no
Hazardous Substances have been generated, recycled, treated, stored, disposed of or Released by, BFC or any Affiliate of BFC in violation of Applicable Environmental Laws.

                          (e)     No oral or written notification of a Release
of Hazardous Substances has been filed by or on behalf of BFC or any Affiliate of BFC relating to the Property and no Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                          (f)     There are no liens arising under or pursuant
to any Applicable Environmental Laws on any Property, and no government actions have been taken or, to the best knowledge of BFC, threatened, or are in process which could subject any of such properties to such liens and none of the Property would be required to place any notice or restriction relating to the presence of Hazardous Substances at any Property in any deed to such Property.

                          (g)     Except as described in Schedule 5.15(g)
hereto, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of BFC or any Affiliate of BFC in relation to any Property, which have not been made available to UPC.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 38

                          (h)     Neither BFC nor BFSB is aware of any facts
which might suggest that BFC or any BFC Subsidiary has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject BFC or any BFC Subsidiary or the Property to any liability, either directly or indirectly, under the principles of law as set forth in United States v. Fleet Factors Corp., 901 F.2d 1550
                       -----------------------------------
(11th Cir. 1990), as modified by 40 C.F.R. Part 300.

                 5.16      Insurance.  BFC and BFSB have paid all material
                           ---------
amounts due and payable under any insurance policies and guaranties applicable to BFC and BFSB and BFC's or BFSB's assets and operations; all such insurance policies and guaranties are in full force and effect; BFC and BFSB and all of BFC's and BFSB's material assets, businesses, Realty and other material properties are insured against fire, casualty, theft, liability, loss, interruption, title and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and consistent with past practice and experience; and the fidelity bonds in effect as to which BFC or BFSB is a named insured are believed by BFC to be sufficient.

                 5.17      Labor and Employment Matters.  Except as reflected
                           ----------------------------
in Schedule 5.17 hereto, there is no (i) collective bargaining agreement or other labor agreement to which BFC or any BFC Subsidiary is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which BFC or any BFC Subsidiary is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of BFC or any BFC Subsidiary. No party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither BFC nor any BFC Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. BFC and each BFC Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, except for failures to comply with such laws which would not have a material adverse





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 39 effect on the business or operations of BFC and the BFC Subsidiaries taken as a whole, and BFC and each BFC Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of BFC and each BFC Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.
Except as set forth in Schedule 5.17, there is no: unfair labor practice complaint against BFC or any BFC Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or other labor trouble affecting BFC or any BFC Subsidiary; labor grievance pending against BFC or any BFC Subsidiary; pending representation question respecting the employees of BFC or any BFC Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which BFC or any BFC Subsidiary is a party, or to the best knowledge of BFC, any basis for which a claim may be made under any collective bargaining agreement to which BFC or any BFC Subsidiary is a party.

                 5.18  Records and Documents.  The Records of BFSB are and will
                       ---------------------
be sufficient to enable BFSB to continue conducting its business as a Federal savings bank under similar standards as BFSB has heretofore conducted such business.

                 5.19  Capitalization of BFC.  The authorized capital stock
                       ---------------------
of BFC consists of 3,200,000 shares of common stock having a par value of $.01 per share (the "BFC Common Stock"), 400,000 shares of preferred stock having a par value of $.01 per share (the "BFC Preferred Stock") and no other class of equity security. As of the date of this Reorganization Agreement, a total of 1,784,193 shares of BFC Common Stock were issued and outstanding, no shares of BFC Common Stock were held by BFC as treasury stock and no shares of BFC Preferred Stock were issued and outstanding. All of the outstanding BFC Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any BFC Shareholder. Except as described in Section 2.7 of this Reorganization Agreement or as described on
Schedule 5.19 hereto, as of the date hereof, there are no outstanding securities or other obligations which are convertible into BFC Common Stock or into any other equity or debt security of BFC, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued BFC Common Stock or any other equity or debt security of BFC. Accordingly, immediately prior to the Effective Time of the Merger, there will be not more than 1,905,680 shares of BFC Common Stock issued and outstanding. Except as set forth in Schedule 5.19 hereto, BFC





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 40 owns and is the beneficial record holder of, and has good and freely transferable title to, all of the 1,000 shares of BFSB Common Stock outstanding, and recorded on the books and Records of BFSB as being held in its name, free and clear of all liens, charges or encumbrances, and such stock is not subject to any voting trusts, agreements or similar arrangements or other claims which could effect the ability of BFC to freely vote such stock in support of the transactions contemplated herein.

                 5.20  Sole Agreement.  Except as described in Schedule 5.20
                       --------------
hereto, with the exception of this Reorganization Agreement, neither BFC, nor BFSB, nor any Subsidiary of either has been or is a party to: any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of BFC or BFSB or any Subsidiary of either (or any of their assets) in any business combination of any kind; or any agreement obligating BFC or BFSB to issue or sell or authorize the sale or transfer of BFC Common Stock or the capital stock of BFSB. Except as described in Schedule
5.20 hereto, there are no (nor will there be at the Effective Time of the Merger any) shares of capital stock or other equity securities of BFC outstanding, except for shares of BFC Common Stock presently issued and outstanding, and there are no (nor will there be at the Effective Time of the Merger any) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of BFC or BFSB, or contracts, commitments, understandings, or arrangements by which BFC or BFSB is or may be bound to issue additional shares of their capital stock or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There are no (nor will there be at the Effective Time of the Merger any) contracts, commitments, understandings, or arrangements by which BFC or any BFC Subsidiary is or may be bound to transfer or issue to any third party any shares of the capital stock of any BFC Subsidiary, and there are no (nor will there be at the Effective Time of the Merger any) contracts, agreements, understandings or commitments relating to the right of BFC to vote or to dispose of any such shares.

                 5.21  Disclosure.  The information concerning, and
                       ----------
representations and warranties made by, BFC and BFSB set forth in this Reorganization Agreement, or in the Schedules of Exceptions of BFC hereto, or in any document, statement, certificate or other writing furnished or to be furnished by BFC or BFSB to UPC and INTERIM pursuant hereto, does not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein necessary





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 41 to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to UPC or INTERIM by BFC or BFSB pursuant hereto were or will be complete and accurate copies of such documents.


                 5.22  Absence of Undisclosed Liabilities.  Except as described
                       ----------------------------------
in Schedule 5.22 hereto, to the best of the knowledge, information and belief of BFC and BFSB neither BFC nor any BFC Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of BFC or any BFC Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of BFC or any BFC Subsidiary (i) except as disclosed in the Audited Financial Statements of BFC delivered to UPC prior to the date of this Reorganization Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Since September 30, 1993, neither BFC nor any BFC Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of BFC or such BFC Subsidiary, except for obligations paid by BFC or BFSB under the terms of this Reorganization Agreement (all such obligations or payments are fully described by BFC in Schedule 5.22 hereto) or in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to BFC or any BFC Subsidiary.

                 5.23  Allowance for Possible Loan or ORE Losses.  To the best
                       -----------------------------------------
of the knowledge, information and belief of BFC and BFSB, the allowance for possible loan losses shown on the Audited Financial Statements of BFC is (with respect to periods ended on or before September 30, 1993) or will be (with respect to periods ending subsequent to September 30, 1993) adequate in all respects to provide for anticipated losses inherent in Loans outstanding or for commitments to extend credit or similar off-balance-sheet items (including accrued interest receivable) as of the dates thereof. Except as disclosed in
Schedule 5.23 hereto, as of the date thereof, neither BFC nor BFSB has any Loan which has been criticized or classified by bank examiners representing any Regulatory Authority or by its independent auditors as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss" or as a "Potential Problem Loan."

         The allowance for possible losses on other real estate ("ORE") shown on the Audited Financial Statements of BFC is (with





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 42 respect to periods ended on or before September 30, 1993) or will be (with respect to periods ending subsequent to September 30, 1993) adequate in all respects to provide for anticipated losses inherent in ORE owned or held by BFC or any BFC Subsidiary and the net book value of ORE on the Balance Sheet of the Audited Financial Statements of BFC is the fair value of the ORE in accordance with Statement of Position 92-3.

                 5.24  Compliance with Laws.  BFC and each BFC Subsidiary:
                       --------------------
                          (a)  To the best of the knowledge, information and
belief of the management of BFC and each BFC Subsidiary, is in compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of BFC or any BFC Subsidiary, or which would or could reasonably be expected to subject BFC or any BFC Subsidiary or any of its directors or officers to civil money penalties; and

                          (b)  Has received no notification or communication
from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that BFC or any BFC Subsidiary is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on BFC or any BFC Subsidiary, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of BFC or any BFC Subsidiary, or (iii) requiring BFC or any BFC Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding.

                 5.25  Employee Benefit Plans.
                       ----------------------
                          (a)     BFC has previously provided to UPC true and
complete copies of each "employee pension benefit plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of BFC or any BFC Subsidiary or any other entity which is a member of a controlled group or is under common control with BFC or its Subsidiaries in the manner defined and further described in Section 414(b), (c), or (m) of the Internal Revenue Code of 1986 (the "Code"). Such plans are





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 43 hereinafter referred to collectively as the "Employee Pension Benefit Plans", and each such Employee Pension Benefit Plan is listed in Schedule 5.25(a) hereto. BFC has also provided to UPC true and complete copies of all trust agreements, collective bargaining agreements, and insurance contracts related to such Employee Pension Benefit Plans.

                          To the best knowledge of BFC and its Subsidiaries,
each Employee Pension Benefit Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Copies of the latest determination letters concerning the qualified status of each Employee Pension Benefit Plan which is intended to be qualified under Section 401(a) of the Code have been provided to UPC. Requests for determination letters relating to amendments required to cause such Employee Pension Benefit Plans to be in compliance with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984 were timely filed and have been received by BFC and its Subsidiaries. Requests for determination letters relating to any subsequent amendments to such plans which are currently pending have been provided to UPC. All such requests were timely and properly filed and appropriate notice of any such filing was timely and properly provided to affected plan participants and beneficiaries.

                          To the best of the knowledge, information and belief
of BFC and BFSB, each of the Employee Pension Benefit Plans has been operated in substantial conformity with the written provisions of the applicable plan documents which have been delivered to UPC and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the Code, which are applicable to such Employee Pension Benefit Plans. To the extent that the operation of an Employee Pension Benefit Plan has deviated from the written provisions of the plan, such operational deviations have been disclosed in Schedule 5.25(a) hereto. All such deviations have been made in conformity with applicable laws, including ERISA and the Code.

                          With respect to Employee Pension Benefit Plans which
are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Code Section 6047, all required annual reports and annual returns, or such other documents as may have been required as alternative means of compliance with the annual report requirement, have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date have been delivered





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 44 to UPC. With respect to Employee Pension Benefit Plans which complied with the annual return requirement by satisfaction of an alternate compliance method, any documents required to be filed with the Department of Labor in satisfaction of such requirements have been provided to UPC.

                          With respect to all Employee Pension Benefit Plans
which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to UPC. No Employee Pension Benefit Plan constitutes a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                          No Employee Pension Benefit Plan subject to Part III
of Subtitle B of ERISA or Section 412 of the Code, or both, has incurred an "accumulated funding deficiency" within the meaning of Code Section 412, whether or not waived. All required contributions to all Employee Pension Benefit Plans have been timely made. Any penalties or taxes which have been incurred by BFC or its subsidiaries or by any Employee Pension Benefit Plan with respect to the timing or amount of payment of any contribution to an Employee Pension Benefit Plan have been timely paid. The limitations of Code
Section 415 have not been exceeded with respect to any Employee Pension Benefit Plan or combination of such plans to which such limitations apply.

                          No "reportable event" (as described in Section
4043(b) of ERISA) has occurred with respect to any Employee Pension Benefit Plan. No Employee Pension Benefit Plan or any trust created thereunder, nor any "disqualified person" with respect to the plan (as defined in Section 4975 of the Code), has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code, which could subject such Employee Pension Benefit Plan, any such trust or any such disqualified person (other than a person for whom neither BFC nor any BFC Subsidiary is directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Code.

                          No condition exists with regard to any Employee
Pension Benefit Plan which constitutes grounds for the termination of such plan pursuant to Section 4042 of ERISA.

                          The fair market value of the assets of any Employee
Pension Benefit Plan which is subject to Title IV of ERISA (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 45 under any such plan, determined on a termination basis using the assumptions established by the Pension Benefit Guaranty Corporation as in effect on such date. Neither BFC nor its Subsidiaries have incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The termination of any Code Section 401(a) qualified Employee Pension Benefit Plan previously terminated by BFC or any BFC Subsidiary did not adversely affect the qualification of such Employee Pension Benefit Plan. The distribution of the assets of any such Employee Pension Benefit Plan was made or is currently being made in conformity with the requirements of that Employee Pension Benefit Plan and of applicable legal requirements and has not resulted in, will not result in, and is reasonably not anticipated to result in the assessment of any tax, penalty, or excise tax against such pension plan, its related trusts, the fiduciary and administrators of the Employee Pension Benefit Plan, BFC or its Subsidiaries, or any disqualified person (as defined in Code Section 4975) with respect to the Employee Pension Benefit Plan.

                          Except as disclosed in Schedule 5.25(a) hereto, all
Employee Pension Benefit Plans were in effect for substantially all of calendar year 1992. There has been no material amendment of any such plans (other than amendments required to comply with applicable law) or material increase in the cost of maintaining such plans or providing benefits thereunder on or after the last day of the plan year which ended in calendar year 1992 for each such Employee Pension Benefit Plan.

                          BFC has provided to UPC copies of the annual
actuarial valuation or allocation report for each Employee Pension Benefit Plan for the three (3) plan years for such plan immediately preceding the current date. With regard to Employee Pension Benefit Plans which are not intended to be qualified under Section 401(a) of the Code, copies of financial statements or reports containing information regarding the expense of maintaining any such Employee Pension Benefit Plan for the three (3) plan years preceding the current date have been delivered to UPC.

                 (b) BFC has furnished to UPC true and complete copies of each "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA, which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of BFC or any BFC Subsidiary or members of a controlled group or entities under common control with BFC or its Subsidiaries in the manner defined and further described in Section 414(b),
(c), or (m) of the Code.  Such plans





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 46 are hereinafter referred to collectively as the "Employee Welfare Benefit Plans", and each such Employee Welfare Benefit Plan is listed in Schedule 5.25(b) hereto.

                          BFC has also provided to UPC true and complete copies
of documents establishing all funding instruments for such Employee Welfare Benefit Plans, including but not limited to, trust agreements, cafeteria plans (pursuant to Code Section 125), and voluntary employee beneficiary associations (pursuant to Code Section 501(c)(9)). Each of the Employee Welfare Benefit Plans has been operated in substantial conformity with the written provisions of the plan documents which have been delivered to UPC and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the Code, which are applicable to such Employee Welfare Benefit Plans. Any deviation in the operation of such plans from the requirements of the plan documents or of applicable laws have been listed in Schedule 5.25(b) hereto. BFC has provided any notification required by law to any participant covered under any Employee Welfare Benefit Plan which has failed to comply with the requirements of any Code section which results in the imposition of a tax on benefits provided to such participants under such plan.

                          With respect to all Employee Welfare Benefit Plans
which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Code Section 6039D, all annual reports and annual returns as were required to be filed pursuant to such sections have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date for all plans subject to such requirements have been delivered to UPC. With respect to all Employee Welfare Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to UPC.

                          Except as disclosed in Schedule 5.25(b) hereto, all
Employee Welfare Benefit Plans which are in effect were in effect for substantially all of calendar year 1992. Except as disclosed in Schedule 5.25(b) hereto, there has been with respect to such Employee Welfare Benefit Plans no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1993.

                          To the best of the knowledge, information and belief
of BFC and BFSB, no Employee Welfare Benefit Plan or any





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 47 trust created thereunder, nor any "party in interest" with respect to the plan (as defined in Section 3(14) of ERISA), has engaged in a "prohibited transaction", as such term is defined in Section 406 of ERISA, which could subject such Employee Welfare Benefit Plan, any such trust, or any party in interest (other than a person for whom neither BFC nor any BFC Subsidiary is directly or indirectly responsible) to the imposition of a penalty for such prohibited transaction under Section 502(i) of ERISA. The Department of Labor has not assessed any such penalty or served notice to BFC or any of its Subsidiaries that such a penalty may be imposed upon any Employee Welfare Benefit Plan.

                          Neither BFC nor any BFC Subsidiary has failed to make
any contribution to, or pay any amount due and owing by BFC or an BFC Subsidiary under the terms of, an Employee Welfare Benefit Plan. Except as disclosed in Section 5.25(b) hereto, no claims have been incurred with respect to any Employee Welfare Benefit Plan which may, to the best knowledge, information and belief of BFC, constitute a liability for BFC or any BFC Subsidiary after the application of any insurance, trust or other funds which are applicable to the payment of such claims.

                          Except as disclosed in Schedule 5.25(b) hereto, to
the best knowledge, information and belief of BFC, no condition exists that could subject any Employee Welfare Benefit Plan or any person (other than a person for whom neither BFC or any BFC Subsidiary is directly or indirectly responsible) to liabilities, damages, losses, taxes, or sanctions that arise under Section 4980B of the Code or Sections 601 through 608 of ERISA for failure to comply with the continuation health care coverage requirements of ERISA Sections 601 through 608 and Code Section 4980B with respect to any current or former employee of BFC or any BFC Subsidiary, or the beneficiaries of such employee.

                 (c) BFC has furnished to UPC true and complete copies and/or descriptions of each plan or arrangement maintained or otherwise contributed to by BFC or any BFC Subsidiary which is not an Employee Pension Benefit Plan and is not an Employee Welfare Benefit Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, retirement, group health or insurance, welfare benefits, fringe benefits, or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, or independent contractors of BFC or any BFC subsidiary. Such plans and arrangements shall collectively be referred to herein as "Benefit Arrangements" and all such Benefit Arrangements of BFC and BFC's Subsidiaries are listed on Schedule 5.25(c) hereto. Except as disclosed in Schedule 5.25(c) hereto, there are no other benefit arrangements of the BFC companies and all Benefit Arrangements which are in





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 48 effect were in effect for substantially all of calendar year 1992. Except as disclosed in Schedule 5.25(c) hereto, there has been with respect to Benefit Arrangements no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1993. There has been no material increase in the base salary and wage levels of BFC or any BFC Subsidiary and, except in the ordinary course of business, no change in the terms or conditions of employment (including severance benefits) compared, in each case, to those prevailing for substantially all of calendar year 1992. Except as disclosed in Schedule 5.25(c) hereto, there has been no material increase in the compensation of, or benefits payable to, any senior executive employee of BFC or any BFC subsidiary on or after January 1, 1993, nor has any employment, severance, or similar contract been entered into with any such employee, nor has any amendment to any such contract been made on or after January 1, 1993.

                          With respect to all Benefit Arrangements which are
subject to the annual return requirement of Code Section 6039D, all annual returns as were required to be filed have been timely filed. Copies of all such annual returns for the three (3) plan years immediately preceding the current date have been delivered to UPC.

                 (d) Listed on Schedule 5.25(d) hereto are all Employee Pension Benefit Plans, Employee Welfare Benefit Plans, and Benefit Arrangements which provide compensation or benefits which become effective upon a change in control of BFC or any BFC Subsidiary, including, but not limited to, additional compensation or benefits, or acceleration in the amount or timing of payment of compensation or benefits which had become effective prior to the date of such acceleration. Except as disclosed in Schedule 5.25(d) hereto, there is no Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement covering any employee of BFC or any BFC Subsidiary which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment", as such term is defined in
Section 280G of the Code and Regulations proposed pursuant to that section.

                 (e) Except as described in Schedule 5.25(e) hereto, each Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee, or other person may be terminated by BFC (or by BFC as the Surviving Corporation) within a period of no more than thirty (30) days following the effective time of the merger, without payment of any amount as a penalty, bonus, premium, severance pay, or other





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 49 compensation for such termination. No limitation on the right to terminate any such plan has been communicated by BFC or its Subsidiaries to employees, former employees, or retirees who are or may be participants in or beneficiaries of such plans or arrangements. Each Employee Pension Benefit Plan which is qualified under Section 401(a) of the Code as a qualified defined benefit pension plan permits the reversion of excess assets to the employer maintaining the plan or its successors or assigns upon a plan termination and such provision has been included in the Employee Pension Benefit Plan for the period required under ERISA Section 4044(d).

                 (f) Except as disclosed in Schedule 5.25(f) hereto, neither BFC nor any BFC Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws or of any prospective audit or other investigation for the purpose of reviewing compliance with applicable laws with respect to any Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Benefit Arrangement.

                          Except as disclosed in Schedule 5.25(f) hereto, no
suits, actions, or claims have been filed in any court of law or with any governmental agency regarding the operation of any Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and no such additional suits, actions, or claims are, to the best information, knowledge and belief of BFC, anticipated to be filed.

                 5.26  Material Contracts.  Except as reflected in the Audited
                       ------------------
Financial Statements of BFC, or as described in Schedule 5.26 hereto, neither BFC nor any BFC Subsidiary, nor any of their respective assets, businesses, or operations, is as of the date of this Reorganization Agreement a party to, or is bound or obligated by, or receives benefits under any contract or agreement or amendment thereto that in each case would (assuming that each were a reporting company under the 1934 Act, whether or not it is so registered) be required to be filed as an exhibit to an Annual Report on Form 10-K filed by BFC as of the date of this Reorganization Agreement that has not already been filed as an exhibit to BFC's Form 10-K filed for the fiscal year ended September 30, 1993, or in any other SEC Document filed prior to the date of this Reorganization Agreement.

                 5.27  Material Contract Defaults.  To the best of the
                       --------------------------
knowledge, information and belief of BFC and BFSB, neither BFC nor any BFC Subsidiary is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 50 operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on BFC or any BFC Subsidiary on a consolidated basis, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                 5.28  Reports.  Since September 30, 1989, or in the case of
                       -------
BFC the date of the organization of BFC as a savings and loan holding company, BFC and BFSB have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the ASBD; (ii) the OTS; (iii) the Federal Reserve, (iv) the FDIC,
(v) the SEC, including, but not limited to, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Reports on Forms 2900 and FFIEC 034 and proxy statements; and (vi) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings that are not material). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement as stated including any amendments thereto of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. BFC has previously provided to UPC true and correct copies of all such reports filed by BFC or BFSB after September 30, 1989.

                 5.29 Exchange Act and Listing Filings.
                      --------------------------------
         (a) The outstanding shares of BFC Common Stock are registered with the SEC pursuant to the 1934 Act and BFC has filed with the SEC all material forms and reports required by law to be filed by BFC with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (b) The outstanding shares of BFC Common Stock are listed for trading on the AMEX (under the symbol "BNF") pursuant to the listing rules of the AMEX and BFC has filed with the AMEX all material forms and reports required by law to be filed by BFC with the AMEX, which forms and reports, taken as a whole, are





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 51 true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                 5.30  Statements True and Correct.  None of the information
                       ---------------------------
prepared by, or on behalf of, BFC or any BFC Subsidiary regarding BFC, BFSB or any other BFC Subsidiary included or to be included in the Proxy Statement to be mailed to BFC's shareholders in connection with the Shareholders Meeting, and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transaction contemplated herein, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of BFC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders Meeting. All documents which BFC or any BFC Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations issued thereunder.


                                   ARTICLE 6

                                COVENANTS OF UPC

                 6.1      Regulatory Approvals.  Within sixty (60) days after
                          --------------------
execution of this Reorganization Agreement, UPC shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the Government Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Reorganization Agreement and the Plan of Merger with reasonable promptness.
UPC shall pay all fees and expenses arising in connection with such applications for regulatory approval. UPC agrees to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with UPC's applications for regulatory approval and UPC agrees to use its best efforts to obtain such regulatory approvals, and any other





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 52
approvals and consents as may be required for the Closing, as promptly as practicable; provided, however, that nothing in this Section 6.1 shall be
             --------  -------
construed to obligate UPC to take any action to meet any condition required to obtain prior regulatory approval if UPC shall, in UPC's reasonable judgement, deem such condition to be unreasonable or inconsistent with previous regulatory approvals received by UPC in transactions of this type and to constitute a significant impediment upon UPC's ability to carry on its business or acquisition programs or to require UPC to increase UPC's capital ratios to amounts in excess of the Federal Reserve's minimum capital ratio guidelines which may be in effect from time to time. UPC shall not knowingly take any action, or omit to take any action during the term of this Reorganization Agreement which would adversely affect the receipt by UPC of the Government Approvals or adversely affect the ability of UPC to perform its obligations under this Reorganization Agreement. Subject to the terms and conditions of this Reorganization Agreement, UPC and INTERIM agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transaction contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Reorganization Agreement. UPC shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                 6.2  Reservation, Listing and Registration of UPC Common Stock
                      ----------------------------------------------------------
under the Securities Laws.  UPC shall reserve for issuance that number of
- -------------------------
shares of UPC Common Stock necessary to satisfy the Consideration to be paid to the BFC Record Holders at the Effective Time of the Merger. UPC shall cooperate with BFC in the preparation of the BFC Proxy Statement to be used at the Shareholders Meeting (and which shall serve also as UPC's prospectus with respect to UPC's issuance of shares of the UPC Common Stock) and shall cause a registration statement on the appropriate form of the SEC to be prepared and filed so as to cause any shares of UPC Common Stock which may be delivered to the BFC Record Holders in payment of the Consideration to be registered under the 1933 Act and to be duly qualified under appropriate state securities laws. UPC shall also list for trading on the NYSE the shares of UPC Common Stock so delivered. Such reservation, registration, qualification and listing shall be effected prior to the Closing.










                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 53

                 6.3  Employee Benefits.  Following the consummation of the
                      -----------------
transactions contemplated herein, UPC shall not be obligated to make further contributions to any of the Employee Plans or Benefit Arrangements of BFC or the BFC Subsidiaries and all employees of BFC and the BFC Subsidiaries immediately prior to the Effective Time of the Merger who shall continue as employees of BFC as the Surviving Corporation or as employees of any other UPC Subsidiary will be afforded the opportunity to participate in any employee benefit plans maintained by UPC or UPC's Subsidiaries, including but not limited to any "employee benefit plan," as that term is defined in ERISA, on an equal basis with employees of UPC or any UPC Subsidiaries with comparable positions, compensation, and tenure. Service with BFC or with any BFC Subsidiary prior to the Effective Time of the Merger by such former BFC Company employees will be deemed service with UPC for purposes of determining eligibility for participation and vesting in such employee benefit plans of UPC and UPC's Subsidiaries. In its sole discretion, UPC may elect to postpone until the first day of January next following the Effective Time of the Merger the participation of the employees of BFC and BFC's Subsidiaries in the employee benefit plans maintained by UPC or UPC's Subsidiaries; provided,
                                                                --------
however, during any such postponement period, the BFC Employee Plans and all
- -------
related employee benefit plans shall continue in full force and effect, (including the continued receipt of all customary corporate contributions in accordance with the past practice of BFC and BFSB for the period prior to the termination of the plans), except as expressly modified or amended by the terms of this Reorganization Agreement, or until such time as the plans are replaced by benefit plans maintained by UPC.

                 6.4  Conduct of Business; Notice of Adverse Change.  UPC shall
                      ---------------------------------------------
not knowingly engage in any activity which in the opinion of the management of UPC would prohibit UPC or INTERIM from delivering the Consideration to the Exchange Agent at Closing or consummating the transactions contemplated in this Reorganization Agreement. UPC shall notify BFC in writing immediately upon becoming aware of any material adverse change in the financial condition or prospects of UPC or any event which would prohibit UPC's performance under the terms of this Reorganization Agreement.


                                   ARTICLE 7

                           COVENANTS OF BFC AND BFSB

                 7.1  Proxy Statement; BFC Shareholder Approval.  BFC shall
                      -----------------------------------------
call the Shareholders Meeting to be held as soon as reasonably practicable after the date of this Reorganization





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 54

Agreement and shall use its best efforts to ensure that such meeting is held not later than April 30, 1994, for the purpose of (i) approving this Reorganization Agreement and the Plan of Merger, and (ii) such other related matters as it deems appropriate. In connection with the Shareholders Meeting,
(i) BFC shall, with UPC's assistance, prepare a Proxy Statement to be filed with the SEC as part of UPC's registration statement and with any other appropriate Regulatory Authority; shall mail or cause to be mailed such Proxy Statement to the BFC Shareholders and shall provide UPC the opportunity to review and comment on the Proxy Statement at least five (5) business days prior to the filing of the Proxy Statement with the Regulatory Authorities for prior review and at least five (5) business days prior to the mailing of the Proxy Statement to the BFC Shareholders; (ii) the Parties shall furnish to each other all information concerning them that the other Party may reasonably request in connection with the preparation of such Proxy Statement; (iii) the Board of Directors of BFC shall recommend (subject to compliance with their legal and fiduciary duties as advised by counsel) to BFC Shareholders the approval of this Reorganization Agreement and the Plan of Merger; and (iv) BFC shall use its best efforts, subject to compliance with its legal and fiduciary duty as advised by counsel, to obtain such BFC Shareholders' approvals.

                 7.2  Conduct of Business -- Affirmative Covenants.  Unless the
                      --------------------------------------------
prior written consent of UPC shall have been obtained, which consent will not be unreasonably withheld by UPC and shall be forthcoming by UPC within five (5) Business Days from the submission of a written request by BFC therefor and, except as otherwise contemplated herein:

                          (a)  Except as may be required by statute, rule or
regulation, BFC and BFSB shall, and shall cause each BFC Subsidiary to:

                                  (i)  Operate its business only in the usual,
         regular, and ordinary course;

                                  (ii)  Preserve intact its business
         organizations and assets and to maintain its rights and franchises;

                                  (iii)  Take no action, unless otherwise
         required by law, rules or regulation, that would (A) adversely affect the ability of any of them or UPC to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Reorganization Agreement, or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Reorganization Agreement;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 55

                                  (iv)  Except as they may terminate in
         accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                                  (v)  Keep in full force and effect insurance
         coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of BFC or such BFC Subsidiary and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                                  (vi)  Use its best efforts to retain BFSB's
         present customer base and to facilitate the retention of such customers by BFSB and its branches after the Effective Time of the Merger; and

                                  (vii)  Maintain, renew, keep in full force
         and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to BFC, BFSB or UPC and UPC's Subsidiaries at and after the Effective Time of the Merger, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of BFSB's customer relationships;

                                  (viii)  Prior to the Effective Time of the
         Merger, BFC or BFSB shall make payment to William D. Powell and C. Raymond Duncan of $389,774 and $230,765, respectively, in full satisfaction of the rights of Mr. Powell and Mr. Duncan under their respective Employment Agreements with BFSB dated February 15, 1991.

                          (b)  BFC and BFSB agree to use their best efforts to
assist UPC in obtaining the Government Approvals necessary to complete the transactions contemplated hereby and do not know of any reason that such Government Approvals can not be obtained, and BFC and BFSB shall provide to UPC or to the appropriate governmental authorities all information reasonably required to be submitted in connection with obtaining such approvals;

                          (c) BFC and BFSB, at their own cost and expense,
shall use their best efforts to secure all necessary consents and all consents and releases, if any, required of BFC, BFSB or third parties and shall comply with all applicable laws, regulations and rulings in connection with this Reorganization Agreement and the consummation of the transactions contemplated hereby;


                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 56

                          (d)  At all times to and including, and as of, the
Closing, BFC and BFSB shall inform UPC in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the Schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of BFC and BFSB; provided, however, that any such updates to Schedules shall be
          --------  -------
required prior to the Closing only with respect to matters which represent material changes to the Schedules and the information contained therein; and provided further, that before such amendment, supplement or update may be
- -------- -------
deemed to be a part of this Reorganization Agreement, UPC shall have agreed in writing to each amendment, supplement or update to the Schedules made subsequent to the date of this Reorganization Agreement as an amendment to this Reorganization Agreement;

                          (e)  On and after the Closing Date, BFC and BFSB
shall give such further assistance to UPC and shall execute, acknowledge and deliver all such documents and instruments as UPC may reasonably request and take such further action as may be necessary or appropriate effectively to consummate the transactions contemplated by this Reorganization Agreement;

                          (f)  Between the date of this Reorganization
Agreement and the Closing Date, BFC and BFSB shall afford UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to BFC and BFSB. BFC and BFSB shall provide reasonable assistance to UPC in its investigation of matters relating to BFC and BFSB; and

                          (g) Subject to the terms and conditions of this
Reorganization Agreement, BFC and BFSB agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Reorganization Agreement. BFC shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 57

                 7.3  Conduct of Business -- Negative Covenants.  From the date
                      -----------------------------------------
of this Reorganization Agreement until the earlier of the Effective Time of the Merger or the termination of this Reorganization Agreement, BFC and BFSB covenant and agree that they will neither do, nor agree or commit to do, nor permit any BFC Subsidiary to do or commit or agree to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of UPC, which consent will not be unreasonably withheld, or as expressly permitted by this Reorganization Agreement:

                          (a)  Except as expressly contemplated by this
Reorganization Agreement or the Plan of Merger, amend its Certificate of Incorporation or Bylaws; or

                          (b)  Impose, or suffer the imposition, on any share
of capital stock held by it or by any of its Subsidiaries of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or

                          (c)  (i) Repurchase, redeem, or otherwise acquire or
exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities, except in satisfaction of any exercised BFC Stock Options or as expressly permitted by this Reorganization Agreement or the Plan of Merger; or (ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or (iv) declare a stock dividend on the BFC Common Stock; or (v) pay or declare a cash dividend or make or declare any other type of distribution on the BFC Common Stock except as expressly permitted by Section 8.2(i)(vi) of this Reorganization Agreement or the Plan of Merger; or

                          (d)  Except as expressly permitted by this
Reorganization Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions, or other transactions approved in writing by UPC, (ii) internal reorganizations or consolidations involving existing Subsidiaries, (iii) foreclosures in the ordinary course of business and not knowingly exposing it to liability by reason of Hazardous Substances,
(iv) acquisitions of control in its fiduciary capacity, or (v) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Reorganization Agreement; or

                          (e)  Except as expressly permitted by this
Reorganization Agreement or the Plan of Merger, to (i) issue,





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 58 sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of BFC Common Stock (except in satisfaction of any exercised BFC Stock Options), or any other capital stock of BFC or of any BFC Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, unless any such shares of such stock are directly sold or otherwise directly transferred to BFC or any BFC Subsidiary, or are issued in connection with any of the above-described securities encompassed in the BFC Option Plans, or (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of BFC or of any BFC Subsidiary; or (iii) sell, agree to sell, or otherwise dispose of any asset of BFC or any BFC Subsidiary other than in the ordinary course of business for reasonable and adequate consideration; or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity; or

                          (f)  Incur, or permit any BFC Subsidiary to incur,
any additional debt obligation or other obligation for borrowed money [other than (i) in replacement of existing short-term debt with other short-term debt of an equal or lesser amount, (ii) financing of banking related activities consistent with past practices, or (iii) indebtedness of BFC or any BFC Subsidiary to BFSB or another BFC Subsidiary] in excess of an aggregate of $50,000 (for BFC and its Subsidiaries on a consolidated basis) except in the ordinary course of the business of BFC or such BFC Subsidiary consistent with past practices (and such ordinary course of business shall include, but shall not be limited to, creation of deposit liabilities, entry into repurchase agreements or reverse repurchase agreements, purchases or sales of federal funds, Federal Reserve advances, FHLB advances, and sales of certificates of deposit); or

                          (g)  Except as expressly required by the terms of
this Reorganization Agreement, grant any increase in compensation or benefits to any of its employees or officers, except in accordance with past practices or as required by law; pay any bonus except in accordance with past practices; enter into any severance agreements with any of its officers or employees; grant any material increase in fees or other increases in compensation or other benefits to any director of BFC or of any BFC Subsidiary; or effect any change in retirement benefits for any class of its employees or officers, unless such change is required by applicable law; or

                          (h)  Except as expressly required by the terms of
this Reorganization Agreement, amend any existing employment contract between it and any person having a salary thereunder in





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 59 excess of $30,000 per year (unless such amendment is required by law) to increase the compensation or benefits payable thereunder; or to enter into any new employment contract with any person having an annual salary thereunder in excess of $30,000 that BFC or BFSB (or their respective successors) do not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time of the Merger; or

                          (i)  Except as expressly required by the terms of
this Reorganization Agreement, adopt any new employee benefit plan or terminate or make any material change in or to any existing employee benefit plan other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan; or

                          (j)  Enter into any new service contracts, purchase
or sale agreements or lease agreements having a value in excess of One Hundred Thousand Dollars ($100,000) to BFC or any BFC Subsidiary; or

                          (k)  Make any capital expenditure except for ordinary
purchases, repairs, renewals or replacements; or

                          (l)  Enter into any transactions other than in the
ordinary course of business; or

                          (m)  Grant or commit to grant any new extension of
credit to any officer, director or known holder of 2% or more of the outstanding BFC Common Stock, or to any corporation, partnership, trust or other entity controlled by any such person, if such extension of credit, together with all other credits then outstanding to the same borrower and all affiliated persons of such borrower, would exceed two percent (2%) of the capital of BFC or amend the terms of any such credit outstanding on the date hereof.

                 7.4  Conduct of Business -- Certain Actions.
                      --------------------------------------
                          (a)  Except to the extent necessary to consummate the
transactions specifically contemplated by this Reorganization Agreement, BFC and BFSB shall not, and shall use their respective best efforts to ensure that their respective directors, officers, employees, and advisors do not, directly or indirectly, institute, solicit, or knowingly encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or participate in any discussions or negotiations with, or provide any confidential or non-public information to, any corporate, partnership, person or





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 60 other entity or group (other than to UPC or any UPC Subsidiary) concerning any "Acquisition Proposal" (as defined below), except for actions reasonably considered by the Board of Directors of BFC, based upon the advice of outside legal counsel, to be required in order to fulfill its fiduciary obligations. BFC shall notify UPC immediately if any Acquisition Proposal has been or should hereafter be received by BFC or BFSB, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of BFC's Board of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions sought to be initiated, and the status of any reports, negotiations or expressions of interest. For purposes of this Section, "Acquisition Proposal" means any tender offer, agreement, understanding or other proposal pursuant to which any corporation, partnership, person or other entity or group, other than UPC or any UPC Subsidiary, would directly or indirectly (i) acquire or participate in a merger, share exchange, consolidation or any other business combination involving BFC or BFSB; (ii) acquire the right to vote ten percent (10%) or more of the BFC Common Stock or BFSB Common Stock; (iii) acquire a significant portion of the assets or earning power of BFC or of BFSB; or (iv) acquire in excess of ten percent (10%) of the outstanding BFC Common Stock or BFSB Common Stock.

                          (b)  As a condition of and as an inducement to UPC's
entering into this Reorganization Agreement, BFC and BFSB covenant, acknowledge, and agree that it shall be a specific, absolute, and unconditionally binding condition precedent to either BFC's or BFSB's entering into a letter of intent, agreement in principle, or definitive agreement (whether or not considered binding, non-binding, conditional or unconditional) with any third-party with respect to an Acquisition Proposal, or supporting or indicating an intent to support an Acquisition Proposal, other than this Reorganization Agreement and the transactions contemplated in this Reorganization Agreement, regardless of whether BFC or BFSB has otherwise complied with the provisions of Section 7.4(a) hereof, that BFC or such third-party which is a party to any Acquisition Proposal shall have paid UPC the sum of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000), which sum represents the (i) direct costs and expenses (including, but not limited to, fees and expenses incurred by UPC's financial or other consultants, printing costs, investment bankers, accountants, and counsel) incurred by or on behalf of UPC in negotiating and undertaking to carry out the transactions contemplated by this





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 61

Reorganization Agreement; (ii) indirect costs and expenses of UPC in connection with the transactions contemplated by this Reorganization Agreement, including UPC's management time devoted to negotiation and preparation for the transactions contemplated by this Reorganization Agreement; and (iii) UPC's loss as a result of the transactions contemplated by this Reorganization Agreement not being consummated. Accordingly, BFC and BFSB hereby jointly and severally stipulate and covenant that prior to BFC's or BFSB's entering into a letter of intent, agreement in principle, or definitive agreement, (whether binding or non-binding, conditional or unconditional) with any third-party with respect to an Acquisition Proposal or supporting or indicating an intent to support an Acquisition Proposal, either BFC or such third-party shall have paid to UPC the amount set forth above in immediately available funds to satisfy the specific, absolute, and unconditionally binding condition precedent imposed by this Section 7.4. Notwithstanding anything in this Section 7.4(b) to the contrary, in the event such Acquisition Proposal should be the result of an unsolicited offer or takeover of BFC or BFSB, any sums due UPC by BFC pursuant to the terms of this Section 7.4 shall be paid by BFC to UPC at the closing of the transactions set forth in such Acquisition Proposal and all obligations of UPC to hold the Closing by the Target Date shall be tolled until such time as the transactions set forth in any such Acquisition Proposal shall have been consummated or until such time as the Acquisition Proposal shall have expired plus such reasonable time as UPC shall require. UPC and INTERIM each acknowledges that under no circumstances shall any officer or director of BFC or BFSB (unless such officer or director shall have an interest in a potential acquiring party in any Acquisition Proposal) be held personally liable to UPC or INTERIM for any amount of the foregoing payment. On payment of such amount to UPC, UPC and INTERIM shall have no cause of action or claim (either in law or equity) whatsoever against BFC or BFSB, or any officer or director of BFC or BFSB, with respect to or in connection with such Acquisition Proposal, this Reorganization Agreement or the Plan of Merger.

                          (c)  The requirements, conditions, and obligations
imposed by this Section 7.4 shall continue in full force and effect from the date of this Reorganization Agreement until October 1, 1994, unless and until the earlier of any of the following events shall occur, in which event, thereafter neither BFC nor BFSB shall be obligated to pay the amount required by this Section 7.4 as a condition precedent to such transaction:

         (1) This Reorganization Agreement shall have been terminated (i) mutually by the Parties pursuant to Section 9.1(a) of this Reorganization Agreement; (ii) by UPC and INTERIM pursuant to
                 Section 9.1(b) of this Reorganization Agreement; (iii) by UPC and INTERIM or BFC and BFSB pursuant to Section 9.1(c) of this





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 62

                 Reorganization Agreement; (iv) by UPC and INTERIM or BFC and BFSB pursuant to Section 9.1(d) of this Reorganization Agreement; (v) by UPC and INTERIM or BFC and BFSB pursuant to
                 Section 9.1(e) of this Reorganization Agreement, and in the case of termination pursuant to Section 9.1(e), only on the basis of the failure to satisfy the conditions enumerated in subparagraph (2) below; (vi) by UPC and INTERIM pursuant to
                 Section 9.1(f) of this Reorganization Agreement; (vii) by UPC and INTERIM or BFC and BFSB pursuant to Section 9.1(g) of this Reorganization Agreement; (viii) by UPC and INTERIM pursuant to Section 9.1(h) of this Reorganization Agreement; (ix) by UPC and INTERIM pursuant to Section 9.1(i) of this Reorganization Agreement; and (x) by UPC and INTERIM or BFC and BFSB pursuant to Section 9.1(j) of this Reorganization Agreement; or

         (2) In the event the Merger should not be consummated as a result of the failure to satisfy any of the following conditions:

                          (i) Material inaccuracy (without waiver thereof) of representations and warranties of UPC as contemplated by the provisions of Section 8.1(b) of this Reorganization Agreement;

                          (ii) Noncompliance by UPC or INTERIM with their respective obligations as required by the provisions of Section 8.1(a) of this Reorganization Agreement;

                          (iii) The failure by UPC or INTERIM to effect all corporate action necessary on their respective parts as required by the provisions of Section 8.1 of this Reorganization Agreement or to satisfy the conditions set forth in Sections 8.1(d) or 8.1(g) of this Reorganization Agreement;

                          (iv) The failure to receive the requisite approvals as required by the provisions of Section 8.3(b) of this Reorganization Agreement other than any such failure arising out of any action or inaction on the part of BFC or BFSB;

                          (v) The occurrence of material legal proceedings as contemplated by the provisions of Section 8.3(a) of this Reorganization Agreement;

                          (vi) The failure on the part of the appropriate officers of UPC to deliver the certificates set forth in Section 8.1(c) of this Reorganization





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 63

                          Agreement, or the failure on the part of counsel to UPC to deliver the requisite opinion required by the provisions of Section 8.1(e) of this Reorganization Agreement; or

                          (vii) UPC shall have determined not to consummate the Merger pursuant to Sections 8.2(d), 8.2(f), 8.2(i), 8.2(k) or 8.2(l).


                                   ARTICLE 8

                             CONDITIONS TO CLOSING

                 8.1      Conditions to the Obligations of BFC.  Unless waived
                          ------------------------------------
in writing by BFC, the obligation of BFC to consummate the transaction contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
                                  -----------
undertakings of UPC and INTERIM to be performed at or prior to the Closing Date pursuant to this Reorganization Agreement shall have been duly performed, except for breaches of acts and undertakings which would not have, or would not reasonably be expected to have, any material adverse effect on the business or operations of UPC and the UPC Subsidiaries taken as a whole;

                          (b)     Representations and Warranties.  The
                                  ------------------------------
representations and warranties of UPC and INTERIM contained in Article 4 of this Reorganization Agreement shall be true and complete, in all material respects, on and as of the Effective Time of the Merger with the same effect as though made on and as of the Effective Time of the Merger, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date and (ii) for breaches or representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the business or operations of UPC and the UPC Subsidiaries taken as a whole;

                          (c)     Documents. In addition to the other
                                  ---------
deliveries of UPC or INTERIM described elsewhere in this Reorganization Agreement, BFC shall have received the following documents and instruments:

                                  (i)      a certificate signed by the
         Secretary or an assistant secretary of UPC and INTERIM dated as of the Closing Date certifying that:





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 64

                                        (A)     UPC's and INTERIM's respective
                 Boards of Directors have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of UPC or INTERIM is an officer of UPC or INTERIM, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of UPC
                 and INTERIM attached to such certificate remain in full force and effect; and

                                        (D)     UPC and INTERIM are in good
                 standing under their respective corporate charters; and

                                  (ii)  a certificate signed respectively by
         duly authorized officers of UPC and INTERIM stating that the conditions set forth in Section 8.1(a) and Section 8.1(b) of this Reorganization Agreement have been fulfilled;

                          (d)     Consideration.  BFC shall have received a
                                  -------------
certificate executed by an authorized officer of the Exchange Agent to the effect that the Exchange Agent has received and holds in its possession proper authorization to issue certificates evidencing shares of UPC Common Stock and cash or other good funds sufficient to meet the obligations of UPC to the BFC Record Holders to deliver the Consideration under this Reorganization Agreement and the Plan of Merger;

                          (e)     Opinion of UPC's and INTERIM's Counsel.  BFC
                                  --------------------------------------
shall have been furnished with an opinion of counsel to UPC and INTERIM, dated as of the Closing Date, addressed to and in form and substance satisfactory to BFC, to the effect that:

                                  (i)      UPC is a Tennessee corporation duly
         organized, validly existing, and in good standing under the laws of the State of Tennessee; and INTERIM is a Delaware





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 65 corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

                                  (ii)     this Reorganization Agreement has
         been duly and validly authorized, executed and delivered by UPC, and INTERIM and (assuming this Reorganization Agreement is a binding obligation of BFC and BFSB) constitutes a valid and binding obligation of UPC and INTERIM enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion;

                                  (iii)    neither the execution and delivery by
         UPC or INTERIM of this Reorganization Agreement nor any of the documents to be executed and delivered by UPC or INTERIM in connection herewith violates or conflicts with UPC's, or INTERIM's corporate charters or bylaws or, to the best of the knowledge, information and belief (without making special inquiry) of such counsel, any material contracts, agreements or other commitments of UPC or INTERIM;

                                  (iv)     to the knowledge of such counsel
         after due inquiry, no consent or approval by any Governmental Authority which has not already been obtained is required for execution and delivery by UPC and INTERIM of this Reorganization Agreement or any of the documents to be executed and delivered by UPC or INTERIM in connection herewith; and

                                  (v)      the shares of UPC Common Stock to be
         issued in the names of the BFC Record Holders and delivered in exchange for their BFC Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of UPC or INTERIM or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the State of Tennessee; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991);

                          (f)     Fairness Opinion.  BFC shall have received a
                                  ----------------
"fairness opinion" letter from its independent financial adviser to the effect that, in the opinion of such adviser the Consideration to be received by the BFC Record Holders is fair to





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 66 the shareholders of BFC from a financial point of view, and such "fairness opinion" shall not have been withdrawn prior to the Closing Date, and BFC shall have received an updated "fairness opinion" letter from such advisers within five (5) days prior to the Closing Date reinforcing the opinions provided in the initial "fairness opinion" letter; and

                          (g)     Tax Opinion.  BFC shall have received a
                                  -----------
written opinion from counsel to the effect that the transactions contemplated by this Reorganization Agreement and the Plan of Merger will constitute one or more tax-free reorganizations under Section 368 of the Internal Revenue Code and that the BFC Record Holders will not recognize any gain or loss to the extent that such BFC Record Holders exchange shares of BFC Common Stock for shares of UPC Common Stock as contemplated by this Reorganization Agreement and the Plan of Merger assuming that the shares of BFC Common Stock so exchanged by such BFC Record Holders are held by them as capital assets at the time of such exchange.

                 8.2      Conditions to the Obligations of UPC and INTERIM.
                          ------------------------------------------------
Unless waived in writing by UPC and INTERIM, the obligation of UPC and INTERIM to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
                                  -----------
undertakings of BFC and BFSB to be performed at or before the Closing Date pursuant to this Reorganization Agreement shall have been duly performed, except for breaches of acts and undertakings which would not have, or would not reasonably be expected to have, any material adverse effect on the business or operations of BFC and the BFC Subsidiaries taken as a whole;

                          (b)     Representations and Warranties.  The
                                  ------------------------------
representations and warranties of BFC and BFSB contained in Article 5 of this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date and (ii) for breaches or representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the business or operations of BFC and the BFC Subsidiaries taken as a whole;

                          (c)     Documents. In addition to the documents
                                  ---------
described elsewhere in this Reorganization Agreement, UPC shall have received the following documents and instruments:





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 67

                                  (i)      a certificate signed by the
         Secretary or an assistant secretary of BFC and BFSB dated as of the Closing Date certifying that:

                                        (A)     BFC's and BFSB'S respective
                 Boards of Directors and shareholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of BFC or BFSB, is an officer of BFC or BFSB, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of BFC
                 and BFSB attached to such certificate remain in full force and effect; and

                                        (D)     BFC and BFSB are in good
                 standing under their respective corporate charters; and

                                  (ii)     a certificate signed by the
         respective President, Chief Executive Officer or an Executive Vice President of each of BFC and BFSB stating that the conditions set forth in Section 8.2(a), Section 8.2(b) and 8.2(f) this Reorganization Agreement have been satisfied;

                          (d)     Destruction of Property.  Between the date of
                                  -----------------------
this Reorganization Agreement and the Closing Date, there shall have been no damage to or destruction of real property, improvements or personal property of BFC or BFSB which materially reduces the market value of such property, and no zoning or other order, limitation or restriction imposed against the same that might have a material adverse impact upon the operations, business or prospects of BFC or BFSB; provided, however, that the availability of insurance coverage
                --------  -------
shall be taken into account in determining whether there has been such a material adverse impact or material reduction in market value. In the event of such damage, destruction, order, limitation or restriction, UPC and INTERIM may elect either (i) to close the contemplated





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 68 transactions in accordance with the terms of this Reorganization Agreement or
(ii) to terminate this Reorganization Agreement without penalty;

                          (e)     Inspections Permitted.  Between the date of
                                  ---------------------
this Reorganization Agreement and the Closing Date, BFC and BFSB shall have afforded UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to BFC and BFSB. BFC and BFSB shall have caused all BFC or BFSB personnel to provide reasonable assistance to UPC in its investigation of matters relating to BFC and BFSB;

                          (f)     No Material Adverse Change.  No material
                                  --------------------------
adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or condition (financial or otherwise) of BFC and BFSB taken as a whole shall have occurred since the date of this Reorganization Agreement. In the event of such a material adverse change with respect to BFC or BFSB, UPC may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

                          (g)     Opinion of BFC's Counsel.  UPC shall have
                                  ------------------------
been furnished with an opinion of legal counsel to BFC and BFSB, dated the Closing Date, addressed to and in form and substance satisfactory to UPC, to the effect that:

                                  (i)       BFC is a corporation duly
         organized, validly existing and in good standing under the laws of the State of Delaware;

                                  (ii)      BFSB is a federal stock savings
         bank, duly organized, validly existing, and in good standing under the laws of the United States of America;

                                  (iii)     this Reorganization Agreement has
         been duly and validly authorized, executed and delivered by BFC and BFSB and (assuming that this Reorganization Agreement is a binding obligation of UPC and INTERIM and the Plan of Merger is a binding obligation of UPC and INTERIM) constitutes a valid and binding obligation of BFC and BFSB enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 69 application of equitable principles and judicial discretion; and

                                  (iv) to the knowledge of such counsel after
         due inquiry, no consent or approval, which has not already been obtained, by any governmental authority is required for execution and delivery by BFC or BFSB of this Reorganization Agreement or any of the documents to be executed and delivered by BFC and BFSB in connection herewith.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of BFC or BFSB or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the State of Delaware and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991);

                          (h)  Other Business Combinations, Etc.  Neither BFC
                               --------------------------------
nor BFSB shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which BFC or BFSB would merge; consolidate with; effect a business combination with; sell any substantial part of BFC's or BFSB's assets; acquire a significant part of the shares or assets of any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of BFC or BFSB or the benefits of acquiring the BFC Common Stock;

                          (i)     Maintenance of Certain Covenants, Etc.  At
                                  -------------------------------------
the time of Closing (i) the total assets of BFC shall be not less than $250,000,000; (ii) the consolidated tangible equity capital of BFC shall have been not less than $29,000,000 as of September 30, 1993, and shall have increased since that time through normal earnings growth; (iii) the tangible equity capital of BFSB shall have been not less than $24,500,000 as of September 30, 1993, and shall have increased since that time through normal earnings growth; (iv) neither BFC nor BFSB shall have issued or repurchased from the date hereof any additional equity or debt securities, or any rights to purchase or repurchase such securities, except as set forth in this Agreement (therefore, there shall be not more than 1,905,680 shares of BFC Common Stock validly issued and outstanding at the Effective Time of the Merger); (iv) from September 30, 1993, there shall have been no extraordinary sale of assets, nor any investment portfolio restructuring by either BFC or BFSB; (v) neither BFC nor BFSB





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 70
shall have issued or granted since September 30, 1993, through the Closing Date any additional BFC Stock Options, and all validly issued and outstanding BFC Stock Options shall have been fully exercised prior to the Closing or tendered to BFC for conversion into options to purchase shares of UPC Common Stock as contemplated in Section 2.7 of this Reorganization Agreement and none shall have been repurchased by BFC or BFSB prior to the Closing; (vi) from the date hereof, BFC shall not have declared or paid any cash dividends except its customary and historical quarterly cash dividend (which may be increased by One Cent ($.01) per share) prior to Closing; provided, however, in the event the
                                         --------  -------
Closing shall not have occurred by October 1, 1994 (the "Target Date"), BFC may increase its quarterly cash dividend for any quarter subsequent to the Target Date and prior to Closing to an amount not to exceed the cash dividend ratio paid by UPC on shares of UPC Common Stock adjusted by the Exchange Ratio; and
(vii) the Merger can be accounted for as a "pooling of interests" on the financial statements of UPC. The criteria and calculations set forth above shall be determined in accordance with GAAP assuming that BFC and BFSB shall have been operated consistently in the normal course of their business; provided, however, that the effects of any balance sheet expansion through abnormal, unusual, nonrecurring or out of the ordinary borrowings or by the realization of extraordinary or nonrecurring gains or other income from the disposition of assets or liabilities or through similar transactions shall be eliminated from the calculations;

                          (j)     Non-Compete Agreements.  Each member of the
                                  ----------------------
Board of Directors of BFC shall have entered into a non-compete agreement with UPC and BFC substantially in the form of UPC's standard form of non-compete agreement, a copy which is annexed hereto as Exhibit 8.2(j), providing for a term of not less than two (2) years and covering the general geographic region(s) in which BFC and BFSB currently operate and do business in or have a present intention to do business in;

                          (k)     Tax Opinion.  UPC shall have received a
                                  -----------
written opinion from counsel to the effect that the transactions contemplated by this Reorganization Agreement and the Plan of Merger will constitute one or more tax-free reorganizations under Section 368 of the Internal Revenue Code and that the BFC Record Holders will not recognize any gain or loss to the extent that such BFC Record Holders exchange shares of BFC Common Stock for shares of UPC Common Stock as contemplated by this Reorganization Agreement and the Plan of Merger assuming that the shares of BFC Common Stock so exchanged by such BFC Record Holders are held by them as capital assets at the time of such exchange;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 71

                          (l)     Pooling of Interests Accounting Treatment.
                                  -----------------------------------------
UPC shall have received (i) from Price Waterhouse, or other independent accountants acceptable to UPC, a letter dated within five (5) days prior to the Closing Date, in form and substance acceptable to UPC, stating the accountants' opinion that, based upon the information furnished to them, the Reorganization and Merger should be accounted for by UPC as a "pooling of interests" for financial statement purposes and that such accounting treatment is in accordance with generally accepted accounting principles and (ii) from BFC's regularly retained independent accountants or other independent accountants acceptable to UPC, a letter dated within five (5) days prior to the Closing Date stating that, upon a review of BFC's books and records, the accountants are aware of no reason why a business combination, such as the one contemplated in this Reorganization Agreement, to which BFC is a party should not be accounted for as a "pooling of interests" under generally accepted accounting principles;

                          (m)     Receipt of Affiliate Letters.  Pursuant to
                                  ----------------------------
the provisions of Section 6.2 of this Reorganization Agreement, UPC shall have received a written commitment in form and substance satisfactory to UPC and its counsel (an "Affiliate Letter") from each BFC Record Holder who would be deemed an Affiliate of BFC at the time of Closing under the Securities Laws and who accepts shares of UPC Common Stock as Consideration for the cancellation, exchange and conversion of his shares of BFC Common Stock pursuant to the terms and conditions of this Reorganization Agreement, committing to UPC that such BFC Record Holder shall not pledge, assign, sell, transfer, devise, otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such BFC Record Holder upon consummation of the Merger, nor enter into any formal or informal agreement to pledge, assign, sell or transfer, devise, or otherwise alienate his right, title and interests in any of the shares of UPC Common Stock to be delivered by UPC to such BFC Record Holder pursuant to the terms and conditions of this Reorganization Agreement until such time as UPC shall have publicly released a statement of UPC's consolidated earnings reflecting the combined financial results of operations of UPC and BFC for a period of not less than thirty (30) days subsequent to the Effective Time of the Merger;

                          (n)     Employment Agreements.  Mr. William D.
                                  ---------------------
Powell, President and Chief Executive Officer of BFC, and Mr. C. Raymond Duncan, Senior Vice-President and Treasurer of BFC, shall each have entered into an Employment Agreement with UPC or BFC substantially in the form of the Employment Agreement annexed hereto as Exhibit 8.2(n), and in consideration for entering into such Employment Agreements each shall have waived all rights





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 72 under any existing employment agreements with BFC or BFSB except as provided in Certain Post Merger Agreements; and

                          (o)     Fairness Opinion.  UPC shall have received a
                                  ----------------
"fairness opinion" letter from its independent financial adviser to the effect that, in the opinion of such adviser the Consideration to be received by the BFC Record Holders is fair to the shareholders of UPC from a financial point of view, and such "fairness opinion" shall not have been withdrawn prior to the Closing Date, and UPC shall have received an updated "fairness opinion" letter from such advisers within five (5) days prior to the Closing Date reinforcing the opinions provided in the initial "fairness opinion" letter.

                 8.3      Conditions to Obligations of All Parties.  The
                          ----------------------------------------
obligation of each party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                          (a)  No Pending or Threatened Claims.  That no claim,
                               -------------------------------
action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Reorganization Agreement or the obtaining of material damages or other relief in connection therewith;

                          (b)     Governmental Approvals and Acquiescence
                                  ---------------------------------------
Obtained.  The Parties hereto shall have received all applicable Governmental
- --------
Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired;

                          (c)     Registration Statement.  The registration
                                  ----------------------
statement shall have been declared effective and shall not be subject to a stop order of the SEC and, if the offer and sale of UPC Common Stock in the Merger pursuant to this Reorganization Agreement is subject to the Blue Sky laws of any state, shall not be subject to a stop order of any state securities commission; and

                          (d)     Shareholder Approval.  This Reorganization
                                  --------------------
Agreement and the Plan of Merger shall have been approved by the BFC Shareholders by vote of at least the number of BFC Shareholders as required by applicable law and the Certificate of Incorporation of BFC.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 73

                                   ARTICLE 9

                                  TERMINATION

                 9.1      Termination.  This Reorganization Agreement and the
                          -----------
Plan of Merger may be terminated at any time prior to the Closing, as follows:

                          (a)     By mutual consent in writing of the Parties;

                          (b)     By UPC or INTERIM, should BFC or any BFC
Subsidiary fail to conduct its business pursuant to BFC's and BFSB's Covenants made in Article 7;

                          (c)  By UPC, INTERIM or BFC in the event the Closing
shall not have occurred by October 1, 1994 (the "Target Date"), unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Agreement to perform its obligations hereunder in a timely manner. If UPC shall have filed any and all applications to obtain the requisite Government Approvals within sixty (60) days of the date hereof, and if the Closing shall not have occurred solely because of a delay caused by a government regulatory agency or authority in its review of the application before it, then BFC and BFSB shall, upon UPC's written request, extend the Closing Date until such time as all Government Approvals have been obtained and any stipulated waiting periods have expired;

                          (d)     By either UPC, INTERIM or BFC, upon written
notice to the other Party, upon denial of any Governmental Approval necessary for the consummation of the Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however,
                                                             --------  -------
that either UPC or BFC may, upon written notice to the other, extend the term of this Reorganization Agreement for only one sixty (60) day period to prosecute diligently and overturn such denial, provided that such denial has
                                               --------
been appealed within ten (10) business days of the receipt thereof;

                          (e)     By UPC or INTERIM in the event the conditions
set forth in Sections 8.2 or 8.3 are not satisfied in all material respects as of the Closing Date, or by BFC if the conditions set forth in Section 8.1 or
8.3 are not satisfied in all material respects as of the Closing Date, and such failure has not been waived prior to the Closing;

                          (f)     By UPC or INTERIM in the event that there
shall have been, in UPC's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 74 or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of BFC or BFSB taken as a whole, or upon the occurrence of any event or circumstance which may have the effect of limiting or restricting UPC's voting power or other rights normally enjoyed by the registered holders of the BFC Common Stock which are the subject of the instant transaction;

                          (g)  By UPC, INTERIM or BFC in the event that
there shall have been a material breach of any obligation of the other Party hereunder and such breach shall not have been remedied within thirty (30) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

                          (h)  By UPC or INTERIM should BFC or any BFC
Subsidiary enter into any letter of intent or agreement with a view to being acquired by or effecting a business combination with any other Person; or any agreement to merge, to consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise;

                          (i)  By UPC or INTERIM should BFC or BFSB or any BFC
Subsidiary enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring BFC or BFSB to raise additional capital or to sell a substantial portion of its assets; or

                          (j)  By BFC or BFSB in the event the Current Market
Price Per Share of the UPC Common Stock should be less than $24.00 per share of UPC Common Stock.

If a Party should elect to terminate this Reorganization Agreement pursuant to subsections (b), (c), (d), (e), (f), (g), (h), (i) or (j) of this Section 9.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Section 10.1 ("Notices") of this Reorganization Agreement.

                 9.2      Effect of Termination.  In the event that this
                          ---------------------
Reorganization Agreement should be terminated pursuant to Section 9.1 hereof, all further obligations of the Parties under this Reorganization Agreement shall terminate without further liability of any Party to another; provided,
                                                                   --------
however, that a termination under Section 9.1 hereof shall not relieve any
- -------
Party of any liability for a breach of this Reorganization Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 75 available remedy for any such breach, misstatement or misrepresentation.


                                   ARTICLE 10

                               GENERAL PROVISIONS

                 10.1       Notices.  Any notice, request, demand and other
                            -------
communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:

If to BFC or BFSB:
                                  BANCFIRST Corporation.
                                  255 Grant Street, S.E.
                                  Post Office Box 1429
                                  Decatur, Alabama 35062
                                  Fax:  (205) 351-4307
                                  Attn: William D. Powell,  President and
                                              Chief Executive Officer

With a copy to:                   Breyer & Aguggia
                                  601 13th Street, N.W.
                                  Washington, D.C. 20005
                                  Fax:  (202) 737-7979
                                  Attn: John F. Breyer, Jr., Esq.

If to UPC or INTERIM:

                                  Union Planters Corporation
                                  P.O. Box 387 (mailing address)
                                  Memphis, Tennessee 38147


or                                7130 Goodlett Farms Parkway (deliveries)
                                  Memphis, Tennessee  38018
                                  Fax:  (901) 383-2877
                                  Attn: Jackson W. Moore, President
                                    Gary A. Simanson, Associate General Counsel

or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 76

                 10.2       Assignability and Parties in Interest.  This
                            -------------------------------------
Reorganization Agreement shall not be assignable by any of the Parties hereto; provided, however, that UPC may assign, set over and transfer all, or any part
- --------  -------
of its rights and obligations under this Reorganization Agreement to any one or more of its present or future Affiliates. This Reorganization Agreement shall inure to the benefit of, and be binding only upon the Parties hereto and their respective successors and permitted assigns and no other Persons.

                 10.3       Governing Law.  This Reorganization Agreement shall
                            -------------
be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Tennessee, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Reorganization Agreement shall be heard in a court of competent jurisdiction located in Shelby County, Tennessee.

                 10.4       Counterparts.  This Reorganization Agreement may be
                            ------------
executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                 10.5       Best Efforts.  BFC, BFSB, UPC and INTERIM each
                            ------------
agrees to use its best efforts to complete the transactions contemplated by this Reorganization Agreement in accordance with the terms and provisions of this Reorganization Agreement.

                 10.6       Publicity.  The Parties agree that press releases
                            ---------
and other public announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement. Notwithstanding the foregoing, each of the Parties hereto may respond to inquiries relating to this Reorganization Agreement and the transactions contemplated hereby by the press, employees or customers without any notice or further consent of the other Parties. Nothing in this Reorganization Agreement shall be construed to prohibit BFC or the Board of Directors of BFC from making any disclosure to the shareholders of BFC which in the judgement of the Board of Directors of BFC (as advised by counsel) may be required in connection with this Reorganization Agreement. BFC shall promptly notify UPC in writing of any such disclosure is made.

                 10.7       Entire Agreement.  This Reorganization Agreement,
                            ----------------
together with the Plan of Merger which is Exhibit A hereto, Certain Post Merger Agreements, the Schedules, Annexes, Exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 77 accordance with Section 10.9 hereof constitute the entire agreement of the Parties hereto pertaining to the transaction contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The Schedules, Annexes, Exhibits and certificates attached hereto or furnished pursuant to this Reorganization Agreement are hereby incorporated as integral parts of this Reorganization Agreement. Except as provided herein, by specific language and not by mere implication, this Reorganization Agreement is not intended to confer upon any other person not a Party to this Reorganization Agreement any rights or remedies hereunder.

                 10.8       Severability.  If any portion or provision of this
                            ------------
Reorganization Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Reorganization Agreement invalid, illegal or unenforceable in any other jurisdiction.

                 10.9       Modifications, Amendments and Waivers.  At any time
                            -------------------------------------
prior to the Closing or termination of this Reorganization Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

                          (a)     extend the time for the performance of any of
the obligations or other acts of the other Party hereto;

                          (b)     waive any inaccuracies in the representations
and warranties made by the other Party contained in this Reorganization Agreement or in the Annexes, Schedules or Exhibits hereto or any other document delivered pursuant to this Reorganization Agreement;

                          (c)     waive compliance with any of the covenants or
agreements of the other Party contained in this Reorganization Agreement; and

                          (d)     amend or add to any provision of this
Reorganization Agreement or the Plan of Merger; provided, however, that no
                                                --------  -------
provision of this Reorganization Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Reorganization Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 78

                 10.10  Interpretation.  The headings contained in this
                        --------------
Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

                 10.11  Payment of Expenses.  Except as set forth herein, UPC
                        -------------------
and BFC shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

                 10.12  Finders and Brokers.  UPC, INTERIM, BFC and BFSB
                        -------------------
represent and warrant to each other that they have employed no broker or finder in connection with the transactions described in this Reorganization Agreement under an arrangement pursuant to which a fee is, or may be due to such broker or finder as a result of the execution of this Reorganization Agreement or the closing of the transactions contemplated herein. This section shall survive the termination of this Reorganization Agreement.

                 10.13  Equitable Remedies.  The Parties hereto agree that, in
                        ------------------
the event of a breach of this Reorganization Agreement by BFC or BFSB, UPC and INTERIM will be without an adequate remedy at law by reason of the unique nature of BFC and BFSB. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to UPC and INTERIM, UPC, and INTERIM shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Reorganization Agreement by BFC or BFSB, and no attempt on the part of UPC or INTERIM to obtain such equitable relief shall be deemed to constitute an election of remedies by UPC or INTERIM which would preclude UPC or INTERIM from obtaining any remedies at law to which it would otherwise be entitled. BFC and BFSB covenant that they shall not contend in any such proceeding that UPC or INTERIM is not entitled to a decree of specific performance by reason of having an adequate remedy at law.

                 10.14  Attorneys' Fees.  If any Party hereto shall bring an
                        ---------------
action at law or in equity to enforce its rights under this Reorganization Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

                 10.15  Survival of Representations and Warranties.  All
                        ------------------------------------------
representations and warranties made by the Parties hereto or in any instrument or document furnished in connection herewith,





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 79 shall survive the Closing and any investigation at any time made by or on behalf of the Parties hereto and shall expire at the Effective Time of the Merger except as to any matter which is based upon willful fraud with respect to which the representations and warranties set forth in this Reorganization Agreement shall expire on the earlier of six months from the Effective Time of the Merger or the expiration of the applicable statutes of limitation. Nothing in this Section 10.15 shall limit BFC's, BFSB's, UPC's or INTERIM's rights or remedies for misrepresentations, breaches of this Reorganization Agreement or any other improper action or inaction by the other Party hereto prior to the its termination. All obligations, agreements, covenants and undertakings of the Parties hereto or to the Certain Post Merger Agreements to be performed either in whole or in part after the Effective Time of the Merger shall survive the Closing and shall not expire at the Effective Time of the Merger.

                 10.16  No Waiver.  No failure, delay or omission of or by any
                        ---------
Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Reorganization Agreement must be in writing and must be executed by the Parties to this Reorganization Agreement and shall be effective only to the extent specifically set forth in such writing.

                 10.17  Remedies Cumulative.  All remedies provided in this
                        -------------------
Reorganization Agreement, by law or otherwise, shall be cumulative and not alternative.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 80

          IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Reorganization Agreement or has caused this Reorganization Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.



                                                   BANCFIRST CORPORATION



                                                   By:
                                                       -------------------------------
                                                         William D. Powell
                                                   Its:  President and Chief
                                                         Executive Officer

ATTEST:



- ------------------------------
Miles A. Wright, Secretary

                                                   BANKFIRST, a federal savings bank



                                                   By:
                                                       -------------------------------
                                                         William D. Powell
                                                   Its:  President and Chief
                                                         Executive Officer

ATTEST:



- ------------------------------
Miles A. Wright, Secretary





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 81

                                                   UNION PLANTERS CORPORATION



                                                   By:
                                                       -------------------------------
                                                          Jackson W. Moore
                                                   Its:   President

ATTEST:



- ------------------------------
J. F. Springfield, Secretary




                                                   BFC ACQUISITION COMPANY, INC.



                                                   By:
                                                       -------------------------------
                                                          Jackson W. Moore
                                                   Its:   President

ATTEST:



- ------------------------------
J. F. Springfield, Secretary





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 82

                                 PLAN OF MERGER                      EXHIBIT A

                        SETTING FORTH THE PLAN OF MERGER

                                       OF

                         BFC ACQUISITION COMPANY, INC.
                            (A DELAWARE CORPORATION)

                                 WITH AND INTO

                             BANCFIRST CORPORATION
                            (A DELAWARE CORPORATION)


         THIS PLAN OF MERGER ("Plan of Merger") is made and entered into as of the 27th day of January, 1994, by and between BANCFIRST CORPORATION ("BFC"), a corporation chartered and existing under the laws of the State of Delaware which is a registered savings and loan holding company and whose principal offices are located at 255 Grant Street, S.E. (Post Office Box 1429), Decatur, Morgan County, Alabama 35602; UNION PLANTERS CORPORATION ("UPC"), a corporation organized and existing under the laws of the State of Tennessee having its principal office at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018 and which is registered as a bank holding company under the Bank Holding Company Act; and BFC ACQUISITION COMPANY, INC. ("INTERIM"), a corporation chartered and existing under the laws of the State of Delaware, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, and which is a wholly-owned subsidiary of UPC. All of the authorized, issued and outstanding shares of capital stock of INTERIM are owned and held of record by UPC.

                                    PREAMBLE

         WHEREAS, UPC, INTERIM and BFC have entered into an Agreement and Plan of Reorganization dated as of the 27th day of January, 1994 ("Reorganization Agreement") to which this Plan of Merger is Exhibit A and is incorporated by reference as an integral part thereof providing for the merger of INTERIM with and into BFC (which would be the Surviving Corporation) and the acquisition of all of the BFC Common Stock outstanding immediately prior to the Effective Time of the Merger by UPC for the Consideration set forth in the Reorganization Agreement and this Plan of Merger; and




      PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

         WHEREAS, As provided in the Reorganization Agreement, UPC has caused INTERIM to join in this Plan of Merger by executing and delivering same; and

         WHEREAS, The Boards of Directors of UPC, INTERIM and BFC are each of the opinion that the interests of their respective corporations and their corporations' respective shareholders would best be served if INTERIM were to be merged with and into BFC, which would survive the Merger, on the terms and conditions provided in the Reorganization Agreement and in this Plan of Merger, and as a result of such Merger becoming effective, the Surviving Corporation would become a wholly-owned subsidiary of UPC.

         NOW, THEREFORE, in consideration of the covenants and agreements of the Parties contained herein, BFC, UPC and INTERIM hereby make, adopt and approve this Plan of Merger in order to set forth the terms and conditions for the merger of INTERIM with and into BFC (the "Merger").


                                   ARTICLE I.
                                  DEFINITIONS

         1.1 As used in this Plan of Merger and in any amendments hereto, all capitalized terms herein shall have the meanings assigned to such terms in the Reorganization Agreement unless otherwise defined herein.


                                   ARTICLE 2
                                 CAPITALIZATION

         2.1     BFC ACQUISITION COMPANY, INC..  The authorized capital stock
                 ------------------------------
of INTERIM consists of 1,000 shares of common stock having a par value of $.01 per share (the "INTERIM Common Stock") and no shares of preferred stock. As of the date of this Plan of Merger, 1,000 shares of INTERIM Common Stock are issued and outstanding, and no shares of INTERIM Common Stock are held by it as treasury stock. All such issued and outstanding shares of INTERIM Common Stock are owned beneficially and of record by UPC.

         2.2     BANCFIRST CORPORATION  The authorized capital stock of BFC
                 ---------------------
consists of 3,200,000 shares of common stock having a par value of $.01 per share (the "BFC Common Stock") and 400,000 shares of preferred stock having a par value of $.01 per share (the "BFC Preferred Stock). As of the date hereof, 1,784,193 shares of BFC Common Stock were issued and outstanding, no shares of BFC Common Stock were held by BFC as BFC Treasury Stock and no shares of BFC Preferred Stock were issued and outstanding.




       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN REORGANIZATION

                                   ARTICLE 3
                                 PLAN OF MERGER

         3.1     Constituent Corporations.  The name of each constituent
                 ------------------------
corporation to the Merger is:

                         BFC ACQUISITION COMPANY, INC.
                                      and
                             BANCFIRST CORPORATION

         3.2     Surviving Corporation.  The Surviving Corporation shall be:
                 ----------------------
                             BANCFIRST CORPORATION

which as of the Effective Time of the Merger shall continue to be named:

                             BANCFIRST CORPORATION


         3.3     Terms and Conditions of Merger.  The Merger shall be
                 ------------------------------
consummated only pursuant to, and in accordance with this Plan of Merger and the Reorganization Agreement. Conditioned upon the satisfaction or waiver
(by the Party or Parties entitled to the benefit thereof) of all conditions precedent to consummation of the Merger, the Merger will become effective on the date and at the time (the "Effective Time of the Merger") of the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time and/or date as may be agreed upon by the parties and set forth in the Certificate of Merger. At the Effective Time of the Merger, INTERIM shall be merged with and into BFC which will survive the Merger, and the separate existence of INTERIM shall cease thereupon, and without further action, BFC shall thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of both BFC and INTERIM, whether of a public or private nature, and shall be subject to all of the liabilities, restrictions, disabilities, and duties of both BFC and INTERIM.

         3.4     Certificate of Incorporation.  At the Effective Time of the
                 ----------------------------
Merger, the Certificate of Incorporation of BFC, as in effect immediately prior to the Effective Time of the Merger, shall constitute the Certificate of Incorporation of BFC as the Surviving Corporation, unless and until the same shall be amended as provided by law and the terms of such Certificate of Incorporation.

         3.5     Bylaws.  At the Effective Time of the Merger, the Bylaws of
                 ------
BFC, as in effect immediately prior to the Effective Time of the Merger, shall continue to be its Bylaws as the Surviving Corporation, unless and until amended or repealed as




     PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION provided by law, its Certificate of Incorporation and such Bylaws.

         3.6     Directors and Officers.  The directors and officers of BFC in
                 ----------------------
office immediately prior to the Effective Time of the Merger shall continue to be the directors and officers of the Surviving Corporation, to hold office as provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or they shall be removed as provided therein.

         3.7     Name.  The name of BFC as the Surviving Corporation following
                 ----
the Merger, shall remain:

                             BANCFIRST CORPORATION

or such other name as BFC shall adopt.


                                   ARTICLE 4
                         DESCRIPTION OF THE TRANSACTION

         4.1     Conversion of the INTERIM Common Stock.  At the Effective Time
                 --------------------------------------
of the Merger, each share of $.01 par value common stock of INTERIM (the "INTERIM Common Stock") issued and outstanding immediately prior to the Effective Time of The Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted into and become one share of the issued and outstanding common stock of the Surviving Corporation.

         4.2     Conversion and Cancellation of Shares of BFC.  At the
                 --------------------------------------------
Effective Time of the Merger, each share of $.01 par value common stock of BFC issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 4.3 hereof.

         4.3     Exchange of BFC Shares; Exchange Ratio.  At the Effective Time
                 --------------------------------------
of the Merger, the outstanding shares of BFC Common Stock held by the BFC Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in BFC and shall automatically be converted exclusively into, and constitute only the right of the BFC Record Holders to receive in exchange for their shares of BFC Common Stock, whole shares of UPC Common Stock and a cash payment in settlement of any remaining fractional share of UPC





      PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

Common Stock in accordance with the terms and conditions of this Section 4.3. The shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC to the BFC Record Holders pursuant to the terms of this Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."

The number of shares of UPC Common Stock to be exchanged for each share of BFC Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be based on an exchange ratio (the "Exchange Ratio") as determined and set forth in this Section 4.3. The Exchange Ratio shall be determined as follows:

                                  (A)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than or equal to $24.00 per share of UPC Common Stock, the Exchange Ratio shall be based on a fixed Exchange Ratio of 1.078 shares of UPC Common Stock for each share of BFC Common validly issued and outstanding immediately prior to the Effective Time of the Merger; and

                                  (B)  In the event the Current Market Price
         Per Share of UPC Common Stock should be less than $24.00 per share of UPC Common Stock, the Exchange Ratio shall be fixed at 1.078 shares of UPC Common Stock for each share or BFC Common Stock; provided, however,
                                                              --------  -------
         BFC shall have the right to either accept the fixed Exchange Ratio of
         1.078 or terminate the transaction in accordance with the terms and provisions of the Reorganization Agreement and this Plan of Merger, provided, further, in the event BFC should elect to terminate the
         --------  -------
         Reorganization Agreement and this Plan of Merger in accordance with this Section 4.3, UPC may, in its sole discretion, reinstate the Reorganization Agreement and this Plan of Merger and the transactions contemplated herein by increasing the number of shares of UPC Common Stock to be delivered by UPC to the BFC Record Holders hereunder (i.e. the Exchange Ratio) based on a fixed price of $25.87 per share of BFC Common Stock divided by the Current Market Price Per Share of UPC
                      ------- --
         Common Stock.

The Exchange Ratio as determined in this Section 4.3 shall be based on an aggregate of no more than 1,905,680 shares of BFC Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger and, for purposes of this paragraph, counting all unexercised BFC Stock Options issued and outstanding immediately prior to the Effective Time of the Merger as shares of BFC Common Stock so converted and exchanged; provided, however, that no
                                                --------  -------
fractional shares of UPC Common Stock shall be issued and if, after aggregating all of the shares of





       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

UPC Common Stock to which a BFC Record Holder is entitled based upon the Exchange Ratio, there shall be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Consideration set forth in Section
4.4 hereof, which shall be calculated based upon the Current Market Price Per Share of one (1) full share of UPC Common Stock.

                                  (i)      DEFINITION OF "CURRENT MARKET PRICE
         PER SHARE." The "Current Market Price Per Share" shall be the average closing price per share of the "last" real time trades (i.e., closing price) of the UPC Common Stock on the NYSE (as published in The Wall
                                                                     ---------
         Street Journal) for each of the ten (10) NYSE general market trading
         --------------
         days next preceding the Closing Date on which the NYSE was open for business (the "Pricing Period"). In the event the UPC Common Stock does not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price per share of UPC Common Stock and the average shall be based upon the "last" real time trades and number of days on which the UPC Common Stock actually traded during the Pricing Period.

                                  (ii) EFFECTS OF APPRAISAL RIGHTS ON THE
         EXCHANGE RATIO. The Exchange Ratio shall be unaffected by Appraisal Rights as granted under Delaware law because the BFC Common Stock is listed for trading on the AMEX, which is a "national securities exchange" as defined in rules promulgated by the SEC pursuant to the 1934 Act, and therefore, pursuant to Delaware Code Section 8-503-262, no BFC Record Holder may assert Appraisal Rights in connection with the Merger or the transactions contemplated in this Reorganization Agreement.

                                  (iii) EFFECT OF STOCK SPLITS, REVERSE STOCK
         SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF BFC. Should BFC effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Reorganization Agreement but prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes subject to BFC Board of Directors approval.

         4.4     Mechanics of Payment of the Consideration.  As soon as
                 ------------------------------------------
reasonably practicable, but in any event no more than five (5) Business Days after the Effective Time of the Merger, the Corporate Trust Department of Union Planters National Bank,





      PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REOGRANIZATION

Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the BFC Record Holders such materials and information as may be deemed necessary by the Exchange Agent to advise the BFC Record Holders of the procedures required for proper surrender of their certificates evidencing and representing shares of the BFC Common Stock in order for the BFC Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return mailing envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by United States mail to the BFC Record Holders at the addresses set forth on a certified shareholder list to be delivered by BFC to UPC at the Closing (the "Shareholder List") and shall also be made available at the Corporate Trust Department offices of the Exchange Agent. As soon as reasonably practicable thereafter, the BFC Record Holders of all of the outstanding shares of BFC Common Stock, shall deliver, or cause to be delivered, by United States Postal Service, hand delivery or any other means of delivery selected by such BFC Record Holders, to the Exchange Agent, pursuant to the Shareholder Materials, the certificates evidencing and representing all of the shares of BFC Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of BFC Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of BFC Common Stock, the Exchange Agent shall, on or prior to the 30th day after the Effective Time of the Merger, mail to the former BFC Shareholders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such BFC Shareholder's shares of BFC Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of BFC Common Stock of a BFC Record Holder, subject to the provisions of this Section 4.4, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such BFC Record Holder's shares of BFC Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time of the Merger evidenced and represented the BFC Record Holder's BFC Common Stock shall have been surrendered as provided above, the Consideration payable to the BFC Record







     PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANINZATION

Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the BFC Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. Each BFC Shareholder will be responsible for all federal, state and local taxes which may be incurred by him on account of his receipt of the Consideration to be paid in the Merger. The BFC Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Section, receive the Consideration to which each such BFC Record Holder is entitled, provided that each such BFC Record Holder shall deliver to UPC and to the Exchange Agent: (i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which has been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the BFC Shareholder.

         4.5     Stock Transfer Books.  At the Effective Time of the Merger,
                 --------------------
the stock transfer books of BFC shall be closed and no transfer of shares of BFC Common Stock shall be made thereafter.

         4.6     Effects of the Merger.  At the Effective Time of the Merger,
                 ---------------------
the separate existence of INTERIM shall cease, and INTERIM shall be merged with and into BFC which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both BFC and INTERIM.

         4.7     Transfer of Assets.  At the Effective Time of the Merger, all
                 ------------------
rights, assets, licenses, permits, franchises and interests of BFC and INTERIM in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to choses in action shall be deemed to be vested in BFC as the Surviving Corporation by virtue of the Merger and without any deed or other instrument or act of transfer whatsoever.

         4.8     Assumption of Liabilities.  At the Effective Time of the
                 -------------------------
Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of INTERIM as well as those of the Surviving Corporation, whether the same




      PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of INTERIM or the Surviving Corporation.

         4.9     Appraisal Rights of BFC Shareholders.  Pursuant to the
                 ------------------------------------
provisions of Section 8-503-262 of the Delaware Code, BFC Shareholders shall not be entitled to assert Appraisal Rights in connection with the Merger or to seek those appraisal remedies afforded by the Delaware Code because the BFC Common Stock is listed for trading on the AMEX, which is a "national securities exchange" as defined in rules promulgated by the SEC pursuant to the 1934 Act, and therefore, pursuant to Delaware Code Section 8- 503-262, no BFC Record Holder may assert Appraisal Rights in connection with the Merger or the transactions contemplated in this Reorganization Agreement.

         4.10    Approvals of Shareholders of BFC and INTERIM.  In order to
                 --------------------------------------------
become effective, the Merger must be approved by the respective shareholders of BFC and of INTERIM at meetings to be called for that purpose by their respective Boards of Directors, or by their unanimous action by written consent complying fully with the laws of Delaware.

         4.11    BFC Stock Options.  In the event and to the extent that there
                 -----------------
are any BFC Stock Options validly issued and outstanding at the time of Closing, such BFC Stock Options shall at the Effective Time of the Merger automatically and without further action on the part of anyone be converted into options to purchase shares of UPC Common Stock on the same terms and conditions attributable to the BFC Stock Options to purchase shares of BFC Common Stock adjusted by and in accordance with the Exchange Ratio.


                                   ARTICLE 5

                             AMENDMENTS AND WAIVERS

                 5.1 AMENDMENTS. To the extent permitted by law, this Plan of Merger may be amended unilaterally by UPC and INTERIM as set forth in Section 10.9(d) of the Reorganization Agreement; provided, however, that the provisions
                                         --------  -------
of Section 4.3 of this Plan of Merger relating to the manner or basis upon which shares of BFC Common Stock will be converted into the exclusive right to receive the Consideration from UPC shall not be amended in such a manner as to reduce the amount of the Consideration payable to the BFC Record Holders determined as provided in Section 4.3 of this Plan of Merger nor shall this Plan of Merger be amended to permit UPC to utilize assets other than cash or good funds to





      PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION make payment of the Consideration as provided in Section 3.1(e) of the Reorganization Agreement at any time after the Shareholders' Meeting without the requisite approval (except as provided for in the Reorganization Agreement) of the BFC Record Holders of the shares of BFC Common Stock outstanding, and that no amendment to this Plan of Merger shall modify the requirements of regulatory approval as set forth in Section 8.3(b) of the Reorganization Agreement.

                 5.2 AUTHORITY FOR AMENDMENTS AND WAIVERS. Prior to the Effective Time of the Merger, UPC and INTERIM, acting through their respective Boards of Directors or chief executive officers or presidents or other authorized officers, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Delaware Secretary of State, to waive any default in the performance of any term of this Plan of Merger by BFC, to waive or extend the time for the compliance or fulfillment by BFC of any and all of its obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of UPC and INTERIM under this Plan of Merger, except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to the Effective Time of the Merger, BFC, acting through its Board of Directors or chief executive officer or president or other authorized officer, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Delaware Secretary of State, to waive any default in the performance of any term of this Plan of Merger by UPC or INTERIM, to waive or extend the time for the compliance or fulfillment by UPC or INTERIM of any and all of their obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of BFC under this Plan of Merger except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation.


                                   ARTICLE 6
                                 MISCELLANEOUS

                 6.1 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage pre-paid to the persons at the addresses set forth below (or at such other addresses or facsimile numbers as may hereafter be designated as provided below), and shall be deemed to have been delivered as of the date received by the Party to which, or to whom it is addressed:





      PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

If to UPC or INTERIM:

                                  Union Planters Corporation
                                  P.O. Box 387 (mailing)
                                  Memphis, Tennessee  38147

                                  7130 Goodlett Farms Parkway (deliveries)
                                  Memphis, Tennessee  38018
                                  Fax:  (901) 383-2877
                                  Attn: Mr. Jackson W. Moore, President
                                        Gary A. Simanson,
                                        Associate General Counsel

If to BFC:                        BANCFIRST Corporation
                                  255 Grant Street, S.E.
                                  (P.O. Box 1429)
                                  Decatur, Alabama 35602
                                  Fax:  (205) 351-4307
                                  Attn: Mr. William D. Powell
                                        President and Chief Executive Officer

With a copy to:                   Breyer & Aguggia
                                  601 13th Street, N.W.
                                  Washington, D.C. 20005
                                  Fax:  (202) 737-7979
                                  Attn: John F. Breyer, Jr., Esq.

or at such other address as shall be furnished in writing by any of the Parties to the others by notice given as provided in this section 6.1.

                 6.2 GOVERNING LAW. Except to the extent federal law shall be controlling, this Plan of Merger shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with respect to those provisions of this Plan of Merger expressly required by Delaware law to be included in this Plan of Merger, disregarding, however, the Delaware conflicts of laws rules. In all other instances, this Plan of Merger shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee disregarding, however, the Tennessee conflicts of laws rules.

                 6.3 CAPTIONS. The Captions heading the Sections in this Plan of Merger are for convenience only and shall not affect the construction or interpretation of this Plan of Merger.

                 6.4 COUNTERPARTS. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.




      PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

         IN WITNESS WHEREOF, each of the Parties has caused this Plan of Merger to be duly executed and delivered by its duly authorized officers as of the date first above written.


ATTEST:                                            UNION PLANTERS CORPORATION


- -------------------                                By: --------------------------
J. F. Springfield                                           Jackson W. Moore
Its:  Secretary                                    Its:     President




ATTEST:                                            BFC ACQUISITION COMPANY, INC.


- --------------------                               By:
                                                       ----------------------------
J. F. Springfield                                           Jackson W. Moore
Its:  Secretary                                    Its:     President





ATTEST:                                            BANCFIRST CORPORATION


- --------------------                               By:
                                                       ----------------------------
Miles A. Wright                                             William D. Powell
Its:  Secretary                                    Its:     President and
                                                            Chief Executive Officer





      PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

                                                                EXHIBIT B



January 27, 1994


BANCFIRST Corporation
255 Grant Street, S.E.
Decatur, Alabama  35602

Gentlemen:

         We have today entered into an Agreement and Plan of Reorganization (the "Agreement") between Union Planters Corporation ("UPC"); BFC Acquisition Company, Inc., a wholly owned acquisition subsidiary of UPC; BANCFIRST Corporation ("BFC"); and BANKFIRST, a federal savings bank ("BFSB"). This letter is intended to set forth certain additional agreements and undertakings of each of the above parties and each of such parties agrees that this letter is an integral part of the Agreement (as referred to in Section 10.7 thereof) and is being entered into separately solely as an accommodation to UPC. All terms used herein without definition shall have the same meaning as ascribed in the Agreement.

         Accordingly, in consideration of the parties having entered into the Agreement and for other good and valuable considerations, the receipt of which is hereby acknowledged, it is hereby further agreed that:

         A. Employees.
            ---------

         1. Following the effective date of eligibility of BFC and BFSB employees to participate in all employee benefit plans of UPC, including all qualified pension, profit sharing, and stock bonus, and employee stock ownership plans and all employee welfare benefit plans, BFC and BFSB shall take such steps as are necessary to terminate the BFSB pension plan, provide for the merger of the BFSB 401(k) profit sharing plan with and into the UPC 401(k) profit sharing plan, and terminate its existing employee welfare benefit plans. Upon the termination of the BFSB pension plan, employees of BFC and BFSB who are participants in such pension plan will, to the extent provided by under the plan and by applicable law, become fully vested in and eligible to receive benefits under the plan and such plan will be fully funded by BFC or BFSB prior to termination to the extent required by applicable law. To the extent permitted by the plan and applicable law, BFC shall distribute all vested accrued benefits to plan participants as soon as reasonably practicable following the termination of the BFSB pension plan in the manner required by applicable law. BFC and BFSB shall obtain such regulatory determinations regarding the termination or merger of any

BANCFIRST Corporation
January 27, 1994
Page 2

tax-qualified plan as may be appropriate to insure the qualified status of such plans (and related trusts) under the Internal Revenue Code. Upon the election of any participant, any vested accrued benefit under any retirement plan sponsored by BFC may be transferred to UPC's 401(k) profit sharing plan or, at the election of the participant, to any other plan of UPC that is permitted to accept a transfer from another qualified retirement plan.

                 Following the Merger and, in any event, no later than January 1, 1995, employees of BFC or BFSB shall be eligible to receive group hospitalization, medical, life, disability, and other employee welfare benefits no less than those provided to other employees of UPC holding comparable positions.

                 Following the Merger and, in any event, no later than January 1, 1995, employees of BFC and BFSB shall be entitled to participate, to the same extent and on the same terms as the employees of UPC, in any qualified pension, profit sharing, stock bonus plans, and employee stock ownership plans in effect at such time for employees of UPC. Employees of BFC and BFSB shall receive service credit from their hire date of employment at BFC and BFSB for purposes of eligibility and vesting requirements under UPC's employee benefit plans. UPC shall provide full coverage under its group medical, disability, and life insurance plans for pre-existing medical conditions (to the extent such condition is currently covered under the BFC or BFSB plan, and such condition would be covered under UPC's plan if it were not preexisting).

                 Following the Merger, all previously accrued vacation, holiday, sick, personal or other leave of BFC or BFSB employees shall be credited to such employees and be available for use upon such terms as local management may provide.

                 Notwithstanding anything in this paragraph A(1) to the contrary, no rights or vesting in any stock plan of BFC or BFSB, including any stock option plan, shall be accelerated or modified in contravention of the accounting rules necessary to account for the Merger under the "pooling of interests" method of accounting.

         2. Any changes in personnel within one year of the Merger will be subject to the approval of BFSB's current Chief Executive Officer, Mr. William
D. Powell. Subject to the provisions of paragraph A(3), all employees who are continued in the employ of BFC or BFSB shall retain their current titles and position with BFC or BFSB during any period of service with BFC or BFSB following the Merger, except as otherwise provided for herein. Following the Merger, the salary and bonus of all employees, other than Mr. Powell, shall be determined annually or as otherwise determined by the local management or board of directors of BFC or BFSB, as appropriate, without prior approval by UPC.
Mr. Powell's initial salary shall be determined in accordance with the terms of his employment agreement with UPC. Thereafter, Mr. Powell's salary and bonus shall be determined no less frequently than annually by the management of UPC. Following the Merger, all perquisites or similar

BANCFIRST Corporation
January 27, 1994
Page 3

benefits currently provided to Mr. Powell and other employees of BFC or BFSB, including, but not limited to, the use of employer-owned automobiles (as assigned to employees by the Chief Executive Officer of BFSB), expense accounts, free checking, professional or club memberships or dues, vacation leave, sick leave, incentive bonuses and personal leave, shall continue to be provided at the discretion of, and to the extent authorized by the Board of Directors of BFC and BFSB, respectively, without prior approval by UPC. Following the Merger, all matters relating to personnel, including the hiring of, assignment of positions and titles to, and retention of, employees in the normal course of business, shall be determined by the local management of BFC or BFSB, as appropriate, without prior approval by UPC.

         3. UPC will provide severance payments to employees of BFC and BFSB (other than employees whose severance benefits are provided for in written employment agreements) whose employment is terminated within two years (2) years after the Effective Date due to job reductions initiated at the request of UPC and not in the ordinary course of business by BFC or BFSB consistent with the severance policies of UPC as set forth in Exhibit I attached hereto. All years of service of a terminated employee with BFC or BFSB prior to the Merger shall be counted for purposes of computing "Service" under the UPC severance schedule. Any employee terminated pursuant to this paragraph shall also be paid for all accrued but unused vacation days.

         B. Existing Employment Agreement.  UPC will cause BFC and BFSB to
            -----------------------------
honor its existing employment contracts with Mr. Powell and Mr. C. Raymond Duncan, Senior Vice President/Treasurer of BFC and BFSB, and UPC acknowledges and agrees that the Merger constitutes a Change of Control under the existing Employment Agreements. The payments due to Mr. Powell and Mr. Duncan upon the Closing Date are $389,774 and $230,765, respectively. In addition, following the Merger, Messrs. Powell and Duncan will continue to serve in their present capacities with BFC and BFSB and will be provided with new employment contracts in the form attached as Exhibit II. BFC, BFSB, and UPC will enter into separate agreements to provide for the payment of supplemental retirement benefits to Messrs. Powell and Duncan in the form attached hereto as Exhibit III.

         C.      Stock Options.
                 -------------

                 1. In connection with the Merger, Messrs. Powell and Mr. Duncan shall receive 10,000 and 5,000 options, respectively, to purchase shares of UPC's common stock upon the terms set forth in their respective employment agreements with UPC and the UPC 1992 Nonqualified Stock Plan. Senior Vice Presidents Wallace Terry, Miles Wright, and Richard Gowan will each receive stock options to purchase 1,500 shares of UPC's common stock, subject to the terms and conditions of the UPC 1992 Nonqualified Stock Plan.

BANCFIRST Corporation
January 27, 1994
Page 4

                 2. Following the merger, management personnel of BFC and BFSB shall be reviewed for possible grants of options to purchase UPC stock at such times and to the same extent and on the same conditions as management personnel at other affiliates of UPC, as determined by the Stock Option Committee of the Board of Directors of UPC.

         D.      Indemnification
                 ---------------

                 1. From and after the Effective Time of the Merger, UPC (including its successors) shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time of the Merger, an officer, director or employee of BFC or BFSB (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation (each a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole of in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of BFC or BFSB or any BFC subsidiary if such Claim pertains to any matter or fact arising, existing or occurring prior to the Effective Time of the Merger (including, without limitation, the Merger and other transactions contemplated by the Agreement), regardless of whether such Claim is asserted or claimed prior to, or at or after, the Effective Time of the Merger (the "Indemnified Liabilities") to the full extent permitted under applicable state or federal law in effect as of the date hereof or as amended applicable to a time prior to the Effective Time of the Merger and under BFC's Certificate of Incorporation and Bylaws and the BFSB's Federal Stock Charter and Bylaws (and UPC shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or federal law in effect as of the date hereof or as amended applicable to a time prior to the Effective Time of the Merger upon receipt of any undertaking required by applicable law). Any Indemnified Party wishing to claim indemnification hereunder upon learning of any Claim shall notify UPC (but the failure to notify UPC shall not relieve UPC from any liability which they may have hereunder except to the extent such failure prejudices UPC) and shall deliver to UPC the undertaking, if any, required by applicable law. The obligations of UPC hereunder shall continue in full force and effect, without any amendment thereto, for a period of not less than six years from the Effective Time of the Merger; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim.

                 2. From and after the Effective Time of the Merger, the directors, officers and employees of BFC or the BFSB who become directors, officers or employees of UPC or any of subsidiaries, (i) except for the indemnification rights set forth in paragraph (1) hereunder, shall have indemnification rights having prospective application only and (ii) shall be covered on a prospective basis by UPC's directors and officers liability insurance policy on a basis at least equal to the coverage provided to persons in similar positions at UPC and

BANCFIRST Corporation
January 27, 1994
Page 5

its subsidiaries. The prospective indemnification rights shall consist of such rights to which directors, officers and employees of UPC or its subsidiaries are entitled under the provisions of the Articles of Incorporation, or similar governing documents, of UPC and its subsidiaries, as in effect from time to time after the Effective Time of the Merger, as applicable, and provisions of applicable state and federal law as in effect from time to time after the Effective Time of the Merger.

                 3. The obligation of UPC provided under paragraphs (1) and (2) hereunder are intended to benefit, and be enforceable against UPC directly by, the Indemnified Parties, and shall be binding on all respective successors and assigns of UPC.

         E.      Continuation of Business.  UPC agrees to continue the separate
                 ------------------------
corporate existence and corporate name of BFC (or such corporate name as BFC may assume prior to, or upon, the Effective Time of the Merger) and BFSB as subsidiaries of UPC for a period of three (3) years and provide the operation of BFC and BFSB as community banks within UPC's corporate structure. Further, UPC agrees to continue all existing branches of BFSB for a period of at least one (1) year.

         F.      Boards of Directors of BFC and BFSB.
                 -----------------------------------

                 1. The Boards of Directors of BFC and BFSB following the Effective Time of the Merger shall consist of those persons serving as directors immediately prior to such effective time and each such person shall continue to serve as a director for the remainder of the term for which he was elected in accordance with law and the BFC's and BFSB's Charter and Bylaws. Thereafter, UPC agrees that each such person shall be reelected director for at least one (1) additional three (3) year term regardless of any otherwise applicable age-related requirement; provided, however, each director shall be eligible for reelection only if (i) he continues to qualify to serve as a director, (ii) he is not permanently incapacitated and unable to serve as a director, (iii) he continues to adequately perform his services as a director and (iv) UPC has not determined that the BFSB has failed to meet the general performance standards of other UPC banking subsidiaries. The fees paid to the directors of the BFSB following the Effective Time of the Merger shall be at least the same amount paid to the directors immediately prior to such time and such fees may be increased from time to time by action of the Board. All of the Saving Bank's directors shall be eligible to receive such fees other than persons who serve in day to day management positions with the BFSB.

                 2. To further the development of business opportunities for BFC and BFSB, the Board of BFC or BFSB may, from time to time, authorize the creation of advisory boards thereto, provide for the appointment of advisory directors, and establish an incentive compensation program for such advisory directors.

BANCFIRST Corporation
January 27, 1994
Page 6

         G.      Management of BFC and BFSB.  As of the effective date of the
                 --------------------------
Merger and subject to the authority of local management as provided under paragraph A(2), and without implying a contractual right of employment on the part of any employees of BFSB other than Messrs. Powell and Duncan, Exhibit IV sets forth the positions that key management employees of BFC and BFSB will have following the Merger and the location of their employment.

         H.      Officer and Director Loans.  Subject to restrictions of
                 --------------------------
applicable regulations and law, the loans from BFSB currently held by officers and directors and employees of BFSB will not be affected by the Merger.

         I.      Post Merger Securities Filings.  UPC shall use its best
                 ------------------------------
efforts to ensure that not later than twenty (20) days following the end of the first calendar quarter in which UPC and BFC have completed thirty (30) days of combined post acquisition operations, UPC will publish financial results containing the combined UPC and BFC results of operations.

BANCFIRST Corporation
January 27, 1994
Page 7

         Upon execution of this letter (or counterparts thereof) by the parties hereto, this letter shall constitute an agreement between the parties to be enforceable following the Effective Time of the Merger by either party hereto or any other party who is intended to be benefitted hereunder.


                                           UNION PLANTERS CORPORATION



                                           By:
                                              -----------------------------

                                           BFC ACQUISITION COMPANY, INC.



                                           By:
                                              -----------------------------

                                           BANCFIRST CORPORATION



                                           By:
                                              -----------------------------

                                           BANKFIRST, A FEDERAL
                                           SAVINGS BANK



                                           By:
                                              -----------------------------

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made effective as of                    1994, by and
                                             --------------------
between BANCFIRST CORPORATION ("BFC"), BANKFIRST, A FEDERAL SAVINGS BANK (the "Bank"), UNION PLANTERS CORPORATION ("UPC"), and WILLIAM D. POWELL (the "Executive"). (All references herein to the Bank include BFC, unless otherwise indicated).

         WHEREAS, the Executive has heretofore served as President and Chief Executive Officer of BFC and the Bank and is experienced in all phases of the business of the Bank;

         WHEREAS, BFC, the Bank, and UPC wish to be assured of the continued services of the Executive following the acquisition of BFC by UPC on the date first written above and the Executive is willing to serve in the employ of the Bank and BFC on a full-time basis; and

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

         1.      Employment.  The Bank agrees to continue the Executive in its
                 ----------
employ, and the Executive agrees to remain in the employ of the Bank, for the period stated in paragraph 3 hereof and upon the other terms and conditions herein provided.

         2.      Position and Responsibilities.  The Bank shall employ the
                 -----------------------------
Executive and the Executive agrees to serve as President and Chief Executive Officer for the term and on the conditions hereinafter set forth. The Executive agrees to perform such services not inconsistent with his position as shall from time to time be assigned to him by the Board of Directors of the Bank.

         3.      Term and Duties
                 ---------------
                 (a)  Term of Employment.  The initial term of employment under
this Agreement shall be for the period commencing            1994 and ending
                                                 ------------
           1999.  Upon the expiration of the initial term of employment
- -----------
hereunder, the Executive's period of employment shall be extended for one (1) year unless 120 days prior to the expiration of the initial term of employment, the Bank gives notice to the Executive that the term will not be so extended. Thereafter, upon the expiration of any one-year extension, the term shall be extended for one (1) year unless 120 days prior to the expiration of such one year term, the Bank gives notice to Executive that the term will not be so extended.

                 (b)  Duties.  During the period of his employment
                      ------
hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Executive shall devote his business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, the Executive may, from time to time, serve, or continue to serve, on the boards of directors, of, and hold any other offices or positions in, companies or organizations, which do not present any material conflict of interest with the Employers, or unfavorably affect the performance of the Executive's duties pursuant to this Agreement, or will not violate any applicable statute or regulation.

         4.      Compensation and Reimbursement of Expenses.
                 ------------------------------------------
                 (a)  Compensation.  The Bank agrees to pay the Executive
                      ------------
during the term of this Agreement a salary at the rate of $150,000 per annum; provided, that the rate of such salary shall be reviewed by the management of UPC not less often than annually. Such rate of salary, or increased rate of salary, if any, as the case may be, may be further increased (but not decreased) from time to time in such amounts as the management of UPC in its discretion may decide. Such salary shall be payable in accordance with the customary payroll practices of the Bank, but in no event less frequently than monthly.

                 (b)  Bonuses.  The Executive shall be entitled to
                      -------
participate in an equitable manner in any incentive bonus plan or program maintained by UPC for senior executives of its subsidiaries. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such incentive bonus plan or program.

                 (c)  Reimbursement of Expenses.  The Bank shall pay or
                      -------------------------
reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in the performance of his obligations under this Agreement. The Bank further agrees to provide the Executive with the full-time use of an automobile of a make and model selected by the Executive, not more than two years' old and commensurate with his position during his period of employment and to reimburse the Executive for all initiation fees and dues associated with membership in professional, social, civic and service clubs which the Executive joins or has joined and which membership, in whole or part, furthers the interests of or promotes the interest of the Bank or assists the Executive in business relationships on behalf of the Bank.

         5.      Participation in Benefit Plans.
                 ------------------------------
                 (a) Except as otherwise provided in this Agreement, the payments provided in paragraphs 4, 7, and 9 hereof are in addition to any benefits to which the Executive may be, or may become, entitled under any general group hospitalization, health, dental care, or sick leave plan, life or other insurance or death benefit plan, or workmen's compensation, disability or social security, travel or accident insurance, or executive contingent compensation plan, including, without limitation, capital accumulation and termination pay programs, restricted stock or stock purchase plan, stock option plan, retirement income, tax-qualified retirement plan, supplemental pension plan (excess benefit plan), or other present or future group employee benefit plan or program of the Bank or UPC for which general employees of the Bank or UPC are or shall become eligible, and the Executive shall be eligible to receive during the period of his employment under this Agreement, and during any subsequent period for which he shall be entitled to receive payments from the Bank under paragraph 7 or paragraph 10, all fringe benefits and emoluments for which executive employees of the Bank and general employees of UPC are eligible under every such plan or program to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof.

                 (b) Following his termination of employment (for any reason) with the Bank and BFC at any time after attaining age 62, the Executive shall be entitled to receive all benefits generally provided to retirees by the Bank or UPC, including, but not limited to, retiree medical coverage for the Executive and his spouse under the UPC Group Medical Plan on the same terms as other UPC retirees but without regard to any "length of service" requirement to establish eligibility for such retiree medical coverage.

         6.      Vacation and Sick Leave.  At such reasonable times as the
                 -----------------------
Board of Directors of the Bank shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

                 (a) The Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board of Directors of the Bank for senior management of the Bank, which shall in no event be less than three weeks per annum.

                 (b) The Executive shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation from one fiscal year to the next except to the extent authorized by the Board of Directors of the Bank.

                 (c) In addition to the aforesaid paid vacations, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board of Directors of the Bank in its discretion may determine. Further, the Board may grant to the Executive a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board in its discretion may determine.

                 (d) In addition, the Executive shall be entitled to an annual sick leave as established by the Board of Directors of the Bank but in no event in an amount less than that provided for pursuant to the policy currently in effect as of the date of this Agreement. In the event any sick leave time shall not have been used during any year, such leave shall accrue to subsequent years only to the extent authorized by the Board.

                 (e) Upon termination of employment, the Executive shall be entitled to receive additional compensation from the Bank for unused sick leave or vacation time only to the extent provided under the general policies of the Bank.

         7.      Benefits Payable Upon Disability.
                 --------------------------------
                 (a)      Primary Disability Benefits.  In the event of the
                          ---------------------------
Disability (as hereinafter defined) of the Executive, the Bank shall continue to pay the Executive the monthly compensation provided in paragraph 4 hereof during the period of his disability provided, however, that in the event the Executive is disabled for a continuous period exceeding eighteen (18) calendar months, the Bank may, at its election, terminate the Agreement, in which event the Executive shall be entitled to receive the benefits described in paragraph 7(b).

                          As used in this Agreement, the term "disability"
shall mean the complete inability of the Executive to perform his duties under this Agreement as determined by an independent physician selected with the approval of the Bank and the Executive.

                 (b)      Secondary Disability Benefits.  In the event that the
                          -----------------------------
Bank elects to terminate this Agreement pursuant to Section 7(a), then in lieu of any other benefits the Executive would have been entitled to hereunder, the Bank shall pay to the Executive a monthly disability benefit equal to seventy
(70) percent of his monthly salary at the time he became disabled. Payment of such disability benefit shall commence on the last day of the month following the month for which the final payment under paragraph 7(a) was made and cease with the earlier of (i) the payment for the month in which the Executive dies or (ii) the payment for the month preceding the month in which the Executive attains age 65.

                 (c)      Disability Benefit Offset.  Any amounts payable under
                          -------------------------
paragraph 7(a) or 7(b) shall be reduced by any amounts paid to the Executive under any other disability program maintained by UPC in which the Executive participates; however, such payments shall not be reduced by the amount of any payments pursuant to social security and workmen's compensation.

                 (d)      Service During Disability.  During the period the
                          -------------------------
Executive is entitled to receive payments under paragraphs 7(a) and

(b), the Executive shall, to the extent that he is physically and mentally able to do so, furnish information and assistance to the Bank and UPC.

         8.      Grant of Stock Options.  Upon the effective date of this
                 ----------------------
Agreement, the Executive shall be granted 10,000 options to purchase UPC Stock (at the fair market value on such date) under the 1992 UPC Nonqualified Stock Plan ("Stock Plan") or any similar plan then maintained by UPC. Such options shall be issued in accordance with the terms of the Stock Plan and shall be exercisable over a five-year period as provided under the Stock Plan, but in any event, such options shall be fully exercisable no later than the date of the Executive's retirement. Following the Executive's retirement, such options shall remain exercisable for a period equal to the greater of (a) ninety (90) days from the date of the Executive's retirement or (b) the period specified by the Stock Option Committee of the Board of Directors of UPC.

         9.      Payments to the Executive Upon Termination of Employment.
                 --------------------------------------------------------
                 (a)      Event of Termination.  Upon the occurrence of an
                          --------------------
Event of Termination (as hereinafter defined) during the period of the Executive's employment under this Agreement, the provisions of this paragraph 9 shall apply. As used in this Agreement, an "Event of Termination" shall mean the termination of the Executive's employment hereunder for any reason other than "cause" or retirement at or after the normal retirement age under any qualified retirement plan(s) maintained by UPC or termination pursuant to Paragraph 7. A termination for "cause" shall include termination because of the Executive's personal dishonesty, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach or any provision of this Agreement. In the event of termination for cause the Executive shall have no right to receive compensation or other benefits for any period after such termination; provided, however, that, the Executive shall be entitled to receive all vested benefits as of the date of such termination.

                 (b)      Event of Termination Without Change of Control.  Upon
                          ----------------------------------------------
the occurrence of an Event of Termination other than after a Change of Control (as hereinafter defined), the Bank shall pay to the Executive monthly, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as severance pay or liquidated damages, or both, during the period below described a sum equal to the highest monthly rate of salary paid to the Executive at any time under this Agreement. Such payments shall commence on the last day of the month following the date of said Event of Termination and shall continue until the date this Agreement would have expired but for said occurrence, with such occurrence being viewed as a determination by the Bank not to extend the Agreement as provided for in paragraph 3.

                 (c)      Event of Termination After Change of Control.  If,
                          --------------------------------------------
after a "Change of Control" (as hereinafter defined) of UPC, BFC, or the Bank, any of the parties hereto, or their successors or assigns, shall terminate the employment of the Executive during the period of employment under this Agreement for any reason other than "cause," as defined in paragraph 9(a), retirement at or after the normal retirement age under any tax-qualified retirement plan(s) maintained by UPC, termination pursuant to paragraph 7, or nonrenewal, or otherwise change the present capacity or circumstances in which the Executive is employed as set forth in paragraph 2 of this Agreement or cause a reduction in the Executive's responsibilities or authority or compensation or other benefits provided under this Agreement without the Executive's written consent, then the Executive, or his beneficiaries, dependents and estate, as the case may be, shall be entitled to the following:

                          (i)    The Executive shall receive a sum equal to
the total amount of the present value of 2.99 times the average annual compensation payable under this Agreement and includible by the Executive in gross income for the most recent five taxable years ending before the date on which the ownership or control of UPC, BFC, or the Bank changed. Such amount shall be payable to the Executive in a lump sum within ten (10) days of the occurrence of an Event of Termination under this paragraph 9(c).

                          (ii)   During a period of thirty-six (36)
calendar months beginning with the Event of Termination, the Executive, his dependents, beneficiaries and estate shall continue to be covered under all employee benefit plans of the Bank, BFC, or UPC, including, without limitation, any UPC tax-qualified retirement plans, as if the Executive was still employed during such period under this Agreement.

                          (iii)  If and to the extent that benefits or service
credit for benefits provided by paragraph 9(c)(ii) shall not be payable or provided under any such plans to the Executive, his dependents, beneficiaries and estate, by reason of his no longer being an employee of the Bank, as a result of termination of employment, UPC shall itself pay or provide for payment of such benefits and service credit for benefits to the Executive, his dependents, beneficiaries and estate. Any such payment relating to retirement shall commence on a date selected by the Executive which must be a date on which payments under any UPC tax-qualified retirement plan(s) may commence.

                          (iv)  The Executive shall not be required to mitigate
the amount of any payment provided for in this Agreement by seeking other employment or otherwise nor shall any amounts received from other employment or otherwise by the Executive offset in any manner the obligations of UPC hereunder.

                 (d)      Change of Control.  Paragraph 9(c) shall become
                          -----------------
operative upon the occurrence of a Change of Control of UPC, BFC, or the Bank. For purposes of this Agreement, "Change of Control" means the sale of substantially all of the assets of UPC, BFC, or the Bank, or the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Act")), or of record, of securities of UPC, BFC, or the Bank representing twenty-five percent (25%) or more in the aggregate voting power of UPC's, BFC's, or the Bank's then-outstanding Common Stock by any "person" (within the meaning of Sections 13(d) and 14(d) of the Act), including any corporation or group of associated persons acting in concert, other than (i) UPC or its subsidiaries and/or (ii) any tax-qualified employee stock ownership plan of UPC or its subsidiaries, including a trust established pursuant to any such plan; provided, that a Change of Control will not result from (A) a transfer of voting securities of UPC, BFC, or the Bank by a person who is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the voting securities of the UPC, BFC, or the Bank (a "25 Percent Owner") to (i) a member of such 25 Percent Owner's lifetime or by will or the laws of descent and distribution;
(ii) any trust as to which the 25 Percent Owner or a member (or members) of his immediate family (within the meaning of Rule 16a-1(e) of the Act) is the beneficiary; (iii) any trust as to which the 25 Percent Owner is the settlor with sole power to revoke; (iv) any entity over which such 25 Percent Owner has the power, directly or in directly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (v) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code which is funded by the 25 Percent Owner; or (B) the acquisition of voting securities of UPC, BFC, or the Bank, by either (i) a person who was a 25 Percent Owner on the effective date of the Agreement or (ii) a person, trust or other entity described in the foregoing clauses (A)(i)-(v) of this subsection; or (C) the spin-off or other distribution by UPC to its shareholders of the capital stock or assets of BFC or the Bank.

                 (e)      Suspension and Special Regulatory Rules.
                          ---------------------------------------

                          (i)  If the Executive is suspended and/or temporarily
prohibited from participating in the conduct of the Bank's affairs by a notice served under section 8(e)(3) or section (g)(1) of the Federal Deposit Insurance Act ("FDI Act"), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                          (ii)  If the Executive is removed and/or permanently
prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or section (g)(1) of the FDI Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order; however, no vested rights of the Executive shall be affected by such termination.

                          (iii)  If the Bank is in default (as defined in
section 3(x)(1) of the FDI Act), all obligations under this Agreement shall terminate as of the date of default; however, no vested rights of the Executive shall be affected by such termination.

                          (iv)  All obligations under this Agreement shall be
terminated, except to the extent that it may be determined that continuation of this Agreement is necessary for the continued operation of the Bank, (1) by the Director of the Office of Thrift Supervision ("OTS") or his or her designee at the time the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDI Act; or (2) the Director of OTS or his or her designee at any time the Director of OTS or his or her designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the OTS to be in an unsafe or unsound condition. No vested rights of the Executive shall be affected by such action.

                 (f)      Termination of Employment of, or by, the Executive.
                          --------------------------------------------------
The Board of Directors of the Bank may terminate the employment of the Executive at any time; in the event of such termination, the provisions of this paragraph 9 shall fully apply. The Executive may terminate his service under this Agreement at any time upon three (3) months written notice to the Bank.
In the event of the Executive's voluntary termination of employment under this paragraph 9(f), the provisions of paragraph 9(a)-(e) shall not apply and the Executive shall be entitled to receive his salary, bonus, and other employee benefits through his date of termination and such termination shall be without prejudice to any other benefits as to which the Executive is vested.

         10.     Source of Payments; UPC Guarantee.  Except as to any payments
                 ---------------------------------
made pursuant to paragraph 9(c), all payments to the Executive under the terms of any provision of this Agreement shall be paid in cash from the general funds of the Bank, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. The Executive shall have no right, title, or interest whatever in or to any investments which the Bank may make to aid the Bank in meeting its obligations hereunder. The obligation of the Bank to make any payments or provide any benefits under this Agreement shall, in all events and without limitation, be guaranteed by UPC and its successors and assigns and such guarantee shall inure to the benefit of the Executive and his successors and assigns.

         11.     Confidential Information.  The Executive shall not, to the
                 ------------------------
detriment of the Bank, knowingly disclose or reveal to any authorized person any confidential information relating to the Bank, its subsidiaries or affiliates, or to any of the businesses operated by them, and the Executive confirms that such information constitutes the exclusive property of the Employers. The Executive shall not otherwise knowingly act or conduct himself
(i) to the material detriment of the Bank, or (ii) in a manner which is inimical or contrary to the interests thereof.

         12.     Federal Income Tax Withholding.  The Bank or UPC may withhold
                 ------------------------------
from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         13.     Effect of Prior Agreements.  This Agreement contains the
                 --------------------------
entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and the Executive; provided, however, that the Executive's right to payment under section 8(c) of that certain agreement between the Executive, the Bank, and BFC dated February 15, 1991 following the effective date of the merger of UPC and BFC is hereby acknowledged by UPC and shall not be affected by any provision of this Agreement.

         14.     Payment of Legal Expenses.  The Bank shall pay all legal fees
                 -------------------------
and expenses (as such fees and expenses are incurred) which the Executive may incur as a result of any action ultimately found in favor of the Executive contesting the validity or enforceability of this Agreement and the Executive shall be entitled to receive interest thereon for the period of any delay in payment from the date such payment was due at the rate determined by adding two hundred basis points to the six month Treasury Bill rate.

         15.     Consolidation, Merger, or Sale of Assets.  Nothing in this
                 ----------------------------------------
Agreement shall preclude UPC from (i) consolidating or merging into or with, or causing BFC or the Bank from consolidating or merging into or with or (ii) transferring all or substantially all of its assets or the assets of BFC or the Bank to, another corporation which assumes this Agreement and all obligations and undertakings of the UPC, BFC, and the Bank hereunder.

         16.     General Provisions.
                 ------------------

                 (a)      Nonassignability.  Neither this Agreement nor any
                          ----------------
right or interest hereunder shall be assignable by the Executive, his beneficiaries, or legal representatives without the Employers' prior written consent; provided, however, that nothing in this paragraph 16(a) shall preclude
(i) the Executive from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the Executors, administrators, or other legal representatives of the Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto.

                 (b)      No Attachment.  Except as required by law, no right
                          -------------
to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                 (c)      Binding Agreement.  This Agreement shall be binding
                          -----------------
upon, and inure to the benefit of, the Executive, BFC, the Bank, and UPC, and their respective permitted successors and assigns.

         17.     Modification and Waiver.
                 -----------------------

                 (a)      Amendment of Agreement.  This Agreement may not be
                          ----------------------
modified or amended except by an instrument in writing signed by the parties hereto.

                 (b)      Waiver.  No term or condition of this Agreement shall
                          ------
be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the specifically waived.

         18.     Severability.  If, for any reason, any provision of this
                 ------------
Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

         19.     Headings.  The headings of paragraph herein are included
                 --------
solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         20.     Applicable Law.  This Agreement has been executed and
                 --------------
delivered in the State of Alabama, and its validity, interpretation, performance, and enforcement shall be governed the laws of said State, except to the extent Federal law is governing. Any payment to the Executive hereunder shall be subject to and conditioned upon compliance with 12 U.S.C. #1828(k) and any regulations promulgated thereunder.

         IN WITNESS WHEREOF, BFC, the Bank, and UPC have caused this Agreement to be executed and their seals to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed this Agreement, all as of the day and year first above written.



ATTEST:                              BANCFIRST CORPORATION



- -------------                        BY:
                                        ----------------------------


ATTEST:                              BANKFIRST, A FEDERAL SAVINGS BANK



- -------------                        BY:
                                        ----------------------------------


ATTEST:                              UNION PLANTERS CORPORATION



- -------------                        BY:
                                        ---------------------------------






- -------------                         ------------------------------------
Witness                               William D. Powell


                       SUPPLEMENTAL RETIREMENT AGREEMENT


         THIS AGREEMENT entered into as of this      day of            , 1994,
                                                ----        -----------
by and between BANCFIRST CORPORATION ("BFC"); BANKFIRST, A FEDERAL SAVINGS BANK ("BFSB"); UNION PLANTERS CORPORATION ("UPC"); and WILLIAM D. POWELL (the "Executive"). (All references to BFSB shall include BFC, unless otherwise indicated.)

         WHEREAS, effective as of the date of this Agreement, BFC, and its subsidiaries, including BFSB, will be acquired by UPC pursuant to the terms of the Agreement and Plan of Reorganization between UPC and BFC dated
               , 1994 (the "Merger") and continue as subsidiaries of UPC; and
- ---------------
         WHEREAS, the Executive has been employed in the capacity of President and Chief Executive Officer, and serves as a member of the Board of Directors, of BFC and BFSB and is expected to continue to serve in these capacities following the Merger; and

         WHEREAS, the Executive's extensive knowledge and experience in the savings and loan industry is such that BFC, BFSB, and UPC wish to seek assurance of his continued service; and

         WHEREAS, the Merger will result in the termination of the Plan and the Executive's accrual of benefits thereunder will cease as of the date of such termination; and

         WHEREAS, BFC, BFSB, and UPC wish to establish this Agreement to provide the Executive with certain benefits upon his retirement or other termination of employment in recognition of the Executive's loss of retirement income as a result of the premature termination of the Plan;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to this Agreement as follows:

                                   SECTION I

                                  DEFINITIONS
                                  -----------
         "Agreement" shall mean this agreement between the Executive, BFC, BFSB and UPC.

         "Disability" shall have the meaning set forth in, and be determined in accordance with, Paragraph 7 of the Employment Agreement.

         "Early Termination Benefit" shall mean the sum of (i) the vested accrued lump-sum benefit distributable to the Executive in the event of the termination of the Plan at any time prior to the Executive's normal retirement age (65) and (ii) the cumulative earnings attributable to the Executive's investment of the amount determined under clause (i) (assuming the transfer of such amount to an Individual Retirement Account and a six percent annual rate of return) during the period beginning on the date of distribution of such amount to the Executive following termination of the Plan and ending on the date the Executive attains age 65.

         "Employment Agreement" shall mean the Executive's employment agreement
dated                   , 1994, by and between, the Executive, UPC, BANCFIRST,
      ------------------
and BANKFIRST.

         "Lump Sum Amount" shall mean a sum equal to the Executive's estimated lump-sum benefit at normal retirement age under the Plan determined as of the date of Plan termination. Such sum shall be calculated by assuming that the Plan had not terminated prior to the Executive's normal retirement age under the Plan (age 65) and using (i) the assumptions stated in the Plan regarding the calculation of actuarially equivalent benefit forms and

(ii) the salary scale assumption used in connection with the preparation of the Plan actuarial report prepared for the plan year beginning prior to the date of termination.

             "Plan" shall mean the BANKFIRST Pension Plan and Trust

         "Surviving Spouse" shall mean the Executive's spouse on the date of his death, but shall not include a spouse from whom he is legally separated or divorced at the time of his death.

                                   SECTION II

                                    BENEFITS
                                    --------

         (a) In the event of the termination of the Plan prior to the date the Executive attains age 65, then (i) in the event of the Executive's termination of employment with BFSB on or after the date the Executive attains age 65 or
(ii) in the event of the Executive's death or disability while actively employed by BFSB, BFSB shall pay the Executive the following sum at the time specified in Section 2(c):

                 (1) The Executive's Lump Sum Amount less the Executive's Early Termination Benefit;

                          and

                 (2)      an amount determined as follows:

                                  $D times (R/(1-R)) = amount of payment

                                  For purposes of this formula, "D" shall equal the amount determined under Section 2(a)(1), and "R" shall equal the sum of the highest marginal federal, state, local, and withholding tax rates applicable to the Executive during the calendar year in which benefits are paid to the Executive under this Agreement.

         Any determination regarding the calculation of the Executive's Lump Sum or Early Termination Benefits shall be made by the Plan's actuary (as retained by BFSB or the Plan for the year in which such determination is made). Such determination shall be binding upon the parties to this Agreement.

         (b) In the event of the Executive's termination of employment with BFSB prior to age 65, other than by reason of death or disability, the amount determined under Section 2(a)(1) shall be reduced by 6.7 percent for each full year that the Executive's age at termination of employment is less than age 65.

         (c) The amount determined under Section 2(a) or 2(b) shall be payable within thirty (30) days after the date of the Executive's termination of employment with BFSB. In the event of the Executive's death prior to the date any payment is due under this Agreement, such amount shall be payable to the Executive's Surviving Spouse or, if none, his estate.

                                  SECTION III

                               SOURCE OF BENEFITS
                               ------------------

         All payments hereunder shall constitute an unfunded, unsecured promise by BFSB to provide such payments in the future, as and to the extent such benefits become payable. Benefits shall be paid from the general assets of BFSB, and no person shall, by virtue of this Agreement, have any interest in such assets (other than an unsecured creditor of BFSB). The obligation of BFSB to make any payments or provide any benefits under this Agreement shall, in all events and without limitation, be guaranteed by UPC and its successors and assigns and such guarantee shall inure to the benefit of the Executive and his successors and assigns. In the event BFC or UPC elect in their sole option to purchase life insurance on Executive payable to BFC or UPC to assist BFC and UPC in funding their obligations hereunder, Executive agrees to cooperate with BFC and UPC in obtaining life insurance payable to BFC and UPC to cover any or all of the benefits to be provided hereunder.


                                   SECTION IV

                                   ASSIGNMENT
                                   ----------
         Except as otherwise provided by this Agreement, it is agreed that neither the Executive nor his Surviving Spouse (if any) shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any benefits hereunder, which benefits and the rights thereto are expressly declared to be nonassignable and nontransferable.

                                   SECTION V

                            NO RETENTION OF SERVICES
                            ------------------------

         The benefits payable under this Agreement shall be independent of, and in addition to, any other employment agreement that may exist from time to time between the parties hereto, or any other compensation payable by BFSB to the Executive, whether salary, bonus, retirement income under employee benefit plans sponsored or maintained by UPC or BFSB, or otherwise. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto.

                                   SECTION VI

                                 REORGANIZATION
                                 --------------

         BFSB and UPC further agree that neither party will cease its business activities or terminate its existence without having made adequate provision for the fulfillment of its obligation hereunder.

                                  SECTION VII

                                   AMENDMENTS
                                   ----------
         This Agreement may be revoked or be amended in whole or in part only by a writing signed by all the parties hereto.

                                  SECTION VIII

                                 GOVERNING LAW
                                 -------------

         This Agreement shall be construed and governed in all respects under and by the laws of the State of Alabama. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                   SECTION IX

                                    HEADINGS
                                    --------

         Headings and subheadings in this Agreement are inserted for convenience and reference only and constitute no part of this Agreement.

                                   SECTION X

                                  COUNTERPARTS
                                  ------------

         This Agreement may be executed in an original and any number of counterparts, each of which shall constitute an original of one and the same instrument.

                                   SECTION XI

                                     GENDER
                                     ------

         This Agreement shall be construed, where required, so that the masculine gender includes the feminine.

                                  SECTION XII

                                 EFFECTIVE DATE
                                 --------------

         This Agreement shall be effective as of the date first written above. The Agreement shall remain in effect until all amounts payable hereunder have been paid to the Executive, his Surviving Spouse, or his estate, as appropriate.

                                  SECTION XIII

                                 LEGAL EXPENSES
                                 --------------

         BFSB shall promptly reimburse all legal fees and expenses which the Executive may incur (as such fees and expenses are incurred) as a result of an action ultimately found in favor of the Executive brought by BFSB, UPC, or the Executive in which the validity or enforceability of this Agreement is at issue.

                                  SECTION XIV

                             SUCCESSORS AND ASSIGNS
                             ----------------------

         This Agreement shall be binding upon and inure to the benefit of BFC, BFSB, UPC, the Executive, and their successors and assigns.

         IN WITNESS WHEREOF, BFC, BFSB, and UPC have caused this Agreement to be signed in corporate name by a duly authorized officer, impressed with their corporate seal, and properly attested to, and the Executive has hereto set his hand, all on the day and year first above written.


ATTEST:                                    BANCFIRST CORPORATION



- --------------                             BY:
                                              -----------------------------------------

ATTEST:                                    BANKFIRST, A FEDERAL SAVINGS BANK


- --------------                             BY:
                                              -----------------------------------------


ATTEST:                                    UNION PLANTERS CORPORATION



- --------------                             BY:
                                              -----------------------------------------








- --------------                             -----------------------------------------
Witness                                     William D. Powell


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made effective as of                 , 1994, by and
                                             -----------------
between BANCFIRST CORPORATION ("BFC"), BANKFIRST, A FEDERAL SAVINGS BANK (the "Bank"), UNION PLANTERS CORPORATION ("UPC"), and C. RAYMOND DUNCAN (the "Executive"). (All references herein to the Bank include BFC, unless otherwise indicated).

         WHEREAS, the Executive has heretofore served as Senior Vice President/Treasurer of BFC and the Bank and is experienced in all phases of the business of the Bank;

         WHEREAS, BFC, the Bank, and UPC wish to be assured of the continued services of the Executive following the acquisition of BFC by UPC on the date first written above and the Executive is willing to serve in the employ of the Bank and BFC on a full-time basis; and

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

         1.      Employment.  The Bank and BFC agree to continue the Executive
                 ----------
in its employ, and the Executive agrees to remain in the employ of the Bank, for the period stated in paragraph 3 hereof and upon the other terms and conditions herein provided.

         2.      Position and Responsibilities.  The Bank shall employ the
                 -----------------------------
Executive and the Executive agrees to serve as Senior Vice President/Treasurer of the Bank for the term and on the conditions hereinafter set forth. The Executive agrees to perform such services not inconsistent with his position as shall from time to time be assigned to him by the Board of Directors of the Bank.

         3.      Term and Duties
                 ---------------
                 (a)  Term of Employment.  The initial term of employment under
                      ------------------
this Agreement shall be for the period commencing            1994 and ending
                                                  ----------
           1997.  The said 36-month period of employment may be extended for an
- -----------
additional 12 full calendar months by action of the Board of Directors of the
Bank on         , 1995, and on each succeeding           thereafter
        --------                               ----------
respectively.

                 (b)      Duties.  During the period of his employment
                          ------
hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Executive shall devote his business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, the Executive may, from time to time, serve, or continue to serve, on the boards of directors, of, and hold any other offices or positions in, companies or organizations, which do not present any material conflict of interest with the Employers, or unfavorably affect the performance of the Executive's duties pursuant to this Agreement, or will not violate any applicable statute or regulation.

         4.      Compensation and Reimbursement of Expenses.
                 ------------------------------------------
                 (a)  Compensation.  The Bank agrees to pay the Executive
                      ------------
during the term of this Agreement a salary at the rate of $80,000 per annum; provided, that the rate of such salary shall be reviewed by the Board of Directors of the Bank not less often than annually. Such rate of salary, or increased rate of salary, if any, as the case may be, may be further increased (but not decreased) from time to time in such amounts as the Board in its discretion may decide. Such salary shall be payable in accordance with the customary payroll practices of the Bank, but in no event less frequently than monthly.

                 (b)  Bonuses.  The Executive shall be entitled to
                      -------
participate in an equitable manner in any incentive bonus plan or program maintained by the Bank for senior executives of the Bank and its subsidiaries. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such incentive bonus plan or program.

                 (c)  Reimbursement of Expenses.  The Bank shall pay or
                      -------------------------
reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in the performance of his obligations under this Agreement. The Bank further agrees to provide the Executive with the use of an automobile, and any other benefits which are commensurate with his position during his period of employment.

         5.      Participation in Benefit Plans.  The Executive shall be
                 ------------------------------
eligible to participate in any fringe benefits which may become applicable to the Bank's executive employees and any benefit plans or programs which are generally offered to employees of the Bank or subsidiaries of UPC, including any tax-qualified retirement programs and any group employee welfare benefit plans.

         6.      Vacation and Sick Leave.  At such reasonable times as the
                 -----------------------
Chief Executive Officer of the Bank shall in his discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

                 (a) The Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board of Directors for senior management officials of the Bank, which shall in no event be less than three weeks per annum. The timing of vacations shall be scheduled in a reasonable manner by the Chief Executive Officer of the Bank.

                 (b) The Executive shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation from one fiscal year to the next except to the extent authorized by the Chief Executive Officer of the Bank.

                 (c) In addition to the aforesaid paid vacations, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Chief Executive Officer of the Bank in his discretion may determine. Further, the Chief Executive Officer of the Bank may grant to the Executive a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board of Directors of the Bank in its discretion may determine after consultation with the Chief Executive Officer.

                 (d) In addition, the Executive shall be entitled to an annual sick leave as established by the Board of Directors of the Bank for senior management officials of the Bank but in no event in an amount less than that provided for pursuant to the policy currently in effect as of the date of this Agreement. In the event any sick leave time shall not have been used during any year, such leave shall accrue to subsequent years only to the extent authorized by the Board of Directors.

                 (e) Upon termination of employment, the Executive shall be entitled to receive additional compensation from the Bank for unused sick leave or vacation time only to the extent provided under the general policies of the Bank.

         7.      Grant of Stock Options.  Upon the effective date of this
                 ----------------------
Agreement, the Executive shall receive a grant of 5,000 options to purchase UPC Stock (at the fair market value on such date) under the 1992 UPC Nonqualified Stock Plan ("Stock Plan") or any similar plan then maintained by UPC. Such options shall be issued in accordance with the terms of the Stock Plan and shall be exercisable over a five-year period as provided under the Stock Plan, but in any event, such options shall be fully exercisable no later than the date of the Executive's retirement. Following the Executive's retirement, such options shall remain exercisable for a period equal to the greater of (a) ninety (90) days from the date of the Executive's retirement or (b) the period specified by the Stock Option Committee of the Board of Directors of UPC.

         8.      Payments to the Executive Upon Termination of Employment.
                 --------------------------------------------------------
                 (a)      Event of Termination.  Upon the occurrence of an
                          --------------------
Event of Termination (as hereinafter defined) during the period of the Executive's employment under this Agreement, the provisions of this paragraph 8 shall apply. As used in this Agreement, an "Event of Termination" shall mean the termination of the Executive's employment hereunder for any reason other than "cause" or retirement at or after the normal retirement age under any tax-retirement plan maintained by UPC, or termination pursuant to paragraph 9. A termination for "cause" shall include termination because of the Executive's personal dishonesty, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach or any provision of this Agreement. In the event of termination for cause the Executive shall have no right to receive compensation or other benefits for any period after such termination; provided, however, that, the Executive shall be entitled to receive all vested benefits as of the date of such termination.

                 (b)      Event of Termination Without Change of Control.  Upon
                          ----------------------------------------------
the occurrence of an Event of Termination other than after a Change of Control (as hereinafter defined), the Bank shall pay to the Executive monthly, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as severance pay or liquidated damages, or both, during the period below described a sum equal to the highest monthly rate of salary paid to the Executive at any time under this Agreement. Such payments shall commence on the last day of the month following the date of said Event of Termination and shall continue until the date this Agreement would have expired but for said occurrence, with such occurrence being viewed as a determination by the Bank not to extend the Agreement as provided for in paragraph 3.

                 (c)      Event of Termination After Change of Control.  If,
                          --------------------------------------------
after a "Change of Control" (as hereinafter defined) of UPC, BFC, or the Bank, any of the parties hereto, or their successors or assigns, shall terminate the employment of the Executive during the period of employment under this Agreement for any reason other than "cause," as defined in paragraph 8(a), retirement at or after the normal retirement age under any tax-qualified retirement plan(s) maintained by UPC, termination pursuant to paragraph 9, or otherwise change the present capacity or circumstances in which the Executive is employed as set forth in paragraph 2 of this Agreement or cause a reduction in the Executive's responsibilities or authority or compensation or other benefits provided under this Agreement without the Executive's written consent, then the Executive, or his beneficiaries, dependents and estate, as the case may be, shall be entitled to the following:

                          (i)        The Executive shall receive a sum equal to
the total amount of the present value of 2.99 times the average annual compensation payable under this Agreement and includible by the Executive in gross income for the most recent five taxable years ending before the date on which the ownership or control of UPC, BFC, or the Bank changed. Such amount shall be payable to the

Executive in a lump sum within ten (10) days of the occurrence of an Event of Termination under this paragraph 9(c).

                          (ii)       During a period of thirty-six (36)
calendar months beginning with the Event of Termination, the Executive, his dependents, beneficiaries and estate shall continue to be covered under all employee benefit plans of the Bank, BFC, or UPC, including without limitation, any UPC tax-qualified retirement plans, as if the Executive was still employed during such period under this Agreement.

                          (iii)      If and to the extent that benefits or
service credit for benefits provided by paragraph 8(c)(ii) shall not be payable or provided under any such plans to the Executive, his dependents, beneficiaries and estate, by reason of his no longer being an employee of the Bank as a result of termination of employment, UPC shall itself pay or provide for payment of such benefits and service credit for benefits to the Executive, his dependents, beneficiaries and estate. Any such payment relating to retirement shall commence on a date selected by the Executive which must be a date on which payments under any UPC tax-qualified retirement plan may commence.

                          (iv)       The Executive shall not be required to
mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise nor shall any amounts received from other employment or otherwise by the Executive offset in any manner the obligations of the Bank hereunder.

(d)      Change of Control.  Paragraph 8(c) shall become
         -----------------
operative upon the occurrence of a Change of Control of UPC, BFC, or the Bank. For purposes of this Agreement, "Change of Control" means the sale of substantially all of the assets of UPC, BFC, or the Bank, or the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Act")), or of record, of securities of UPC, BFC, or the Bank representing twenty- five percent (25%) or more in the aggregate voting power of UPC's, BFC's, or the Bank's then-outstanding Common Stock by any "person" (within the meaning of Sections 13(d) and 14(d) of the Act), including any corporation or group of associated persons acting in concert, other than (i) the UPC or its subsidiaries and/or
(ii) any tax-qualified employee stock ownership plan of UPC or of its subsidiaries, including a trust established pursuant to any such plan; provided, that a Change of Control will not result from (A) a transfer of voting securities of UPC, BFC, or the Bank by a person who is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the voting securities of the UPC, BFC, or the Bank (a "25 Percent Owner") to (i) a member of such 25 Percent Owner's lifetime or by will or the laws of descent and distribution; (ii) any trust as to which the 25 Percent Owner or a member (or members) of his immediate family (within the meaning of Rule 16a-1(e) of the Act) is the beneficiary; (iii) any trust as to which the 25 Percent Owner is the settlor with sole power to revoke; (iv) any entity over which such 25 Percent Owner has the power, directly or in directly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (v) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code which is funded by the 25 Percent Owner; or (B) the acquisition of voting securities of UPC, BFC, or the Bank, by either (i) a person who was a 25 Percent Owner on the effective date of the Agreement or (ii) a person, trust or other entity described in the foregoing clauses (A)(i)-(v) of this subsection; or (C) the spin-off or other distribution by UPC to its shareholders of the capital stock or assets of BFC or the Bank.

                 (e)      Suspension and Special Regulatory Rules.
                          ---------------------------------------
                          (i)  If the Executive is suspended and/or temporarily
prohibited from participating in the conduct of the Bank's affairs by a notice served under section 8(e)(3) or section (g)(1) of the Federal Deposit Insurance Act ("FDI Act"), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                          (ii)  If the Executive is removed and/or permanently
prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or section (g)(1) of the FDI Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order; however, no vested rights of the Executive shall be affected by such termination.

                          (iii) If the Bank is in default (as defined in
section 3(x)(1) of the FDI Act), all obligations under this Agreement shall terminate as of the date of default; however, no vested rights of the Executive shall be affected by such termination.

                          (iv)  All obligations under this Agreement shall be
terminated, except to the extent that it may be determined that continuation of this Agreement is necessary for the continued operation of the Bank, (1) by the Director of the Office of Thrift Supervision ("OTS") or his or her designee at the time the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDI Act; or (2) the Director of OTS or his or her designee at any time the Director of OTS or his or her designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the OTS to be in an unsafe or unsound condition. No vested rights of the Executive shall be affected by such action.

                 (f)      Termination of Employment of, or by, the Executive.
                          --------------------------------------------------
The Board of Directors of the Bank may terminate the employment of the Executive at any time; in the event of such termination, the provisions of this paragraph 8 shall fully apply. The Executive may terminate his service under this Agreement at any time upon three (3) months written notice to the Bank.
In the event of the Executive's voluntary termination of employment under this paragraph 8(f), the provisions of this paragraph 8(a)-(e) shall not apply, and the Executive shall be entitled to receive his salary, bonus, and other employee benefits through his date of termination and such termination shall be without prejudice to any other benefits as to which the Executive is vested.

         9.      Disability.  If the Executive shall become disabled or
                 ----------
incapacitated to the extent that he is unable to perform the duties of Senior Vice President/Treasurer, he shall nevertheless continue to receive the following percentages of his compensation under Paragraph 2 of this Amended Agreement for the following periods of his disability: 100% for up to eighteen
(18) months, less any amount paid to the Executive under any other disability program maintained by the Bank. Upon returning to active full-time employment, the Executive's full compensation as set forth in this Agreement shall be reinstated. In the event that said Executive returns to active employment on other than a full-time basis, then his compensation (as set forth in Paragraph 2 of this Agreement) shall be reduced in proportion to the time spent in said employment. However, if the Executive is again unable to perform the duties of his position hereunder due to illness or other incapacity, he must have been engaged in active full-time employment for at least twelve (12) consecutive months immediately prior to such later absence or inability in order to qualify for the full or partial continuance of his salary under this Paragraph 10. If the Executive is disabled for a continuous period exceeding eighteen (18) calendar months, the Bank may, at its election, terminate the Agreement.

         10.     Confidential Information.  The Executive shall not, to the
                 ------------------------
detriment of the Employers, knowingly disclose or reveal to any authorized person any confidential information relating to the Bank, its subsidiaries or affiliates, or to any of the businesses operated by them, and the Executive confirms that such information constitutes the exclusive property of the Employers. The Executive shall not otherwise knowingly act or conduct himself
(i) to the material detriment of the Employers, their subsidiaries, or affiliates, or (ii) in a manner which is inimical or contrary to the interests thereof.

         11.     Federal Income Tax Withholding.  The Bank may withhold from
                 ------------------------------
any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         12.     Effect of Prior Agreements.  This Agreement contains the
                 --------------------------
entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and the Executive; provided, however, that the Executive's right to payment under section 8(c) of that certain agreement between the Executive and the Bank dated February 15, 1991 following the effective date of the merger of UPC and BFC is hereby acknowledged by UPC and shall not be affected by any provision of this Agreement.

         13.     Payment of Legal Expenses.  The Bank shall pay all legal fees
                 -------------------------
and expenses which the Executive may incur (as such fees and expenses are incurred) as a result of any action ultimately found in favor of the Executive contesting the validity or enforceability of this Agreement and the Executive shall be entitled to receive interest thereon for the period of any delay in payment from the date such payment was due at the rate determined by adding two hundred basis points to the six month Treasury Bill rate.

         14.     Consolidation, Merger, or Sale of Assets.  Nothing in this
                 ----------------------------------------
Agreement shall preclude UPC from consolidating or merging into or with, or transferring all or substantially all of its assets or the assets of BFC or the Bank to another corporation which assumes this Agreement and all obligations and undertakings of the UPC, BFC, and the Bank hereunder.

         15.     General Provisions.
                 ------------------
                 (a)      Nonassignability.  Neither this Agreement nor any
                          ----------------
right or interest hereunder shall be assignable by the Executive, his beneficiaries, or legal representatives without the Employers' prior written consent; provided, however, that nothing in this paragraph 15(a) shall preclude
(i) the Executive from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the Executors, administrators, or other legal representatives of the Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto.

                 (b)      No Attachment.  Except as required by law, no right
                          -------------
to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                 (c)      Binding Agreement.  This Agreement shall be binding
                          -----------------
upon, and inure to the benefit of, the Executive and the Bank and their respective permitted successors and assigns.

         16.     Modification and Waiver.
                 -----------------------
                 (a)      Amendment of Agreement.  This Agreement may not be
                          ----------------------
modified or amended except by an instrument in writing signed by the parties hereto.

                 (b)      Waiver.  No term or condition of this Agreement shall
                          ------
be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the specifically waived.

         17.     Severability.  If, for any reason, any provision of this
                 ------------
Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

         18.     Headings.  The headings of paragraph herein are included
                 --------
solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         19.     Applicable Law.  This Agreement has been executed and
                 --------------
delivered in the State of Alabama, and its validity, interpretation, performance, and enforcement shall be governed the laws of said State, except to the extent Federal law is governing. Any payment to the Executive hereunder shall be subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

         IN WITNESS WHEREOF, BFC, the Bank, and UPC have caused this Agreement to be executed and their seals to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed this Agreement, all as of the day and year first above written.



ATTEST:                              BANCFIRST CORPORATION



                                     BY:
- ---------------                         ----------------------------



ATTEST:                              BANKFIRST, A FEDERAL SAVINGS BANK



                                     BY:
- ---------------                         ----------------------------------


ATTEST:                              UNION PLANTERS CORPORATION



                                     BY:
- ---------------                         ---------------------------------






- -------------                           ------------------------------------
Witness                                 C. Raymond Duncan


                       SUPPLEMENTAL RETIREMENT AGREEMENT
                       ---------------------------------
         THIS AGREEMENT entered into as of this      day of            , 1994,
                                                ----       ------------
by and between BANCFIRST CORPORATION ("BFC"); BANKFIRST, A FEDERAL SAVINGS BANK ("BFSB"); UNION PLANTERS CORPORATION ("UPC"); and C. RAYMOND DUNCAN (the "Executive"). (All references to BFSB shall include BFC, unless otherwise indicated.)

         WHEREAS, effective as of the date of this Agreement, BFC, and its subsidiaries, including BFSB, will be acquired by UPC pursuant to the terms of the Agreement and Plan of Reorganization between UPC and BFC dated
               , 1994 (the "Merger") and continue as subsidiaries of UPC; and
- ---------------

         WHEREAS, the Executive has been employed in the capacity of Senior Vice President/Treasurer of BFC and BFSB and is expected to continue to serve in these capacities following the Merger; and

         WHEREAS, the Executive's extensive knowledge and experience in the savings and loan industry is such that BFC, BFSB, and UPC wish to seek assurance of his continued service; and

         WHEREAS, the Merger will result in the termination of the Plan and the Executive's accrual of benefits thereunder will cease as of the date of such termination; and

         WHEREAS, BFC, BFSB, and UPC wish to establish this Agreement to provide the Executive with certain benefits upon his retirement or other termination of employment in recognition of the Executive's loss of retirement income as a result of the premature termination of the Plan;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to this Agreement as follows:

                                   SECTION I

                                  DEFINITIONS

         "Agreement" shall mean this agreement between the Executive, BFC, BFSB and UPC.

         "Early Termination Benefit" shall mean the sum of (i) the vested accrued lump-sum benefit distributable to the Executive in the event of the termination of the Plan at any time prior to the Executive's normal retirement age (65) and (ii) the cumulative earnings attributable to the Executive's investment of the amount determined under clause (i) (assuming the transfer of such amount to an Individual Retirement Account and a six percent annual rate of return) during the period beginning on the date of distribution of such amount to the Executive following termination of the Plan and ending on the date the Executive attains age 65.

         "Employment Agreement" shall mean the Executive's employment agreement
dated                   , 1994, by and between, the Executive, UPC, BANCFIRST,
      ------------------
and BANKFIRST.

         "Lump Sum Amount" shall mean a sum equal to the Executive's estimated lump-sum benefit at normal retirement age under the Plan determined as of the date of Plan termination. Such sum shall be calculated by assuming that the Plan had not terminated prior to the Executive's normal retirement age under the Plan (age 65) and using (i) the assumptions stated in the Plan regarding the calculation of actuarially equivalent benefit forms and (ii) the salary scale assumption used in connection with the preparation of the Plan actuarial report prepared for the plan year beginning prior to the date of termination.

         "Plan" shall mean the BANKFIRST Pension Plan and Trust.

         "Surviving Spouse" shall mean the Executive's spouse on the date of his death, but shall not include a spouse from whom he is legally separated or divorced at the time of his death.

         "UPC Plan Benefits" shall mean the lump-sum amount distributable to the Executive upon termination of employment with BFSB under all tax-qualified retirement plans of UPC ("UPC Plans") in which the Executive is a participant following the Merger.

                                   SECTION II

                                    BENEFITS
                                    --------
         (a) In the event of the termination of the Plan prior to the date the Executive attains age 65, then (i) in the event of the Executive's termination of employment with BFSB on or after the date the Executive attains age 65, BFSB shall pay the Executive the following sum at the time specified in Section 2(c):

                 (1) The Executive's Lump Sum Amount less the sum of the Executive's Early Termination Benefit and the Executive's UPC Plan Benefits;

                          and

                 (2)      an amount determined as follows:

                                     $D times (R/(1-R)) = amount of payment

                                     For purposes of this formula, "D" shall
                                     equal the amount determined under Section
                                     2(a)(1), and "R" shall equal the sum of
                                     the highest marginal federal, state,
                                     local, and withholding tax rates
                                     applicable to the Executive during the
                                     calendar year in which benefits are paid to the Executive under this Agreement.

         Any determination regarding the calculation of the Executive's Lump Sum or Early Termination Benefits shall be made by the Plan's actuary (as retained by BFSB or the Plan for the year in which such determination is made). Such determination shall be binding upon the parties to this Agreement.

         (b) In the event of the Executive's termination of employment with BFSB prior to age 65, the amount determined under Section 2(a)(1) shall be reduced by 6.7 percent for each full year that the Executive's age at termination of employment is less than age 65 for the first five such years and 3.3% for each year thereafter.

         (c) The amount determined under Section 2(a) shall be payable within thirty (30) days after the date of the Executive's termination of employment with BFSB. In the event of the Executive's death prior to the date any payment is due under this Agreement, such amount shall be payable to the Executive's Surviving Spouse or, if none, his estate.


                                  SECTION III

                               SOURCE OF BENEFITS
                               ------------------
         All payments hereunder shall constitute an unfunded, unsecured promise by BFSB to provide such payments in the future, as and to the extent such benefits become payable. Benefits shall be paid from the general assets of BFSB, and no person shall, by virtue of this Agreement, have any interest in such assets (other than an unsecured creditor of BFSB). The obligation of BFSB to make any payments or provide any benefits under this Agreement shall, in all events and without limitation, be guaranteed by UPC and its successors and assigns and such guarantee shall inure to the benefit of the Executive and his successors and assigns. In the event BFC or UPC elect in their sole option to purchase life insurance on Executive payable to UPC to assist UPC in funding its obligations hereunder, Executive agrees to cooperate with UPC in obtaining life insurance payable to UPC to cover any or all of the benefits to be provided hereunder.


                                   SECTION IV

                                   ASSIGNMENT
                                   ----------
         Except as otherwise provided by this Agreement, it is agreed that neither the Executive nor his Surviving Spouse (if any) shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any benefits hereunder, which benefits and the rights thereto are expressly declared to be nonassignable and nontransferable.

                                   SECTION V

                            NO RETENTION OF SERVICES
                            ------------------------
         The benefits payable under this Agreement shall be independent of, and in addition to, any other employment agreement that may exist from time to time between the parties hereto, or any other compensation payable by BFSB to the Executive, whether salary, bonus, retirement income under employee benefit plans sponsored or maintained by UPC or BFSB, or otherwise, except for those benefits received by Executive under the UPC Plan Benefits. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto.

                                   SECTION VI

                                 REORGANIZATION
                                 --------------
         BFSB and UPC further agree that neither party will cease its business activities or terminate its existence without having made adequate provision for the fulfillment of its obligation hereunder.

                                  SECTION VII

                                  AMENDMENTS
                                  ----------
         This Agreement may be revoked or be amended in whole or in part only by a writing signed by all the parties hereto.

                                  SECTION VIII

                                 GOVERNING LAW
                                 -------------
         This Agreement shall be construed and governed in all respects under and by the laws of the State of Alabama. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                   SECTION IX

                                    HEADINGS
                                    --------
         Headings and subheadings in this Agreement are inserted for convenience and reference only and constitute no part of this Agreement.

                                   SECTION X

                                  COUNTERPARTS
                                  ------------
         This Agreement may be executed in an original and any number of counterparts, each of which shall constitute an original of one and the same instrument.

                                   SECTION XI

                                     GENDER
                                     ------
         This Agreement shall be construed, where required, so that the masculine gender includes the feminine.

                                  SECTION XII

                                 EFFECTIVE DATE
                                 --------------
         This Agreement shall be effective as of the date first written above. The Agreement shall remain in effect until all amounts payable hereunder have been paid to the Executive, his Surviving Spouse, or his estate, as appropriate.

                                  SECTION XIII

                                 LEGAL EXPENSES
                                 --------------
         BFSB shall promptly reimburse all legal fees and expenses which the Executive may incur (as such fees and expenses are incurred) as a result of an action ultimately found in favor of the Executive brought by BFSB, UPC, or the Executive in which the validity or enforceability of this Agreement is at issue.

                                  SECTION XIV

                             SUCCESSORS AND ASSIGNS
                             ----------------------
         This Agreement shall be binding upon and inure to the benefit of BFC, BFSB, UPC, the Executive, and their successors and assigns.

         IN WITNESS WHEREOF, BFC, BFSB, and UPC have caused this Agreement to be signed in corporate name by a duly authorized officer, impressed with their corporate seal, and properly attested to, and the Executive has hereto set his hand, all on the day and year first above written.


ATTEST:                                            BANCFIRST CORPORATION



- ----------------                                   BY:
                                                   -----------------------------------------

ATTEST:                                            BANKFIRST, A FEDERAL SAVINGS BANK



- ----------------                                   BY:
                                                   -----------------------------------------

ATTEST:                                            UNION PLANTERS CORPORATION



- ----------------                                   BY:
                                                   -----------------------------------------




- ----------------                                   -----------------------------------------
Witness                                            C. Raymond Duncan


                                   APPENDIX C


                     FAIRNESS OPINION OF RP FINANCIAL, INC.

                          [RP Financial Letterhead]



                                January 27, 1994



Board of Directors
BANCFIRST CORPORATION
255 Grant Street, S.E.
Decatur, Alabama  35601

Gentlemen:

         You have requested RP Financial, Inc. ("RP Financial") to provide you with its opinion as to the fairness from a financial point of view to the shareholders of BANCFIRST CORPORATION, Decatur, Alabama ("BFC"), of the Agreement and Plan of Reorganization (collectively, the "Agreement"), dated January 27, 1994, by and between the Union Planters Corporation ("UPC"), Memphis, Tennessee, and BFC where BFC will merge into UPC.

Summary Description of Consideration

         Pursuant to the Agreement (incorporated herein by reference), on the effective date of the merger, if the Current Market Price Per Share of UPC Common Stock is greater than or equal to $24.00 per share, shares of Common Stock of BFC shall be converted into UPC Common Stock based on a fixed exchange ratio (the "Exchange Ratio") such that each share of BFC Common Stock will be converted into 1.078 shares of UPC Common Stock. In the event that the Current Market Price Per Share of UPC Common Stock is less than $24.00 per share, BFC shall have the right to terminate the Agreement. If BFC should elect to terminate the Agreement as a result of UPC's Current Market Price Per Share being below 24.00 per share, UPC may, in its sole discretion, reinstate the Agreement by increasing the number of shares of UPC Common Stock exchanged for BFC Common Stock (i.e., the Exchange Ratio) such that each share of BFC Common Stock is converted into UPC Common Stock with a value of $25.87 per share based on the Current Market Price Per Share of UPC Common Stock at the Effective Date.

         Pursuant to the Agreement, all validly issued and outstanding BFC Stock Options outstanding immediately prior to the Closing will automatically be converted at the Effective Time of the Merger into options to purchase shares of UPC Common Stock based on the Exchange Ratio.

         As of January 25, 1994, the value of the Merger Consideration per share of BFC Common Stock was $28.03 based on the closing price of UPC Common Stock on January 25, 1994.

RP Financial Background and Experience

         RP Financial, as part of its financial institution valuation and consulting practice, is regularly engaged in the valuation of financial institution securities in connection with mergers and acquisitions of commercial banks and thrift institutions, initial and secondary offerings, mutual-to-stock conversions of thrift institutions, and business valuations for other corporate purposes for financial institutions. As specialists in the securities of financial institutions, RP Financial has experience in, and knowledge of, the Alabama and Southeast markets for thrift and bank securities and the institutions operating in Alabama.

Materials Reviewed

         In rendering this fairness opinion letter, RP Financial reviewed and analyzed the following material: (1) the Merger Agreement, dated January 27, 1994, inclusive of exhibits; (2) the following information for BFC -- (a) audited financial statements for the fiscal years ended September 30, 1989 through 1993, included or incorporated in Annual Reports to Shareholders, or Annual Reports on Forms 10-K, and unaudited shareholder financial statements for the three months ended December 31, 1993, and internal reports for the 12 months ended December 31, 1993, (b) proxy statements for the last two years,
(c) the business plan for the period from

September 30, 1992 through September 30, 1995, and (d) unaudited internal and regulatory financial reports and analyses prepared by management and other related corporate records and documents regarding various aspects of BFC's assets and liabilities, particularly rates, volumes, maturities, market values, trends, credit risk, interest rate risk and liquidity risk of BFC's assets, liabilities, off-balance sheet assets, commitments and contingencies; (3) the following information for UPC -- (a) audited financial statements for the calendar years ended December 31, 1988 through 1992, included or incorporated in Annual Reports to Shareholders or Annual Reports on Forms 10-K and unaudited shareholder financial statements for the twelve months ended December 31, 1993, and other recent internal reports, (b) proxy statements for the last two years,
(c) 1993 budget, (d) unaudited internal and regulatory financial reports prepared by management and other related corporate records and documents regarding various aspects of UPC's assets and liabilities, particularly rates, volumes, maturities, market values, trends, credit risk, interest rate risk and liquidity risk of UPC's assets, liabilities, off-balance sheet assets, commitments and contingencies; (4) discussions with BFC's current management and UPC's management regarding past and current business operations, financial condition, and future prospects of the respective institutions; (5) UPC's results compared to the latest publicly-available published financial statements, operating results and market pricing of publicly-traded banks and bank holding companies, including those with comparable characteristics; (6) market value information and pricing ratios of UPC Common Stock, such as market capitalization, volume, price history, price/earnings ratio, price/book ratio, price/tangible book ratio, price/assets ratio, dividend yield and dividend payout ratio, compared to other publicly-traded banks and bank holding companies with comparable characteristics; (7) the trading market for the BFC Common Stock compared to similar information for savings institutions or savings and loan holding companies with comparable resources, financial condition, earnings, operations and markets as well as for publicly-traded savings institutions and savings and loan holding companies with comparable financial condition, earnings, operations and markets; (8) BFC's financial, operational and market area characteristics compared to similar information for comparable savings institutions or savings and loan holding companies; (9) BFC's financial, operational and market area characteristics compared to similar information for comparable savings institutions or savings and loan holding companies; (10) the potential for growth and profitability for BFC and UPC in their respective markets, specifically regarding competition by other banks, savings institutions, mortgage banking companies and other financial services companies, economic projections in the local market area, and the impact of the regulatory, legislative and economic environments on operations of the thrift and banking industries; (11) the financial terms, financial and operating conditions and market areas of other recent business combinations of comparable savings institutions and savings and loan holding companies; and
(12) the potential pro forma impact of the Merger on UPC's financial condition, operating results and per share figures.

         In rendering its opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning BFC, and UPC as furnished by the respective institutions to RP Financial for review for purposes of its opinion, as well as publicly-available information regarding other financial institutions and economic data. With respect to the financial forecasts RP Financial reviewed for each institution, RP Financial assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of each respective institution. BFC and UPC did not restrict RP Financial as to the material it was permitted to review. RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of BFC and UPC. RP Financial expresses no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger as set forth in the Merger Agreement to be consummated.

         In rendering its opinion, RP Financial assumed that in the course of obtaining the necessary regulatory and governmental approvals for the proposed Merger, no restriction will be imposed on UPC that would have a material adverse effect on the contemplated benefits of the Merger. RP Financial also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of UPC after the Merger.

Opinion

         It should be noted that this opinion is based on market conditions and other circumstances existing on the date hereof, and this opinion does not represent our opinion as to what the value of UPC Common Stock necessarily will be when the UPC Common Stock is issued to the stockholders of BFC upon consummation of the merger or thereafter.

         It is understood that this opinion may be included in its entirety in any communication by BFC or its Board of Directors to the stockholders of BFC. This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

         Based upon and subject to the foregoing, and other such matters as we consider relevant, it is RP Financial's opinion that, as of the date hereof, the Merger Consideration to be received by BFC shareholders is fair to such shareholders from a financial point of view.

                                      Respectfully submitted,


                                      RP FINANCIAL, INC.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Charter of the Registrant provides as follows:

TWELFTH:  INDEMNIFICATION OF CERTAIN PERSONS:

           To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

     Article V, INDEMNIFICATION, of the Registrant's Bylaws provides as follows:

           The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

     Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions.

        A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or (iii) a vote of the stockholders.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER                    DESCRIPTION
- -------                   -----------
       2         --       Agreement and Plan of Reorganization, dated January  27, 1994, by and between Union Planters Corporation,
                          BFC Acquisition Company, Inc., BNF BANCORP, INC. (formerly BANCFIRST Corporation) and BANKFIRST, a federal savings bank, along with the Plan of Merger and a related letter agreement annexed thereto as
                          Exhibits A and B, respectively (included as Appendix B to the Proxy Statement/Prospectus)

       4(a)      --       Rights Agreement dated January 19, 1989 between Union Planters Corporation and Union Planters National
                          Bank, including form of Rights Certificate (Exhibit A thereto), and a Form Summary of Rights (Exhibit B thereto) (Incorporated by reference to Exhibit 1 to Union Planters Corporation's Current Report on Form
                          8-K dated as of January 19, 1989 and filed February 1, 1989 -- Commission File 0-6919)

       5         --       Opinion of Gary A. Simanson, Associate General Counsel to Union Planters Corporation, regarding legality of Common Stock, $5.00 par value per share, of Union Planters Corporation to be issued in the
                          Reorganization

       8         --       Tax Opinion of McDonnell Boyd

       23(a)     --       Consent of Gary A. Simanson, Esq. (included in Exhibit 5)

       23(b)     --       Consent of McDonnell Boyd (included in Exhibit 8)

       23(c)     --       Consent of Price Waterhouse

       23(d)     --       Consent of Deloitte & Touche

       23(e)     --       Consent of RP Financial, Inc.

       24        --       Power of Attorney (included in signature pages)

       99(a)     --       Form of Proxy

       99(b)     --       BNF's Quarterly Report on Form 10-Q for the three-month period ended December 31, 1993


ITEM 22.  UNDERTAKINGS.

       The undersigned Registrant hereby undertakes:

                 (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                 (3) That for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                 (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                 (7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                 (8) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (Section 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee, on the 26th day of May, 1994.

DATE: May 26, 1994

                                        UNION PLANTERS CORPORATION

                                        By:  /s/ Benjamin W. Rawlins, Jr.
                                             ----------------------------
                                             Benjamin W. Rawlins, Jr.
                                             Chairman of the Board

        We, the undersigned directors and officers of Union Planters Corporation do hereby constitute and appoint James F. Springfield and M. Kirk Walters, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

NAME                                               CAPACITY                             DATE
- ----                                               --------                             ----
/s/ Benjamin W. Rawlins, Jr.
- ----------------------------
    Benjamin W. Rawlins, Jr.               Chairman of the Board, Chief
                                           Executive Officer, Director
                                           (Principal Executive Officer)             May 26, 1994

/s/ John W. Parker
- ------------------
    John W. Parker                         Executive Vice President and
                                           Chief Financial Officer
                                           (Principal Financial Officer)             May 26, 1994

/s/ M. Kirk Walters
- -------------------
    M. Kirk Walters                        Senior Vice President,
                                           Treasurer and
                                           Chief Accounting Officer                  May 26, 1994

/s/ Albert M. Austin
- --------------------
    Albert M. Austin                       Director                                  May 26, 1994

/s/ Marvin E. Bruce
- -------------------
    Marvin E. Bruce                        Director                                  May 26, 1994


- -------------------
    George W. Bryan                        Director                                  May __, 1994

/s/ Robert B. Colbert, Jr.
- --------------------------
    Robert B. Colbert, Jr.                 Director                                  May 26, 1994

NAME                                         CAPACITY                          DATE
- ----                                         --------                          ----
/s/ C. J. Lowrance, III
- -----------------------
    C. J. Lowrance, III                  Director                           May 26, 1994

/s/ Jackson W. Moore
- --------------------
    Jackson W. Moore                     President and Director             May 26, 1994

/s/ Stanley D. Overton
- ----------------------
    Stanley D. Overton                   Director                           May 26, 1994


- -------------------
    V. Lane Rawlins                      Director                           May __, 1994


- ----------------------
    Mike P. Sturdivant                   Director                           May __, 1994

/s/ Richard A. Trippeer, Jr.
- ----------------------------
    Richard A. Trippeer, Jr.             Director                           May 26, 1994